Execution Version
AMENDMENT NO. 4 TO
THIRD AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDMENT NO. 4 TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) dated as of March 30, 2023 but effective as of the Effective Date (defined below) is by and among Forum Energy Technologies, Inc., a Delaware corporation (the “Parent”; and those additional entities that are parties hereto as borrowers and are organized in Delaware (each, a “US Borrower” and individually and collectively, jointly and severally, the “US Borrowers”)), Forum Canada ULC, an Alberta unlimited liability corporation (“Forum Canada”; and those additional entities that are parties hereto as borrowers and are organized in Alberta (each, a “Canadian Borrower” and individually and collectively, jointly and severally, the “Canadian Borrowers”, and together with the US Borrowers, each a “Borrower” and individually and collectively, jointly and severally, the “Borrowers”)), the Restricted Subsidiaries party hereto (each a “Guarantor” and collectively, the “Guarantors”), the Lenders (as defined below) party hereto, the Swing Line Lenders party hereto, the Issuing Banks party hereto, and Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Agent”).
RECITALS

A.    The Parent, Forum Canada, each other Borrower party thereto, the Agent and the financial institutions party thereto from time to time, as lenders, issuing banks and swing line lenders (collectively, the “Lenders”) are parties to that certain Third Amended and Restated Credit Agreement dated as of October 30, 2017 (as amended by that certain Amendment No. 1 to Third Amended and Restated Credit Agreement dated as of February 3, 2020, that certain Amendment No. 2 to Third Amended and Restated Credit Agreement and Amendment No. 1 to each Guaranty and Security Agreement dated as of July 24, 2020, that certain Master Assignment Agreement and Amendment No. 3 to Third Amended and Restated Credit Agreement dated as of September 8, 2021, and as further amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”).
B.    The Parent has requested that the Agent and the Lenders make certain amendments to the Credit Agreement. The Agent and the Lenders have agreed to amend the Credit Agreement as provided herein.
NOW THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
Section 1.Defined Terms. As used in this Agreement, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein. Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary.
Section 2.Other Definitional Provisions. Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified. The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “including” means “including, without limitation”. Section headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such Section headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.
Section 3.Amendment to Credit Agreement.
(a)The Credit Agreement (excluding exhibits and schedules thereto unless otherwise expressly stated in this Section 3) is hereby amended to read as reflected on Annex A attached hereto.
(b)Exhibit N-1 to the Credit Agreement is hereby amended and restated in its entirety in the form attached hereto as Exhibit N-1.
Section 4.Representations and Warranties. Each Loan Party hereby represents and warrants that:
(a)after giving effect to this Agreement, the representations and warranties of the Loan Parties and their Restricted Subsidiaries contained in the Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on the Effective Date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date);
(b)no Default or Event of Default has occurred and is continuing;
(c)the execution, delivery and performance of this Agreement by such Loan Party are within its corporate or limited liability company power and authority, as applicable, and have been duly authorized by all necessary corporate or limited liability company action, as applicable;
(d)this Agreement constitutes the legal, valid and binding obligation of such Loan Party enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally and general principles of equity whether applied by a court of law or equity; and
(e)there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Agreement, other than consents, licenses, approvals or other actions that have been obtained and are in full force and effect and immaterial consents, licenses, approvals or other actions the failure to obtain which could not reasonably be expected to be adverse to the interests of any member of the Lender Group.
Section 5.Conditions to Effectiveness. This Agreement shall become effective and enforceable against the parties hereto as of the date on which the satisfaction (or waiver in accordance with the terms of Section 14.1 of the Credit Agreement) of the following conditions precedent occurs (the “Effective Date”):
(a)The Agent shall have received this Agreement executed by duly authorized officers of the Parent, Forum Canada, the other Borrowers, the Guarantors, the Agent, and all of the Lenders.
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(b)The Borrowers shall have paid all fees and expenses owed to the Agent, the Lenders and Agent’s outside legal counsel, to the extent required to be paid or reimbursed under the terms of the other Loan Documents, pursuant to invoices presented for payment at least one Business Day prior to the Effective Date.
(c)The Borrowers and each of their respective Restricted Subsidiaries shall have received all licenses, approvals or evidence of other actions required by any Governmental Authority in connection with the execution and delivery by the Borrowers or their respective Restricted Subsidiaries of this Agreement or with the consummation of the transactions contemplated hereby.
Section 6.Acknowledgments and Agreements.
(a)Each Loan Party acknowledges that on the date hereof all outstanding Obligations are payable in accordance with their terms and each Loan Party waives any defense, offset, counterclaim or recoupment (other than a defense of payment or performance) with respect thereto.
(b)Each Loan Party, the Agent, the Issuing Banks, the Swing Line Lenders and each Lender party hereto does hereby adopt, ratify, and confirm the Credit Agreement, as amended hereby (the “Amended Credit Agreement”), and acknowledges and agrees that the Amended Credit Agreement is and remains in full force and effect, and acknowledge and agree that their respective liabilities and obligations under the Amended Credit Agreement, each Guaranty and Security Agreement, and the other Loan Documents, are not impaired in any respect by this Agreement.
(c)Nothing herein shall constitute a waiver or relinquishment of (i) any Default or Event of Default under any of the Loan Documents, (ii) any of the agreements, terms or conditions contained in any of the Loan Documents, (iii) any rights or remedies of the Agent or any Lender with respect to the Loan Documents, or (iv) the rights of the Agent, any Issuing Bank, any Swing Line Lender or any Lender to collect the full amounts owing to them under the Loan Documents.
(d)From and after the Effective Date, all references to the Credit Agreement shall mean the Credit Agreement, as amended by this Agreement. This Agreement is a Loan Document for the purposes of the provisions of the other Loan Documents.
Section 7.Reaffirmation of Guaranty and Security Agreements. Each Loan Party (a) reaffirms the terms of and its obligations (and the security interests granted by it) under each Guaranty and Security Agreement to which it is a party, and agrees that each such Guaranty and Security Agreement will continue in full force and effect to secure the Obligations as the same may be amended, supplemented, or otherwise modified from time to time, (b) acknowledges, represents, warrants and agrees that the liens and security interests granted by it pursuant to each Guaranty and Security Agreement are valid, enforceable and subsisting and create a security interest to secure the Obligations, and (c) confirms, acknowledges and agrees that such Guarantor continues to unconditionally and irrevocably guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, of all of the Obligations, as such Obligations may have been amended by this Agreement, and its execution and delivery of this Agreement does not indicate or establish an approval or consent requirement by such Guarantor under any Guaranty and Security Agreement, in connection with the execution and delivery of amendments, consents or waivers to the Credit Agreement or any of the other Loan Documents.
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Section 8.Counterparts. This Agreement may be signed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which, taken together, constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or by e-mail “PDF” copy shall be effective as delivery of a manually executed counterpart of this Agreement.
Section 9.Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.
Section 10.Invalidity. In the event that any one or more of the provisions contained in this Agreement shall be held invalid, illegal or unenforceable in any respect under any applicable Legal Requirement, the validity, legality, and enforceability of the remaining provisions contained herein or therein shall not be affected or impaired thereby.
Section 11.Governing Law. This Agreement shall be deemed a contract under, and shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts made and to be performed entirely within such state without regard to conflicts of laws principles (other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York).
Section 12.Entire Agreement. THIS AGREEMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND SUPERSEDE ALL PRIOR UNDERSTANDINGS AND AGREEMENTS, WHETHER WRITTEN OR ORAL, RELATING TO THE TRANSACTIONS PROVIDED FOR HEREIN AND THEREIN. ADDITIONALLY, THIS AGREEMENT, THE CREDIT AGREEMENT AS AMENDED BY THIS AGREEMENT, AND THE OTHER CREDIT DOCUMENTS MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.
    THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
    IN EXECUTING THIS AGREEMENT, EACH PARTY HERETO HEREBY WARRANTS AND REPRESENTS IT IS NOT RELYING ON ANY STATEMENT OR REPRESENTATION OTHER THAN THOSE IN THIS AGREEMENT AND IS RELYING UPON ITS OWN JUDGMENT AND ADVICE OF ITS ATTORNEYS.
[SIGNATURES BEGIN ON NEXT PAGE]
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.
BORROWERS:

FORUM ENERGY TECHNOLOGIES, INC.

By: /s/ D. Lyle Williams
Name: D. Lyle Williams
Title: Executive Vice President and Chief Financial officer

FORUM CANADA ULC

By: /s/ Katherine C. Keller
Name: Katherine C. Keller
Title: President

GT COILED TUBING OF CANADA ULC

By: /s/ Katherine C. Keller
Name: Katherine C. Keller
Title: President

GUARANTORS:

FET HOLDINGS, LLC
FORUM ENERGY SERVICES, INC.
FORUM GLOBAL HOLDINGS, LLC
FORUM GLOBAL TUBING LLC
FORUM INTERNATIONAL HOLDINGS, INC.
FORUM US, INC.

By: /s/ Katherine C. Keller
Name: Katherine C. Keller
Title: President

FORUM GLOBAL TUBING LP
By: Forum US, Inc., its General Partner

By: /s/ Katherine C. Keller
Name: Katherine C. Keller
Title: President

[Signature Page to Forum Amendment No. 4]

GLOBAL TUBING LLC

By: /s/ Katherine C. Keller
Name: Katherine C. Keller
Title: President

Z EXPLORATIONS, INC.

By: /s/ Steven Pounds
Name: Steven Pounds
Title: President

GLOBAL FLOW TECHNOLOGIES, INC.
Z RESOURCES, INC.
ZY-TECH GLOBAL INDUSTRIES, INC.

By: /s/ Steven Pounds
Name: Steven Pounds
Title: President

PRO-TECH VALVE SALES, INC.

By: /s/ Steven Pounds
Name: Steven Pounds
Title: President

HOUSTON GLOBAL HEAT TRANSFER LLC

By: /s/ Katherine C. Keller
Name: Katherine C. Keller
Title: President

GLOBAL HEAT TRANSFER ULC

By: /s/ Katherine C. Keller
Name: Katherine C. Keller
Title: President

[Signature Page to Forum Amendment No. 4]

AGENTS/LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent, Issuing Bank, Swing Line Lender, and a Lender

By: /s/ Seth Setterberg
Name: Seth Setterberg
Title: Authorized Signatory

[Signature Page to Forum Amendment No. 4]

WELLS FARGO CAPITAL FINANCE CORPORATION CANADA, as a Lender and Issuing Bank

By: /s/ Carmela Massari
Name: Carmela Massari
Title: Senior Vice President

[Signature Page to Forum Amendment No. 4]

JPMORGAN CHASE BANK, N.A., as a Lender and Issuing Bank

By: /s/ Jason R. Williams
Name: Jason R. Williams
Title: Authorized Officer

[Signature Page to Forum Amendment No. 4]

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, as a Lender and Issuing Bank

By: /s/ Jason R. Williams
Name: Jason R. Williams
Title: Authorized Officer

[Signature Page to Forum Amendment No. 4]

BANK OF AMERICA, N.A., as a Lender

By: /s/ Michael Danby
Name: Michael Danby
Title: Vice President
[Signature Page to Forum Amendment No. 4]

BANK OF AMERICA, N.A. CANADA BRANCH, as a Lender

By: /s/ Sylwia Durkiewicz
Name: Sylwia Durkiewicz
Title: Vice President
[Signature Page to Forum Amendment No. 4]

ZIONS BANCORPORATION, N.A. DBA AMEGY BANK, as a Lender

By: /s/ G. Scott Collins
Name: G. Scott Collins
Title: Executive Vice President
[Signature Page to Forum Amendment No. 4]

ANNEX A
[See Attached.]
[Annex A to Forum Amendment No. 4]

EXHIBIT N-1
[See Attached.]
[Exhibit N-1 to Forum Amendment No. 4]

ANNEX A TO AMENDMENT NO. 4 TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

THIRD AMENDED AND RESTATED CREDIT AGREEMENT
by and among
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
JPMORGAN CHASE BANK, N.A., AND BANK OF AMERICA, N.A.
as Joint Lead Arrangers,
WELLS FARGO BANK, NATIONAL ASSOCIATION,
JPMORGAN CHASE BANK, N.A., AND BANK OF AMERICA, N.A.
as Joint Book Runners,

THE LENDERS THAT ARE PARTIES HERETO
as the Lenders,
FORUM ENERGY TECHNOLOGIES, INC.,
as a US Borrower,
FORUM CANADA ULC,
as a Canadian Borrower
Dated as of October 30, 2017

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EXHIBITS AND SCHEDULES
Exhibit A-1    Form of Assignment and Acceptance
Exhibit B-1    Form of Borrowing Base Certificate
Exhibit B-2            Form of Bank Product Provider Agreement
Exhibit C-1    Form of Compliance Certificate
Exhibit J-1            Form of Joinder
Exhibit N-1            Form of Non-Base Rate Notice
Exhibit P-1            Form of Perfection Certificate
Schedule A-1            Agent’s Accounts
Schedule A-2            Authorized Persons
Schedule C-1    Commitments
Schedule D-1    Canadian Designated Account(s)
Schedule D-2            US Designated Account(s)
Schedule E-1            Existing Letters of Credit
Schedule P-1    Permitted Investments
Schedule P-2    Permitted Liens
Schedule 3.1    Conditions Precedent
Schedule 3.6    Conditions Subsequent
Schedule 4.1(c)    Capitalization of Borrowers’ Subsidiaries
Schedule 4.1(d)            Subscriptions, Options, Warrants, Calls
Schedule 4.10            Employee Benefits
Schedule 4.11    Environmental Matters
Schedule 4.14    Permitted Indebtedness
Schedule 4.25    Location of Inventory
Schedule 5.1    Financial Statements, Reports, Certificates
Schedule 5.2    Collateral Reporting
Schedule 6.5            Nature of Business

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THIRD AMENDED AND RESTATED CREDIT AGREEMENT
THIS THIRD AMENDED AND RESTATED CREDIT AGREEMENT, is entered into as of October 30, 2017 by and among the lenders identified on the signature pages hereof (each of such lenders, together with its successors and permitted assigns, is referred to hereinafter as a “Lender”, as that term is hereinafter further defined), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for each member of the Lender Group and the Bank Product Providers (in such capacity, together with its successors and assigns in such capacity, “Agent”), WELLS FARGO BANK, NATIONAL ASSOCIATION, JPMORGAN CHASE BANK, N.A. and BANK OF AMERICA, N.A., as joint lead arrangers (in such capacity, together with their successors and assigns in such capacity, the “Joint Lead Arrangers”), WELLS FARGO BANK, NATIONAL ASSOCIATION, JPMORGAN CHASE BANK, N.A. and BANK OF AMERICA, N.A., as joint book runners (in such capacity, together with their successors and assigns in such capacity, the “Joint Book Runners”), WELLS FARGO BANK, NATIONAL ASSOCIATION, JPMORGAN CHASE BANK, N.A. and BANK OF AMERICA, N.A., as co-syndication agents (in such capacity, together with their successors and assigns in such capacity, the “Co-Syndication Agents”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as documentation agent (in such capacity, together with its successors and assigns in such capacity, the “Documentation Agent”), Forum Energy Technologies, Inc., a Delaware corporation (“Parent”; and those additional entities that hereafter become parties hereto as Borrowers in accordance with the terms hereof by executing the form of Joinder attached hereto as Exhibit J-1 (each, a “US Borrower” and individually and collectively, jointly and severally, the “US Borrowers”)), Forum Canada ULC, an Alberta unlimited liability corporation (“Forum Canada”; and those additional entities that hereafter become parties hereto as Borrowers in accordance with the terms hereof by executing the form of Joinder attached hereto as Exhibit J-1 (each, a “Canadian Borrower” and individually and collectively, jointly and severally, the “Canadian Borrowers”, and together with the US Borrowers, each a “Borrower” and individually and collectively, jointly and severally, the “Borrowers”)).
The parties agree as follows:
1.DEFINITIONS AND CONSTRUCTION.
1.1Definitions. As used in this Agreement, the following terms shall have the following definitions:
“ABL Collateral” means all of each and every Loan Party’s right, title, and interest in and to the following types of property of such Loan Party, wherever located and whether now owned by such Loan Party or hereafter acquired:
(a)all Accounts, credit card receivables and all amounts payable in respect of the sale, lease, assignment, license or other disposition of Inventory or services rendered or to be rendered (collectively, the “Receivables”);
(b)all Inventory;
(c)all Deposit Accounts and Securities Accounts into which any proceeds of Receivables, Inventory and other ABL Collateral are deposited (including any cash and other funds or other property held in or on deposit therein);
(d)to the extent related to, substituted or exchanged for, evidencing, supporting or arising from any of the items referred to in the preceding clauses (a)-(c), all general intangibles, chattel paper, documents, letter of credit rights, instruments and rights to payment evidenced thereby, payment intangibles, supporting obligations and books and records, including customer lists;
(e)to the extent attributed or pertaining to any ABL Collateral, all commercial tort claims;
(f)business interruption insurance proceeds; and

(g)all substitutions, replacements, accessions, products, or proceeds of any of the foregoing, in any form, including insurance proceeds and all claims against third parties for loss or damage to, or destruction of, or other involuntary conversion (including claims in respect of condemnation or expropriation) of any kind or nature of any or all of the foregoing.
“Acceptable Appraisal” means, with respect to an appraisal of Inventory, the most recent appraisal of such property received by Agent (a) from an appraisal company satisfactory to Agent, (b) the scope and methodology (including, to the extent relevant, any sampling procedure employed by such appraisal company) of which are satisfactory to Agent, and (c) the results of which are satisfactory to Agent, in each case, in Agent’s Permitted Discretion.
“Account” means an account (as that term is defined in the Code or to the extent applicable, the PPSA).
“Account Debtor” means any Person who is obligated on an Account, chattel paper, or a general intangible.
“Accounting Changes” means changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions).
“Acquired Indebtedness” means Indebtedness of a Person whose assets or Equity Interests are acquired by a Loan Party or any of its Subsidiaries in a Permitted Acquisition; provided, that such Indebtedness (a) is not recourse to any Loan Party or any Restricted Subsidiary of any Loan Party prior to the date of such Permitted Acquisition, (b) is not secured by a Lien on any ABL Collateral (other than such Liens which rank junior to the Liens encumbering ABL Collateral that secures the Obligations and which are subject to a customary intercreditor agreement in form and substance reasonably acceptable to Agent and the Administrative Borrower), (c) was in existence prior to the date of such Permitted Acquisition, and (d) was not incurred in connection with, or in contemplation of, such Permitted Acquisition.
“Acquisition” means (a) the purchase or other acquisition by a Person or its Restricted Subsidiaries of all or substantially all of the assets of (or any division or business line of) any other Person, or (b) the purchase or other acquisition (whether by means of a merger, consolidation, or otherwise) by a Person or its Restricted Subsidiaries of all of the Equity Interests of any other Person.
“Activation Instruction” has the meaning specified therefor in Section 6.17(b) of this Agreement.
“Additional Documents” has the meaning specified therefor in Section 5.12 of this Agreement.
“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.
“Administrative Borrower” has the meaning specified therefor in Section 17.13 of this Agreement.
“Administrative Questionnaire” has the meaning specified therefor in Section 13.1(a) of this Agreement.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affected Lender” has the meaning specified therefor in Section 2.12(b) of this Agreement.
“Affiliate” means, as applied to any Person, any other Person who Controls, is Controlled by, or is under common Control with, such Person; provided, that for purposes of the definition of Specified Affiliate, US Eligible Accounts, Canadian Eligible Accounts and Section 6.10 of this Agreement: (a) any Person which owns directly or indirectly 10% or more of the Equity Interests having ordinary voting power for the election of directors or other members of the governing body of a Person or 10% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed an Affiliate of such Person, (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person, and (c) each partnership in which a Person is a general partner shall be deemed an Affiliate of such Person.
“Agent” has the meaning specified therefor in the preamble to this Agreement.
“Agent Assignee” has the meaning specified therefor in Section 17.19(d) of this Agreement.
“Agent-Related Persons” means Agent, together with its Affiliates, officers, directors, employees, attorneys, and agents.
“Agent’s Applicable Account” means Agent’s US Account and/or Agent’s Canadian Account, as the context requires.
“Agent’s Canadian Account” means the Deposit Account of Agent identified on Schedule A-1 to this Agreement as Agent’s Canadian Account (or such other Deposit Account of Agent that has been designated as such, in writing, by Agent to Administrative Borrower and the Lenders).
“Agent’s US Account” means the Deposit Account of Agent identified on Schedule A-1 to this Agreement as Agent’s US Account (or such other Deposit Account of Agent that has been designated as such, in writing, by Agent to Administrative Borrower and the Lenders).
“Agent’s Liens” means the Liens granted by each Loan Party or its Restricted Subsidiaries to Agent under the Loan Documents and securing the Obligations.
“Aggregate Borrowing Base Certificate” means a certificate consistent with the US Borrowing Base Certificate and the Canadian Borrowing Base Certificate in the form attached hereto as Exhibit B-1.
“Agreement” means this Third Amended and Restated Credit Agreement, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.
“Agreed Currency” means, subject to Section 1.7, (a) with respect to any US Borrowing, US Dollars, (b) with respect to any Canadian Borrowing, US Dollars and Canadian Dollars, (c) with respect to any Letter of Credit, (i) US Dollars, (ii) British Pound Sterling, (iii) Canadian Dollars, (iv) Euros, (v) UAE Dirham, (vi) Singapore Dollars, (vii) South African Rand (other than with respect to Bank of America, N.A., as Issuing Bank if it is an Issuing Bank, unless it otherwise consents) and (vii) any other Eligible Currency approved in accordance with Section 1.7, and (d) with respect to all other Obligations (including US Bank Product Obligations or the Canadian Bank Product Obligations), US Dollars or Canadian Dollars, as applicable.
“Amendment No. 3 Effective Date” means September 8, 2021.
“Amendment No. 4 Effective Date” means April 1, 2023.
“Anti-Corruption Laws” means the FCPA, the U.K. Bribery Act of 2010, as amended, and all other applicable laws and regulations or ordinances concerning or relating to bribery, money laundering or corruption in any jurisdiction in which any Loan Party or any of its Subsidiaries or Affiliates is located or is doing business.
“Anti-Money Laundering Laws” means the applicable laws or regulations in any jurisdiction in which any Loan Party or any of its Subsidiaries or Affiliates is located or is doing business that relates to money laundering, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto, including the Canadian Anti-Money Laundering & Anti-Terrorism Legislation.
“Applicable Margin” means, as of any date of determination with respect to Base Rate Loans, SOFR Loans, or CDOR Rate Loans, as applicable, the applicable margin set forth in Table A below based on the Total Net Leverage Ratio as reflected in the Compliance Certificate delivered in connection with the financial statements most recently delivered by the Borrowers pursuant to Section 5.1. Adjustments, if any, to such Applicable Margin shall be effective on the first Business Day after the Agent receives the applicable financial statements and corresponding Compliance Certificate as required by the terms of this Agreement. Notwithstanding the foregoing, the Loan Parties shall be deemed to be at Level III until delivery of its unaudited financial statements for the fiscal quarter ending September 30, 2021 and the corresponding Compliance Certificate. If the Borrowers fail to deliver the financial statements and corresponding Compliance Certificate to the Agent at the times required pursuant to Section 5.1, then effective as of the date such financial statements and Compliance Certificate were required to be delivered pursuant to Section 5.1, the Applicable Margin shall be determined at Level III and shall remain at such level until the first Business Day after the date such financial statements and corresponding Compliance Certificate are so delivered by the Borrowers. Notwithstanding anything to the contrary contained herein, the determination of the Applicable Margin for any period shall be subject to the provisions of Section 2.5(g). For the avoidance of doubt, the levels on the pricing grid set forth below are set forth from lowest (Level I) to the highest (Level III).

TABLE A
Applicable Margin	Total Net Leverage Ratio	“Base Rate Margin”	“SOFR/CDOR Rate Margin”
Level I	Is less than 2.00	1.25 percentage points	2.25 percentage points
Level II	Is greater than or equal to 2.00 and less than 3.00	1.50 percentage points	2.50 percentage points
Level III	Is greater than or equal to 3.00	1.75 percentage points	2.75 percentage points

“Applicable Period” has the meaning set forth in Section 2.5(g).
“Applicable Unused Line Fee Percentage” means, as of any date of determination, the applicable percentage set forth in Table A below that corresponds to the Average Revolver Usage of Borrowers for the most recently completed calendar month as determined by Agent in its Permitted Discretion:

TABLE A
Level	Average Revolver Usage	Applicable Unused Line Fee Percentage
I	> 50% of the Maximum Revolver Amount	0.375 percentage points
II	< 50% of the Maximum Revolver Amount	0.50 percentage points

“Application Event” means the occurrence of (a) a failure by Borrowers to repay all of the Obligations in full on the Maturity Date, or (b) an Event of Default and the election by Agent or the Supermajority Lenders to require that payments and proceeds of Collateral be applied pursuant to Section 2.3(b)(iii) of this Agreement.
“Assignee” has the meaning specified therefor in Section 13.1(a) of this Agreement.
“Assignment and Acceptance” means an Assignment and Acceptance Agreement substantially in the form of Exhibit A-1 to this Agreement.
“Authorized Person” means any one of the individuals identified as an officer of a Borrower on Schedule A-2 to this Agreement, or any other individual identified by Administrative Borrower as an authorized person and authenticated through Agent’s electronic platform or portal in accordance with its procedures for such authentication.
“Available Revolver Increase Amount” means, as of any date of determination, an amount equal to the result of (a) $100,000,000 minus (b) the aggregate principal amount of Increases to the Revolver Commitments previously made pursuant to Section 2.13 of this Agreement.
“Available Tenor” means, as of any date of determination and with respect to any then-current Benchmark, for US Dollars or Canadian Dollars, as applicable, (a ) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.11(d)(iii)(D).
“Average Excess Availability” means, with respect to any period, the sum of the aggregate amount of Excess Availability for each day in such period (as calculated by Agent as of the end of each respective day) divided by the number of days in such period.
“Average Canadian Revolver Usage” means, with respect to any period, the sum of the aggregate amount of Canadian Revolver Usage for each day in such period (calculated as of the end of each respective day) divided by the number of days in such period.
“Average Revolver Usage” means, with respect to any period, the sum of the aggregate amount of Revolver Usage for each day in such period (calculated as of the end of each respective day) divided by the number of days in such period.
“Average US Revolver Usage” means, with respect to any period, the sum of the aggregate amount of US Revolver Usage for each day in such period (calculated as of the end of each respective day) divided by the number of days in such period.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank Product Agreements” means the US Bank Product Agreements and/or the Canadian Bank Product Agreements, as the context requires.
“Bank Product Collateralization” means, with respect to the US Bank Product Obligations or the Canadian Bank Product Obligations, as applicable, providing cash collateral (pursuant to documentation reasonably satisfactory to Agent) in the Agreed Currency to be held by Agent for the benefit of the applicable Bank Product Providers (other than the Hedge Providers) in an amount determined by Agent as sufficient to satisfy the reasonably estimated credit exposure with respect to the applicable then existing Bank Product Obligations (other than Hedge Obligations).
“Bank Product Obligations” means the US Bank Product Obligations and/or the Canadian Bank Product Obligations, as the context requires.
“Bank Product Provider” means any Lender or any of its Affiliates, including each of the foregoing in its capacity, if applicable, as a Hedge Provider; provided, that no such Person (other than Wells Fargo or its Affiliates) shall constitute a Bank Product Provider with respect to a Bank Product unless and until Agent receives a Bank Product Provider Agreement from such Person (a) on or prior to the Closing Date (or such later date as Agent shall agree to in writing in its sole discretion) with respect to Bank Products provided on or prior to the Closing Date, or (b) on or prior to the date that is 10 days after the provision of such Bank Product to a Loan Party or its Restricted Subsidiaries that are Loan Parties (or such later date as Agent shall agree to in writing in its sole discretion) with respect to Bank Products provided after the Closing Date; provided further, that if, at any time, a Lender ceases to be a Lender under this Agreement (prior to the payment in full of the Obligations), then, subject to the proviso below, from and after the date on which it so ceases to be a Lender hereunder, neither it nor any of its Affiliates shall constitute Bank Product Providers (other than in their respective capacities as Hedge Providers, if applicable) and the obligations with respect to Bank Products provided by such former Lender or any of its Affiliates (other than Hedge Obligations, if any) shall no longer constitute Bank Product Obligations; provided further, that notwithstanding anything herein to the contrary, HSBC Bank USA, N.A. shall remain a Bank Product Provider from and after the Amendment No. 3 Effective Date until the earlier of (A) June 30, 2022 (or such later date as may be approved by the Agent in its reasonable discretion) and (B) the date upon which all Bank Product Obligations owed to HSBC Bank USA, N.A. are satisfied and the Bank Product Agreements with HSBC Bank USA, N.A. are terminated.
“Bank Product Provider Agreement” means an agreement in substantially the form attached hereto as Exhibit B-2 to this Agreement, in form and substance satisfactory to Agent, duly executed by the applicable Bank Product Provider, Loan Parties, and Agent.
“Bank Product Reserves” means the US Bank Product Reserves and/or the Canadian Bank Product Reserves, as the context requires.
“Bank Products” means US Bank Products and/or Canadian Bank Products, as the context requires.
“Bankruptcy Code” means title 11 of the United States Code, as in effect from time to time.
“Base Rate” means (a) a US Base Rate with respect to Obligations denominated in US Dollars, and (b) otherwise, Canadian Base Rate.
“Base Rate Loan” means each portion of the Revolving Loans that bears interest at a rate determined by reference to the Base Rate.
“Base Rate Margin” has the meaning set forth in the definition of Applicable Margin.
“Benchmark” means, initially, with respect to any (a) Obligations, interest, fees, commissions or other amounts denominated in or calculated with respect to US Dollars, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark for US Dollars, then “Benchmark” means, with respect to such Obligations, interest, fees, commissions or other amounts, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.11(d)(iii)(A), and (b) Obligations, interest, fees, commissions or other amounts denominated in or calculated with respect to Canadian Dollars, CDOR Rate; provided that if a Benchmark Transition Event has occurred with respect to CDOR Rate or the then-current Benchmark for Canadian Dollars, then “Benchmark” means, with respect to such Obligations, interest, fees, commissions or other amounts, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.11(d)(iii)(A).
“Benchmark Replacement” means, with respect to any Benchmark Transition Event for any then-current Benchmark, the sum of: (a) the alternate benchmark rate that has been selected by Agent and Administrative Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in US Dollars or Canadian Dollars, as applicable, at such time, and (b) the related Benchmark Replacement Adjustment; provided that if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement shall be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Agent and Administrative Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in US Dollars or Canadian Dollars, as applicable, at such time.
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark for US Dollars or Canadian Dollars, as applicable:
(h)in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(i)in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means, with respect to the then-current Benchmark for US Dollars or Canadian Dollars, as applicable, the occurrence of one or more of the following events with respect to such Benchmark:

(j)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(k)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors, the Federal Reserve Bank of New York, the central bank for the currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(l)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Start Date” means, with respect to any Benchmark for US Dollars or Canadian Dollars, as applicable, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).
“Benchmark Unavailability Period” means, with respect to any then-current Benchmark for US Dollars or Canadian Dollars, as applicable, the period (if any) (x) beginning at the time that a Benchmark Replacement Date with respect to such Benchmark has occurred if, at such time, no Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.11(d)(iii) and (y) ending at the time that a Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.11(d)(iii).
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 CFR § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the IRC or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the IRC) the assets of any such “employee benefit plan” or “plan”.
“Board of Directors” means, as to any Person, the board of directors (or comparable managers) of such Person, or any committee thereof duly authorized to act on behalf of the board of directors (or comparable managers).

“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States (or any successor).
“Borrower” and “Borrowers” have the respective meanings specified therefor in the preamble to this Agreement.
“Borrower Materials” means materials or information provided by or on behalf of Borrowers to Agent or its Affiliates.
“Borrowing” means a Canadian Borrowing or a US Borrowing, as the context requires.
“Borrowing Base” means the Canadian Borrowing Base or the US Borrowing Base, as the context requires.
“Borrowing Base Certificate” means a certificate in the form of Exhibit B-1 to this Agreement reflecting the Canadian Borrowing Base and the US Borrowing Base.
“Business Day” means any day that is not a Saturday, Sunday, or other day on which the Federal Reserve Bank of New York is closed, except that, if a determination of a Business Day shall relate to a Canadian Revolving Loan, the term “Business Day” also shall exclude any day on which banks are authorized or required to close in the Province of Ontario, Canada and Province of Alberta, Canada.
“CAM Exchange” has the meaning specified therefor in Section 13.4.
“CAM Exchange Date” has the meaning specified therefor in Section 13.4.
“CAM Percentage” has the meaning specified therefor in Section 13.4.
“Canadian Anti-Money Laundering & Anti-Terrorism Legislation” means Part II.1 of the Criminal Code, (Canada), The Proceeds of Crime (Money Laundering) and Terrorist Financing Act, (Canada) and the United Nations Act, (Canada), together with all rules, regulations and interpretations thereunder or related thereto including, without limitation, the Regulations Implementing the United Nations Resolutions on the Suppression of Terrorism and the United Nations Al-Qaida and Taliban Regulations promulgated under the United Nations Act (Canada) and any similar Canadian legislation in effect from time to time.
“Canadian Availability” means, as of any time of determination, the US Dollar Equivalent amount that Canadian Borrowers are entitled to borrow as Canadian Revolving Loans under Section 2.1 of this Agreement (after giving effect to the then outstanding Canadian Revolver Usage).
“Canadian Bank Product” means any one or more of the following financial products or accommodations extended to a Canadian Loan Party by a Bank Product Provider: (a) credit cards (including commercial credit cards (including so-called “purchase cards”, “procurement cards” or “P-cards”)), (b) credit card processing services, (c) debit cards, (d) stored value cards, (e) Cash Management Services, or (f) transactions under Hedge Agreements.
“Canadian Bank Product Agreements” means those agreements entered into from time to time by a Canadian Loan Party with a Bank Product Provider in connection with the obtaining of any of the Canadian Bank Products.
“Canadian Bank Product Obligations” means (a) all obligations, liabilities, reimbursement obligations, fees, or expenses owing by any Canadian Loan Party to any Bank Product Provider pursuant to or evidenced by a Canadian Bank Product Agreement and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, (b) all Canadian Hedge Obligations, and (c) all amounts that Agent or any Lender is obligated to pay to a Bank Product Provider as a result of Agent or such Lender purchasing participations from, or executing guarantees or indemnities or reimbursement obligations to, a Bank

Product Provider with respect to the Canadian Bank Products provided by such Bank Product Provider to any Canadian Loan Party; provided, in order for any item described in clauses (a), (b), or (c) above, as applicable, to constitute “Canadian Bank Product Obligations”, if the applicable Bank Product Provider is any Person other than Wells Fargo or its Affiliates, then the applicable Canadian Bank Product must have been (i) provided on or prior to the Closing Date (or such later date as Agent shall agree to in writing in its sole discretion), or (ii) provided after the Closing Date and Agent shall have received a Bank Product Provider Agreement within 10 days after the date of the provision of the applicable Canadian Bank Product to a Canadian Loan Party (or such later date as Agent shall agree to in writing in its sole discretion).
“Canadian Bank Product Reserves” means, as of any date of determination, those reserves that Agent has established (based upon the applicable Bank Product Provider’s reasonable and good faith determination of its credit exposure to the Canadian Loan Parties in respect of Canadian Bank Product Obligations) in respect of Canadian Bank Products then provided or outstanding.
“Canadian Base Rate” means, for any day, a rate per annum equal to the greater of (a) the CDOR Rate existing on such day (which rate shall be calculated based upon an Interest Period of 1 month), plus 1 percentage point, and (b) the “prime rate” for Canadian Dollar commercial loans made in Canada as reported by Thomson Reuters under Reuters Instrument Code <CAPRIME=> on the “CA Prime Rate (Domestic Interest Rate) – Composite Display” page to the extent such page is available (or any successor page or such other commercially available service or source (including the Canadian Dollar “prime rate” announced by a Schedule I bank under the Bank Act (Canada)) as the Agent may designate from time to time and, if any such reported rate is below 0.00 percentage points, then the rate determined pursuant to this clause (b) shall be deemed to be 0.00 percentage points. Each determination of the Canadian Base Rate shall be made by Agent and shall be conclusive in the absence of manifest error.
“Canadian Borrower” and “Canadian Borrowers” have the respective meanings specified therefor in the preamble to this Agreement.
“Canadian Borrowing” means a borrowing consisting of Canadian Revolving Loans made on the same day by the Revolving Lenders with Canadian Revolver Commitments (or Agent on behalf thereof), or by Canadian Swing Line Lender in the case of a Canadian Swing Loan, or by Agent in the case of a Canadian Extraordinary Advance.
“Canadian Borrowing Base” means, as of any date of determination and subject to the sentence following clause (f) at the end of this definition, the result of:
(m)85% of the amount of Canadian Eligible Accounts, less the amount, if any, of the Canadian Dilution Reserve; provided that, (i) the amount of Canadian Eligible Accounts from Specified 10% Affiliates to be included in the Canadian Borrowing Base shall not exceed $5,000,000, and (ii) the amount of Accounts that are Eligible Canadian Accounts as a result of being covered by credit insurance and which are to be included in the Canadian Borrowing Base shall not exceed $5,000,000 plus
(n)the lesser of (i) the product of 70% multiplied by the value (calculated at the lower of cost or market on a basis consistent with Borrowers’ historical accounting practices) of Canadian Eligible Finished Goods Inventory, at such time, and (ii) the product of 85% multiplied by the Net Recovery Percentage identified in the most recent Acceptable Appraisal of Inventory, multiplied by the value (calculated at the lower of cost or market on a basis consistent with Borrowers’ historical accounting practices) of Canadian Eligible Finished Goods Inventory (such determination may be made as to different categories of Canadian Eligible Finished Goods Inventory based upon the Net Recovery Percentage applicable to such categories) at such time, plus
(o)the lesser of (i) the product of 70% multiplied by the value (calculated at the lower of cost or market on a basis consistent with Borrowers’ historical accounting practices) of Canadian Eligible In-Transit Inventory at such time, and (ii) the product of 85% multiplied by the Net Recovery Percentage identified in the most recent Acceptable Appraisal of Inventory, multiplied by the value (calculated at the lower of cost or market on a basis consistent with Canadian Loan Parties’ historical accounting practices) of Canadian Eligible In-Transit Inventory (such determination may be made as to different categories of finished goods, raw materials or work-in-process Inventory based upon the Net Recovery Percentage applicable to such categories) at such time; provided that, (A) until the completion of an Acceptable Appraisal of such Canadian Eligible In-Transit Inventory and the completion of a field examination, with respect to such Inventory that is satisfactory to Agent in its Permitted Discretion, the amount determined under this clause (c) shall be equal to $0, and (B) the amount determined under this clause (c), when aggregated with the amount determined under clause (c) of the definition of “US Borrowing Base”, shall not exceed $5,000,000, plus
(p)the lesser of (i) the product of 70% multiplied by the value (calculated at the lower of cost or market on a basis consistent with Borrowers’ historical accounting practices) of Canadian Eligible Raw Materials Inventory at such time, and (ii) the product of 85% multiplied by the Net Recovery Percentage identified in the most recent Acceptable Appraisal of Inventory, multiplied by the value (calculated at the lower of cost or market on a basis consistent with Borrowers’ historical accounting practices) of Canadian Eligible Raw Materials Inventory (such determination may be made as to different categories of Canadian Eligible Raw Materials Inventory based upon the Net Recovery Percentage applicable to such categories) at such time, plus
(q)the lesser of
(1)$1,000,000, and
(2)the lesser of (A) the product of 70% multiplied by the value (calculated at the lower of cost or market on a basis consistent with Borrowers’ historical accounting practices) of Canadian Eligible Work-In-Process Inventory at such time, and (B) the product of 85% multiplied by the Net Recovery Percentage identified in the most recent Acceptable Appraisal of Inventory, multiplied by the value (calculated at the lower of cost or market on a basis consistent with Borrowers’ historical accounting practices) of Canadian Eligible Work-In-Process Inventory (such determination may be made as to different categories of Canadian Eligible Work-In-Process Inventory based upon the Net Recovery Percentage applicable to such categories) at such time, minus
(r)the aggregate amount of Reserves, if any, established by Agent from time to time under Section 2.1(d) of this Agreement.
Notwithstanding the foregoing, in no event shall the sum of clauses (b), (c), (d), and (e) set forth in this definition, when added to the sum of clauses (b), (c), (d), and (e) set forth in the definition of “US Borrowing Base” be greater than the then effective Inventory Cap.
“Canadian Borrowing Base Certificate” means a certificate in the form of Exhibit B-1, containing the calculation of the Canadian Borrowing Base.
“Canadian Defined Benefit Plan” means any Canadian Pension Plan which contains a “defined benefit provision” as defined in subsection 147.1(1) of the Income Tax Act (Canada).
“Canadian Designated Account” means the Deposit Account(s) of Canadian Borrowers identified on Schedule D-1 to this Agreement (or such other Deposit Account of Canadian Borrower located at Canadian Designated Account Bank that has been designated as such, in writing, by Administrative Borrower to Agent).
“Canadian Designated Account Bank” has the meaning specified therefor in Schedule D-1 to this Agreement (or such other bank that is located within Canada that has been designated as such, in writing, by Administrative Borrower to Agent).

“Canadian Dilution” means, as of any date of determination, a percentage, based upon the experience of the immediately prior twelve months, that is the result of dividing the US Dollar Equivalent amount of (a) bad debt write-downs, discounts, advertising allowances, credits, or other dilutive items with respect to Canadian Loan Parties’ Accounts during such period, by (b) Canadian Loan Parties’ billings with respect to such Accounts during such period.
“Canadian Dilution Reserve” means, as of any date of determination, an amount sufficient to reduce the advance rate against Eligible Accounts of Canadian Loan Parties by 1 percentage point for each percentage point by which Canadian Dilution is in excess of 5%.
“Canadian Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Canadian Dollars, such amount, and (b) with respect to any amount denominated in another currency, the equivalent amount thereof in Canadian Dollars as determined by Agent, at such time, on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date or such other date determined by Agent) for the purchase of Canadian Dollars with such currency. Calculations of each Borrowing Base with respect to items included therein that are not denominated in Canadian Dollars may be adjusted by Agent pursuant to this definition from time to time and references herein to such Borrowing Base (including references based upon the most recent applicable Borrowing Base Certificate delivered by the applicable Borrowers to Agent) may reflect such adjustments.
“Canadian Dollars” or “Cdn $” means the lawful currency of Canada, as in effect from time to time.
“Canadian Eligible Accounts” means those Accounts created by a Canadian Loan Party that is a Wholly-Owned Restricted Subsidiary and created in the ordinary course of its business, that arise out of such Loan Party’s sale of goods or rendition of services, that comply with each of the representations and warranties respecting Canadian Eligible Accounts made in the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, that such criteria may be revised from time to time by Agent in Agent’s Permitted Discretion to address the results of any information with respect to the Canadian Borrowers’ business or assets of which Agent becomes aware after the Closing Date, including any field examination performed by (or on behalf of) Agent from time to time after the Closing Date. In determining the amount to be included, Canadian Eligible Accounts shall be calculated net of customer deposits, unapplied cash, Taxes, finance charges, service charges, discounts, credits, allowances, and rebates. Canadian Eligible Accounts shall not include the following:
(s)Accounts that the Account Debtor has failed to pay within 90 days of original invoice date or 60 days of due date; provided that any Account unpaid for more than 90 days of original invoice date but not more than 120 days from the date of the relevant invoice shall not be excluded under this clause (a) so long as (i) the aggregate amount of such Accounts under this clause (a) does not exceed $3,000,000 (prior to the inclusion of such Accounts therein), (ii) the Account Debtor in respect of such Account is a Specified Account Debtor, and (iii) such Account is not unpaid more than 60 days past its due date,
(t)Accounts owed by an Account Debtor (or its Affiliates) where 50% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above,
(u)Accounts with respect to which the Account Debtor is a Specified Affiliate except that up to $5,000,000 in the aggregate of such Accounts (when also aggregated with the US Eligible Accounts owing by one or more Specified Affiliate), may be included in Canadian Eligible Account unless the Agent otherwise determines, from time to time, in its sole discretion that a lower amount (including $0) shall apply,
(v)(i) Accounts with respect to which the Account Debtor is an Affiliate of any Loan Party or an employee or agent of any Loan Party or any Affiliate of any Loan Party, in any case, other than a Specified Affiliate or a Specified 10% Affiliate, and (ii) Accounts with respect to which the Account Debtor is a Specified 10% Affiliate of any Loan Party unless such Accounts were on an arms’ length basis, for fair market value and in the ordinary course of business,

(w)Accounts (i) arising in a transaction wherein goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or any other terms by reason of which the payment by the Account Debtor may be conditional, or (ii) with respect to which the payment terms are “C.O.D.”, cash on delivery or other similar terms,
(x)Accounts that are not payable in US Dollars or Canadian Dollars,
(y)Accounts with respect to which the Account Debtor either (i) does not maintain its chief executive office in the United States or Canada, or (ii) is not organized under the laws of the United States any state thereof, or under the laws of Canada or any territory or province thereof, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof (unless (A) the Account is supported by an irrevocable letter of credit reasonably satisfactory to Agent (as to form, substance and issuer or domestic confirming bank) that has been delivered to Agent and, if requested by Agent, is directly drawable by Agent or (B) with the consent of Agent which may be exercised in its sole discretion and exercised from time to time as to any particular Account, the Account is covered by credit insurance in form, substance and amount, and by an insurer, acceptable to Agent in its sole discretion), except that, as to Accounts with respect to which the Account Debtor maintains its chief executive office in any of the five islands previously known as the “Netherlands Antilles” or Switzerland or is organized under the laws of any such island or Switzerland or any state, territory or province thereof; up to $1,000,000 of such Accounts may be included in Canadian Eligible Account,
(z)Accounts with respect to which the Account Debtor is either (i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which Borrowers have complied, to the reasonable satisfaction of Agent, with the Assignment of Claims Act, 31 USC §3727), or (ii) any state of the United States or any other Governmental Authority and applicable law of such state or other Governmental Authority restricts or does not allow (A) an assignment of Accounts owing by such Account Debtor or (B) the exercise of rights or remedies of a secured party with respect to Accounts owing by such Account Debtor,
(aa)Accounts with respect to which the Account Debtor is a creditor of a Loan Party, has or has asserted a right of recoupment or setoff, or has disputed its obligation to pay all or any portion of the Account, to the extent of such claim, right of recoupment or setoff, or dispute,
(ab)(i) Accounts with respect to an Account Debtor (other than Concentration Account Debtors and Investment Grade Account Debtors) whose Canadian Eligible Accounts owing to Canadian Loan Parties exceed 15% (such percentage, as applied to a particular Account Debtor, being subject to reduction by Agent in its Permitted Discretion if the creditworthiness of such Account Debtor deteriorates) of all Canadian Eligible Accounts, (ii) Accounts with respect to Investment Grade Account Debtors whose Canadian Eligible Accounts owing to Canadian Loan Parties exceed 25% (such percentage, as applied to a particular Account Debtor, being subject to reduction by Agent in its Permitted Discretion if the creditworthiness of such Account Debtor deteriorates) of all Canadian Eligible Accounts, and (iii) Accounts with respect to a Concentration Account Debtor whose Canadian Eligible Accounts owing to Canadian Loan Parties exceed 30% (such percentage, as applied to a particular Account Debtor, being subject to reduction by Agent in its Permitted Discretion if the creditworthiness of such Account Debtor deteriorates) of all Canadian Eligible Accounts, in each of the foregoing, to the extent of the obligations owing by such Account Debtor in excess of such percentage; provided, that in each case under the preceding clause (i), (ii) and (iii), the amount of Canadian Eligible Accounts that are excluded because they exceed the applicable foregoing percentages shall be determined by Agent based on all of the otherwise Canadian Eligible Accounts prior to giving effect to any eliminations based upon the foregoing concentration limits,
(ac)Accounts with respect to which the Account Debtor is subject to an Insolvency Proceeding, is not Solvent, has gone out of business, or as to which any Loan Party has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor, in each case unless the Account from such Account Debtor arises subsequent to a decree or order for relief with respect to such Account Debtor under the federal bankruptcy laws, as now or hereafter in effect, and Agent shall have determined in its sole discretion that the timely payment and collection of such Account will not be impaired,
(ad)Accounts, the collection of which, Agent, in its Permitted Discretion, believes to be doubtful, including by reason of the Account Debtor’s financial condition,
(ae)Accounts that are not subject to a valid and perfected first priority Agent’s Lien,
(af)Accounts with respect to which (i) the goods giving rise to such Account have not been shipped and billed to the Account Debtor, or (ii) the services giving rise to such Account have not been performed and billed to the Account Debtor,
(ag)Accounts with respect to which the Account Debtor is a Sanctioned Person or Sanctioned Entity,
(ah)Accounts (i) that represent the right to receive progress payments or other advance billings that are due prior to the completion of performance by the applicable Loan Party of the subject contract for goods or services, or (ii) that represent credit card sales, or
(ai)Accounts owned by a target acquired in connection with a Permitted Acquisition or Permitted Investment, or Accounts owned by a Person that is joined to this Agreement as a Canadian Loan Party pursuant to the provisions of this Agreement, until the completion of a field examination with respect to such Accounts, in each case, satisfactory to Agent in its Permitted Discretion (which examination may be conducted prior to the closing of such Permitted Acquisition, Permitted Investment or joinder); provided that (i) until the completion of such field examination, such Accounts may be included in Canadian Eligible Account for a period of up to 45 days after the date of consummation of the Permitted Acquisition or Permitted Investment or joinder so long as such Accounts otherwise qualify as Canadian Eligible Accounts and (ii) the aggregate amount of such Accounts which are Canadian Eligible Accounts, together with the aggregate amount of Canadian Eligible Inventory related to Permitted Acquisitions, Permitted Investments, and joinders that are not subject to an acceptable field examination and an Acceptable Appraisal, do not constitute more than 10% of the Canadian Borrowing Base.
“Canadian Eligible Finished Goods Inventory” means Inventory that qualifies as Canadian Eligible Inventory and consists of first quality finished goods held for sale in the ordinary course of Canadian Loan Parties’ business.
“Canadian Eligible In-Transit Inventory” means those items of Inventory that do not qualify as Eligible Inventory solely because they are not in a location set forth on Schedule 4.25 to this Agreement (as such Schedule 4.25 may be amended from time to time with prior notice to Agent) or in transit among such locations and a Canadian Loan Party that is a Wholly-Owned Restricted Subsidiary does not have actual and exclusive possession thereof, but as to which,
(aj)such Inventory currently is in transit (by vessel or land) from a location outside of the continental United States or Canada to a location set forth on Schedule 4.25 to this Agreement (as such Schedule 4.25 may be amended from time to time with prior notice to Agent) to the extent that such Inventory is the subject of a negotiable bill of lading governed by the laws of a province or territory within Canada or a state within the United States that is (x) that is consigned to Agent or one of its Customs Brokers (either directly or by means of endorsements), (y) that was issued by the carrier (including a non-vessel operating common carrier) in possession of the Inventory that is subject to such bill of lading, and (z) that either is in the possession of Agent or a Customs Broker (in each case in Canada),
(ak)title to such Inventory has passed to a Canadian Loan Party that is a Wholly-Owned Restricted Subsidiary and Agent shall have received such evidence thereof as it may from time to time require,

(al)such Inventory is insured against types of loss, damage, hazards, and risks, and in amounts, satisfactory to Agent in its Permitted Discretion, and Agent shall have received a copy of the certificate of marine cargo insurance in connection therewith in which it has been named as an additional insured and loss payee in a manner acceptable to Agent,
(am)such Inventory is the subject of a negotiable bill of lading governed by the laws of a province or territory within Canada or a state within the United States (x) that is consigned to Agent or one of its Customs Brokers (either directly or by means of endorsements), (y) that was issued by the carrier (including a non-vessel operating common carrier) in possession of the Inventory that is subject to such bill of lading, and (z) that either is in the possession of Agent or a Customs Broker (in each case in Canada),
(an)such Inventory is in the possession of a common carrier (including on behalf of any non-vessel operating common carrier) that has issued the bill of lading or other document of title with respect thereto or the Customs Broker handling the importing, shipping and delivery of such Inventory;
(ao)the documents of title related thereto are subject to the valid and perfected first priority Lien of Agent;
(ap)Agent determines that such Inventory is not subject to (i) any Person’s right of reclamation, repudiation, stoppage in transit or diversion or (ii) any other right or claim of any other Person which is (or is capable of being) senior to, or pari passu with, the Lien of Agent, or Agent determines that any Person’s right or claim impairs, or interferes with, directly or indirectly, the ability of Agent to realize on, or reduces the amount that Agent may realize from the sale or other disposition of such Inventory;
(aq)Administrative Borrower has provided, upon Agent’s request, a copy of the invoice, packing slip and manifest with respect thereto,
(ar)such Inventory shall not have been in transit for more than sixty (60) days, and
(as)with respect to Inventory transferred from a Person that is not a Loan Party, upon Agent’s request, the Agent shall have received such other agreements or documents in form and substance satisfactory to the Agent executed by such Person related to such Person’s right or claim to such Inventory or to any Loan Party.
“Canadian Eligible Inventory” means Inventory of a Canadian Loan Party that is a Wholly-Owned Restricted Subsidiary, that complies with each of the representations and warranties respecting Canadian Eligible Inventory made in the Loan Documents, and that is not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, that such criteria may be revised from time to time by Agent in Agent’s Permitted Discretion to address the results of any information with respect to the Canadian Borrowers’ business or assets of which Agent becomes aware after the Closing Date, including any field examination or appraisal performed or received by Agent from time to time after the Closing Date. In determining the amount to be so included, Inventory shall be valued at the lower of cost or market on a basis consistent with Canadian Borrowers’ historical accounting practices. An item of Inventory shall not be included in Canadian Eligible Inventory if:
(at)a Canadian Loan Party does not have good, valid, and marketable title thereto,
(au)a Canadian Loan Party does not have actual and exclusive possession thereof (either directly or through a bailee or agent of such Loan Party),
(av)it is not located at one of the locations in Canada set forth on Schedule 4.25 to this Agreement (as such Schedule 4.25 may be amended from time to time with the prior written consent of Agent) (or in-transit from one such location to another such location),

(aw)it is stored at locations holding less than $100,000 of the aggregate value of any Canadian Loan Party’s Inventory,
(ax)it is in-transit to or from a location of a Canadian Loan Party (other than in-transit from one location set forth on Schedule 4.25 to this Agreement to another location set forth on Schedule 4.25 to this Agreement (as such Schedule 4.25 may be amended from time to time with the prior written consent of Agent)),
(ay)it is located on real property leased by a Canadian Loan Party or in a contract warehouse or with a bailee, in each case, unless either (i) it is subject to a Collateral Access Agreement executed by the lessor or warehouseman, as the case may be, and it is segregated or otherwise separately identifiable from goods of others, if any, stored on the premises, or (ii) Agent has established a Landlord Reserve with respect to such location; provided that, until the 90th day after the Closing Date, such Inventory that is located at a location not covered by a Collateral Access Agreement or a Landlord Reserve may be Canadian Eligible Inventory if it otherwise qualifies as a Canadian Eligible Inventory,
(az)it is the subject of a bill of lading or other document of title,
(ba)it is not subject to a valid and perfected first priority Agent’s Lien,
(bb)it consists of goods returned or rejected by a Canadian Loan Party’s customers, unless such Inventory is undamaged and able to be resold in the ordinary course of business to a readily available market without any modification,
(bc)it consists of goods that are obsolete, slow moving, spoiled or are otherwise past the stated expiration, “sell-by” or “use by” date applicable thereto, restrictive or custom items, or goods that constitute spare parts that are consumed or consumable by any Loan Party or Restricted Subsidiary, packaging and shipping materials, supplies used or consumed in a Canadian Loan Party’s business, bill and hold goods, defective goods, “seconds,” or Inventory acquired on consignment,
(bd)it is subject to third party intellectual property, licensing or other proprietary rights, unless Agent is satisfied that such Inventory can be freely sold by Agent on and after the occurrence of an Event of a Default despite such third party rights, or
(be)it was acquired in connection with a Permitted Acquisition or Permitted Investment, or such Inventory is owned by a Person that is joined to this Agreement as a Canadian Loan Party pursuant to the provisions of this Agreement, until the completion of an Acceptable Appraisal of such Inventory and the completion of a field examination with respect to such Inventory that is satisfactory to Agent in its Permitted Discretion (which examination may be conducted prior to the closing of such Permitted Acquisition, Permitted Investment or joinder); provided that (i) until the completion of such field examination and Acceptable Appraisal, such Inventory may be included in Canadian Eligible Inventory for a period of up to 45 days after the date of consummation of the Permitted Acquisition or Permitted Investment or joinder so long as such Inventory otherwise qualify as Canadian Eligible Inventory and (ii) the aggregate amount of such Inventory which are Canadian Eligible Inventory, together with the aggregate amount of Canadian Eligible Accounts related to Permitted Acquisitions, Permitted Investments, and joinders that are not subject to a satisfactory field examination, do not constitute more than 10% of the Canadian Borrowing Base.
“Canadian Eligible Raw Materials Inventory” means Inventory that qualifies as Canadian Eligible Inventory and consists of goods that are first quality raw materials and that are not located in open pallets or containers.
“Canadian Eligible Work-in-Process Inventory” means Inventory that qualifies as Canadian Eligible Inventory and consists of goods that are first quality work-in-process; provided, that anything to the contrary contained herein notwithstanding, the value of such Inventory shall not include the value of any labor or other services rendered to produce such Inventory.
“Canadian Extraordinary Advance” has the meaning specified therefor in Section 2.2(d)(iii) of this Agreement.
“Canadian Hedge Obligations” means any and all obligations or liabilities, whether absolute or contingent, due or to become due, now existing or hereafter arising, of any Canadian Loan Party arising under, owing pursuant to, or existing in respect of Hedge Agreements entered into with one or more of the Hedge Providers; provided that, as to such obligations or liabilities owing to a former Lender or an Affiliate of a former Lender, such obligations and liabilities shall constitute Canadian Hedge Obligations only as to the individual Hedge Agreements (and not Master ISDA Agreements) entered into prior to such Lender ceasing to be a Lender hereunder and without giving effect to any extension or renewal thereof.
“Canadian Issuing Bank” means WF Canada or any other Lender that, at the request of Administrative Borrower and with the consent of Agent (not to be unreasonably withheld, conditioned or delayed), agrees, in such Lender’s sole discretion, to become a Canadian Issuing Bank for the purpose of issuing Canadian Letters of Credit or, if WF Canada is the Canadian Issuing Bank, shall include WF Canada, to the extent applicable, represented by or acting for, through or on behalf of a Canadian Underlying Issuer in its capacity as an issuer of Letters of Credit hereunder. For avoidance of doubt, no Canadian Issuing Bank other than WF Canada may issue a Canadian Reimbursement Undertaking without Agent’s prior written consent.
“Canadian Letter of Credit” means a letter of credit (as that term is defined in the Code) issued by Canadian Issuing Bank or Canadian Underlying Issuer for the account of the Parent or any Restricted Subsidiary.
“Canadian Letter of Credit Disbursement” means a payment made by Canadian Issuing Bank pursuant to a Canadian Letter of Credit or a Canadian Reimbursement Undertaking.
“Canadian Letter of Credit Exposure” means, as of any time of determination with respect to any Lender, such Lender’s Pro Rata Share of the Canadian Letter of Credit Usage on such date (including such Lender’s Pro Rata Share of Canadian Reimbursement Undertakings on such date).
“Canadian Letter of Credit Fees” has the meaning specified therefor in Section 2.5(b) of this Agreement.
“Canadian Letter of Credit Obligations” means the obligation of each Canadian Loan Party to reimburse Canadian Issuing Bank for amounts paid pursuant to Canadian Letters of Credit.
“Canadian Letter of Credit Sublimit” means $3,000,000.
“Canadian Letter of Credit Usage” means, as of any time of determination, the US Dollar Equivalent of the sum of (a) the aggregate undrawn amount of all outstanding Canadian Letters of Credit plus (b) the aggregate amount of outstanding reimbursement obligations with respect to Canadian Letters of Credit which remain unreimbursed or which have not been paid through a Revolving Loan.
“Canadian Loan Account” has the meaning specified therefor in Section 2.8 of this Agreement.
“Canadian Loan Party” means the Canadian Borrowers and the Guarantors that are Subsidiaries of the Parent organized or domiciled under the laws of Canada or any territory or province thereof.
“Canadian Multi-Employer Plan” means a “multi-employer pension plan”, as such term is defined under the Pension Benefits Act (Ontario), under which a Canadian Loan Party is required to contribute pursuant to a collective bargaining agreement and under which (i) the sole obligation of the Canadian Loan Party is to make the contributions specified in the applicable collective bargaining agreement, and (ii) the Canadian Loan Party has no liability relating to any past or future withdrawals from the plan.
“Canadian Obligations” means (a) all loans (including the Canadian Revolving Loans (inclusive of Canadian Extraordinary Advances and Canadian Swing Loans)), debts, principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), reimbursement or indemnification obligations with respect to Canadian Letters of Credit (irrespective of whether contingent), premiums, liabilities (including all amounts charged to the Canadian Loan Account pursuant to this Agreement), obligations (including indemnification obligations) of any Canadian Loan Party, fees (including the fees Schedule 1.1 provided for in the Fee Letter) of any Canadian Loan Party, Lender Group Expenses (including any fees or expenses that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding) of any Canadian Loan Party, guaranties of any Canadian Loan Party, and all covenants and duties of any other kind and description owing by any Canadian Loan Party arising out of, under, pursuant to, in connection with, or evidenced by this Agreement or any of the other Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all other expenses or other amounts that any Canadian Loan Party is required to pay or reimburse by the Loan Documents or by law or otherwise in connection with the Loan Documents, (b) all debts, liabilities, or obligations (including reimbursement obligations, irrespective of whether contingent) owing by Canadian Borrower or any other Canadian Loan Party to Canadian Issuing Bank now or hereafter arising from or in respect of a Canadian Letters of Credit, and (c) all Canadian Bank Product Obligations; provided, that Canadian Obligations shall not include Excluded Swap Obligations. Without limiting the generality of the foregoing, the Canadian Obligations under the Loan Documents include the obligation to pay (i) the principal of the Canadian Revolving Loans, (ii) the interest accrued on the Canadian Revolving Loans, (iii) the amount necessary to reimburse Canadian Issuing Bank for amounts paid or payable pursuant to Canadian Letters of Credit, (iv) letter of credit commissions, charges, expenses, and fees, in each case in respect of Canadian Letters of Credit (v) Lender Group Expenses of any Canadian Loan Party, (vi) fees payable by any Canadian Loan Party under this Agreement or any of the other Loan Documents, and (vii) indemnities and other amounts payable by any Canadian Loan Party under any Loan Document (excluding Excluded Swap Obligations). Any reference in this Agreement or in the Loan Documents to the Canadian Obligations shall include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.
“Canadian Overadvance” means, as of any time of determination, that the Canadian Revolver Usage is greater than any of the limitations set forth in Section 2.1 or Section 2.10B.
“Canadian Pension Plans” means each pension plan required to be registered under Canadian federal or provincial law that is maintained or contributed to, or to which there is or may be an obligation to contribute by a Loan Party or a Restricted Subsidiary thereof, for its employees or former employees, but does not include the Canada Pension Plan or the Quebec Pension Plan as maintained by the Government of Canada or the Province of Quebec, respectively.
“Canadian Priority Payables Reserves” means reserves (determined from time to time by Agent in its Permitted Discretion and subject to Section 2.1(d)) for: (a) the amount past due and owing by any Canadian Loan Party, or the accrued amount for which such Canadian Loan Party has an obligation to remit, to a Governmental Authority or other Person pursuant to any applicable law, rule or regulation, in respect of (i) goods and services taxes, harmonized sales taxes, other sales taxes, employee income taxes, municipal taxes and other taxes payable or to be remitted or withheld; (ii) workers’ compensation or employment insurance; (iii) federal Canada Pension Plan and other statutory Pension Plan contributions; (iv) vacation or holiday pay; and (v) other like charges and demands, in each case, to the extent that any Governmental Authority or other Person may claim a Lien, trust, deemed trust or other claim ranking or capable of ranking in priority to or pari passu with one or more of the Liens granted in the Loan Documents; and (b) the aggregate amount of any other liabilities of any Canadian Loan Party (i) in respect of which a Lien, trust or deemed trust has been or may be imposed on any Collateral to provide for payment, or (ii) in respect of unpaid or unremitted pension plan contributions, including normal cost contributions, special payments and, without duplication, amounts representing any unfunded liability, solvency deficiency or wind-up deficiency whether or not due with respect to a Canadian Pension Plan, or (iii) which are secured by a Lien, charge, right or claim on any Collateral (other than Permitted Liens that do not have priority over Agent’s Liens); in each case, pursuant to any applicable law, rule or regulation and which such lien, trust, deemed trust, pledge, charge, right or claim ranks or in the Permitted Discretion of Agent, is capable of ranking in priority to or pari passu with one or more of the Liens granted in the Loan Documents (such as certain claims by employees for unpaid wages and other amounts payable under the Wage Earner Protection Program Act (Canada)); in each case net of the aggregate amount of all restricted cash held or set aside for the payment of such obligations.
“Canadian Protective Advances” has the meaning specified therefor in Section 2.2(d)(i) of this Agreement.
“Canadian Reimbursement Undertaking” has the meaning specified therefor in Section 2.10B(a) of this Agreement and refers to the US Dollar Equivalent thereof.
“Canadian Revolver Commitment” means, with respect to each Revolving Lender, its Canadian Revolver Commitment, and, with respect to all Revolving Lenders, their Canadian Revolver Commitments, in each case as such US Dollar amounts are set forth beside such Revolving Lender’s name under the applicable heading on Schedule C-1 to this Agreement or in the Assignment and Acceptance or Increase Joinder pursuant to which such Revolving Lender became a Revolving Lender under this Agreement, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 13.1 of this Agreement, and as such amounts may be decreased by the amount of reductions in the Canadian Revolver Commitments made in accordance with Section 2.3(c) hereof.
“Canadian Revolver Usage” means, as of any time of determination, the US Dollar Equivalent of the sum of (a) the amount of outstanding Canadian Revolving Loans (inclusive of Canadian Swing Loans and Canadian Protective Advances), plus (b) the amount of the Canadian Letter of Credit Usage.
“Canadian Revolving Lender” means a Lender that has Canadian Revolving Loan Exposure or Canadian Letter of Credit Exposure.
“Canadian Revolving Loan Exposure” means, with respect to any Lender, as of any time of determination (a) prior to the termination of the Canadian Revolver Commitments, the amount of such Lender’s Canadian Revolver Commitment, and (b) after the termination of the Canadian Revolver Commitments, the US Dollar Equivalent of the aggregate outstanding principal amount of the Canadian Revolving Loans of such Lender plus such Lender’s Canadian Letter of Credit Exposure.
“Canadian Revolving Loans” has the meaning specified therefor in Section 2.1(b) of this Agreement.
“Canadian Swing Line Lender” means WF Canada or any other Lender that, at the request of Canadian Borrower and with the consent of Agent (not to be unreasonably withheld, delayed or conditioned) agrees, in such Lender’s sole discretion, to become the Canadian Swing Line Lender under Section 2.2(b) of this Agreement.
“Canadian Swing Loan” has the meaning specified therefor in Section 2.2(b) of this Agreement.
“Canadian Swing Loan Exposure” means, as of any time of determination with respect to any Lender, such Lender’s Pro Rata Share of the US Dollar Equivalent of the principal amount of outstanding Canadian Swing Loans on such date.

“Canadian Underlying Issuer” means The Toronto-Dominion Bank or one of its Affiliates or such other Person that is acceptable to Agent.
“Capital Expenditures” means, with respect to any Person for any period, the amount of all expenditures by such Person and its Restricted Subsidiaries during such period that are capital expenditures as determined in accordance with GAAP, whether such expenditures are paid in cash or financed, but excluding, without duplication (a) with respect to the purchase price of assets that are purchased substantially contemporaneously with the trade-in of existing assets during such period, the amount that the gross amount of such purchase price is reduced by the credit granted by the seller of such assets for the assets being traded in at such time, (b) expenditures made during such period to consummate one or more Permitted Acquisitions, and (c) expenditures during such period that, pursuant to a written agreement, are reimbursed by a third Person (excluding any Loan Party or any of its Affiliates).
“Capitalized Lease Obligation” means that portion of the obligations under a Capital Lease that is required to be capitalized in accordance with GAAP.
“Capital Lease” means, subject to Section 1.2, a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.
“Cash Balance” shall mean, at the close of business on any Business Day, an amount equal to (a) the aggregate amount of cash and Cash Equivalents credited to the account of, or otherwise reflected as an asset on the balance sheet of, the Loan Parties minus (b) without duplication, the sum of (i) any cash set aside to pay in the ordinary course of business amounts then due and owing by the Loan Parties to unaffiliated third parties on account of transactions not prohibited under this Agreement, in each case, for which the Loan Parties have already issued checks or have already initiated wires or ACH transfers in order to pay such amounts, plus (ii) cash or Cash Equivalents of the Loan Parties held in Excluded Accounts.
“Cash Balance Sweep Limit” shall mean (a) with respect to the aggregate Cash Balance of the Loan Parties’ deposit accounts and securities accounts in the United States and Canada, $10,000,000, and (b) with respect to the aggregate US Dollar and US Dollar Equivalent of the Cash Balance of the Loan Parties’ deposit accounts and securities accounts in all jurisdictions (other than the United States and Canada), $10,000,000.
“Cash Dominion Event” means the occurrence of any of the following: (A) the occurrence and continuance of any Event of Default, or (B) Excess Availability is less than the greater of (i) 10.0% of the Line Cap and (ii) $17,900,000 at any time.
“Cash Dominion Period” means the period commencing after the occurrence of a Cash Dominion Event and continuing until the date when (a) no Event of Default shall exist and be continuing, and (b) Excess Availability exceeds the greater of (i) 10.0% of the Line Cap and (ii) $17,900,000, in any event, for at least 30 consecutive days.
“Cash Equivalents” means the following, whether denominated in Canadian Dollars or US Dollars: (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States or by, or unconditionally guaranteed by, the government of Canada or issued by any agency thereof and backed by the full faith and credit of Canada, in each case maturing within 1 year from the date of acquisition thereof (b) marketable direct obligations issued or fully guaranteed by any state of the United States or province of Canada or any political subdivision of any such state, territory or province or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s Rating Group (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”), (c) commercial paper maturing no more than 270 days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s, (d) certificates of deposit, time deposits, overnight bank deposits or bankers’ acceptances maturing within 1 year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof or the District of Columbia or a bank organized under the laws of Canada, or any United States or Canadian branch of a foreign bank, in each case having at the date of acquisition thereof combined capital and surplus of not less $1,000,000,000, (e) Deposit Accounts maintained with (i) any bank that satisfies the criteria described in clause (d) above, or (ii) any other bank organized under the laws of the United States or any state thereof or the laws of Canada so long as the full amount maintained with any such other bank is insured by the Federal Deposit Insurance Corporation or the Canadian Deposit Insurance Corporation, (f) repurchase obligations of any commercial bank satisfying the requirements of clause (d) of this definition or of any recognized securities dealer having combined capital and surplus of not less than $1,000,000,000, having a term of not more than seven days, with respect to securities satisfying the criteria in clauses (a) or (d) above, (g) debt securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the criteria described in clause (d) above, and (h) Investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (g) above.
“Cash Management Services” means any cash management or related services including treasury, depository, return items, overdraft, controlled disbursement, merchant store value cards, e-payables services, electronic funds transfer, interstate depository network, automatic clearing house transfer (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) and other customary cash management arrangements.
“CDOR Rate” means the average rate per annum as reported on the Reuters Screen CDOR Page (or any successor page or such other page or commercially available service displaying Canadian interbank bid rates for Canadian Dollar bankers’ acceptances as the Agent may designate from time to time, or if no such substitute service is available, the rate quoted by a Schedule I bank under the Bank Act (Canada) selected by the Agent at which such bank is offering to purchase Canadian Dollar bankers’ acceptances) as of 10:00 a.m. Eastern (Toronto) time on the date of commencement of the requested Interest Period, for a term, and in an amount, comparable to the Interest Period and the amount of the CDOR Rate Loan requested (whether as an initial CDOR Rate Loan or as a continuation of a CDOR Rate Loan or as a conversion of a Base Rate Loan to a CDOR Rate Loan) by Borrowers in accordance with this Agreement (and, if any such reported rate is below 0.00 percentage points, then the rate determined pursuant to this clause (b) shall be deemed to be 0.00 percentage points). Each determination of the CDOR Rate shall be made by the Agent and shall be conclusive in the absence of manifest error.
“CDOR Rate Loan” means each portion of the Canadian Revolving Loans that bears interest at a rate determined by reference to the CDOR Rate.
“CFC” means a controlled foreign corporation (as that term is defined in the IRC) in which any Loan Party is a “United States shareholder” within the meaning of Section 951(b) of the IRC.
“Change of Control” means the occurrence of any of the following events:
(bf)any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than the Permitted Holders (collectively a “Control Group”) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the equity securities of the Parent entitled to vote for members of the board of directors or equivalent governing body of the Parent on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); provided that after giving effect to the conversion of the Secured Notes (and Refinancing Secured Notes) held by such Control Group into common Equity Interests of the Parent in accordance with the terms of the Secured Notes Documents as in effect on the Second Amendment Effective Date, such Control Group, subject to the Parent’s delivery of an updated Beneficial Ownership Certification and other information or documentation requested pursuant to the Beneficial Ownership Regulation in accordance with Section 5.10, may be the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire pursuant to any option right), directly or indirectly, of 35% or more of the equity securities of the Parent entitled to vote for members of the board of directors or equivalent governing body of the Parent on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right),
(bg)during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Parent cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body;
(bh)the occurrence of any “change of control” or “change in control”, however defined, under Other Debt Documents evidencing Indebtedness in an aggregate outstanding principal amount equal to or greater than $25,000,000; or
(bi)any Borrower (other than the Parent) ceases to be a Restricted Subsidiary of the Parent.
“Change in Law” means the occurrence after the date of this Agreement of: (a) the adoption or effectiveness of any law, rule, regulation, judicial ruling, judgment or treaty, (b) any change in any law, rule, regulation, judicial ruling, judgment or treaty or in the administration, interpretation, implementation or application by any Governmental Authority of any law, rule, regulation, guideline or treaty, (c) any new, or adjustment to, requirements prescribed by the Board of Governors for “Eurocurrency Liabilities” (as defined in Regulation D of the Board of Governors), requirements imposed by the Federal Deposit Insurance Corporation, or similar requirements imposed by any domestic or foreign governmental authority or resulting from compliance by Agent or any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority and related in any manner to SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, or any other then-current Benchmark, or (d) the making or issuance by any Governmental Authority of any request, rule, guideline or directive, whether or not having the force of law; provided, that notwithstanding anything in this Agreement to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, and (ii) all requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.
“Closing Date” means the date of the making of the initial Revolving Loan (or other extension of credit) under this Agreement.
“Co-Syndication Agents” has the meaning set forth in the preamble to this Agreement.
“Code” means the New York Uniform Commercial Code, as in effect from time to time.
“Collateral” means all assets and interests in assets and proceeds thereof now owned or hereafter acquired by any Loan Party or its Restricted Subsidiaries in or upon which a Lien is granted by such Person in favor of Agent or the Lenders under any of the Loan Documents.
“Collateral Access Agreement” means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in any Loan Party’s or its Restricted Subsidiaries’ books and records, Equipment, or Inventory, in each case, in form and substance reasonably satisfactory to Agent.
“Collections” means, all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, cash proceeds of asset sales, rental proceeds and Tax refunds).
“Commitment” means, with respect to each Lender, its US Revolver Commitment or its Canadian Revolver Commitment, as the context requires, and, with respect to all Lenders, their US Revolver Commitments or their Canadian Revolver Commitments, as the context requires, in each case as such US Dollar amounts are set forth beside such Lender’s name under the applicable heading on Schedule C-1 to this Agreement or in the Assignment and Acceptance pursuant to which such Lender became a Lender under this Agreement, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 13.1 of this Agreement. For the avoidance of doubt, each Lender’s (or its Affiliate’s) Canadian Revolver Commitment, if any, is a subset of such Lender’s US Revolver Commitment and, in no event shall any Revolving Lender or any its Affiliate be obligated to have a US Revolving Loan Exposure in excess of its US Revolver Commitment.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Compliance Certificate” means a certificate substantially in the form of Exhibit C-1 to this Agreement delivered by the chief financial officer or treasurer of Parent to Agent.
“Concentration Account Debtors” means the following Persons to the extent they are Account Debtors (a) Patterson-UTI Energy, Inc. and each wholly-owned Subsidiary thereof, and (b) MRC Global, Inc.
“Confidential Information” has the meaning specified therefor in Section 17.9(a) of this Agreement.
“Conforming Changes” means, with respect to either the use or administration of any initial Benchmark or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “US Base Rate,” the definition of “Canadian Base Rate,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.11(b)(ii) and other technical, administrative or operational matters) that Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by Agent in a manner substantially consistent with market practice (or, if Agent decides that adoption of any portion of such market practice is not administratively feasible or if Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership, by contract, or otherwise, and the terms “Controlled by” or “under common Control with” shall have the correlative meanings.
“Control Agreement” means a control agreement, in form and substance reasonably satisfactory to Agent, executed and delivered by a Loan Party or one of its Restricted Subsidiaries, Agent, and the applicable securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account).

“Controlled Account” has the has the meaning specified therefor in Section 6.17(a) of this Agreement.
“Controlled Account Bank” has the meaning specified therefor in Section 6.17(a) of this Agreement.
“Covenant Testing Period” means a period (a) commencing on the last day of the fiscal quarter of Parent most recently ended prior to a Covenant Trigger Event for which Borrowers are required to deliver to Agent quarterly or annual financial statements pursuant to Schedule 5.1 to this Agreement, and (b) continuing through and including the first day after such Covenant Trigger Event that Excess Availability has exceeded the greater of (i) 12.5% of the Line Cap and (ii) $22,375,000, in any event, for 60 consecutive days.
“Covenant Trigger Event” means if Excess Availability is less than the greater of (i) 12.5% of the Line Cap and (ii) $22,375,000.
“Customs Brokers” shall mean the persons listed on Schedule C-2 hereto or such other person or persons as may be selected by Administrative Borrower after the date hereof and after written notice by Administrative Borrower to Agent who are reasonably acceptable to Agent in its Permitted Discretion to handle the receipt of Inventory within the United States or Canada or to clear Inventory through the Bureau of Customs and Border Protection or other domestic or foreign export control authorities or otherwise perform port of entry services to process Inventory imported by a Borrower from outside the United States or Canada, as applicable (such persons sometimes being referred to herein individually as a “Customs Broker”), provided, that, as to each such person, (a) Agent shall have received a customs broker agreement by such person in favor of Agent (in form and substance reasonably satisfactory to Agent) duly authorized, executed and delivered by such person, (b) such agreement shall be in full force and effect and (c) such person shall be in compliance in all material respects with the terms thereof.
“Criminal Code Section” has the meaning specified therefor in Section 2.17(b) of this Agreement.
“Default” means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.
“Defaulting Lender” means any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies Agent and Administrative Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable Default or Event of Default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to Agent, Issuing Bank, or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two Business Days of the date when due, (b) has notified any Borrower, Agent or Issuing Bank in writing that it does not intend to comply with its funding obligations hereunder or generally under other agreements in which it commits to extend credit, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable Default or Event of Default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by Agent or Administrative Borrower, to confirm in writing to Agent and Administrative Borrower that it will comply with its prospective funding obligations hereunder (provided, that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by Agent and Administrative Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of any Insolvency Proceeding, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-in Action; provided, that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to Administrative Borrower, Issuing Bank, and each Lender.
“Defaulting Lender Rate” means (a) for the first three days from and after the date the relevant payment is due, the Base Rate, and (b) thereafter, the interest rate then applicable to Revolving Loans that are Base Rate Loans (inclusive of the Base Rate Margin applicable thereto).
“Deposit Account” means any deposit account (as that term is defined in the Code or, to the extent applicable, the PPSA).
“Designated Account” means US Designated Account and/or Canadian Designated Account, as the context requires.
“Disqualified Equity Interests” means any Equity Interests that, by their terms (or by the terms of any security or other Equity Interests into which they are convertible or for which they are exchangeable), or upon the happening of any event or condition (a) matures or are mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) are redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provide for the scheduled payments of dividends in cash, or (d) are or become convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the Maturity Date; provided that if any such Equity Interest is issued pursuant to a plan for the benefit of the employees, directors, officers, managers or consultants of any Borrower or any Restricted Subsidiary or by any such plan to such Persons, such Equity Interest shall not be regarded as an Equity Interest constituting a Disqualified Equity Interest solely because it may be required to be repurchased by Parent, any Borrower, or its Restricted Subsidiaries in order to satisfy applicable employment or regulatory obligations.
“Documentation Agent” has the meaning set forth in the preamble to this Agreement.
“Domestic Cash” means cash deposited in a deposit account of a Loan Party that is (a) maintained by a member of the Lender Group, as depository bank, (b) located in the United States, and (c) subject to a Control Agreement, but not including cash used for Letter of Credit Collateralization or Bank Product Collateralization.
“Domestic Subsidiary” means any Subsidiary of any Loan Party that is not a Foreign Subsidiary.
“Drawing Document” means any Letter of Credit or other document presented for purposes of drawing under any Letter of Credit, including by electronic transmission such as SWIFT, electronic mail, facsimile or computer generated communication.
“Earn-Outs” means unsecured liabilities of a Loan Party arising under an agreement to make any deferred payment as a part of the Purchase Price for a Permitted Acquisition, including performance bonuses or consulting payments in any related services, employment or similar agreement, in an amount that is subject to or contingent upon the revenues, income, cash flow or profits (or the like) of the target of such Permitted Acquisition.

“EBITDA” means, for any period and for the Parent and its consolidated Restricted Subsidiaries, without duplication, (a) the Parent’s consolidated Net Income for such period (it being understood that no amounts of the Unrestricted Subsidiaries’ or any Joint Ventures’ Net Income shall be taken into account in calculating EBITDA other than to the extent provided in clause (c) below), plus (b) to the extent deducted in determining consolidated Net Income for such period, Interest Expense, taxes, depreciation, amortization, depletion, and other non-cash charges for such period (including any provision for the reduction in the carrying value of assets recorded in accordance with GAAP and including non-cash charges resulting from the requirements of ASC 410, 718 and 815) for such period, plus (c) Net Income of Unrestricted Subsidiaries and Joint Ventures but to the extent and only to the extent the amount thereof is distributed as cash dividends to the Restricted Entities during such period, plus (d) to the extent deducted in determining consolidated Net Income for such period, non-recurring restructuring expenses incurred during such period consisting of severance costs, costs associated with office or plant closings and consolidation or relocation fees for such period; provided that the aggregate amount of such expenses shall not exceed $7,500,000 in the aggregate for any four-fiscal quarter period, plus (e) to the extent deducted in determining consolidated Net Income for such period, any non-recurring charges incurred during such period in connection with Permitted Acquisitions consisting of excess compensation of prior officers of the acquired Person; provided that the aggregate amount of such charges may not exceed $2,500,000 for any four-fiscal quarter period unless otherwise agreed to by the Agent, plus (f) to the extent deducted in determining consolidated Net Income for such period, other reasonable non-recurring cash charges and expenses incurred in connection with Permitted Acquisitions during such period in an amount not to exceed such amount as agreed to between the Agent and the Parent (except that such amount shall not exceed $7,500,000, not including transaction expenses) for any four-fiscal quarter period, minus (g) all non-cash items of income which were included in determining such consolidated Net Income (including non-cash income resulting from the requirements of ASC 410, 718 and 815); provided that such EBITDA shall be subject to pro forma adjustments for Acquisitions and non-ordinary course sale, transfer, or other disposition of assets, in any event, assuming that such transactions had occurred on the first day of the determination period, which adjustments shall be determined on a basis consistent with Article 11 of Regulation S-X promulgated under the Securities Act and as interpreted by the staff of the SEC or in a manner otherwise reasonably acceptable to the Agent.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Accounts” means the US Eligible Accounts and/or the Canadian Eligible Accounts, as the context requires.
“Eligible Currency” means any Foreign Currency provided that: (a) quotes for loans in such currency are available in the London interbank deposit market; (b) such currency is freely transferable and convertible into US Dollars in the London foreign exchange market, (c) no approval of a Governmental Authority in the country of issue of such currency is required to permit use of such currency by any applicable Lender or applicable Issuing Bank for making loans or issuing letters of credit, or honoring drafts presented under letters of credit in such currency, and (d) there is no restriction or prohibition under any applicable law or regulation against the use of such currency for such purposes.
“Employee Benefit Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA, (a) that is or within the preceding six (6) years has been sponsored, maintained or contributed to by any Loan Party or ERISA Affiliate or (b) to which any Loan Party or ERISA Affiliate has, or has had at any time within the preceding six (6) years, any liability, contingent or otherwise.
“Environmental Action” means any written complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other written communication from any Governmental Authority, or any third party involving violations of Environmental Laws or releases of Hazardous Materials (a) from any assets, properties, or businesses of any Borrower, any Restricted Subsidiary of any Borrower, or any of their predecessors in interest, (b) from adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by any Borrower, any Restricted Subsidiary of any Borrower, or any of their predecessors in interest.
“Environmental Law” means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy, or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, in each case, to the extent binding on any Loan Party or its Restricted Subsidiaries, relating to the environment, the effect of the environment on employee health, or Hazardous Materials, in each case as amended from time to time.
“Environmental Liabilities” means all liabilities, monetary obligations, losses, damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, or Remedial Action required, by any Governmental Authority or any third party, and which relate to any Environmental Action.
“Environmental Lien” means any Lien in favor of any Governmental Authority for Environmental Liabilities.
“Equipment” means equipment (as that term is defined in the Code or, to the extent applicable, the PPSA).
“Equity Interests” means, with respect to a Person, all of the shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in such Person, whether voting or nonvoting, including capital stock (or other ownership or profit interests or units), preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.
“ERISA Affiliate” means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of any Loan Party or its Restricted Subsidiaries under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of any Loan Party or its Restricted Subsidiaries under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which any Loan Party or any of its Restricted Subsidiaries is a member under IRC Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with any Loan Party or any of its Restricted Subsidiaries and whose employees are aggregated with the employees of such Loan Party or its Restricted Subsidiaries under IRC Section 414(o).
“Erroneous Payment” has the meaning specified therefor in Section 17.19(a) of this Agreement.
“Erroneous Payment Deficiency Assignment” has the meaning specified therefor in Section 17.19(d) of this Agreement.

“Erroneous Payment Impacted Loans” has the meaning specified therefor in Section 17.19(d) of this Agreement.
“Erroneous Payment Return Deficiency” has the meaning specified therefor in Section 17.19(d) of this Agreement.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Default” has the meaning specified therefor in Section 8 of this Agreement.
“Excess Availability” means, as of any time of determination, the amount equal to (a) the Line Cap minus (b) the sum of (i) the US Revolver Usage and (ii) the Canadian Revolver Usage.
“Exchange” has the meaning given in Recital B of the Second Amendment.
“Exchange Act” means the Securities Exchange Act of 1934, as in effect from time to time.
“Excluded Accounts” means deposit or securities accounts that are designated solely as accounts for, and are used solely for, payroll funding, employee compensation, employee benefits or taxes.
“Excluded Subsidiary (Canadian)” means (a) Immaterial Subsidiaries, (b) any Foreign Subsidiary that is not domiciled in Canada or any province or territory thereof, (c) any Restricted Subsidiary of a Canadian Loan Party to the extent that the burden or cost (including any potential Tax liability) of obtaining a guarantee outweighs the benefit afforded thereby as reasonably determined by Borrowers and Agent, (d) any Subsidiary of a Loan Party that is not Wholly-Owned, and (e) any Unrestricted Subsidiary; provided, that no Person which has guaranteed or is otherwise liable for any Other Debt shall be an Excluded Subsidiary (Canadian).
“Excluded Subsidiary (US)” means (a) Immaterial Subsidiaries, (b) any Restricted Subsidiary of a US Loan Party to the extent that the burden or cost (including any potential Tax liability) of obtaining a guarantee outweighs the benefit afforded thereby as reasonably determined by Borrowers and Agent, (c) any Foreign Subsidiary of a Loan Party that is a CFC, (d) any Subsidiary of a Loan Party that is a direct or indirect subsidiary of a Foreign Subsidiary that is a CFC, (e) any Subsidiary of a Loan Party that is not Wholly-Owned, and (f) any Unrestricted Subsidiary; provided, that no Person which has guaranteed or is otherwise liable for any Other Debt shall be an Excluded Subsidiary (US).
“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the guaranty of such Loan Party of (including by virtue of the joint and several liability provisions of Section 2.14 or Section 2.15), or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guaranty of such Loan Party or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guaranty or security interest is or becomes illegal.
“Excluded Taxes” means (a) any Tax imposed on the net or overall gross income or net or overall gross profits of any Lender (including any branch profits, capital, franchise or similar Taxes), in each case (i) imposed by the jurisdiction (or by any political subdivision or taxing authority thereof) in which such Lender is organized or the jurisdiction (or by any political subdivision or taxing authority thereof) in which such Lender’s principal office is located in or (ii) that are Other Connection Taxes, (b) United States federal withholding Taxes that would not have been imposed but for a Lender’s failure to comply with the requirements of Section 16.2 of this Agreement, (c) any United States federal or Canadian withholding Taxes that would be imposed on amounts payable to a Lender based upon the applicable withholding rate in effect at the time such Lender becomes a party to this Agreement (or designates a new lending office, other than a designation made at the request of a Loan Party), except that Excluded Taxes shall not include (A) any amount that such Lender (or its assignor, if any) was previously entitled to receive pursuant to Section 16.1 of this Agreement, if any, with respect to such withholding Tax at the time such Lender becomes a party to this Agreement (or designates a new lending office), and (B) additional United States federal withholding Taxes that may be imposed after the time such Lender becomes a party to this Agreement (or designates a new lending office), as a result of any Change in Law, and (d) any United States federal withholding Taxes imposed under FATCA.
“Existing Credit Facility” means the facility evidenced by that certain Second Amended and Restated Credit Agreement dated as of November 26, 2013 among the Parent, Wells Fargo as administrative agent, swing line lender, and issuing lender, the other issuing lenders thereunder and the lenders party thereto, as heretofore amended.
“Existing Letters of Credit” means those letters of credit described on Schedule E-1 to this Agreement.
“Exiting Lender” has the meaning specified therefor in Section 17.15 of this Agreement.
“Extraordinary Advances” means the US Extraordinary Advances and/or the Canadian Extraordinary Advances, as the context requires.
“FATCA” means Sections 1471 through 1474 of the IRC, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and (a) any current or future regulations or official interpretations thereof, (b) any agreements entered into pursuant to Section 1471(b)(1) of the IRC, and (c) any intergovernmental agreement entered into by the United States (or any fiscal or regulatory legislation, rules, or official practices adopted pursuant to any such intergovernmental agreement entered into in connection therewith).
“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.
“FDIC” means the Federal Deposit Insurance Corporation.
“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal to, for each day during such period, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by it (and, if any such rate is below zero, then the rate determined pursuant to this definition shall be deemed to be zero).
“Fee Letter” means that certain fee letter, dated as of September 8, 2021, among Borrowers and Agent, in form and substance reasonably satisfactory to Agent.
“Fixed Charges” means, with respect to any fiscal period and with respect to Parent and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP, the sum, without duplication, of (a) Interest Expense paid (other than interest paid-in-kind, amortization of financing fees, and other non-cash Interest Expense) during such period, (b) scheduled principal payments in respect of Indebtedness that are required to be paid during such period (other than Earn-Outs), and (c) all Restricted Payments paid in cash during such period.
“Fixed Charge Coverage Ratio” means, with respect to any fiscal period and with respect to Parent and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP, the ratio of (a) EBITDA for such period minus all federal, state, provincial and local income Taxes required to be paid during such period minus Unfinanced Capital Expenditures made (to the extent not already incurred in a prior period) or incurred during such period plus all cash refunds for federal, state, provincial and local income Taxes received after the Closing Date and during such period plus the lesser of (x) Growth Capital Expenditures made (to the extent not already incurred in a prior period) or incurred during such period, and (y) $5,000,000, to (b) Fixed Charges for such period; provided that, in any event, EBITDA, Unfinanced Capital Expenditures and Fixed Charges attributable to Restricted Subsidiaries that are not Loan Parties shall not constitute more than 15% of such respective amounts.
For the purposes of calculating Fixed Charge Coverage Ratio for any Reference Period, if at any time during such Reference Period (and after the Closing Date), any Loan Party or any of its Subsidiaries shall have made a Permitted Acquisition, Fixed Charges and Unfinanced Capital Expenditures for such Reference Period shall be calculated after giving pro forma effect thereto or in such other manner acceptable to Agent as if any such Permitted Acquisition occurred on the first day of such Reference Period.
“Floor” means a rate of interest equal to 0.00%.
“Flow of Funds Agreement” means a flow of funds agreement, dated as of even date with this Agreement, in form and substance reasonably satisfactory to Agent, executed and delivered by Borrowers and Agent.
“Foreclosed Canadian Borrower” has the meaning specified therefor in Section 2.15(h) of this Agreement.
“Foreclosed US Borrower” has the meaning specified therefor in Section 2.14(h) of this Agreement.
“Foreign Currency” means each Agreed Currency (other than Dollars).
“Foreign Currency Equivalent” means, at any time, with respect to any amount denominated in US Dollars, the equivalent amount thereof in the applicable Foreign Currency as determined by the Agent or the applicable Issuing Bank, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Foreign Currency with US Dollars.
“Foreign Currency L/C” means any Letter of Credit issued or deemed issued hereunder which is denominated in currency other than Dollars.
“Foreign Subsidiary” means any direct or indirect subsidiary of any Loan Party that is organized under the laws of any jurisdiction other than the United States, any state thereof or the District of Columbia.
“Foreign Subsidiary Holding Company” or “FSHCO” means any direct or indirect Domestic Subsidiary that is a Restricted Subsidiary substantially all of the assets of which consist, directly or indirectly, of Equity Interests in one or more CFCs.
“Forum Canada” has the meaning specified therefor in the preamble to this Agreement.
“Funded Indebtedness” means, as of any time of determination, all Indebtedness for borrowed money or letters of credit of Parent and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, including, in any event, but without duplication, with respect to the Loan Parties and their Restricted Subsidiaries, the US Revolver Usage, the Canadian Revolver Usage, and the amount of their Capitalized Lease Obligations.
“Funding Date” means the date on which a Borrowing occurs.

“Funding Losses” has the meaning specified therefor in Section 2.11(b)(ii) of this Agreement.
“GAAP” means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.
“Governing Documents” means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.
“Governmental Authority” means the government of any nation or any political subdivision thereof, whether at the national, state, territorial, provincial, county, municipal or any other level, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government (including any supra-national bodies such as the European Union or the European Central Bank).
“Growth Capital Expenditure” means, for the Parent and its consolidated Restricted Subsidiaries, all Capital Expenditures consisting of spending for new assets, expansion or the enhancement of existing assets but only to the extent such spending generates new revenue or costs savings and is not addressing wear and tear of existing assets.
“Guarantor” means (a) each Person that guaranties all or a portion of the Obligations, including Parent and any Person that is a “Guarantor” under the Guaranty and Security Agreement, and (b) each other Person that becomes a guarantor after the Closing Date pursuant to Section 5.11 of this Agreement.
“Guaranty and Security Agreement” means (a) a guaranty and security agreement, dated as of even date with this Agreement, in form and substance reasonably satisfactory to Agent, executed and delivered by each of the US Loan Parties to Agent which secures and guarantees the Obligations, and (b) a guaranty and security agreement, dated as of even date with this Agreement, in form and substance reasonably satisfactory to Agent, executed and delivered by each of the Loan Parties to Agent which secures and guarantees the Canadian Obligations.
“Hazardous Materials” means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “toxic substances,” or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or “EP toxicity”, (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.
“Hedge Agreement” means a “swap agreement” as that term is defined in Section 101(53B)(A) of the Bankruptcy Code.
“Hedge Obligations” means US Hedge Obligations and/or Canadian Hedge Obligations, as the context requires.
“Hedge Provider” means any Bank Product Provider that is a party to a Hedge Agreement with a Loan Party or its Restricted Subsidiaries or otherwise provides Bank Products under clause (f) of the definition thereof; provided, that if, at any time, a Lender ceases to be a Lender under this Agreement (prior to the payment in full of the Obligations), then such former Lender and any of its Affiliates shall constitute Hedge Providers only through the stated termination (without extension or renewal) of the individual Hedge Agreements (and not Master ISDA Agreements) entered into with such former Lender or any of its Affiliates.

“Immaterial Subsidiary” means each Subsidiary of a Borrower that is not a Material Subsidiary.
“Increase” has the meaning specified therefor in Section 2.13.
“Increase Date” the date of the effectiveness of the increased US Revolver Commitments and the Maximum Revolver Amount.
“Increase Joinder” has the meaning specified therefor in Section 2.13.
“Increased Reporting Event” means if Excess Availability is less than the greater of (a) 15.0% of the Line Cap and (b) $26,850,000.
“Increased Reporting Period” means the period commencing after the continuance of an Increased Reporting Event and continuing until the date when no Increased Reporting Event has occurred for 30 consecutive days.
“Indebtedness” as to any Person means (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, or other financial products, (c) all obligations of such Person as a lessee under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of such Person, irrespective of whether such obligation or liability is assumed, (e) all obligations of such Person to pay the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business and repayable in accordance with customary trade practices and, for the avoidance of doubt, other than royalty payments payable in the ordinary course of business in respect of non-exclusive licenses) and any earn-out or similar obligations, (f) all monetary obligations of such Person owing under Hedge Agreements (which amount shall be calculated based on the amount that would be payable by such Person if the Hedge Agreement were terminated on the date of determination), (g) any Disqualified Equity Interests of such Person, and (h) any obligation of such Person guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (a) through (g) above. For purposes of this definition, (i) the amount of any Indebtedness represented by a guaranty or other similar instrument shall be the lesser of the principal amount of the obligations guaranteed and still outstanding and the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Indebtedness, and (ii) the amount of any Indebtedness which is limited or is non-recourse to a Person or for which recourse is limited to an identified asset shall be valued at the lesser of (A) if applicable, the limited amount of such obligations, and (B) if applicable, the fair market value of such assets securing such obligation.
“Indemnified Liabilities” has the meaning specified therefor in Section 10.3 of this Agreement.
“Indemnified Person” has the meaning specified therefor in Section 10.3 of this Agreement.
“Indemnified Taxes” means, (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by, or on account of any obligation of, any Loan Party under any Loan Document, and (b) to the extent not otherwise described in the foregoing clause (a), Other Taxes.
“Insolvency Laws” means, collectively, (i) the Bankruptcy Code, (ii) the Bankruptcy and Insolvency Act (Canada), (iii) the Companies’ Creditors Arrangement Act (Canada), (iv) the Winding-Up and Restructuring Act (Canada), (v) corporate statutes where such statute is used by a Person to propose an arrangement involving the compromise of the claims of creditors; and (vi) any similar legislation in a relevant jurisdiction, in each case as applicable and as in effect from time to time.
“Insolvency Proceeding” means any proceeding commenced by or against any Person under any Insolvency Law or under any other provincial, state or federal bankruptcy or insolvency law,

each as now and hereafter in effect, any successors to such statutes, and any similar laws in any jurisdiction including, without limitation, any laws relating to assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief and any law permitting a debtor to obtain a stay or a compromise of the claims of its creditors.
“Intercompany Subordination Agreement” means an intercompany subordination agreement, dated as of even date with this Agreement, executed and delivered by each Loan Party and each of its Restricted Subsidiaries, and Agent, the form and substance of which is reasonably satisfactory to Agent.
“Intercompany Threshold Amount” has the meaning specified therefor in the definition of Permitted Dispositions.
“Intercreditor Agreement” means that certain Intercreditor Agreement dated as of the Second Amendment Effective Date among the Agent, the Notes Collateral Agent, the Loan Parties, and any other Person that may become party thereto or, in connection with any Refinancing Secured Notes, such other customary intercreditor agreement in form and substance reasonably satisfactory to the Agent, Supermajority Lenders, and the Administrative Borrower, in each case, as such agreement may be amended, restated, supplemented, replaced or otherwise modified in accordance with the terms thereof and this Agreement.
“Interest Expense” means, for any period and with respect to any Person, total cash interest expense net of gross interest income of Parent and its Restricted Subsidiaries, letter of credit fees and other fees and expenses incurred by such Person in connection with any Indebtedness for such period whether paid or accrued (including that attributable to obligations which have been or should be, in accordance with GAAP, recorded as Capital Leases), including, without limitation, all commissions, discounts, and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, fees owed with respect to the Obligations, and net costs under Hedge Agreements entered into addressing interest rates, all as determined in conformity with GAAP; provided that, no amounts of the Unrestricted Subsidiaries’ Interest Expense shall be taken into account in calculating the Parent’s consolidated Interest Expense.
“Interest Period” means, (a) with respect to any SOFR Loan, a period commencing on the date of the making of such SOFR Loan (or the continuation of a SOFR Loan or the conversion of a Base Rate Loan to a SOFR Loan) and ending 1, 3, or 6 months thereafter and (b) with respect to each CDOR Rate Loan, a period commencing on the date of the making of such CDOR Rate Loan (or the continuation of a CDOR Rate Loan or the conversion of a Base Rate Loan to a CDOR Rate Loan) and ending 1 or 3 months thereafter; provided, that for both SOFR Loans and CDOR Rate Loans, (i) interest shall accrue at the applicable rate based upon Adjusted Term SOFR or the CDOR Rate, as applicable, from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (ii) Borrowers may not elect an Interest Period which will end after the Maturity Date, and (iii) no tenor that has been removed from this definition pursuant to Section 2.11(d)(iii)(D) shall be available for specification in any Non-Base Rate Notice or conversion or continuation notice; provided, further, that for SOFR Loans (but not CDOR Rate Loans) (A) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day and (B) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is 1, 3, or 6 months after the date on which the Interest Period began, as applicable.
“Inventory” means inventory (as that term is defined in the Code or, to the extent applicable, the PPSA).
“Inventory Cap” means, as of any date of determination, the lesser of (a) 80% of the Borrowing Base at the time of calculation thereof in the relevant Borrowing Base Certificate delivered by the Parent hereunder, and (b) initially as of the Second Amendment Effective Date, $130,000,000, as such amount is reduced from time to time in accordance with the proviso hereto; provided that the Inventory Cap described in clause (b) shall decrease by $500,000 upon the first Business Day of each fiscal quarter, commencing with the fiscal quarter beginning October 1, 2020.
“Inventory Reserves” means, as of any date of determination, (a) Landlord Reserves in respect of Inventory, (b) those reserves that Agent deems necessary or appropriate, in its Permitted Discretion and subject to Section 2.1(d), to establish and maintain (including reserves for slow moving Inventory and Inventory shrinkage) with respect to US Eligible Inventory or the Canadian Eligible Inventory or the Maximum Revolver Amount, including based on the results of appraisals, and (c) with respect to US Eligible In-Transit Inventory or Canadian Eligible In-Transit Inventory, those reserves that Agent deems necessary or appropriate, in its Permitted Discretion and subject to Section 2.1(d), to establish and maintain with respect to US Eligible In-Transit Inventory, Canadian Eligible In-Transit Inventory or the Maximum Revolver Amount (i) for the estimated costs relating to unpaid freight charges, warehousing or storage charges, Taxes, duties, and other similar unpaid costs associated with the acquisition of such US Eligible In-Transit Inventory or Canadian Eligible In-Transit Inventory, plus (ii) for the estimated reclamation claims of unpaid sellers of such US Eligible In-Transit Inventory or Canadian Eligible In-Transit Inventory.
“Investment” means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide accounts receivable arising in the ordinary course of business), or acquisitions of Indebtedness, Equity Interests, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustment for increases or decreases in value, or write-ups, write-downs, or write-offs with respect to such Investment.
“Investment Grade Account Debtor” means any Account Debtor that, at the time of determination, (a) has a credit rating no lower than Baa3 (by Moody’s) or a credit rating no lower than BBB- (by S&P) (an “Investment Grade Rating”), or (b) is a wholly-owned Subsidiary of a Person that has an Investment Grade Rating; provided that (i) for the avoidance of doubt, if neither of such rating agencies provide a credit rating for an Account Debtor (or parent of such Account Debtor) such Account Debtor shall not qualify as an Investment Grade Account Debtor, (ii) an Account Debtor that is an Investment Grade Account Debtor solely based on its status as a wholly-owned Subsidiary of a Person with an Investment Grade Rating shall cease to be an Investment Grade Account Debtor when its parent company ceases to have an Investment Grade Rating, and (iii) no Specified 10% Affiliate and no Specified Affiliate shall qualify as an Investment Grade Account Debtor.
“IRC” means the Internal Revenue Code of 1986, as in effect from time to time.
“ISP” means, with respect to any Letter of Credit, the International Standby Practices 1998 (International Chamber of Commerce Publication No. 590) and any version or revision thereof accepted by an Issuing Bank for use.
“Issuer Document” means, with respect to any Letter of Credit, a letter of credit application, a letter of credit agreement, or any other document, agreement or instrument entered into (or to be entered into) by a Borrower in favor of Issuing Bank and relating to such Letter of Credit.
“Issuing Bank” means any US Issuing Bank and/or Canadian Issuing Bank, as the context requires.
“Joinder” means a joinder agreement substantially in the form of Exhibit J-1 to this Agreement.
“Joint Book Runners” has the meaning set forth in the preamble to this Agreement.

“Joint Lead Arrangers” has the meaning set forth in the preamble to this Agreement.
“Joint Venture” means, with respect to any Person (the “holder”) at any date, any incorporated, formed or organized corporation, limited liability company, partnership, association or other entity, a less than a majority of whose outstanding voting Equity Interests shall at any time be owned by the holder or one or more Subsidiaries of the holder. Unless expressly provided otherwise, all references herein to any “Joint Venture” or “Joint Ventures” means a Joint Venture or Joint Ventures of the Parent.
“Landlord Reserve” means, as to each location at which a Borrower has Inventory or books and records located and as to which a Collateral Access Agreement has not been received by Agent, a reserve in an amount equal to 3 months’ rent, storage charges, fees or other amounts under the lease or other applicable agreement relative to such location.
“Lender” has the meaning set forth in the preamble to this Agreement, shall include each Issuing Bank and each Swing Line Lender, and shall also include any other Person made a party to this Agreement pursuant to the provisions of Section 13.1 of this Agreement and “Lenders” means each of the Lenders or any one or more of them.
“Lender Group” means each of the Lenders (including each Issuing Bank and each Swing Line Lender) and Agent, or any one or more of them.
“Lender Group Expenses” means all (a) costs or expenses (including Taxes and insurance premiums) required to be paid by any Loan Party or its Restricted Subsidiaries under any of the Loan Documents that are paid, advanced, or incurred by the Lender Group, (b) reasonable documented out-of-pocket fees or charges paid or incurred by Agent in connection with the Lender Group’s transactions with each Loan Party and its Restricted Subsidiaries under any of the Loan Documents, including, photocopying, notarization, couriers and messengers, telecommunication, public record searches, filing fees, recording fees, publication, real estate surveys if applicable, real estate title policies and endorsements if applicable, and environmental audits, (c) Agent’s customary fees and charges imposed or incurred in connection with any background checks or OFAC/PEP searches related to any Loan Party or its Restricted Subsidiaries, (d) Agent’s customary fees and charges (as adjusted from time to time) with respect to the disbursement of funds (or the receipt of funds) to or for the account of any Borrower (whether by wire transfer or otherwise), together with any out-of-pocket costs and expenses incurred in connection therewith, (e) customary charges imposed or incurred by Agent resulting from the dishonor of checks payable by or to any Loan Party, (f) reasonable, documented out-of-pocket costs and expenses paid or incurred by the Lender Group to correct any default or enforce any provision of the Loan Documents, or during the continuance of an Event of Default, in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (g) field examination, appraisal, and valuation fees and expenses of Agent related to any field examinations, appraisals, or valuation to the extent of the fees and charges (and up to the amount of any limitation) provided in Section 2.9 of this Agreement, (h) Agent’s and Lenders’ reasonable, documented costs and expenses (including reasonable and documented attorneys’ fees and expenses) relative to third party claims or any other lawsuit or adverse proceeding paid or incurred, whether in enforcing or defending the Loan Documents or otherwise in connection with the transactions contemplated by the Loan Documents, Agent’s Liens in and to the Collateral, or the Lender Group’s relationship with any Loan Party or any of its Restricted Subsidiaries, (i) Agent’s reasonable and documented costs and expenses (including reasonable and documented attorneys’ fees and due diligence expenses but limited to one law firm serving as counsel for the Agent, and if applicable, one law firm serving as local counsel for each applicable jurisdiction) incurred in advising, structuring, drafting, reviewing, administering (including travel, meals, and lodging), syndicating (including reasonable costs and expenses relative to the rating of the CUSIP, DXSyndicate™, SyndTrak or other communication costs incurred in connection with a syndication of the loan facilities), or amending, waiving, or modifying the Loan Documents, and (j) Agent’s and each Lender’s reasonable and documented costs and expenses (including reasonable and documented attorneys, accountants, consultants, and other advisors fees and expenses) incurred in terminating, enforcing (including attorneys, accountants, consultants, and other advisors fees and expenses incurred in connection with a “workout,” a “restructuring,” or an Insolvency Proceeding concerning any Loan Party or any of its Restricted Subsidiaries or in exercising rights or remedies under the Loan Documents), or defending the Loan

Documents, irrespective of whether a lawsuit or other adverse proceeding is brought, or in taking any enforcement action or any Remedial Action with respect to the Collateral.
“Lender Group Representatives” has the meaning specified therefor in Section 17.9 of this Agreement.
“Lender-Related Person” means, with respect to any Lender, such Lender, together with such Lender’s Affiliates, officers, directors, employees, attorneys, and agents.
“Letter of Credit” means a Canadian Letter of Credit or a US Letter of Credit.
“Letter of Credit Collateralization” means with respect to the US Letter of Credit Obligations or the Canadian Letter of Credit Obligations, as applicable, either (a) providing cash collateral in the Agreed Currency (pursuant to documentation reasonably satisfactory to Agent, including provisions that specify that the applicable Letter of Credit Fees and all commissions, fees, charges and expenses provided for in this Agreement (including any fronting fees) will continue to accrue while the applicable Letters of Credit are outstanding) to be held by Agent for the benefit of the applicable Revolving Lenders in an amount equal to the Required Cash Collateral Percentages of the then existing US Letter of Credit Usage and the then existing Canadian Letter of Credit Usage, (b) delivering to Agent documentation executed by all beneficiaries under the applicable Letters of Credit, in form and substance reasonably satisfactory to Agent and the applicable Issuing Bank, terminating all of such beneficiaries’ rights under the Letters of Credit, or (c) providing Agent with a standby letter of credit, in form and substance reasonably satisfactory to Agent in the Agreed Currency, from a commercial bank acceptable to Agent (in its sole discretion) in an amount equal to applicable Required Cash Collateral Percentages of the US Letter of Credit Usage and the Canadian Letter of Credit Usage (it being understood that the applicable Letter of Credit Fee and all fronting fees set forth in this Agreement will continue to accrue while the applicable Letters of Credit are outstanding and that any such fees that accrue must be an amount that can be drawn under any such standby letter of credit).
“Letter of Credit Disbursement” means a US Letter of Credit Disbursement and/or a Canadian Letter of Credit Disbursement, as the context requires.
“Letter of Credit Exposure” means the US Letter of Credit Exposure and/or the Canadian Letter of Credit Exposure, as the context requires.
“Letter of Credit Fees” means the US Letter of Credit Fees and/or the Canadian Letter of Credit Fees, as the context requires.
“Letter of Credit Indemnified Costs” means any and all claims, demands, suits, actions, investigations, proceedings, liabilities, fines, costs, penalties, and damages, and all reasonable documented fees and disbursements of attorneys or experts, and all other costs and expenses actually incurred in connection therewith or in connection with the enforcement of the indemnification set forth in Section 2.10A or Section 2.10B (as and when they are incurred and irrespective of whether suit is brought), which may be incurred by or awarded against any Letter of Credit Related Person (other than Taxes, which shall be governed by Section 16) in connection with any Letter of Credit.
“Letter of Credit Obligations” means the US Letter of Credit Obligations or the Canadian Letter of Credit Obligations, as the context requires.
“Letter of Credit Related Person” has the means each member of the Lender Group (including Issuing Bank and its branches, Affiliates, and correspondents) and each such Person’s respective directors, officers, employees, attorneys and agents.
“Letter of Credit Usage” means the US Letter of Credit Usage and/or the Canadian Letter of Credit Usage, as the context requires.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or other), security interest, or other security arrangement and any other preference, priority, or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement, the interest of a lessor under a Capital Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.
“Line Cap” means, as of any time of determination, the lesser of (a) the Maximum Revolver Amount, and (b) the sum of (i) the lesser of (A) $25,000,000 and (B) the Canadian Borrowing Base, and (ii) the US Borrowing Base.
“Loan” means any Revolving Loan, Swing Loan, or Extraordinary Advance made (or to be made) hereunder.
“Loan Account” means the US Loan Account or the Canadian Loan Account, as the context requires.
“Loan Documents” means this Agreement, the Control Agreements, any Borrowing Base Certificate, the Fee Letter, the Guaranty and Security Agreement, the Intercompany Subordination Agreement, any Issuer Documents, the Letters of Credit, the Loan Manager Side Letter, the Intercreditor Agreement, the Patent Security Agreement, the Trademark Security Agreement, any note or notes executed by Borrowers in connection with this Agreement and payable to any member of the Lender Group, and any other instrument or agreement entered into, now or in the future, by any Loan Party or any of its Restricted Subsidiaries and any member of the Lender Group in connection with this Agreement (but specifically excluding Bank Product Agreements).
“Loan Manager Side Letter” means that certain letter agreement between the Borrowers and Wells Fargo regarding the terms under which Wells Fargo will provide services to the Borrowers in respect of Wells Fargo’s proprietary automated loan management program.
“Loan Party” means any Borrower or any Guarantor.
“Margin Stock” as defined in Regulation U of the Board of Governors as in effect from time to time.
“Material Adverse Effect” means (a) a material adverse effect in the business, operations, assets, liabilities or financial condition of the Loan Parties and their Restricted Subsidiaries, taken as a whole, (b) a material impairment of the Loan Parties’ and their Restricted Subsidiaries’ ability to perform their payment and other material obligations under the Loan Documents to which they are parties or of the Lender Group’s ability to enforce the Obligations or realize upon the Collateral (other than as a result of an action taken or not taken that is solely in the control of Agent), or (c) a material impairment of the enforceability or priority of Agent’s Liens with respect to all or a material portion of the Collateral.
“Material Subsidiary” means (a) each Borrower, (b) each Restricted Subsidiary of a Loan Party that (i) owns at least 2.50% of the consolidated total assets of the Loan Parties and their Restricted Subsidiaries, (ii) generates at least 2.50% of the consolidated revenues of the Loan Parties and their Restricted Subsidiaries, (iii) is the owner of Equity Interests of any Restricted Subsidiary of a Loan Party that otherwise constitutes a Material Subsidiary, or (iv) any group comprising Restricted Subsidiaries of a Loan Party that each would not have been a Material Subsidiary under clauses (i), (ii), or (iii) but that, taken together, had revenues or total assets in excess of 5.00% of the consolidated revenues or total assets, as applicable, of the Loan Parties and their Restricted Subsidiaries, and (c) each other Subsidiary that has guaranteed or is otherwise liable for any Other Debt.
“Maturity Date” means the earlier of (a) September 8, 2026 and (b) the date that is 91 days prior to the maturity of any Secured Notes (or any Refinancing Secured Notes incurred in accordance with the definition thereof in respect of such Secured Notes).

“Maximum Revolver Amount” means $179,000,000, as the same shall be decreased by the amount of reductions in the US Revolver Commitments and Canadian Revolver Commitments made in accordance with Section 2.3(c) of this Agreement and increased by the amount of any Increase made in accordance with Section 2.13 of this Agreement.
“Moody’s” has the meaning specified therefor in the definition of Cash Equivalents.
“Multiemployer Plan” means any multiemployer plan within the meaning of Section 3(37) or 4001(a)(3) of ERISA with respect to which any Loan Party or ERISA Affiliate has an obligation to contribute or has any liability, contingent or otherwise or could be assessed withdrawal liability assuming a complete withdrawal from any such multiemployer plan.
“Net Income” means, for any period and with respect to any Person, the net income for such period for such Person after Taxes as determined in accordance with GAAP, excluding, however, (a) extraordinary items, including (i) any net non-cash gain or loss during such period arising from the sale, exchange, retirement or other disposition of capital assets (such term to include all fixed assets and all securities) other than in the ordinary course of business, and (ii) any write-up or write-down of assets, and (b) the cumulative effect of any change in GAAP. For the avoidance of doubt, in determining net income, gross interest income shall be applied to increase income or decrease interest expense but not both.
“Net Recovery Percentage” means, as of any date of determination, the percentage of the book value of Borrowers’ Inventory that is estimated to be recoverable in an orderly liquidation of such Inventory net of all associated costs and expenses of such liquidation, such percentage to be determined as to each category of Inventory and to be as specified in the most recent Acceptable Appraisal of Inventory.
“Non-Base Rate” means (a) with respect to Obligations denominated in Canadian Dollars, the CDOR Rate, and (b) with respect to Obligations denominated in US Dollars, Adjusted Term SOFR.
“Non-Base Rate Deadline” has the meaning specified therefor in Section 2.11(b)(i).
“Non-Base Rate Loan” means a Non-Base Rate Revolving Loan.
“Non-Base Rate Notice” means a written notice in the form of Exhibit N-1.
“Non-Base Rate Option” has the meaning specified therefor in Section 2.11(a).
“Non-Base Rate Revolving Loan” means a Revolving Loan that bears interest at a rate determined by reference to the applicable Non-Base Rate.
“Non-Consenting Lender” has the meaning specified therefor in Section 14.2(a) of this Agreement.
“Non-Defaulting Lender” means each Lender other than a Defaulting Lender.
“Notes Collateral Agent” means the “collateral agent” or “trustee” or similar Person acting in the capacity as the collateral agent under, and its permitted successors and assigns under, the Secured Notes Documents.
“Obligations” means (a) all loans (including the Revolving Loans (inclusive of Extraordinary Advances and Swing Loans)), debts, principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), reimbursement or indemnification obligations with respect to Letters of Credit (irrespective of whether contingent), premiums, liabilities (including all amounts charged to the Loan Account pursuant to this Agreement), obligations (including indemnification obligations), fees (including the fees provided for in the Fee Letter), Lender Group Expenses (including any fees or expenses that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), guaranties, and all covenants and duties of any other kind and description owing by any Loan Party arising out of, under, pursuant to, in connection with, or evidenced by this Agreement or any of the other Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all other expenses or other amounts that any Loan Party is required to pay or reimburse by the Loan Documents or by law or otherwise in connection with the Loan Documents, and (b) all Bank Product Obligations (subject to, with respect to HSBC Bank USA, N.A., the second and third provisos in the definition of “Bank Product Provider”); provided that, anything to the contrary contained in the foregoing notwithstanding, the Obligations shall exclude all Excluded Swap Obligation. Without limiting the generality of the foregoing, the Obligations of Borrowers under the Loan Documents include the obligation to pay (i) the principal of the Revolving Loans, (ii) interest accrued on the Revolving Loans, (iii) the amount necessary to reimburse Issuing Bank for amounts paid or payable pursuant to Letters of Credit, (iv) Letter of Credit commissions, fees (including fronting fees) and charges, (v) Lender Group Expenses, (vi) fees payable under this Agreement or any of the other Loan Documents, and (vii) indemnities and other amounts payable by any Loan Party under any Loan Document. Any reference in this Agreement or in the Loan Documents to the Obligations shall include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.
“OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury.
“Originating Lender” has the meaning specified therefor in Section 13.1(e) of this Agreement.
“Other Connection Taxes” means, with respect to any Lender, Taxes imposed as a result of a present or former connection between such Lender and the jurisdiction or taxing authority imposing the Tax (other than any such connection arising from such Lender having executed, delivered or performed its obligations or received payment under, or enforced its rights or remedies under this Agreement or any other Loan Document).
“Other Debt” means, without duplication, the Senior Notes, the Refinancing Senior Notes, the Secured Notes, the Refinancing Secured Notes, the Indebtedness permitted under clause (s) of the definition of Permitted Indebtedness, the Indebtedness permitted under clause (v) of the definition of Permitted Indebtedness, the Indebtedness permitted under clause (w) of the definition of Permitted Indebtedness, and any Refinancing Indebtedness of any of the foregoing regardless of whether such Indebtedness is permitted hereunder.
“Other Debt Documents” means the agreements, instruments and documents evidencing or securing or otherwise governing any Other Debt.
“Other Taxes” means all present or future stamp, court, excise, value added, or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 14.2 or any assignment made as a result of an Increase).
“Overadvance” means a US Overadvance and/or a Canadian Overadvance, as the context requires.
“Parent” has the meaning specified therefor in the preamble to this Agreement.
“Participant” has the meaning specified therefor in Section 13.1(e) of this Agreement.

“Participant Register” has the meaning set forth in Section 13.1(i) of this Agreement.
“Patent Security Agreement” has the meaning specified therefor in the Guaranty and Security Agreement.
“Patriot Act” has the meaning specified therefor in Section 4.13 of this Agreement.
“Payment Conditions” means, at the time of determination with respect to a proposed payment to fund a Specified Transaction (or the designation of a Subsidiary as an Unrestricted Subsidiary), that:
(bj)no Default or Event of Default then exists or would arise as a result of the consummation of such Specified Transaction,
(bk)either
(1)Excess Availability (x) at all times during the 30 consecutive days immediately preceding the date of such proposed payment and the consummation of such Specified Transaction, calculated on a pro forma basis as if such proposed payment was made, and the Specified Transaction was consummated, on the first day of such period, and (y) after giving effect to such proposed payment and Specified Transaction, in each case, is not less than the greater of (1) 20% of the Line Cap, and (2) $35,800,000, or
(2)both (A) the Fixed Charge Coverage Ratio of the Loan Parties and their Restricted Subsidiaries is equal to or greater than 1.00:1.00 for the trailing 12 month period most recently ended for which financial statements are required to have been delivered to Agent pursuant to Schedule 5.1 to this Agreement (calculated on a pro forma basis as if such proposed payment is a Fixed Charge made on the last day of such 12 month period (it being understood that such proposed payment shall also be a Fixed Charge made on the last day of such 12 month period for purposes of calculating the Fixed Charge Coverage Ratio under this clause (ii) for any subsequent proposed payment to fund a Specific Transaction)) and otherwise calculated on a pro forma basis as if such Specified Transaction was consummated on the first day of such period, and (B) Excess Availability, (x) at all times during the 30 consecutive days immediately preceding the date of such proposed payment and the consummation of such Specified Transaction, calculated on a pro forma basis as if such proposed payment was made, and the Specified Transaction was consummated, on the first day of such period, and (y) after giving effect to such proposed payment and Specified Transaction, in each case, is not less than the greater of (1) 15% of the Line Cap, and (2) $26,850,000, and
(bl)Administrative Borrower has delivered a certificate to Agent certifying that all conditions described in clauses (a) and (b) above have been satisfied;
provided that, in determining compliance with the Payment Conditions with respect to the designation of a Restricted Subsidiary as an Unrestricted Subsidiary, the Borrowers must be in compliance with clause (b)(ii) rather than clause (b)(i).
“Payment Recipient” has the meaning specified therefor in Section 17.19(a) of this Agreement.
“PBGC” means the Pension Benefit Guaranty Corporation or any successor agency.
“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV or Section 302 of ERISA or Sections 412 or 430 of the IRC sponsored, maintained, or contributed to by any Loan Party or ERISA Affiliate or to which any Loan Party or ERISA Affiliate has any liability, contingent or otherwise.

“Perfection Certificate” means a certificate in the form of Exhibit P-1 to this Agreement.
“Permitted Acquisition” means any Acquisition so long as:
(bm)no Default or Event of Default shall have occurred and be continuing or would result from the consummation of the proposed Acquisition and the proposed Acquisition is consensual,
(bn)no Indebtedness will be incurred, assumed, or would exist with respect to any Loan Party or its Restricted Subsidiaries as a result of such Acquisition, other than Permitted Indebtedness and no Liens will be incurred, assumed, or would exist with respect to the assets of any Loan Party or its Restricted Subsidiaries as a result of such Acquisition other than Permitted Liens,
(bo)Borrowers have provided Agent with its due diligence package relative to the proposed Acquisition, including forecasted balance sheets, profit and loss statements, and cash flow statements of the Person or assets to be acquired, all prepared on a basis consistent with such Person’s (or assets’) historical financial statements, together with appropriate supporting details and a statement of underlying assumptions for the one year period following the date of the proposed Acquisition, on a quarter by quarter basis); provided that such due diligence package shall only be required to be delivered by Borrowers if requested by the Agent and only for (i) Acquisitions (x) with a purchase price consideration in excess of $25,000,000 and (y) made in reliance on clause (b)(ii) of the definition of Payment Conditions, and (ii) Acquisitions which result in Accounts or Inventory that are to be included in the applicable Borrowing Base as a result of the provisos in clause (q) of the definition of Canadian Eligible Accounts or US Eligible Accounts or in clause (l) of the definition of Canadian Eligible Inventory or US Eligible Inventory; provided further that in the case of clause (ii) above, the due diligence package provided to Agent shall be limited to information relating to the Accounts and Inventory that are to be included in the applicable Borrowing Base and such other information that is necessary in order to determine availability arising from such Accounts and Inventory,
(bp)such Acquisition is not hostile in nature,
(bq)[Reserved],
(br)If the proceeds of any Borrowing will be used to fund any part of the purchase price of any proposed Acquisition or any proposed Acquisition which result in Accounts or Inventories that are to be included in the applicable Borrowing Base as a result of the provisos in clause (q) of the definition of Canadian Eligible Accounts or US Eligible Accounts or in clause (l) of the definition of Canadian Eligible Inventory or US Eligible Inventory, the Borrowers have provided Agent with written notice of the proposed Acquisition at least five Business Days prior to the anticipated closing date of the proposed Acquisition and, not later than five Business Days prior to the anticipated closing date of the proposed Acquisition, copies of the draft acquisition agreement and other draft material documents relative to the proposed Acquisition; provided that the Borrowers shall inform Agent of any material changes made to such draft acquisition agreement and material documents prior to the closing of the proposed Acquisition and shall provide copies of the acquisition agreement and other material documents relating to such Acquisition promptly after the closing thereof,
(bs)the assets being acquired (other than a de minimis amount of assets in relation to Parent’s and its Restricted Subsidiaries’ total assets), or the Person whose Equity Interests are being acquired, are useful in or engaged in, as applicable, the business of the Loan Parties and their Restricted Subsidiaries or a business reasonably related thereto,
(bt)if the assets being acquired (other than a de minimis amount of assets in relation to the assets being acquired) are located outside of the United States or Canada, or the Person whose Equity Interests are being acquired is organized in a jurisdiction located outside the United States or Canada, then the Borrowers shall have an Excess Availability of at least the greater of (a) 25% of the Line Cap and (b) $35,000,000 immediately after giving effect to each such acquisition,

(bu)the subject assets or Equity Interests, as applicable, are being acquired directly by a Borrower or a Restricted Subsidiary, and, in connection therewith, the applicable Loan Party shall have complied with Section 5.11 or 5.12 of this Agreement, as applicable, and, in the case of an acquisition of Equity Interests, the Person whose Equity Interests are acquired shall become a Loan Party or any other Restricted Subsidiary, or an Unrestricted Subsidiary if the conditions to designating such Person as an Unrestricted Subsidiary required under Section 5.11 could be satisfied with respect to such Person, and
(bv)the Payment Conditions are satisfied.
“Permitted Discretion” means a determination made in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment in good faith.
“Permitted Dispositions” means:
(bw)sales, abandonment, or other dispositions of property (other than ABL Collateral) that is substantially worn, damaged, or obsolete or no longer used or useful in the ordinary course of business and leases or subleases of Real Property not useful in the conduct of the business of the Loan Parties and their Restricted Subsidiaries,
(bx)sales of Inventory to buyers in the ordinary course of business,
(by)the use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents,
(bz)the licensing, on a non-exclusive basis, of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business,
(ca)the granting of Permitted Liens,
(cb)the sale or discount, in each case without recourse, of accounts receivable (other than Eligible Accounts) arising in the ordinary course of business, but only in connection with the compromise or collection thereof,
(cc)any involuntary loss, damage or destruction of property,
(cd)any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property,
(ce)the leasing or subleasing of assets of any Loan Party or its Restricted Subsidiaries in the ordinary course of business,
(cf)(i) the sale or issuance of Equity Interests (other than Disqualified Equity Interests) of Parent and the sale of Equity Interests in Joint Ventures, (ii) the sale of Equity Interests in Unrestricted Subsidiaries, and (iii) the designation or redesignation of a Subsidiary as an Unrestricted Subsidiary in accordance with Section 5.12,
(cg)(i) the lapse of registered patents, trademarks, copyrights and other intellectual property of any Loan Party or any of its Restricted Subsidiaries to the extent not economically desirable in the conduct of its business, or (ii) the abandonment of patents, trademarks, copyrights, or other intellectual property rights in the ordinary course of business so long as (in each case under clauses (i) and (ii)), (A) with respect to copyrights, such copyrights are not material revenue generating copyrights, and (B) such lapse is not materially adverse to the interests of the Lender Group,
(ch)the making of Restricted Payments that are expressly permitted to be made pursuant to this Agreement,

(ci)the making of Permitted Investments,
(cj)so long as no Event of Default has occurred and is continuing or would immediately result therefrom, (i) transfers of assets from any US Loan Party to a US Loan Party, (ii) transfers of assets from any Canadian Loan Party to a Canadian Loan Party, (iii) from any Restricted Subsidiary of any Loan Party that is not a Loan Party to any other Restricted Subsidiary of any Loan Party, (iv) the transfer of Inventory in the ordinary course of business between any US Loan Party and any Canadian Loan Party provided, that if, as of any time of determination, such transfers pursuant to this clause (iv) during the period of time from the first day of the month in which such date of determination occurs until such date of determination, either individually or in the aggregate, involve $10,000,000 or more of assets included in any Borrowing Base (based on the fair market value of the assets so disposed) (the “Intercompany Threshold Amount”), then Borrowers shall have, prior to consummation of such transfer that causes the assets included in the Borrowing that are disposed of during such period to exceed the Intercompany Threshold Amount, delivered to Agent an updated Borrowing Base Certificate that reflects the removal of the applicable assets from the applicable Borrowing Base, and (v) transfers of assets (other than ABL Collateral) by any Loan Party to any Restricted Subsidiary or by any Restricted Subsidiary to any Loan Party not otherwise covered above in this clause (n),
(ck)dispositions of Equipment or Real Property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property, or (ii) the proceeds of such disposition are applied within 90 days to the purchase price of such replacement property; provided, that to the extent the property being transferred constitutes Collateral, such replacement property shall constitute Collateral,
(cl)dispositions of assets acquired by the Loan Parties and their Restricted Subsidiaries pursuant to a Permitted Acquisition consummated within 12 months of the date of the proposed disposition so long as (i) the consideration received for the assets to be so disposed is at least equal to the fair market value of such assets, (ii) the assets to be so disposed are not necessary or economically desirable in connection with the business of the Loan Parties and their Restricted Subsidiaries, and (iii) the assets to be so disposed are readily identifiable as assets acquired pursuant to the subject Permitted Acquisition, and
(cm)sales or other dispositions of assets not otherwise permitted in clauses (a) through (p) above, so long as (i) no Default or Event of Default has occurred and is continuing or would immediately result therefrom, (ii) each such sale or disposition is in an arm’s-length transaction and the applicable Loan Party or its Restricted Subsidiary receives at least the fair market value of the assets so disposed, (iii) the consideration received by the applicable Loan Party or its Restricted Subsidiary consists of at least 75% cash and Cash Equivalents and is paid at the time of the closing of such sale or disposition, and (iv) the aggregate amount of the cash and non-cash proceeds received from all assets sold or disposed of pursuant to this clause (q) taken together with all such sales and dispositions completed since the Amendment No. 4 Effective Date, shall not exceed 5.5% of the Tangible Net Assets in the aggregate and calculated at the time of such subject sale or disposition;
provided, that if, as of any time of determination, sales or dispositions (other than in the ordinary course of business) by the Loan Parties to any Person that is not a Loan Party during the period of time from the first day of the month in which such date of determination occurs until such date of determination, either individually or in the aggregate, involve $5,000,000 or more of assets included in any Borrowing Base (based on the fair market value of the assets so disposed) (the “Threshold Amount”), then Borrowers shall have, prior to the consummation of the sale or disposition that causes the assets included in the Borrowing Base that are disposed of during such period to exceed the Threshold Amount, delivered to the Agent an updated Borrowing Base Certificate that reflects the removal of the applicable assets from the applicable Borrowing Base.
“Permitted Holder” means (a) SCF-V, L.P., SCF-VI, L.P., SCF-VII, L.P., SCF 2012A, L.P. and SCF 2012B, L.P. and (ii) any other investment fund or vehicle managed or controlled by any of the foregoing and in each case their respective controlling Affiliates.

“Permitted Indebtedness” means:
(cn)Indebtedness in respect of the Obligations other than Bank Product Obligations,
(co)Indebtedness as of the Amendment No. 3 Effective Date set forth on Schedule 4.14 to this Agreement and any Refinancing Indebtedness in respect of such Indebtedness,
(cp)Permitted Purchase Money Indebtedness and any Refinancing Indebtedness in respect of such Indebtedness,
(cq)Indebtedness arising in connection with the endorsement of instruments or other payment items for deposit,
(cr)Indebtedness consisting of (i) unsecured guarantees incurred in the ordinary course of business with respect to surety and appeal bonds, performance bonds, bid bonds, appeal bonds, completion guarantee and similar obligations; (ii) unsecured guarantees arising with respect to customary indemnification obligations to purchasers in connection with Permitted Dispositions; (iii) guarantees with respect to Indebtedness of any Loan Party or one of its Restricted Subsidiaries, to the extent that the Person that is obligated under such guaranty could have incurred such underlying Indebtedness; provided that, a guarantee provided by a Loan Party which guarantees Indebtedness of a Restricted Subsidiary that is not a Loan Party must be an unsecured guarantee, and (iv) unsecured guarantees by the Parent of Foreign Subsidiaries Indebtedness permitted under clause (y) below in this definition of Permitted Indebtedness,
(cs)unsecured Indebtedness of any Loan Party that is incurred on the date of the consummation of a Permitted Acquisition solely for the purpose of consummating such Permitted Acquisition so long as (i) no Event of Default has occurred and is continuing or would result therefrom, (ii) such unsecured Indebtedness is not incurred for working capital purposes, (iii) such unsecured Indebtedness does not mature prior to the date that is 91 days after the Maturity Date, (iv) such unsecured Indebtedness does not amortize until 91 days after the Maturity Date, (v) such unsecured Indebtedness does not provide for the payment of interest thereon in cash or Cash Equivalents prior to the date that is 91 days after the Maturity Date, and (vi) such Indebtedness is subordinated in right of payment to the Obligations on terms and conditions reasonably satisfactory to Agent and is otherwise on terms and conditions (including economic terms and absence of covenants) reasonably satisfactory to Agent,
(ct)Acquired Indebtedness and any Refinancing Indebtedness in respect of such Indebtedness; provided that, the aggregate amount of Indebtedness permitted under this clause (g) shall not exceed $50,000,000 outstanding at any one time,
(cu)Indebtedness incurred in the ordinary course of business under performance, surety, bid, statutory, or appeal bonds,
(cv)Indebtedness owed to any Person providing property, casualty, liability, or other insurance to any Loan Party or any of its Subsidiaries, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the year in which such Indebtedness is incurred and such Indebtedness is outstanding only during such year,
(cw)the incurrence by any Loan Party or its Subsidiaries of Indebtedness under Hedge Agreements that is incurred for the bona fide purpose of hedging the interest rate, commodity, or foreign currency risks associated with such Loan Party’s or such Restricted Subsidiary’s operations and not for speculative purposes,
(cx)Indebtedness of Loan Parties incurred in the ordinary course of business in respect of credit cards, credit card processing services, debit cards, stored value cards, commercial cards (including so-called “purchase cards”, “procurement cards” or “p-cards”), or Cash Management Services,

(cy)unsecured Indebtedness of any Loan Party owing to employees, former employees, former officers, directors, or former directors (or any spouses, ex-spouses, or estates of any of the foregoing) incurred in connection with the repurchase or redemption by such Loan Party of the Equity Interests of Parent that has been issued to such Persons, so long as (i) no Default or Event of Default has occurred and is continuing or would result from the incurrence of such Indebtedness, and (ii) the aggregate amount of all such Indebtedness outstanding at any one time does not exceed $7,500,000,
(cz)contingent liabilities in respect of any indemnification obligation, adjustment of purchase price, non-compete, or similar obligation of any Loan Party incurred in connection with the consummation of one or more Permitted Acquisitions,
(da)Indebtedness composing Permitted Investments,
(db)unsecured Indebtedness of a Loan Party or its Restricted Subsidiaries (other than Foreign Subsidiaries) incurred in respect of netting services, overdraft protection, and other like services, in each case, incurred in the ordinary course of business,
(dc)unsecured Indebtedness of any Loan Party or its Restricted Subsidiaries in respect of Earn-Outs owing to sellers of assets or Equity Interests to such Loan Party or its Restricted Subsidiaries that is incurred in connection with the consummation of one or more Permitted Acquisitions so long as such unsecured Indebtedness is paid within 60 days after such amount becomes due,
(dd)Permitted Intercompany Advances,
(de)accrual of interest, accretion or amortization of original issue discount, or the payment of interest in kind, in each case, on Indebtedness that otherwise constitutes Permitted Indebtedness,
(df)the Secured Notes (and Refinancing Secured Notes incurred in accordance with the definition thereof in respect of such Secured Notes), the aggregate principal amount of which, when combined with the aggregate principal amount of all remaining Senior Notes after giving effect to the Exchange (and any Refinancing Senior Notes in respect thereof), does not exceed $328,144,000 (excluding, however, in the case of (x) the Secured Notes, any additional principal amount thereof resulting from the payment of accrued interest in kind thereon in accordance with the terms of the Secured Notes Documents as in effect on the Second Amendment Effective Date, and (y) Refinancing Secured Notes or Refinancing Senior Notes, any additional principal amount thereof permitted to be incurred pursuant to clause (a) of the definition of “Refinancing Secured Notes” or “Refinancing Senior Notes”, as applicable, in connection with accrued interest, premiums, fees and expenses in respect of the refinanced Indebtedness); provided that (i) if any Lien securing such Indebtedness encumbers ABL Collateral, then such Lien shall rank junior to the Liens encumbering ABL Collateral securing the Obligations; (ii) if any Lien securing such Indebtedness encumbers any other assets, such Lien and such Indebtedness may rank senior to, pari passu with or junior to the Obligations and the Liens, if any, encumbering such other assets securing the Obligations in accordance with clause (v) of the definition of “Permitted Liens”, and in each case under the foregoing clauses (i) and (ii), such Liens and such Indebtedness shall be subject to the Intercreditor Agreement; (iii) the amount permitted pursuant to this clause (s) shall be reduced dollar for dollar by (A) the aggregate principal payments made on the Secured Notes (other than a redemption or repayment thereof that constitutes Refinancing Secured Notes) and (B) the aggregate principal amount of any Secured Notes (and Refinancing Secured Notes) converted to common Equity Interests of the Parent in accordance with the terms of such Secured Notes (as in effect on the Second Amendment Effective Date) or Refinancing Secured Notes, as applicable, on the date such conversion becomes effective; (iv) the scheduled maturity date of such Indebtedness shall not be earlier than 91 days after the Maturity Date in effect at the incurrence of such Indebtedness; (v) such Indebtedness shall not have any amortization or other requirement to purchase, redeem, retire, defease or otherwise make any payment in respect thereof, other than (A) at scheduled maturity thereof, (B) mandatory prepayments which are customary with respect to such type of Indebtedness and that are triggered upon a change of control and sale of all or substantially all assets and certain other asset sales, or (C) the mandatory conversion thereof for common Equity Interests of the Parent in accordance with the Secured Notes Documents as in effect on the Second Amendment Effective Date; (vi) such Indebtedness shall not be recourse to any Person not liable on account of the Obligations; (vii) such Indebtedness shall be on terms that are reasonable in light of the prevailing circumstances at the time such Indebtedness is incurred (as determined in good faith by the board of directors of the Parent); (viii) such Indebtedness shall be in the form of high yield notes and not “term b” loans or institutional term loans; and (ix) the agreements and instruments governing such Indebtedness shall not contain (A) any financial maintenance covenant, (B) any affirmative or negative covenants that are, taken as a whole, materially more restrictive than those set forth in the Credit Agreement; provided that the inclusion of any financial covenant that is customary with respect to such type of Indebtedness and that is not found in the Credit Agreement shall not be deemed to be more restrictive for purposes of this clause (B); (C) any restrictions on the ability of Parent or any Subsidiary of the Parent to guarantee the Obligations; provided that a requirement that any such Subsidiary also guarantee such Indebtedness shall not be deemed to be a violation of this clause (C), (D) any restrictions on the ability of Parent or any Restricted Subsidiary to pledge Collateral as collateral security for the Obligations, except as set forth in the Intercreditor Agreement, or (E) any restrictions on the ability of Parent or any Restricted Subsidiary to incur Indebtedness under the Credit Agreement or any other Loan Document other than a restriction as to the outstanding principal amount of such Indebtedness in excess of the aggregate Maximum Revolver Amount then in effect on the initial issuance date of such Indebtedness,
(dg)any other unsecured Indebtedness incurred by any Loan Party or any of its Restricted Subsidiaries in an aggregate outstanding principal amount not to exceed $50,000,000, at any one time,
(dh)the outstanding Senior Notes as of the Second Amendment Effective Date (after giving effect to the Exchange) and any outstanding Refinancing Senior Notes in respect thereof, in each case, in an aggregate maximum principal amount, when combined with the aggregate principal amount of all outstanding Secured Notes (and all outstanding Refinancing Secured Notes in respect thereof) not to exceed $328,144,000 (excluding, however, in the case of (x) the Secured Notes, any additional principal amount thereof resulting from the payment of accrued interest in kind thereon in accordance with the terms of the Secured Notes Documents as in effect on the Second Amendment Effective Date, and (y) Refinancing Secured Notes or Refinancing Senior Notes, any additional principal amount thereof permitted to be incurred pursuant to clause (a) of the definition of “Refinancing Secured Notes” or “Refinancing Senior Notes”, as applicable, in connection with accrued interest, premiums, fees and expenses in respect of the refinanced Indebtedness), as such aggregate amount may be reduced dollar for dollar in connection with the conversion of any Secured Notes and Refinancing Secured Notes to common Equity Interests of the Parent permitted by this Agreement and otherwise in accordance with clause (s) of the definition of “Permitted Indebtedness”,
(di)unsecured Indebtedness of the Parent (and guarantees thereof by its Restricted Subsidiaries that are Guarantors) evidenced by term loans, bonds, debentures, notes or other similar instruments (including extensions, refinancings, refundings, replacements and renewals of thereof) in an aggregate outstanding principal amount not to exceed $250,000,000 at any one time; provided that, (i) the scheduled maturity date of such Indebtedness shall not be earlier than 91 days after the Maturity Date, (ii) no Default or Event of Default shall have occurred and be continuing at the time of incurrence thereof or shall result therefrom, (iii) such Indebtedness shall not have any amortization or other requirement to purchase, redeem, retire, defease or otherwise make any payment in respect thereof, other than at scheduled maturity thereof, mandatory prepayments which are customary with respect to such type of Indebtedness and that are triggered upon change of control and sale of all or substantially all assets and certain other asset sales, and (iv) the agreements and instruments governing such Indebtedness shall not contain (A) any affirmative or negative covenants that are, taken as a whole, materially more restrictive than those set forth in this Agreement; provided that the inclusion of any financial covenant that is customary with respect to such type of Indebtedness and that is not found in this Agreement shall not be deemed to be more restrictive for purposes of this clause (A), (B) any restrictions on the ability of Parent or any Restricted Subsidiary of the Parent to guarantee the Obligations, provided that a requirement that any such Restricted Subsidiary also guarantee such Indebtedness shall not be deemed to be a violation of this clause (B), (C) any restrictions on the ability of Parent or any Restricted Subsidiary to pledge Collateral as collateral security for the Obligations, or (D) any restrictions on the ability of Parent or any Restricted Subsidiary to incur Indebtedness under this Agreement or any other Loan Document other than a restriction as to the outstanding principal amount of such Indebtedness in excess of the aggregate Maximum Revolver Amount then in effect on the initial issuance date of such Indebtedness,
(dj)unsecured Indebtedness of the Parent (and guarantees thereof by its Restricted Subsidiaries that are Guarantors) evidenced by term loans, bonds, debentures, notes or other similar instruments (including extensions, refinancings, refundings, replacements and renewals of thereof); provided that, (i) the scheduled maturity date of such Indebtedness shall not be earlier than 91 days after the Maturity Date, (ii) no Default or Event of Default shall have occurred and be continuing at the time of incurrence thereof or shall result therefrom, (iii)  at the time of incurrence thereof and after giving pro forma effect thereto and the use of proceeds thereof, the Borrowers would be in compliance with the Total Net Leverage Ratio, calculated on a pro forma basis as of the most recently ended fiscal quarter or year, as applicable, for which Agent has received financial statements pursuant to Section 5.1 on or prior to the incurrence of such unsecured Indebtedness, that is no greater than 5.00:1.00, (iv) such Indebtedness shall not have any amortization or other requirement to purchase, redeem, retire, defease or otherwise make any payment in respect thereof, other than at scheduled maturity thereof, mandatory prepayments which are customary with respect to such type of Indebtedness and that are triggered upon change of control and sale of all or substantially all assets and certain other asset sales, and (v) the agreements and instruments governing such Indebtedness shall not contain (A) any affirmative or negative covenants that are, taken as a whole, materially more restrictive than those set forth in this Agreement; provided that the inclusion of any financial covenant that is customary with respect to such type of Indebtedness and that is not found in this Agreement shall not be deemed to be more restrictive for purposes of this clause (A), (B) any restrictions on the ability of Parent or any Restricted Subsidiary of the Parent to guarantee the Obligations, provided that a requirement that any such Restricted Subsidiary also guarantee such Indebtedness shall not be deemed to be a violation of this clause (B), (C) any restrictions on the ability of Parent or any Restricted Subsidiary to pledge Collateral as collateral security for the Obligations, or (D) any restrictions on the ability of Parent or any Restricted Subsidiary to incur Indebtedness under this Agreement or any other Loan Document other than a restriction as to the outstanding principal amount of such Indebtedness in excess of the aggregate Maximum Revolver Amount then in effect on the initial issuance date of such Indebtedness,
(dk)secured Indebtedness in connection with letters of credit issued by any financial institution that is a Lender hereunder at the time of such issuance pursuant to a bilateral line of credit available for the account of any Loan Party or any Restricted Subsidiary; provided that (i) the sum of outstanding amounts drawn plus available amounts to be drawn under all such letters of credit issued under all such bilateral lines of credit shall not exceed $10,000,000 at any time, and (ii) the Lien securing such Indebtedness shall only encumber cash, Cash Equivalents and Deposit Accounts held with such financial institution,
(dl)Indebtedness owing by Foreign Subsidiaries (other than a Loan Party) in respect of netting services, overdraft protection (including overdraft lines of credit), and other like services, in any event, made available to support the operations of Foreign Subsidiaries in the United Kingdom, Singapore, the United Arab Emirates, Saudi Arabia, the People’s Republic of China, Germany or any other jurisdiction that is not a Sanctioned Entity in an aggregate outstanding principal amount not to exceed $38,000,000 at any time (which Indebtedness, for the avoidance of doubt, may not be secured by a Lien on any assets of any Loan Party), and
(dm) to the extent constituting Indebtedness, deferred compensation owed to employees, officers and directors in the ordinary course of business, not in excess of an aggregate principal amount of $12,500,000 at any time outstanding.

“Permitted Intercompany Advances” means loans made by (a) a US Loan Party to another US Loan Party, (b) a Canadian Loan Party to another Canadian Loan Party, (c) a Restricted Subsidiary that is not a Loan Party to another Restricted Subsidiary that is not a Loan Party, (d) a Restricted Subsidiary that is not a Loan Party to a Loan Party, so long as the parties thereto are party to the Intercompany Subordination Agreement but subject to any applicable time periods provided under Schedule 3.6, and (e) a Loan Party to a Restricted Subsidiary that is not a Loan Party so long as, in the case of this clause (e), (i) at the time of the making of such loan, no Event of Default has occurred and is continuing or would result therefrom, (ii) such loan made by a Loan Party is Collateral, and (iii) Borrowers have Excess Availability of greater than $10,000,000 immediately after giving effect to each such loan.
“Permitted Investments” means:
(dn)Investments in cash and Cash Equivalents,
(do)Investments in negotiable instruments deposited or to be deposited for collection in the ordinary course of business,
(dp)advances made in connection with purchases of goods or services in the ordinary course of business,
(dq)Investments received in settlement of amounts due to any Loan Party or any of its Restricted Subsidiaries effected in the ordinary course of business or owing to any Loan Party or any of its Restricted Subsidiaries as a result of Insolvency Proceedings involving an account debtor or upon the foreclosure or enforcement of any Lien in favor of a Loan Party or its Restricted Subsidiaries,
(dr)Investments owned by any Loan Party or any of its Restricted Subsidiaries on the Amendment No. 3 Effective Date and set forth on Schedule P-1 to this Agreement,
(ds)guarantees permitted under the definition of Permitted Indebtedness,
(dt)Permitted Intercompany Advances,
(du)Equity Interests or other securities acquired in connection with the satisfaction or enforcement of Indebtedness or claims due or owing to a Loan Party or its Restricted Subsidiaries (in bankruptcy of customers or suppliers or otherwise outside the ordinary course of business) or as security for any such Indebtedness or claims,
(dv)deposits of cash made in the ordinary course of business to secure performance of operating leases,
(dw)(i) non-cash loans and advances to employees, officers, and directors of a Loan Party or any of its Restricted Subsidiaries for the purpose of purchasing Equity Interests in Parent so long as the proceeds of such loans are used in their entirety to purchase such Equity Interests in Parent, and (ii) loans and advances to employees and officers of a Loan Party or any of its Restricted Subsidiaries in the ordinary course of business for any other business purpose; provided that, the aggregate amount of such Investments permitted under this clause (j) shall not to exceed $7,500,000 at any one time,
(dx)Permitted Acquisitions,
(dy)(i) Investments in the form of capital contributions and the acquisition of Equity Interests made by any US Loan Party in any other US Loan Party (other than capital contributions to or the acquisition of Equity Interests of Parent), (ii) Investments in the form of capital contributions and the acquisition of Equity Interests made by any Canadian Loan Party in any other Canadian Loan Party (other than capital contributions to or the acquisition of Equity Interests of Parent), or (iii)

Investments in the form of capital contributions and the acquisition of Equity Interests made by any Restricted Subsidiary that is not a Loan Party in any other Restricted Subsidiary that is not a Loan Party (other than capital contributions to or the acquisition of Equity Interests of Parent),
(dz)Investments resulting from entering into (i) Bank Product Agreements, or (ii) agreements relative to obligations permitted under clause (j) of the definition of Permitted Indebtedness,
(ea)equity Investments by any Loan Party in any Restricted Subsidiary of such Loan Party which is required by law to maintain a minimum net capital requirement or as may be otherwise required by applicable law,
(eb)Investments held by a Person acquired in a Permitted Acquisition to the extent that such Investments were not made in contemplation of or in connection with such Permitted Acquisition and were in existence on the date of such Permitted Acquisition,
(ec)So long as no Event of Default has occurred and is continuing or would result therefrom, from and after the Amendment No. 3 Effective Date, any other Investments in an aggregate amount not to exceed $30,000,000 during the term of this Agreement,
(ed)Investments consisting of non-cash consideration received in connection with Permitted Dispositions, so long as the non-cash consideration received in connection with any Permitted Disposition does not exceed 25% of the total consideration received in connection with such Permitted Disposition,
(ee)Investments in the form of Equity Interests, including the purchase or acquisition thereof and capital contributions in connection therewith, made by any Loan Party in or to any Restricted Subsidiary; provided that, (i) at the time of the making of such Investment, no Event of Default has occurred and is continuing or would result therefrom, (ii) such Investment is Collateral, and (iii) Borrowers have Excess Availability of greater than $10,000,000 immediately after giving effect to each such Investment, and
(ef)other Investments (other than Acquisitions) so long as the Payment Conditions are satisfied.
“Permitted Liens” means:
(eg)Liens granted to, or for the benefit of, Agent to secure the Obligations,
(eh)Liens for unpaid Taxes, assessments, or other governmental charges or levies that either (i) are not yet delinquent, or (ii) are not material with respect to which the underlying Taxes, assessments, or charges or levies are the subject of Permitted Protests,
(ei)judgment Liens arising solely as a result of the existence of judgments, orders, or awards that do not constitute an Event of Default under Section 8.3 of this Agreement,
(ej)Liens set forth on Schedule P-2 to this Agreement; provided, that to qualify as a Permitted Lien, any such Lien described on Schedule P-2 to this Agreement shall only secure the Indebtedness that it secures on the Closing Date and any Refinancing Indebtedness in respect thereof,
(ek)the interests of lessors under operating leases and non-exclusive licensors under license agreements,
(el)purchase money Liens on fixed assets or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as (i) such Lien attaches only to the fixed asset purchased, acquired, constructed or improved and the proceeds thereof, and (ii) such Lien only secures the Indebtedness that was incurred to acquire, construct or improve such fixed asset or any Refinancing Indebtedness in respect thereof,

(em)Liens arising by operation of law (or under contract other than with respect to ABL Collateral) in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, in any event, incurred in the ordinary course of business and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, (ii) are not more than 30 days overdue so long as a Reserve has been established with respect thereto, or (iii) are the subject of Permitted Protests,
(en)Liens on amounts deposited to secure any Borrower’s and its Restricted Subsidiaries’ obligations in connection with worker’s compensation or other unemployment insurance, old age pensions or other social security or retirement benefits, or similar legislation to secure public or statutory obligations,
(eo)Liens on amounts deposited to secure any Borrower’s and its Restricted Subsidiaries’ obligations in connection with the making or entering into of bids, tenders, leases, performance bonds, statutory obligations, regulatory obligations and other obligations of a like nature incurred in the ordinary course of business and not in connection with the borrowing of money,
(ep)Liens on amounts deposited to secure any Borrower’s and its Restricted Subsidiaries’ reimbursement obligations with respect to surety or appeal bonds obtained in the ordinary course of business,
(eq)with respect to any Real Property, easements, rights of way, servitudes, zoning restrictions and other restrictions on the use of Real Property that do not materially interfere with or impair the use or operation thereof,
(er)non-exclusive licenses of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business,
(es)Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is the subject of permitted Refinancing Indebtedness and so long as the replacement Liens only encumber those assets that secured the original Indebtedness,
(et)rights of setoff or bankers’ liens upon deposits of funds in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such Deposit Accounts or securities accounts in the ordinary course of business,
(eu)Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under the definition of Permitted Indebtedness,
(ev)Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods,
(ew)Liens solely on any cash earnest money deposits made by a Loan Party or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement with respect to a Permitted Acquisition,
(ex)Liens assumed by any Loan Party or its Restricted Subsidiaries in connection with a Permitted Acquisition that secure Acquired Indebtedness that is Permitted Indebtedness,
(ey)Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into in the ordinary course of business or Liens arising by operation of law under Article 2 of the UCC or by contract in favor of a reclaiming seller of goods or buyer of goods (including purchase money security interests in favor of vendors in the ordinary course of business);

(ez)Liens created pursuant to joint venture agreements and related documents (to the extent a Lien on the Equity Interest owned by any Borrower or Restricted Subsidiary in the applicable Joint Venture is required thereunder) having ordinary and customary terms (including with respect to Liens) and entered into in the ordinary course of business and securing (x) obligations other than Indebtedness or (y) Indebtedness of such Joint Venture that is non-recourse to any Borrower or Restricted Subsidiary or to any property thereof other than such Equity Interests;
(fa)Liens consisting of cash or Cash Equivalents deposits with any Governmental Authority for any purpose at any time as required by applicable law as a condition to the transaction of any business or the exercise of any privilege or license;
(fb)Liens on assets of the Parent and Domestic Subsidiaries securing any Indebtedness pursuant to clause (s) of the definition of “Permitted Indebtedness” subject to the restrictions set forth therein, in this Agreement and the Intercreditor Agreement, as applicable; provided that Liens encumbering Real Property shall not be permitted by this clause (v) without the prior written consent of the Agent and the Supermajority Lenders in the case of such Lien arising after the Second Amendment Effective Date to secure Indebtedness not incurred in connection with the Exchange (it being understood, however, that any Refinancing Secured Notes may be secured by a Lien on Real Property at the time of such refinancing (in accordance with clause (e) of the definition thereof) so long as the Secured Notes (or Refinancing Secured Notes in respect thereof) were secured by Real Property at the time of such refinancing);
(fc)Liens granted to any Lender in its individual capacity (and not, if applicable, as Agent) on cash, Cash Equivalents and Deposit Accounts held with such Lender to secure Indebtedness permitted under clause (x) of the definition of “Permitted Indebtedness;
(fd)other Liens which do not encumber Real Property and which do not secure Indebtedness for borrowed money or letters of credit and as to which the aggregate amount of the obligations secured thereby does not exceed $10,000,000;
(fe)Liens encumbering properties of Foreign Subsidiaries that are not Collateral or required to be Collateral hereunder and only securing the Indebtedness permitted under clause (y) of the definition of “Permitted Indebtedness”; and
(ff)Lien on the Equity Interests of Unrestricted Subsidiaries which secure Indebtedness of such Unrestricted Subsidiary that is non-recourse to any Borrower or other Restricted Subsidiary or to any property of any Borrower or other Restricted Subsidiary other than such Equity Interests.
“Permitted Protest” means the right of any Loan Party or any of its Restricted Subsidiaries to protest any Lien (other than any Lien that secures the Obligations), Taxes, or rental payment; provided, that (a) a reserve with respect to such obligation is established on such Loan Party’s or its Restricted Subsidiaries’ books and records in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by such Loan Party or its Restricted Subsidiary, as applicable, in good faith, and (c) Agent is reasonably satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of Agent’s Liens.
“Permitted Purchase Money Indebtedness” means, as of any time of determination, Indebtedness (other than the Obligations, but including Capitalized Lease Obligations), incurred after the Closing Date and at the time of, or within 90 days after, the acquisition, construction or improvement of any fixed or capital assets for the purpose of financing all or any part of the acquisition, construction or improvement cost thereof, in an aggregate principal amount outstanding at any one time not in excess of $50,000,000.
“Person” means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

“Platform” has the meaning specified therefor in Section 17.9(c) of this Agreement.
“PPSA” means the Personal Property Security Act (Alberta) and the regulations thereunder, as from time to time in effect; provided, however, if attachment, perfection or priority of Agent’s Lien on any Collateral are governed by the personal property security laws of any jurisdiction in Canada other than the laws of the Province of Alberta, “PPSA” means those personal property security laws in such other jurisdiction in Canada for the purposes of the provisions hereof relating to such attachment, perfection or priority and for the definitions related to such provisions.
“Post-Increase Revolver Lenders” has the meaning specified therefor in Section 2.13 of this Agreement.
“Pre-Increase Revolver Lenders” has the meaning specified therefor in Section 2.13 of this Agreement.
“Projections” means Parent’s forecasted (a) balance sheets, (b) profit and loss statements, and (c) cash flow statements, all prepared on a basis consistent with Parent’s historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.
“Pro Rata Share” means, as of any time of determination:
(fg)with respect to a Lender’s obligation to make all or a portion of the US Revolving Loans, with respect to such Lender’s right to receive payments of interest, fees, and principal with respect to the US Revolving Loans, and with respect to all other computations and other matters related to the US Revolver Commitments or the US Revolving Loans, the percentage obtained by dividing (i) the US Revolving Loan Exposure of such Lender, by (ii) the aggregate US Revolving Loan Exposure of all Lenders,
(fh)with respect to a Lender’s obligation to make all or a portion of the Canadian Revolving Loans, with respect to such Lender’s right to receive payments of interest, fees, and principal with respect to the Canadian Revolving Loans, and with respect to all other computations and other matters related to the Canadian Revolver Commitments or the Canadian Revolving Loans, the percentage obtained by dividing (i) the Canadian Revolving Loan Exposure of such Lender, by (ii) the aggregate Canadian Revolving Loan Exposure of all Lenders,
(fi)with respect to a Lender’s obligation to participate in the US Letters of Credit, with respect to such Lender’s obligation to reimburse the applicable US Issuing Bank, and with respect to such Lender’s right to receive payments of US Letter of Credit Fees, and with respect to all other computations and other matters related to the US Letters of Credit, the percentage obtained by dividing (i) the US Revolving Loan Exposure of such Lender, by (ii) the aggregate US Revolving Loan Exposure of all Lenders; provided, that if all of the US Revolving Loans have been repaid in full and all US Revolver Commitments have been terminated, but US Letters of Credit remain outstanding, Pro Rata Share under this clause shall be the percentage obtained by dividing (A) the US Letter of Credit Exposure of such Lender, by (B) the US Letter of Credit Exposure of all Lenders,
(fj)with respect to a Lender’s obligation to participate in the Canadian Letters of Credit, with respect to such Lender’s obligation to reimburse the applicable Canadian Issuing Bank, and with respect to such Lender’s right to receive payments of Canadian Letter of Credit Fees, and with respect to all other computations and other matters related to the Canadian Letters of Credit, the percentage obtained by dividing (i) the Canadian Revolving Loan Exposure of such Lender, by (ii) the aggregate Canadian Revolving Loan Exposure of all Lenders; provided, that if all of the Canadian Revolving Loans have been repaid in full and all Canadian Revolver Commitments have been terminated, but Canadian Letters of Credit remain outstanding, Pro Rata Share under this clause shall be the percentage obtained by dividing (A) the Canadian Letter of Credit Exposure of such Lender, by (B) the Canadian Letter of Credit Exposure of all Lenders, and

(fk)with respect to all other matters and for all other matters as to a particular Lender (including the indemnification obligations arising under Section 15.7 of this Agreement and including the obligations under Section 13.4), the percentage obtained by dividing (i) the US Revolving Loan Exposure and Canadian Revolving Loan Exposure of such Lender, by (ii) the aggregate US Revolving Loan Exposure and Canadian Revolving Loan Exposure of all Lenders, in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to Section 13.1; provided, that if all of the Loans have been repaid in full and all Commitments have been terminated, Pro Rata Share under this clause shall be the percentage obtained by dividing (A) the aggregate Letter of Credit Exposure of such Lender, by (B) the aggregate Letter of Credit Exposure of all Lenders.
“Protective Advances” means the US Protective Advances and/or the Canadian Protective Advances, as the context requires.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lender” has the meaning specified therefor in Section 17.9(c) of this Agreement.
“Purchase Price” means, with respect to any Acquisition, an amount equal to the aggregate consideration, whether cash, property or securities (including the fair market value of any Equity Interests of Parent issued in connection with such Acquisition and including the maximum amount of Earn-Outs), paid or delivered by a Loan Party or one of its Restricted Subsidiaries in connection with such Acquisition (whether paid at the closing thereof or payable thereafter and whether fixed or contingent), but excluding therefrom (a) any cash of the seller and its Affiliates used to fund any portion of such consideration, and (b) any cash or Cash Equivalents acquired in connection with such Acquisition.
“Qualified Equity Interests” means and refers to any Equity Interests issued by Parent (and not by one or more of its Subsidiaries) that is not a Disqualified Equity Interest.
“Real Property” means any estates or interests in real property now owned or hereafter acquired by any Loan Party or one of its Restricted Subsidiaries and the improvements thereto.
“Receivable Reserves” means, as of any date of determination, those reserves that Agent deems necessary or appropriate, in its Permitted Discretion and subject to Section 2.1(d), to establish and maintain (including Landlord Reserves for books and records locations and reserves for rebates, discounts, warranty claims, and returns) with respect to the US Eligible Accounts, Canadian Eligible Accounts or the Maximum Revolver Amount.
“Receivables” has the meaning set forth in the definition of ABL Collateral.
“Record” means information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form.
“Reference Period” means twelve consecutive months.
“Refinancing Indebtedness” means refinancings, renewals, or extensions of Indebtedness so long as:
(fl)such refinancings, renewals, or extensions do not result in an increase in the principal amount of the Indebtedness so refinanced, renewed, or extended, other than by the amount of premiums paid thereon and accrued interest (including, for the purpose of defeasance, future interest) and the fees and expenses incurred in connection therewith and by the amount of unfunded commitments with respect thereto,

(fm)such refinancings, renewals, or extensions do not result in a shortening of the final stated maturity or the average weighted maturity (measured as of the refinancing, renewal, or extension) of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions that, taken as a whole, are or could reasonably be expected to be materially adverse to the interests of the Lenders,
(fn)if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension must include subordination terms and conditions that are at least as favorable to the Lender Group as those that were applicable to the refinanced, renewed, or extended Indebtedness,
(fo)the Indebtedness that is refinanced, renewed, or extended is not recourse to any Person that is liable on account of the Obligations other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed, or extended,
(fp)if the Indebtedness that is refinanced, renewed or extended was unsecured, such refinancing, renewal or extension shall be unsecured, and
(fq)if the Indebtedness that is refinanced, renewed, or extended was secured (i) such refinancing, renewal, or extension shall be secured by substantially the same or less collateral as secured such refinanced, renewed or extended Indebtedness on terms no less favorable to Agent or the Lender Group and (ii) the Liens securing such refinancing, renewal or extension shall not have a priority more senior than the Liens securing such Indebtedness that is refinanced, renewed or extended.
“Refinancing Secured Notes” means refinancings, renewals, or extensions of the Secured Notes (and the Secured Notes Documents, as applicable) so long as:
(fr)such refinancings, renewals, or extensions do not result in an increase in the principal amount of the Indebtedness so refinanced, renewed, or extended, other than by the amount of premiums paid thereon and accrued interest (including, for the purpose of defeasance, future interest) and the fees and expenses incurred in connection therewith and by the amount of unfunded commitments with respect thereto,
(fs)such refinancings, renewals, or extensions do not result in a shortening of the final stated maturity or the average weighted maturity (measured as of the refinancing, renewal, or extension) of the Indebtedness so refinanced, renewed, or extended,
(ft)if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension must include subordination terms and conditions that are at least as favorable to the Lender Group as those that were applicable to the refinanced, renewed, or extended Indebtedness,
(fu)the Indebtedness that is refinanced, renewed, or extended is not recourse to any Person that is liable on account of the Obligations other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed, or extended,
(fv)such refinancing, renewal, or extension shall be (i) unsecured or (ii)(A) otherwise secured only by substantially the same or less collateral as secured such refinanced, renewed or extended Indebtedness on terms no less favorable to Agent or the Lender Group, (B) the Liens securing such refinancing, renewal or extension shall not have a priority more senior than the Liens securing such Indebtedness that is refinanced, renewed or extended, and (C) such refinancing, renewal or extension shall be secured only to the extent permitted by this Agreement and shall otherwise be (and the holders thereof and any collateral agent for the holders thereof shall be) subject in all respects to the Intercreditor Agreement, and
(fw)the scheduled maturity date of such refinancings, renewals, or extensions shall not be earlier than 91 days after the later of (i) the Maturity Date, and (ii) the scheduled maturity date of the Indebtedness that is refinanced, renewed, or extended.

“Refinancing Senior Notes” means refinancings, renewals, or extensions of the Senior Notes so long as:
(fx)such refinancings, renewals, or extensions do not result in an increase in the principal amount of the Indebtedness so refinanced, renewed, or extended, other than by the amount of premiums paid thereon and accrued interest (including, for the purpose of defeasance, future interest) and the fees and expenses incurred in connection therewith and by the amount of unfunded commitments with respect thereto,
(fy)such refinancings, renewals, or extensions do not result in a shortening of the final stated maturity or the average weighted maturity (measured as of the refinancing, renewal, or extension) of the Indebtedness so refinanced, renewed, or extended,
(fz)if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension must include subordination terms and conditions that are at least as favorable to the Lender Group as those that were applicable to the refinanced, renewed, or extended Indebtedness,
(ga)the Indebtedness that is refinanced, renewed, or extended is not recourse to any Person that is liable on account of the Obligations other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed, or extended,
(gb)such refinancing, renewal or extension shall be unsecured, and
(gc)the scheduled maturity date of such refinancings, renewals, or extensions shall not be earlier than 91 days after the Maturity Date.
“Register” has the meaning set forth in Section 13.1(h) of this Agreement.
“Registered Loan” has the meaning set forth in Section 13.1(h) of this Agreement.
“Related Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.
“Relevant Governmental Body” means (a) with respect to a Benchmark Replacement in respect of Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, US Dollars, the Board of Governors or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors or the Federal Reserve Bank of New York, or any successor thereto and (b) with respect to a Benchmark Replacement in respect of Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Canadian Dollars, (i) the central bank for Canadian Dollars or any central bank or other supervisor which is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement or (ii) any working group or committee officially endorsed or convened by (A) the central bank for Canadian Dollars, (B) any central bank or other supervisor that is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement, (C) a group of those central banks or other supervisors or (D) the Financial Stability Board or any part thereof.
“Remedial Action” means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) restore or reclaim natural resources or the environment, (d) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (e) conduct any other actions with respect to Hazardous Materials required by Environmental Laws.

“Replacement Lender” has the meaning specified therefor in Section 2.12(b) of this Agreement.
“Report” has the meaning specified therefor in Section 15.16 of this Agreement.
“Required Cash Collateral Percentages” means (a) 103% for US Dollar-denominated US Letters of Credit or Canadian Letters of Credit, and (b) 104% for Foreign Currency-denominated US Letters of Credit or Canadian Letters of Credit.
“Required Lenders” means, at any time, Revolving Lenders having or holding more than 50% of the aggregate Revolving Loan Exposure of all Revolving Lenders; provided, that (A) the Revolving Loan Exposure of any Defaulting Lender shall be disregarded in the determination of the Required Lenders, and (B) at any time there are two or more Revolving Lenders (who are not Affiliates of one another or Defaulting Lenders), “Required Lenders” must include at least two Revolving Lenders (who are not Affiliates of one another).
“Rescission” has the meaning specified therefor in Section 6.17(b) of this Agreement.
“Reserves” means, as of any date of determination, without duplication, Inventory Reserves, Receivables Reserves, Bank Product Reserves, the Canadian Priority Payables Reserves, and those other reserves that Agent deems necessary or appropriate, in its Permitted Discretion and subject to Section 2.1(d), to establish and maintain (including reserves with respect to (a) sums that any Loan Party or its Restricted Subsidiaries are required to pay under any Section of this Agreement or any other Loan Document (such as Taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay, and (b) amounts owing by any Loan Party or its Restricted Subsidiaries to any Person to the extent secured by a Lien on, or trust over, any of the Collateral (other than a Permitted Lien), which Lien or trust, in the Permitted Discretion of Agent likely would have a priority superior to the Agent’s Liens (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, excise, sales, or other Taxes where given priority under applicable law) in and to such item of the Collateral) with respect to the US Borrowing Base, the Canadian Borrowing Base, or the Maximum Revolver Amount.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Restricted Payment” means (a) any declaration or payment of any dividend or the making of any other payment or distribution, directly or indirectly, on account of Equity Interests issued by Parent or any of its Restricted Subsidiaries (including any payment in connection with any merger or consolidation involving Parent or to the direct or indirect holders of Equity Interests issued by Parent or any of its Restricted Subsidiaries in their capacity as such (other than dividends or distributions payable in Qualified Equity Interests issued by Parent or any warrants, options or rights to purchase or acquire such Equity Interests), or (b) any purchase, redemption, making of any sinking fund or similar payment, or other acquisition or retirement for value (including in connection with any merger or consolidation involving Parent) any Equity Interests issued by Parent or any of its Restricted Subsidiaries, or (c) any making of any payment to retire, or to obtain the surrender of, any outstanding warrants, options, or other rights to acquire Equity Interests of Parent now or hereafter outstanding.
“Restricted Subsidiary” means each Subsidiary of Parent that is not an Unrestricted Subsidiary.
“Revaluation Date” means (a) with respect to any Revolving Loan, each of the following: (i) each date of a Borrowing of such Revolving Loan, (ii) each date of a continuation of such Revolving Loan pursuant to Section 2.11, and (iii) such additional dates as Agent shall determine or the Supermajority Lenders shall require, (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of such Letter of Credit, (ii) each date of an amendment of such Letter of Credit having the effect of increasing the amount thereof, (iii) each date of any payment by an Issuing Bank under such Letter of Credit, and (iv) such additional dates as Agent or an Issuing Bank shall determine or the Supermajority Lenders shall require, and (c) with respect to any other Obligations, each date as Agent shall determine unless otherwise prescribed in this Agreement or any other Loan Documents.
“Revolver Commitments” means the US Revolver Commitment and the Canadian Revolver Commitment.
“Revolver Usages” means the US Revolver Usage and the Canadian Revolver Usage.
“Revolving Lenders” means the US Revolver Lenders and the Canadian Revolver Lenders.
“Revolving Loan Exposure” means the aggregate of the US Revolving Loan Exposure and the Canadian Revolving Loan Exposure.
“Revolving Loans” means the aggregate of the US Revolving Loans and the Canadian Revolving Loans.
“Same Day Funds” means (a) with respect to disbursements and payments in US Dollars, immediately available funds, and (b) with respect to disbursements and payments in a Foreign Currency, same day or other funds as may be reasonably determined by the Agent or applicable Issuing Bank, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Foreign Currency.
“Sanctioned Entity” means (a) a country or territory or a government of a country or territory, (b) an agency of the government of a country or territory, (c) an organization directly or indirectly controlled by a country or territory or its government, or (d) a Person resident in or determined to be resident in a country or territory , in each case of clauses (a) through (d) that is a target of Sanctions, including a target of any country sanctions program administered and enforced by OFAC.
“Sanctioned Person” means, at any time (a) any Person named on the list of Specially Designated Nationals and Blocked Persons maintained by OFAC, OFAC’s consolidated Non-SDN list or any other Sanctions-related list maintained by any Governmental Authority, (b) a Person or legal entity that is a target of Sanctions, (c) any Person operating, organized or resident in a Sanctioned Entity, or (d) any Person directly or indirectly owned or controlled (individually or in the aggregate) by or acting on behalf of any such Person or Persons described in clauses (a) through (c) above.
“Sanctions” means individually and collectively, respectively, any and all economic sanctions, trade sanctions, financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes anti-terrorism laws and other sanctions laws, regulations or embargoes, including those imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by OFAC, the U.S. Department of State, the U.S. Department of Commerce, or through any existing or future executive order, (b) the United Nations Security Council, (c) the European Union or any European Union member state, (d) Her Majesty’s Treasury of the United Kingdom, or (d) any other Governmental Authority with jurisdiction over any member of Lender Group or any Loan Party or any of their respective Subsidiaries or Affiliates.
“S&P” has the meaning specified therefor in the definition of Cash Equivalents.
“SEC” means the United States Securities and Exchange Commission and any successor thereto.
“Second Amendment” means the Amendment No. 2 to Third Amended and Restated Credit Agreement dated as of July 24, 2020 among the Parent, the Borrowers, the Guarantors, the Lenders party thereto, the Swing Line Lenders party thereto, the Issuing Banks party thereto and the Agent.
“Second Amendment Effective Date” means the “Effective Date” as defined in the Second Amendment.

“Secured Notes” means the high yield secured convertible notes issued in connection with the Exchange, and otherwise as permitted under clause (s) of the definition of “Permitted Indebtedness”, as the same high yield secured convertible notes may be amended, restated, refinanced (in accordance with the terms and conditions in the definition of Refinancing Secured Notes), supplemented or otherwise modified from time to time, but only to the extent such amendment, restatement, supplement, refinancing or modification is not prohibited under the terms of this Agreement and the Intercreditor Agreement.
“Secured Notes Documents” means all indentures, supplemental indentures, collateral documents and other material documents and other instruments executed and delivered by the Parent in connection with the issuance of the Secured Notes, as the same may be amended, restated, supplemented, refinanced (in accordance with the terms and conditions in the definition of Refinancing Secured Notes), replaced, or otherwise modified from time to time, but only to the extent such amendment, restatement, refinancing, replacement, supplement or modification is not prohibited under the terms of this Agreement and the Intercreditor Agreement.
“Securities Account” means a securities account (as that term is defined in the Code or, to the extent applicable, the PPSA).
“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.
“Senior Notes” means (a) prior to the consummation of the Exchange, the outstanding (as of the Second Amendment Effective Date) $328,144,000 6.250% Senior Notes due 2021, issued under the Indenture dated as of October 2, 2013 among the Parent, as issuer, certain subsidiaries of the Parent, as guarantors, and Wells Fargo Bank, National Association, as trustee, and (b) after the consummation of the Exchange, such portion, if any, of the outstanding Senior Notes on and after the Second Amendment Effective Date in an aggregate principal amount, when combined with the aggregate principal amount of outstanding Secured Notes (and any outstanding Refinancing Secured Notes in respect thereof) not to exceed $328,144,000 at any time (excluding, however, in the case of (x) the Secured Notes, any additional principal amount thereof resulting from the payment of accrued interest in kind in accordance with the terms of the Secured Notes Documents as in effect on the Second Amendment Effective Date, and (y) in the case of Refinancing Secured Notes, any additional principal amount thereof permitted to be incurred pursuant to clause (a) of the definition of “Refinancing Secured Notes” in connection with accrued interest, premiums, fees and expenses in respect of the refinanced Indebtedness), as such aggregate amount may be reduced dollar for dollar in connection with the conversion of any Secured Notes and Refinancing Secured Notes to common Equity Interests of the Parent permitted by this Agreement and otherwise in accordance with clause (s) of the definition of “Permitted Indebtedness”.
“Settlement” has the meaning specified therefor in Section 2.2(e)(i) of this Agreement.
“Settlement Date” has the meaning specified therefor in Section 2.2(e)(i) of this Agreement.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Loan” means each portion of a Revolving Loan denominated in US Dollars that bears interest at a rate determined by reference to Adjusted Term SOFR (other than pursuant to clause (c) of the definition of “US Base Rate”).
“SOFR/CDOR Rate Margin” has the meaning set forth in the definition of Applicable Margin.

“Solvent” means, with respect to any Person as of any time of determination, that (a) at fair valuations, the sum of such Person’s debts (including contingent liabilities) is less than all of such Person’s assets, (b) such Person is not engaged or about to engage in a business or transaction for which the remaining assets of such Person are unreasonably small in relation to the business or transaction or for which the property remaining with such Person is an unreasonably small capital, (c) such Person has not incurred and does not intend to incur, or reasonably believe that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise), and (d) such Person is “solvent” or not “insolvent”, as applicable within the meaning given those terms and similar terms under applicable Insolvency Law or other laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).
“Specified Account Debtor” means (a) any Account Debtor listed on Schedule 1.1(B), (b) any other Account Debtor approved by the Agent in its Permitted Discretion, and (c) any wholly-owned Subsidiary of a Specified Account Debtor; provided that (i) the Agent may not approve any Account Debtor as a Specified Account Debtor under clause (b) above if, at the time of such approval, such Account Debtor has been assigned a credit rating by Moody’s or S&P and such credit rating is lower than Ba3 (as set by Moody’s) or BB- (as set by S&P) or neither of such rating agencies provide a credit rating for such Account Debtor, (ii) after approval by the Agent under clause (b) above, an Account Debtor shall cease to be a Specified Account Debtor under clause (b) above if such Account Debtor is assigned a credit rating of less than Ba3 (as set by Moody’s) or BB- (as set by S&P) or neither of such rating agencies provide a credit rating for such Account Debtor; (iii) an Account Debtor shall cease to be a Specified Account Debtor under clause (a) if such Account Debtor’s credit or other financial condition materially deteriorates after the Amendment No. 3 Effective Date as determined by the Agent in is Permitted Discretion, (iv) a wholly-owned Subsidiary of an Account Debtor that is a Specified Account Debtor solely based on its status as a wholly-owned Subsidiary of a Specified Account Debtor shall cease to be a Specified Account Debtor when its parent company ceases to be a Specified Account Debtor, and (v) no Specified 10% Affiliate and no Specified Affiliate shall qualify as a Specified Account Debtor.
“Specified Affiliate” means any Person that qualifies as an Affiliate of a Loan Party solely as a result of such Person and such Loan Party being under common Control by any of the following: (a) a Permitted Holder, (b) Quantum Energy Partners LP, and (c) John Schmitz.
“Specified 10% Affiliate” means an Affiliate of a Loan Party solely by virtue of the application of clause (a) of the definition of “Affiliate” (and is not an Affiliate by virtue of any other provision of such definition).
“Specified Currency” has the meaning specified therefor in Section 17.14 of this Agreement.
“Specified Event of Default” means any Event of Default described in any of Sections 8.1, 8.2 (but only with respect to a breach under Section 5.1, Section 5.2, Section 6.17 or Section 7), 8.4, or 8.5.
“Specified Transaction” means, any Investment, prepayment of Indebtedness, Restricted Payment (or declaration of any prepayment or Restricted Payment), or any designation of a Subsidiary as an Unrestricted Subsidiary.
“Sponsor Affiliated Entity” means the Permitted Holder or any of its Affiliates.
“Spot Rate” means, for a currency, the rate determined by Agent to be the rate quoted by Wells Fargo acting in such capacity as the spot rate for the purchase by Wells Fargo of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. (New York time) on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided, that Agent may obtain such spot rate from another financial institution designated by Agent if Wells Fargo acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.
“STA” means the Securities Transfer Act, 2006 (Alberta) or to the extent applicable, comparable legislation in other Canadian provinces.
“Standard Letter of Credit Practice” means, for Issuing Bank, any domestic or foreign law or letter of credit practices applicable in the city in which Issuing Bank issued the applicable Letter of Credit or, for its branch or correspondent, such laws and practices applicable in the city in which it has advised, confirmed or negotiated such Letter of Credit, as the case may be, in each case, (a) which letter of credit practices are of banks that regularly issue letters of credit in the particular city, and (b) which laws or letter of credit practices are required or permitted under ISP or UCP, as chosen in the applicable Letter of Credit.
“Subsidiary” of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the Equity Interests having ordinary voting power to elect a majority of the Board of Directors of such corporation, partnership, limited liability company, or other entity.
“Supermajority Lenders” means, at any time, Revolving Lenders having or holding more than 66 2/3% of the aggregate Revolving Loan Exposure of all Revolving Lenders; provided, that (i) the Revolving Loan Exposure of any Defaulting Lender shall be disregarded in the determination of the Supermajority Lenders, and (ii) at any time there are two or more Revolving Lenders (who are not Affiliates of one another or Defaulting Lenders), “Supermajority Lenders” must include at least two Revolving Lenders (who are not Affiliates of one another or Defaulting Lenders).
“Swap Obligation” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.
“Swing Line Lender” means the US Swing Line Lender and/or the Canadian Swing Line Lender, as the context requires.
“Swing Loans” means US Swing Loans and Canadian Swing Loans.
“Swing Loan Exposure” means the US Swing Line Exposure or the Canadian Swing Line Exposure.
“Tangible Net Assets” means (a) the consolidated net book value of all assets of the Parent and is consolidated Restricted Subsidiaries minus (b) the consolidated net book value of all intangible assets of the Parent and its consolidated Restricted Subsidiaries.
“Tax Indemnitee” has the meaning specified therefor in Section 16.1 of this Agreement.
“Tax Lender” has the meaning specified therefor in Section 14.2(a) of this Agreement.
“Taxes” means any taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments or other charges in the nature of a tax now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein, and all interest, penalties or similar liabilities with respect thereto.
“Term SOFR” means,
(gd)for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator;

provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and
(ge)for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day;
provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.
“Term SOFR Adjustment” means a percentage equal to 0.10% per annum.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by Agent in its reasonable discretion).
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“Termination Event” means (a) the occurrence with respect to a Pension Plan of a “reportable event” described in Section 4043(c) of ERISA for which the 30-day notice requirement has not been waived by applicable regulations issued by the PBGC, (b) the withdrawal of any Loan Party or ERISA Affiliate from a Pension Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA, (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination, under Section 4041 of ERISA, if the plan assets are not sufficient to pay all plan liabilities, (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC or any Pension Plan or Multiemployer Plan administrator, or (e) any other event or condition that would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan.
“Threshold Amount” has the meaning specified therefor in the definition of Permitted Dispositions.
“Total Net Leverage Ratio” means, as of any date of determination the result of (a) (i) the amount of Parent’s consolidated Funded Indebtedness as of such date minus Domestic Cash as of such date, to (b) Parent’s consolidated EBITDA for the 12 month period ended as of such date.
“Trademark Security Agreement” has the meaning specified therefor in the Guaranty and Security Agreement.

“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits 2007 Revision, International Chamber of Commerce Publication No. 600 and any version or revision thereof accepted by Issuing Bank for use.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Unfinanced Capital Expenditures” means Capital Expenditures (a) not financed with the proceeds of any incurrence of Indebtedness (other than the incurrence of any Revolving Loans), the proceeds of any sale or issuance of Equity Interests or equity contributions, the proceeds of any asset sale (other than the sale of Inventory in the ordinary course of business) or any insurance proceeds, and (b) that are not reimbursed by a third person (excluding any Loan Party or any of its Affiliates) in the period such expenditures are made pursuant to a written agreement.
“United States” means the United States of America.
“Unrestricted Subsidiaries” means any Subsidiary of Parent that has been designated as an Unrestricted Subsidiary in compliance with Section 5.11.
“Unused Canadian Line Fee” has the meaning specified therefor in Section 2.9(b) of this Agreement.
“Unused US Line Fee” has the meaning specified therefor in Section 2.9(b) of this Agreement.
“Unused Line Fees” means the Unused (US) Line Fee and the Unused (Canadian) Line Fee.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association, or any successor thereto, recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities; provided, that for purposes of notice requirements in Sections 2.2 and 2.11(b), in each case, such day is also a Business Day
“US Availability” means, as of any time of determination, the amount that US Borrowers are entitled to borrow as US Revolving Loans under Section 2.1 of this Agreement (after giving effect to the then outstanding US Revolver Usage).
“US Bank Product” means any one or more of the following financial products or accommodations extended to a US Loan Party by a Bank Product Provider: (a) credit cards (including commercial credit cards (including so-called “purchase cards”, “procurement cards” or “P-cards”)), (b) credit card processing services, (c) debit cards, (d) stored value cards, (e) Cash Management Services, or (f) transactions under Hedge Agreements.
“US Bank Product Agreements” means those agreements entered into from time to time by a US Loan Party with a Bank Product Provider in connection with the obtaining of any of the US Bank Products.

“US Bank Product Obligations” means (a) all obligations, liabilities, reimbursement obligations, fees, or expenses owing by any US Loan Party to any Bank Product Provider pursuant to or evidenced by a US Bank Product Agreement and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, (b) all US Hedge Obligations, and (c) all amounts that Agent or any Lender is obligated to pay to a Bank Product Provider as a result of Agent or such Lender purchasing participations from, or executing guarantees or indemnities or reimbursement obligations to, a Bank Product Provider with respect to the US Bank Products provided by such Bank Product Provider to any US Loan Party; provided, in order for any item described in clauses (a), (b), or (c) above, as applicable, to constitute “US Bank Product Obligations”, if the applicable Bank Product Provider is any Person other than Wells Fargo or its Affiliates, then the applicable US Bank Product must have been (i) provided on or prior to the Closing Date (or such later date as Agent shall agree to in writing in its sole discretion), or (ii) provided after the Closing Date and Agent shall have received a Bank Product Provider Agreement within 10 days after the date of the provision of the applicable US Bank Product to a US Loan Party (or such later date as Agent shall agree to in writing in its sole discretion).
“US Bank Product Reserves” means, as of any date of determination, those reserves that Agent has established (based upon the applicable Bank Product Provider’s reasonable and good faith determination of its credit exposure to the US Loan Parties in respect of US Bank Product Obligations) in respect of US Bank Products then provided or outstanding.
“US Base Rate” means, for any day, the greatest of (a) the Floor, (b) the Federal Funds Rate in effect on such day plus ½%, (c) Adjusted Term SOFR for a one month tenor in effect on such day (or if such day is not a Business Day, the immediately preceding Business Day), plus 1%, provided that this clause (c) shall not be applicable during any period in which Adjusted Term SOFR is unavailable or unascertainable, and (d) the rate of interest announced, from time to time, within Wells Fargo at its principal office in San Francisco as its “prime rate” in effect on such day, with the understanding that the “prime rate” is one of Wells Fargo’s base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as Wells Fargo may designate.
“US Borrower” and “US Borrowers” have the respective meanings specified therefor in the preamble to this Agreement.
“US Borrowing” means a borrowing consisting of US Revolving Loans made on the same day by the Revolving Lenders with US Revolver Commitments (or Agent on behalf thereof), or by Swing Line Lender in the case of a US Swing Loan, or by Agent in the case of a US Extraordinary Advance.
“US Borrowing Base” means, as of any date of determination and subject to the sentence following clause (f) at the end of this definition, the result of:
(gf)85% of the amount of US Eligible Accounts, less the amount, if any, of the US Dilution Reserve; provided that, (i) the amount of US Eligible Accounts from Specified 10% Affiliates to be included in the US Borrowing Base shall not exceed $15,000,000, and (ii) the amount of Accounts that are Eligible US Accounts as a result of being covered by credit insurance and which are to be included in the US Borrowing Base shall not exceed $5,000,000, plus
(gg)the lesser of (i) the product of 70% multiplied by the value (calculated at the lower of cost or market on a basis consistent with Borrowers’ historical accounting practices) of US Eligible Finished Goods Inventory, at such time, and (ii) the product of 85% multiplied by the Net Recovery Percentage identified in the most recent Acceptable Appraisal of Inventory, multiplied by the value (calculated at the lower of cost or market on a basis consistent with Borrowers’ historical accounting practices) of US Eligible Finished Goods Inventory (such determination may be made as to different categories of US Eligible Finished Goods Inventory based upon the Net Recovery Percentage applicable to such categories) at such time, plus

(gh)the lesser of (i) the product of 70% multiplied by the value (calculated at the lower of cost or market on a basis consistent with Borrowers’ historical accounting practices) of US Eligible In-Transit Inventory at such time, and (ii) the product of 85% multiplied by the Net Recovery Percentage identified in the most recent Acceptable Appraisal of Inventory, multiplied by the value (calculated at the lower of cost or market on a basis consistent with US Loan Parties’ historical accounting practices) of US Eligible In-Transit Inventory (such determination may be made as to different categories of finished goods, raw materials or work-in-process Inventory based upon the Net Recovery Percentage applicable to such categories) at such time, provided that, (A) until the completion of an Acceptable Appraisal of such US Eligible In-Transit Inventory and the completion of a field examination with respect to such Inventory that is satisfactory to Agent in its Permitted Discretion, the amount determined under this clause (c) shall be equal to $0, and (B) the amount determined under this clause (c), when aggregated with the amount determined under clause (c) of the definition of “Canadian Borrowing Base”, shall not exceed $5,000,000, plus
(gi)the lesser of (i) the product of 70% multiplied by the value (calculated at the lower of cost or market on a basis consistent with Borrowers’ historical accounting practices) of US Eligible Raw Materials Inventory at such time, and (ii) the product of 85% multiplied by the Net Recovery Percentage identified in the most recent Acceptable Appraisal of Inventory, multiplied by the value (calculated at the lower of cost or market on a basis consistent with Borrowers’ historical accounting practices) of US Eligible Raw Materials Inventory (such determination may be made as to different categories of US Eligible Raw Materials Inventory based upon the Net Recovery Percentage applicable to such categories) at such time, plus
(gj)the lesser of
(1)$25,000,000, and
(2)the lesser of (A) the product of 70% multiplied by the value (calculated at the lower of cost or market on a basis consistent with Borrowers’ historical accounting practices) of US Eligible Work-In-Process Inventory at such time, and (B) the product of 85% multiplied by the Net Recovery Percentage identified in the most recent Acceptable Appraisal of Inventory, multiplied by the value (calculated at the lower of cost or market on a basis consistent with Borrowers’ historical accounting practices) of US Eligible Work-In-Process Inventory (such determination may be made as to different categories of US Eligible Work-In-Process Inventory based upon the Net Recovery Percentage applicable to such categories) at such time; minus
(gk)the aggregate amount of Reserves, if any, established by Agent from time to time under Section 2.1(d) of this Agreement.
Notwithstanding the foregoing, in no event shall the sum of clauses (b), (c), (d), and (e) set forth in this definition, when added to the sum of clauses (b), (c), (d), and (e) set forth in the definition of “Canadian Borrowing Base” be greater than the then effective Inventory Cap.
“US Borrowing Base Certificate” means a certificate in the form of Exhibit B-1, containing the calculation of the US Borrowing Base.
“US Designated Account” means the Deposit Account(s) of US Borrowers identified on Schedule D-2 to this Agreement (or such other Deposit Account(s) of US Borrowers located at US Designated Account Bank that has been designated as such, in writing, by Administrative Borrower to Agent).
“US Designated Account Bank” has the meaning specified therefor in Schedule D-2 to this Agreement (or such other bank that is located within the United States that has been designated as such, in writing, by Administrative Borrower to Agent).

“US Dilution” means, as of any date of determination, a percentage, based upon the experience of the immediately prior twelve months, that is the result of dividing the US Dollar Equivalent amount of (a) bad debt write-downs, discounts, advertising allowances, credits, or other dilutive items with respect to US Loan Parties’ Accounts during such period, by (b) US Loan Parties’ billings with respect to such Accounts during such period.
“US Dilution Reserve” means, as of any date of determination, an amount sufficient to reduce the advance rate against Eligible Accounts of US Loan Parties by 1 percentage point for each percentage point by which US Dilution is in excess of 5%.
“US Dollars”, “Dollars”, “$” or “US$” means United States dollars.
“US Dollar Equivalent” means, at any time (a) with respect to any amount denominated in US Dollars, such US Dollars, and (b) with respect to any amount denominated in any Foreign Currency, the equivalent amount thereof in US Dollars as determined by Agent, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date or such other date determined by Agent) for the purchase of US Dollars with such Foreign Currency.
“US Eligible Accounts” means those Accounts created by a US Loan Party that is the Parent or that is a Wholly-Owned Restricted Subsidiary and created in the ordinary course of its business, that arise out of such US Loan Party’s sale of goods or rendition of services, that comply with each of the representations and warranties respecting US Eligible Accounts made in the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, that such criteria may be revised from time to time by Agent in Agent’s Permitted Discretion to address the results of any information with respect to the US Loan Parties’ business or assets of which Agent becomes aware after the Amendment No. 3 Effective Date, including any field examination performed by (or on behalf of) Agent from time to time after the Amendment No. 3 Effective Date. In determining the amount to be included, US Eligible Accounts shall be calculated net of customer deposits, unapplied cash, Taxes, finance charges, service charges, discounts, credits, allowances, and rebates. US Eligible Accounts shall not include the following:
(gl)Accounts that the Account Debtor has failed to pay within 90 days of original invoice date or 60 days of due date; provided that any Account unpaid for more than 90 days of original invoice date but not more than 120 days from the date of the relevant invoice shall not be excluded under this clause (a) so long as (i) the aggregate amount of such Accounts under this clause (a) does not exceed 10% of the US Borrowing Base (prior to the inclusion of such Accounts therein), (ii) the Account Debtor in respect of such Account is a Specified Account Debtor, and (iii) such Account is not unpaid more than 60 days past its due date,
(gm)Accounts owed by an Account Debtor (or its Affiliates) where 50% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above,
(gn)Accounts with respect to which the Account Debtor is a Specified Affiliate except that up to $5,000,000 in the aggregate of such Accounts (when also aggregated with the Canadian Eligible Accounts owing by one or more Specified Affiliate), may be included in US Eligible Account unless (i) the Agent otherwise determines, from time to time, in its sole discretion that a lower amount (including $0) shall apply, or (ii) such Accounts were not on an arms’ length basis, not for fair market value or not in the ordinary course of business,
(go)(i) Accounts with respect to which the Account Debtor is an Affiliate of any Loan Party or an employee or agent of any Loan Party or any Affiliate of any Loan Party, in any case, other than a Specified Affiliate or a Specified 10% Affiliate, and (ii) Accounts with respect to which the Account Debtor is a Specified 10% Affiliate of any Loan Party unless such Accounts were on an arms’ length basis, for fair market value and in the ordinary course of business,
(gp)Accounts (i) arising in a transaction wherein goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or any other terms by reason of which the payment by the Account Debtor may be conditional, or (ii) with respect to which the payment terms are “C.O.D.”, cash on delivery or other similar terms,
(gq)Accounts that are not payable in US Dollars,
(gr)Accounts with respect to which the Account Debtor either (i) does not maintain its chief executive office in the United States, or (ii) is not organized under the laws of the United States any state thereof, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, (unless (A) the Account is supported by an irrevocable letter of credit reasonably satisfactory to Agent (as to form, substance and issuer or domestic confirming bank) that has been delivered to Agent and, if requested by Agent, is directly drawable by Agent or (B) with the consent of Agent which may be exercised in its sole discretion and exercised from time to time as to any particular Account, the Account is covered by credit insurance in form, substance and amount, and by an insurer, acceptable to Agent in its sole discretion), except that (x) as to Accounts with respect to which the Account Debtor maintains its chief executive office in Canada or is organized under the laws of Canada or any state, territory or province thereof; up to $15,000,000 of such Accounts may be included in US Eligible Accounts, and (y) except that, as to Accounts with respect to which the Account Debtor maintains its chief executive office in any of the five islands previously known as the “Netherlands Antilles” or Switzerland or is organized under the laws of any such island or Switzerland or any state, territory or province thereof; up to $7,500,000 of such Accounts may be included in US Eligible Account,
(gs)Accounts with respect to which the Account Debtor is either (i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which US Loan Parties have complied, to the reasonable satisfaction of Agent, with the Assignment of Claims Act, 31 USC §3727), or (ii) any state of the United States or any other Governmental Authority and applicable law of such state or other Governmental Authority restricts or does not allow (A) an assignment of Accounts owing by such Account Debtor or (B) the exercise of rights or remedies of a secured party with respect to Accounts owing by such Account Debtor,
(gt)Accounts with respect to which the Account Debtor is a creditor of any Loan Party, has or has asserted a right of recoupment or setoff, or has disputed its obligation to pay all or any portion of the Account, to the extent of such claim, right of recoupment or setoff, or dispute,
(gu)(i) Accounts with respect to an Account Debtor (other than Concentration Account Debtors and Investment Grade Account Debtors) whose US Eligible Accounts owing to US Loan Parties exceed 15% (such percentage, as applied to a particular Account Debtor, being subject to reduction by Agent in its Permitted Discretion if the creditworthiness of such Account Debtor deteriorates) of all US Eligible Accounts, (ii) Accounts with respect to Investment Grade Account Debtors whose US Eligible Accounts owing to US Loan Parties exceed 25% (such percentage, as applied to a particular Account Debtor, being subject to reduction by Agent in its Permitted Discretion if the creditworthiness of such Account Debtor deteriorates) of all US Eligible Accounts, and (iii) Accounts with respect to a Concentration Account Debtor whose US Eligible Accounts owing to US Loan Parties exceed 30% (such percentage, as applied to a particular Account Debtor, being subject to reduction by Agent in its Permitted Discretion if the creditworthiness of such Account Debtor deteriorates) of all US Eligible Accounts, in each of the foregoing, to the extent of the obligations owing by such Account Debtor in excess of such percentage; provided, that in each case under the preceding clause (i), (ii) and (iii), the amount of US Eligible Accounts that are excluded because they exceed the applicable foregoing percentages shall be determined by Agent based on all of the otherwise US Eligible Accounts prior to giving effect to any eliminations based upon the foregoing concentration limits,
(gv)Accounts with respect to which the Account Debtor is subject to an Insolvency Proceeding, is not Solvent, has gone out of business, or as to which any Borrower has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor, in each case unless the Account from such Account Debtor arises subsequent to a decree or order for relief with respect to such Account Debtor under the federal bankruptcy laws, as now or hereafter in effect, and Agent shall have determined in its sole discretion that the timely payment and collection of such Account will not be impaired,
(gw)Accounts, the collection of which, Agent, in its Permitted Discretion, believes to be doubtful, including by reason of the Account Debtor’s financial condition,
(gx)Accounts that are not subject to a valid and perfected first priority Agent’s Lien,
(gy)Accounts with respect to which (i) the goods giving rise to such Account have not been shipped and billed to the Account Debtor, or (ii) the services giving rise to such Account have not been performed and billed to the Account Debtor,
(gz)Accounts with respect to which the Account Debtor is a Sanctioned Person or Sanctioned Entity,
(ha)Accounts (i) that represent the right to receive progress payments or other advance billings that are due prior to the completion of performance by the applicable US Loan Party of the subject contract for goods or services, or (ii) that represent credit card sales, or
(hb)Accounts owned by a target acquired in connection with a Permitted Acquisition or Permitted Investment, or Accounts owned by a Person that is joined to this Agreement as a US Loan Party pursuant to the provisions of this Agreement, until the completion of a field examination with respect to such Accounts, in each case, satisfactory to Agent in its Permitted Discretion (which examination may be conducted prior to the closing of such Permitted Acquisition, Permitted Investment or joinder); provided that (i) until the completion of such field examination, such Accounts may be included in US Eligible Account for a period of up to 45 days after the date of consummation of the Permitted Acquisition or Permitted Investment or joinder so long as such Accounts otherwise qualify as US Eligible Accounts and (ii) the aggregate amount of such Accounts which are US Eligible Accounts, together with the aggregate amount of US Eligible Inventory related to Permitted Acquisitions, Permitted Investments, and joinders that are not subject to an acceptable field examination and an Acceptable Appraisal, do not constitute more than 10% of the US Borrowing Base.
“US Eligible Finished Goods Inventory” means Inventory that qualifies as US Eligible Inventory and consists of first quality finished goods held for sale in the ordinary course of US Loan Parties’ business.
“US Eligible Inventory” means Inventory of a US Loan Party that it the Parent or that is a Wholly-Owned Restricted Subsidiary, that complies with each of the representations and warranties respecting US Eligible Inventory made in the Loan Documents, and that is not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, that such criteria may be revised from time to time by Agent in Agent’s Permitted Discretion to address the results of any information with respect to the US Loan Parties’ business or assets of which Agent becomes aware after the Amendment No. 3 Effective Date, including any field examination or appraisal performed or received by Agent from time to time after the Amendment No. 3 Effective Date. In determining the amount to be so included, Inventory shall be valued at the lower of cost or market on a basis consistent with US Loan Parties’ historical accounting practices. An item of Inventory shall not be included in US Eligible Inventory if:
(hc)a US Loan Party does not have good, valid, and marketable title thereto,
(hd)a US Loan Party does not have actual and exclusive possession thereof (either directly or through a bailee or agent of a US Loan Party),
(he)it is not located at one of the locations in the continental United States set forth on Schedule 4.25 to this Agreement (as such Schedule 4.25 may be amended from time to time with the prior written consent of Agent) (or in-transit from one such location to another such location),

(hf)it is stored at locations holding less than $100,000 of the aggregate value of any US Loan Party’s Inventory,
(hg)it is in-transit to or from a location of a US Loan Party (other than in-transit from one location set forth on Schedule 4.25 to this Agreement to another location set forth on Schedule 4.25 to this Agreement (as such Schedule 4.25 may be amended from time to time with the prior written consent of Agent)),
(hh)it is located on real property leased by a US Loan Party or in a contract warehouse or with a bailee, in each case, unless either (i) it is subject to a Collateral Access Agreement executed by the lessor or warehouseman, as the case may be, and it is segregated or otherwise separately identifiable from goods of others, if any, stored on the premises, or (ii) Agent has established a Landlord Reserve with respect to such location; provided that, until the 90th day after the Closing Date, such Inventory that is located at a location not covered by a Collateral Access Agreement or a Landlord Reserve may be US Eligible Inventory if it otherwise qualifies as a US Eligible Inventory,
(hi)it is the subject of a bill of lading or other document of title,
(hj)it is not subject to a valid and perfected first priority Agent’s Lien,
(hk)it consists of goods returned or rejected by a US Loan Party’s customers, unless such Inventory is undamaged and able to be resold in the ordinary course of business to a readily available market without any modification,
(hl)it consists of goods that are obsolete, slow moving, spoiled or are otherwise past the stated expiration, “sell-by” or “use by” date applicable thereto, restrictive or custom items or otherwise is manufactured in accordance with customer-specific requirements, or goods that constitute spare parts that are consumed or consumable by any Loan Party or Restricted Subsidiary, packaging and shipping materials, supplies used or consumed in US Loan Parties’ business, bill and hold goods, defective goods, “seconds,” or Inventory acquired on consignment,
(hm)it is subject to third party intellectual property, licensing or other proprietary rights, unless Agent is reasonably satisfied that such Inventory can be freely sold by Agent on and after the occurrence of an Event of a Default despite such third party rights, or
(hn)it was acquired in connection with a Permitted Acquisition or Permitted Investment, or such Inventory is owned by a Person that is joined to this Agreement as a US Loan Party pursuant to the provisions of this Agreement, until the completion of an Acceptable Appraisal of such Inventory and the completion of a field examination with respect to such Inventory that is satisfactory to Agent in its Permitted Discretion (which examination may be conducted prior to the closing of such Permitted Acquisition, Permitted Investment or joinder); provided that (i) until the completion of such field examination and Acceptable Appraisal, such Inventory may be included in US Eligible Inventory for a period of up to 45 days after the date of consummation of the Permitted Acquisition or Permitted Investment or joinder so long as such Inventory otherwise qualify as US Eligible Inventory and (ii) the aggregate amount of such Inventory which are US Eligible Inventory, together with the aggregate amount of US Eligible Accounts related to Permitted Acquisitions, Permitted Investments, and joinders that are not subject to a satisfactory field examination, do not constitute more than 10% of the US Borrowing Base.
“US Eligible In-Transit Inventory” means those items of Inventory that do not qualify as Eligible Inventory solely because they are not in a location set forth on Schedule 4.25 to this Agreement (as such Schedule 4.25 may be amended from time to time with prior notice to Agent) or in transit among such locations and a US Loan Party that is the Parent or that is a Wholly-Owned Restricted Subsidiary does not have actual and exclusive possession thereof, but as to which,
(ho)such Inventory currently is in transit (by vessel or land) from a location outside of the continental United States to a location set forth on Schedule 4.25 to this Agreement (as such

Schedule 4.25 may be amended from time to time with prior notice to Agent) to the extent that such Inventory is the subject of a negotiable bill of lading governed by the laws of a state within the United States that is (x) that is consigned to Agent or one of its Customs Brokers (either directly or by means of endorsements), (y) that was issued by the carrier (including a non-vessel operating common carrier) in possession of the Inventory that is subject to such bill of lading, and (z) that either is in the possession of Agent or a Customs Broker (in each case in the continental United States),
(hp)title to such Inventory has passed to a US Loan Party that is the Parent or that is a Wholly-Owned Restricted Subsidiary and Agent shall have received such evidence thereof as it may from time to time require,
(hq)such Inventory is insured against types of loss, damage, hazards, and risks, and in amounts, satisfactory to Agent in its Permitted Discretion, and Agent shall have received a copy of the certificate of marine cargo insurance in connection therewith in which it has been named as an additional insured and loss payee in a manner acceptable to Agent,
(hr)such Inventory is the subject of a negotiable bill of lading governed by the laws of a state within the United States (x) that is consigned to Agent or one of its Customs Brokers (either directly or by means of endorsements), (y) that was issued by the carrier (including a non-vessel operating common carrier) in possession of the Inventory that is subject to such bill of lading, and (z) that either is in the possession of Agent or a Customs Broker (in each case in the continental United States),
(hs)such Inventory is in the possession of a common carrier (including on behalf of any non-vessel operating common carrier) that has issued the bill of lading or other document of title with respect thereto or the Customs Broker handling the importing, shipping and delivery of such Inventory;
(ht)the documents of title related thereto are subject to the valid and perfected first priority Lien of Agent;
(hu)Agent determines that such Inventory is not subject to (i) any Person’s right of reclamation, repudiation, stoppage in transit or diversion or (ii) any other right or claim of any other Person which is (or is capable of being) senior to, or pari passu with, the Lien of Agent or Agent determines that any Person’s right or claim impairs, or interferes with, directly or indirectly, the ability of Agent to realize on, or reduces the amount that Agent may realize from the sale or other disposition of such Inventory;
(hv)Administrative Borrower has provided, upon Agent’s request, a copy of the invoice, packing slip and manifest with respect thereto,
(hw)such Inventory shall not have been in transit for more than sixty (60) days, and
(hx)with respect to Inventory transferred from a Person that is not a Loan Party, upon Agent’s request, the Agent shall have received such other agreements or documents in form and substance satisfactory to the Agent executed by such Person related to such Person’s right or claim to such Inventory or to any Loan Party.
“US Eligible Raw Materials Inventory” means Inventory that qualifies as US Eligible Inventory and consists of goods that are first quality raw materials and that are not located in open pallets or containers.
“US Eligible Work-in-Process Inventory” means Inventory that qualifies as US Eligible Inventory and consists of goods that are first quality work-in-process; provided, that anything to the contrary contained herein notwithstanding, the value of such Inventory shall not include the value of any labor or other services rendered to produce such Inventory.

“US Extraordinary Advances” has the meaning specified therefor in Section 2.2(d)(iii) of this Agreement.
“US Guarantors” means the Guarantors that are Domestic Subsidiaries of the Parent provided, however, that, with respect to US Borrowers, recovery from any US Guarantor that is a FSHCO will be limited to 65% of the voting Equity Interests in any CFCs and FSCHOs owned by such US Guarantor unless such greater recovery is available to the holders of any Other Debt pursuant to the guaranty thereof by such FSHCO (and 100% of any other interests in such entity along with all other assets of such FSHCO); provided that, for the avoidance of doubt, with respect to US Borrowers, no direct or indirect Domestic Subsidiary of a Foreign Subsidiary that is a CFC shall be a US Guarantor unless such CFC has guaranteed, or is otherwise liable for, any Other Debt (in accordance with the Secured Notes Documents or otherwise).
“US Hedge Obligations” means any and all obligations or liabilities, whether absolute or contingent, due or to become due, now existing or hereafter arising, of any US Loan Party arising under, owing pursuant to, or existing in respect of Hedge Agreements entered into with one or more of the Hedge Providers; provided that, as to such obligations or liabilities owing to a former Lender or an Affiliate of a former Lender, such obligations and liabilities shall constitute US Hedge Obligations only as to the individual Hedge Agreements (and not Master ISDA Agreements) entered into prior to such Lender ceasing to be a Lender hereunder and without giving effect to any extension or renewal thereof.
“US Issuing Bank” means Wells Fargo or any other Lender or any Affiliate thereof that, at the request of Administrative Borrower and with the consent of Agent (not to be unreasonably withheld, delayed or conditioned), agrees, in such Lender’s or such Affiliate’s sole discretion, to become a US Issuing Bank for the purpose of issuing US Letters of Credit pursuant to Section 2.10A of this Agreement.
“US Letter of Credit” means a letter of credit (as that term is defined in the Code) issued by US Issuing Bank for the account of the Parent or any Restricted Subsidiary.
“US Letter of Credit Disbursement” means a payment made by US Issuing Bank pursuant to a US Letter of Credit.
“US Letter of Credit Exposure” means, as of any time of determination with respect to any Lender, such Lender’s Pro Rata Share of the US Letter of Credit Usage on such date.
“US Letter of Credit Fees” has the meaning specified therefor in Section 2.5(b).
“US Letter of Credit Sublimit” means $70,000,000.
“US Letter of Credit Obligations” means the obligation of each US Loan Party to reimburse US Issuing Bank for amounts paid pursuant to US Letters of Credit.
“US Letter of Credit Usage” means, as of any time of determination, the sum of (a) the aggregate undrawn amount of all outstanding US Letters of Credit plus (b) the aggregate amount of outstanding reimbursement obligations with respect to US Letters of Credit which remain unreimbursed or which have not been paid through a Revolving Loan.
“US Loan Account” has the meaning specified therefor in Section 2.8.
“US Loan Party” means the US Borrowers and the US Guarantors.
“US Obligations” means (a) all loans (including the US Revolving Loans (inclusive of US Extraordinary Advances and US Swing Loans)), debts, principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), reimbursement or indemnification obligations with respect to US Letters of Credit (irrespective of whether contingent), premiums, liabilities

(including all amounts charged to the US Loan Account pursuant to this Agreement), obligations (including indemnification obligations) of any US Loan Party, fees (including the fees Schedule 1.1 provided for in the Fee Letter) of any US Loan Party, Lender Group Expenses (including any fees or expenses that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding) of any US Loan Party, guaranties of any US Loan Party, and all covenants and duties of any other kind and description owing by any US Loan Party arising out of, under, pursuant to, in connection with, or evidenced by this Agreement or any of the other Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all other expenses or other amounts that any US Loan Party is required to pay or reimburse by the Loan Documents or by law or otherwise in connection with the Loan Documents, (b) all debts, liabilities, or obligations (including reimbursement obligations, irrespective of whether contingent) owing by US Borrower or any other US Loan Party to US Issuing Bank now or hereafter arising from or in respect of a US Letters of Credit, and (c) all US Bank Product Obligations; provided, that US Obligations shall not include Excluded Swap Obligations. Without limiting the generality of the foregoing, the US Obligations under the Loan Documents include the obligation to pay (i) the principal of the US Revolving Loans, (ii) the interest accrued on the US Revolving Loans, (iii) the amount necessary to reimburse US Issuing Bank for amounts paid or payable pursuant to US Letters of Credit, (iv) letter of credit commissions, charges, expenses, and fees, in each case in respect of US Letters of Credit (v) Lender Group Expenses of any US Loan Party, (vi) fees payable by any US Loan Party under this Agreement or any of the other Loan Documents, and (vii) indemnities and other amounts payable by any US Loan Party under any Loan Document (excluding Excluded Swap Obligations). Any reference in this Agreement or in the Loan Documents to the US Obligations shall include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.
“US Overadvance” means, as of any time of determination, that the US Revolver Usage is greater than any of the limitations set forth in Section 2.1 or Section 2.10A.
“US Protective Advances” has the meaning specified therefor in Section 2.2(d)(i) of this Agreement.
“US Revolver Commitment” means, with respect to each Revolving Lender, its US Revolver Commitment, and, with respect to all Revolving Lenders, their US Revolver Commitments, in each case as such US Dollar amounts are set forth beside such Revolving Lender’s name under the applicable heading on Schedule C-1 to this Agreement or in the Assignment and Acceptance or Increase Joinder pursuant to which such Revolving Lender became a Revolving Lender under this Agreement, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 13.1 of this Agreement, and as such amounts may be decreased by the amount of reductions in the US Revolver Commitments made in accordance with Section 2.3(c) hereof.
“US Revolver Usage” means, as of any time of determination, the sum of (a) the amount of outstanding US Revolving Loans (inclusive of Swing Loans and US Protective Advances), plus (b) the amount of the US Letter of Credit Usage.
“US Revolving Lender” means a Lender that has a US Revolving Loan Exposure or US Letter of Credit Exposure.
“US Revolving Loan Exposure” means, with respect to any Lender, as of any time of determination (a) prior to the termination of the US Revolver Commitments, the amount of such Lender’s US Revolver Commitment, and (b) after the termination of the US Revolver Commitments, the aggregate outstanding principal amount of the US Revolving Loans of such Lender plus such Lender’s US Letter of Credit Exposure.
“US Revolving Loans” has the meaning specified therefor in Section 2.1(a) of this Agreement.

“US Swing Line Lender” means Wells Fargo or any other Lender that, at the request of US Borrowers and with the consent of Agent (not to be unreasonably withheld, delayed or conditioned) agrees, in such Lender’s sole discretion, to become a US Swing Line Lender under Section 2.2(b) of this Agreement.
“US Swing Loan” has the meaning specified therefor in Section 2.2(b) of this Agreement.
“US Swing Loan Exposure” means, as of any time of determination with respect to any Lender, such Lender’s Pro Rata Share of the US Swing Loans on such date.
“Voidable Transfer” has the meaning specified therefor in Section 17.8 of this Agreement.
“Wells Fargo” means Wells Fargo Bank, National Association, a national banking association.
“WF Canada” means Wells Fargo Capital Finance Corporation Canada.
“Wholly-Owned” means, as used in reference to a Restricted Subsidiary, any Restricted Subsidiary whose Equity Interest is owned 100%, either directly or indirectly, by the Parent.
“Withdrawal Liability” means liability with respect to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
1.2Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP; provided, that if Administrative Borrower notifies Agent that Borrowers request an amendment to any provision hereof to eliminate the effect of any Accounting Change occurring after the Closing Date or in the application thereof on the operation of such provision (or if Agent notifies Administrative Borrower that the Supermajority Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such Accounting Change or in the application thereof, then Agent and Borrowers agree that they will negotiate in good faith amendments to the provisions of this Agreement that are directly affected by such Accounting Change with the intent of having the respective positions of the Lenders and Borrowers after such Accounting Change conform as nearly as possible to their respective positions immediately before such Accounting Change took effect and, until any such amendments have been agreed upon and agreed to by the Supermajority Lenders, the provisions in this Agreement shall be calculated as if no such Accounting Change had occurred. When used herein, the term “financial statements” shall include the notes and schedules thereto. Whenever the term “Parent” or “Borrowers” is used in respect of a financial covenant or a related definition, it shall be understood to mean the Loan Parties and their Restricted Subsidiaries on a consolidated basis, unless the context clearly requires otherwise. Notwithstanding anything to the contrary contained herein, (a) all financial statements delivered hereunder shall be prepared, and all financial covenants contained herein shall be calculated, without giving effect to any election under the Statement of Financial Accounting Standards Board’s Accounting Standards Codification Topic 825 (or any similar accounting principle) permitting a Person to value its financial liabilities or Indebtedness at the fair value thereof, and (b) the term “unqualified opinion” as used herein to refer to opinions or reports provided by accountants shall mean an opinion or report that is (i) unqualified, and (ii) does not include any explanation, supplemental comment, or other comment concerning the ability of the applicable Person to continue as a going concern or concerning the scope of the audit. Notwithstanding any changes in GAAP after the Closing Date, any lease of the Borrowers or their Restricted Subsidiaries that would be characterized as an operating lease under GAAP in effect on the Closing Date (whether such lease is entered into before or after the Closing Date) shall not constitute a Capital Lease under this Agreement or any other Loan Document as a result of such changes in GAAP unless otherwise agreed to in writing by the Borrowers and Supermajority Lenders.
1.3Code; PPSA. Any terms used in this Agreement that are defined in (a) the Code shall be construed and defined as set forth in the Code unless otherwise defined herein; provided, that to the extent that the Code is used to define any term herein and such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern, and (b) with respect to the Canadian Loan Parties or Collateral subject to the PPSA, the PPSA (but not the Code) shall be construed and defined as set forth in the PPSA unless otherwise defined herein. Notwithstanding the foregoing, and where the context so requires, (i) any term defined in this Agreement by reference to the “Code”, the “UCC” or the “Uniform Commercial Code” shall also have, with respect to the Canadian Loan Parties or Collateral subject to the PPSA, any extended, alternative or analogous meaning given to such term in applicable Canadian personal property security and other laws (including, without limitation, the PPSA, the Bills of Exchange Act (Canada) and the Depository Bills and Notes Act (Canada)), in all cases for the extension, preservation or betterment of the security and rights of the Collateral, (ii) all references in this Agreement to “Article 8” shall be deemed to refer also to applicable Canadian securities transfer laws (including, without limitation, the STA), (iii) all references in this Agreement to a financing statement, continuation statement, amendment or termination statement shall be deemed to refer also to the analogous documents used under the PPSA, and (iv) all references to federal or state securities law of the United States shall be deemed to refer also to analogous federal (where applicable) and provincial securities laws in Canada.
1.4Construction. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in any other Loan Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties. Any reference herein or in any other Loan Document to the satisfaction, repayment, or payment in full of the Obligations shall mean (a) the payment or repayment in full in Same Day Funds of (i) the principal amount of, and interest accrued and unpaid with respect to, all outstanding Loans, together with the payment of any premium applicable to the repayment of the Loans, (ii) all Lender Group Expenses that have accrued and are unpaid regardless of whether demand has been made therefor, and (iii) all fees or charges that have accrued hereunder or under any other Loan Document (including the Letter of Credit Fee and the Unused Line Fee) and are unpaid, (b) in the case of contingent reimbursement obligations with respect to Letters of Credit, providing Letter of Credit Collateralization, (c) in the case of obligations with respect to Bank Products (other than Hedge Obligations), providing Bank Product Collateralization, (d) the receipt by Agent of cash collateral in order to secure any other contingent Obligations for which a claim or demand for payment has been made on or prior to such time or in respect of matters or circumstances known to Agent or a Lender at such time that are reasonably expected to result in any loss, cost, damage, or expense (including attorneys’ fees and legal expenses), such cash collateral to be in such amount as Agent reasonably determines is appropriate to secure such contingent Obligations, (e) the payment or repayment in full in Same Day Funds of all other outstanding Obligations (including the payment of any termination amount then applicable (or which would or could become applicable as a result of the repayment of the other Obligations) under Hedge Agreements provided by Hedge Providers) other than (i) unasserted contingent indemnification Obligations, (ii) any Bank Product Obligations (other than Hedge Obligations) that, at such time, are allowed by the applicable Bank Product Provider to remain outstanding without being required to be repaid or cash collateralized, and (iii) any Hedge Obligations that, at such time, are allowed by the applicable Hedge Provider to remain outstanding without being required to be repaid, and (f) the termination of all of the Commitments of the Lenders. Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any requirement of a writing contained herein or in any other Loan Document shall be satisfied by the transmission of a Record.
1.5Time References. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, all references to time of day refer to Central standard time or Central daylight saving time, as in effect in Houston, Texas on such day. For purposes of the computation of a period of time from a specified date to a later specified date, unless otherwise expressly provided, the word “from” means “from and including” and the words “to” and “until” each means “to and including”; provided, that with respect to a computation of fees or interest payable to Agent or any Lender, such period shall in any event consist of at least one full day.
1.6Schedules and Exhibits. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.
1.7Currencies; Agreed Currencies; Change of Currency.
(i)Currency Equivalents. All references to “Dollars” or “$” shall mean US Dollars unless otherwise specified herein. For purposes of this Agreement and the other Loan Documents, the US Dollar Equivalent of the Revolving Loans, Letters of Credit, other Obligations and other references to amounts denominated in a currency other than US Dollars shall be determined in accordance with the terms of this Agreement. Such US Dollar Equivalent shall become effective as of such Revaluation Date for such Revolving Loans, Letters of Credit and other Obligations and shall be the US Dollar Equivalent employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur for such Revolving Loans, Letters of Credit and other Obligations. Except as otherwise expressly provided herein or in the applicable other Loan Document, the applicable amount of any currency for purposes of this Agreement and the other Loan Documents (including all calculations in connection with the covenants, including the financial covenants) shall be the US Dollar Equivalent thereof, and for the purpose of such calculations, comparisons, measurements or determinations, amounts denominated in currencies other than US Dollars shall be converted into the US Dollar Equivalent of such amount on the date of calculation, comparison, measurement or determination; provided that, for purposes of determining compliance with respect to any amount of Indebtedness, Investment, sale, other disposition, distribution or payment in a currency other than US Dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness or Investment is incurred or sale, other disposition, distribution or payment is made. Notwithstanding the foregoing, for the purposes of financial statements and any components of the financial covenant contained in Section 7 derived therefrom, in each case prepared by Parent or Borrowers, the US Dollar Equivalent of each amount in a currency other than US Dollars shall be determined in accordance with GAAP. Wherever in this Agreement and the other Loan Documents in connection with a borrowing, conversion, continuation or prepayment of a Revolving Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in US Dollars, but such Revolving Loan or Letter of Credit is denominated in any Foreign Currency, such amount shall be the relevant Foreign Currency Equivalent of such US Dollar amount (rounded to the nearest unit of such Foreign Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the applicable Issuing Bank, as the case may be.
(ii)Agreed Currencies.
(1)Subject to the terms and conditions set forth in this Agreement, the US Borrowers may from time to time request (A) US Revolving Loans in US Dollars, and (B) Letters of Credit in any Agreed Currency, and the Canadian Borrowers may from time to time request (x) Canadian Revolving Loans in US Dollars or Canadian Dollars, and (y) Letters of Credit in any Agreed Currency; provided that, in any event, any request for a Letter of Credit in any currency other than US Dollars from a US Issuing Bank shall be subject to the approval of such US Issuing Bank and any request for a Letter of Credit in any currency other than US Dollars or Canadian Dollars from a Canadian Issuing Bank shall be subject to the approval of such Canadian Issuing Bank. Any such request required in the preceding proviso shall be made to the applicable Issuing Bank, with a copy to the Agent, not later than 11:00 a.m., five Business Days prior to the date of the desired issuance of a Letter of Credit (or such other time or date as may be agreed by the applicable Issuing Bank in its sole discretion). The applicable Issuing Bank shall notify the Agent, not later than 1:00 p.m., three Business Days (or such other time or date as may be reasonably agreed by the Agent in its sole discretion) after receipt of such request whether it consents, in its sole discretion, to the issuance of Letters of Credit in such requested Foreign Currency.
(2)Any failure by an Issuing Bank to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Issuing Bank to permit Letters of Credit to be issued in such requested currency. If the applicable Issuing Bank consents to the issuance of Letters of Credit in such requested currency, such Issuing Bank shall so notify the requesting Borrower and the Agent and such currency shall thereupon be deemed for all purposes to be an Agreed Currency hereunder for purposes of any Letter of Credit issuances by such Issuing Bank. Any specified currency of an Existing Letter of Credit that is neither Dollars nor one of the Agreed Currencies specifically listed in the definition of “Agreed Currency” shall be deemed an Agreed Currency with respect to such Existing Letter of Credit only unless otherwise agreed to by the applicable Issuing Bank.
(3)If, after the designation of any currency as an Agreed Currency for purposes of a Letter of Credit (A) currency control or other exchange regulations are imposed in the country in which such currency is issued with the result that different types of such currency are introduced, (B) such currency, in the reasonable determination of the Agent or an applicable Issuing Bank, no longer qualifies as an “Eligible Currency” for purposes of a Letter of Credit or (C) in the reasonable determination of the Agent or any applicable Issuing Bank, a US Dollar Equivalent of such currency is not readily calculable, the Agent (or if applicable, such Issuing Bank) shall promptly notify the other Issuing Banks, the Borrowers, and, in the case of a determination made by an Issuing Bank, the Agent, and such currency shall no longer be an Agreed Currency for purposes of a Letter of Credit with respect to all the Issuing Banks if such determination is made by the Agent and with respect to any particular Issuing Bank if such determination is made by such Issuing Bank, in any event, until such time as the Agent and the Issuing Banks (or such applicable Issuing Bank), as provided herein, agree to reinstate such currency as an Agreed Currency for purposes of Letters of Credit.
(iii)Change of Currency.
(1)Each obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency.
(2)Each provision of this Agreement shall be subject to such reasonable changes of construction as the Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.
(3)Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.
1.8Quebec Interpretation. For all purposes of any assets, liabilities or entities located in the Province of Quebec and for all purposes pursuant to which the interpretation or construction of this Agreement may be subject to the laws of the Province of Quebec or a court or tribunal exercising jurisdiction in the Province of Quebec, (a) “personal property” shall include “movable property”, (b) “real property” shall include “immovable property”, (c) “tangible property” shall include “corporeal property”, (d) “intangible property” shall include “incorporeal property”, (e) “security interest”, “mortgage” and “lien” shall include a “hypothec”, “prior claim” and a “resolutory clause”, (f) all references to filing, registering or recording under the Code or PPSA shall include publication under the Civil Code of Quebec, (g) all references to “perfection” of or “perfected” liens or security interest shall include a reference to an “opposable” or “set up” lien or security interest as against third parties, (h) any “right of offset”, “right of setoff’ or similar expression shall include a “right of compensation”, (i) “goods” shall include corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (j) an “agent” shall include a “mandatary”, (k) “construction liens” shall include “legal hypothecs”, (l) “joint and several” shall include solidary, (m) “gross negligence or willful misconduct” shall be deemed to be “intentional or gross fault”, (n) “beneficial ownership” shall include “ownership on behalf of another as mandatary”, (o) “easement” shall include “servitude”, (p) “priority” shall include “prior claim”, (q) “survey” shall include “certificate of location and plan”, and (r) “fee simple title” shall include “absolute ownership”.
1.9Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
1.10Rates. Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to any rates in the definition of any Benchmark, including the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark, any component definition thereof or rates referenced in the definition thereof, or with respect to any alternative, successor or replacement rate thereto (including any then-current Benchmark or any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 2.11(d)(iii), will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, such Benchmark, or any other Benchmark, prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any

Conforming Changes. Agent and its affiliates or other related entities may engage in transactions that affect the calculation of any Benchmark, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to a Borrower. Agent may select information sources or services in its reasonable discretion to ascertain any Benchmark, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any other Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to any Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
2.LOANS AND TERMS OF PAYMENT.
1.1Revolving Loans.
(i)Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Lender with a US Revolver Commitment agrees (severally, not jointly or jointly and severally) to make revolving loans in US Dollars (“US Revolving Loans”) to US Borrowers in an amount at any one time outstanding not to exceed an amount which would cause such Lender’s Pro Rata Share of the US Revolver Usage to exceed the least of:
(1)such Lender’s US Revolver Commitment,
(2)such Lender’s Pro Rata Share of the US Borrowing Base, and
(3)such Lender’s Pro Rata Share of an amount equal to (A) the Line Cap less (B) the Canadian Revolver Usage at such time.
(ii)Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Lender with a Canadian Revolver Commitment agrees (severally, not jointly or jointly and severally) to make revolving loans in US Dollars or in Canadian Dollars (“Canadian Revolving Loans”) to Canadian Borrowers in an amount at any one time outstanding not to exceed an amount which would cause such Lender’s Pro Rata Share of the Canadian Revolver Usage to exceed the least of:
(1)such Lender’s Canadian Revolver Commitment,
(2)such Lender’s Pro Rata Share of an amount equal to (A) the Line Cap less (B) the US Revolver Usage,
(3)such Lender’s Pro Rata Share of the Canadian Borrowing Base, and
(4)such Lender’s Pro Rata Share of $20,000,000.
(iii)Amounts borrowed pursuant to this Section 2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement. The outstanding principal amount of the Revolving Loans, together with interest accrued and unpaid thereon, shall constitute Obligations and shall be due and payable on the Maturity Date or, if earlier, on the date on which they otherwise become due and payable pursuant to the terms of this Agreement.
(iv)Anything to the contrary in this Section 2.1 notwithstanding, Agent shall have the right (but not the obligation) at any time, in the exercise of its Permitted Discretion, to establish and increase or decrease Reserves and against the US Borrowing Base, the Canadian Borrowing

Base or the Maximum Revolver Amount; provided, that Agent shall endeavor to notify Borrowers at or before the time any such Reserve in a material amount is to be established or increased, but a non-willful failure of Agent to so notify Borrowers shall not be a breach of this Agreement and shall not cause such establishment or increase of any such Reserve to be ineffective; provided further, that (A) the Borrowers may not obtain any new Revolving Loans (including Swing Loans) or Letters of Credit to the extent that such Revolving Loan (including Swing Loans) or Letter of Credit would cause an Overadvance after giving effect to the establishment or increase of such Reserve as set forth in any such notice; (B) no such prior notice shall be required for changes to any Reserves resulting solely by virtue of mathematical calculations of the amount of the Reserve in accordance with the methodology of calculation set forth in this Agreement or previously utilized; (C) no such prior notice shall be required during the continuance of any Event of Default, (D) no such prior notice shall be required with respect to any Reserve established in respect of any Lien that has priority over Agent’s Liens on any Collateral (regardless of whether such prior Lien is permitted hereunder), (E) no such prior notice shall be required with respect to any Reserve established in respect of US Eligible In-Transit Inventory prior to the first US Borrowing Base determined where the value attributed to such Inventory is greater than $0 and (F) no such prior notice shall be required with respect to any Reserve established in respect of Canadian Eligible In-Transit Inventory prior to the first Canadian Borrowing Base determined where the value attributed to such Inventory is greater than $0. The amount of any Reserve established by Agent, and any changes to the eligibility criteria set forth in the definitions of US Eligible Accounts, US Eligible Inventory, US Eligible Raw Material Inventory, US Eligible Work-in-Process Inventory, US Eligible Finished Goods Inventory, US Eligible In-Transit Inventory, Canadian Eligible In-Transit Inventory, Canadian Eligible Accounts, Canadian Eligible Inventory, Canadian Eligible Raw Material Inventory, Canadian Eligible Work-in-Process Inventory, Canadian Eligible Finished Goods Inventory shall have a reasonable relationship to the event, condition, other circumstance, or fact that is the basis for such reserve or change in eligibility and shall not be duplicative of any other reserve established and currently maintained or eligibility criteria; provided that, (i) that circumstances, conditions, events or contingencies existing or arising prior to the Closing Date and, in each case, disclosed in writing in the field examination conducted by the Agent in connection herewith prior to the Closing Date, shall not be the basis for any establishment of any Reserves after the Closing Date, unless (A) such circumstances, conditions, events or contingencies shall have changed in a material respect since the Closing Date (it being understood, however, that the forgoing shall not restrict or affect changes in Reserves by Agent solely by virtue of mathematical calculations of the amount of such Reserves), (B) such Reserves relate to tax liabilities and landlord rights which were so disclosed to the Agent prior to the Closing Date, or (C) such Reserve relate to an insufficient or incomplete set-up of the electronic collateral reporting acceptable to the Agent in its sole discretion within 180 days after the Closing Date, and (ii) the limitations in the foregoing clause (i) of this proviso shall not apply to establishing Landlord Reserves, Bank Product Reserves or any Reserves established with respect to US Eligible In-Transit Inventory or Canadian Eligible In-Transit Inventory. Upon establishment or increase in Reserves, Agent agrees to make itself available to discuss the Reserve or increase, and Borrowers may take such action as may be required so that the event, condition, circumstance, or fact that is the basis for such reserve or increase no longer exists, in a manner and to the extent reasonably satisfactory to Agent in the exercise of its Permitted Discretion. In no event shall such opportunity limit the right of Agent to establish or change such Reserve, unless Agent shall have determined, in its Permitted Discretion, that the event, condition, other circumstance, or fact that was the basis for such Reserve or such change no longer exists or has otherwise been adequately addressed by Borrowers.
(v)Anything to the contrary in this Section 2.1 notwithstanding, at no time shall the sum of (i) the US Revolver Usage and (ii) the Canadian Revolver Usage exceed the Maximum Revolver Amount, and at no time shall the Canadian Revolver Usage exceed $20,000,000.
(vi)Each Lender may, at its option, make any Loan available to any Borrower by causing any foreign or domestic branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of such Borrower to repay such Loan in accordance with the terms of this Agreement.
1.2Borrowing Procedures and Settlements.
(i)Procedure for Borrowing Revolving Loans. Each Borrowing shall be made by a written request by an Authorized Person delivered to the Agent and received by the Agent no later than 1:00 p.m. (i) on the Business Day that is the requested Funding Date in the case of a request for a Swing Loan, (ii) on the U.S. Government Securities Business Day that is three U.S. Government Securities Business Days prior to the requested Funding Date in the case of a request for a Non-Base Rate Loan in US Dollars, (iii) on the Business Day that is three Business Days prior to the requested Funding Date in the case of a Non-Base Rate Loan in Canadian Dollars, and (iv) on the Business Day that is one Business Day prior to the requested Funding Date in the case of all other requests, specifying (A) the amount of such Borrowing and whether such Borrowing is for the account of US Borrowers or Canadian Borrowers, and in each case, whether in US Dollars or Canadian Dollars, and (B) the requested Funding Date (which shall be a Business Day); provided, that the Agent may, in its sole discretion, elect to accept as timely requests that are received later than 1:00 p.m. on the applicable Business Day or U.S. Government Securities Business Day, as applicable. At the Agent’s election, in lieu of delivering the above described written request, any Authorized Person may give the Agent telephonic notice of such request by the required time. In such circumstances, the Borrowers agree that any such telephonic notice will be confirmed in writing by Administrative Borrower within 24 hours of the giving of such telephonic notice, but the failure to provide such written confirmation shall not affect the validity of the request. Borrowings for the account of US Borrowers shall be denominated in US Dollars and Borrowings for the account of Canadian Borrowers shall be denominated in Canadian Dollars or US Dollars (as selected by the Administrative Borrower).
(ii)Making of Swing Loans. In the case of a request for a US Swing Loan by the Administrative Borrower and so long as either (i) the aggregate amount of US Swing Loans made since the last Settlement Date, minus all payments or other amounts applied to US Swing Loans since the last Settlement Date, plus the amount of the requested US Swing Loan, does not exceed $15,000,000, or (ii) the US Swing Line Lender, in its sole discretion, agrees to make such US Swing Loan notwithstanding the foregoing limitation, the US Swing Line Lender shall make a Revolving Loan (any such Revolving Loan for the account of US Borrowers made by US Swing Line Lender pursuant to this Section 2.2(b) being referred to as a “US Swing Loan” and all such Revolving Loans for the account of US Borrowers by US Swing Line Lender being referred to as “US Swing Loans”) available to US Borrowers on the Funding Date applicable thereto by transferring Same Day Funds in the Agreed Currency in the amount of such requested Borrowing to the US Designated Account. In the case of a request for a Canadian Swing Loan by the Administrative Borrower and so long as either (i) the aggregate US Dollar Equivalent amount of Canadian Swing Loans made since the last Settlement Date, minus all payments or other amounts applied to Canadian Swing Loans since the last Settlement Date, plus the amount of the requested Canadian Swing Loan, does not exceed $3,000,000, or (ii) the Canadian Swing Line Lender, in its sole discretion, agrees to make such Canadian Swing Loan notwithstanding the foregoing limitation, the Canadian Swing Line Lender shall make a Revolving Loan (any such Revolving Loan for the account of a Canadian Borrower made by Canadian Swing Line Lender pursuant to this Section 2.2(b) being referred to as a “Canadian Swing Loan” and all such Revolving Loans for the account of a Canadian Borrower by Canadian Swing Line Lender being referred to as “Canadian Swing Loans”) available to Canadian Borrowers on the Funding Date applicable thereto by transferring Same Day Funds in the Agreed Currency in the amount of such requested Borrowing to the Canadian Designated Account. Each Swing Loan shall be deemed to be a Revolving Loan hereunder and shall be subject to all the terms and conditions (including Section 3) applicable to other US Revolving Loans or Canadian Revolving Loans, as applicable, except that all payments (including interest) on any Swing Loan shall be payable to the applicable Swing Line Lender solely for its own account. Subject to the provisions of Section 2.2(d)(ii), no Swing Line Lender shall make or be obligated to make any Swing Loan if such Swing Line Lender has actual knowledge that (i) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing, or (ii) the requested Borrowing would exceed US Availability (if a US Borrowing) or Canadian Availability (if a Canadian Borrowing) on such Funding Date. No Swing Line Lender shall otherwise be required to determine whether the applicable conditions precedent set forth in Section 3 have been satisfied on the Funding Date applicable thereto prior to making any Swing Loan. The US Swing Loans shall be secured by the Agent’s Liens, constitute US Revolving Loans and US Obligations, and bear interest at the rate applicable from time to time to US Revolving Loans that are Base Rate Loans and the Canadian Swing Loans shall be secured by the Agent’s Liens, constitute Canadian Revolving Loans and Canadian Obligations, and bear interest at the rate applicable from time to time to Canadian Revolving Loans in the Agreed Currency that are Base Rate Loans.
(iii)Making of Revolving Loans.
(1)In the event that the applicable Swing Line Lender is not obligated to make a Swing Loan, then after receipt of a request for a Borrowing pursuant to Section 2.2(a), the Agent shall notify the applicable Lenders by telecopy, telephone, email, or other electronic form of transmission, of the requested Borrowing (and whether such borrowing is for the account of US Borrowers or Canadian Borrowers); such notification to be sent on the Business Day that is one Business Day prior to the requested Funding Date. If Agent has notified the applicable Lenders of a requested Borrowing on the Business Day that is one Business Day prior to the Funding Date, then each Lender with the applicable Revolving Commitment shall make the amount of such Lender’s Pro Rata Share of the requested Borrowing available to the Agent in Same Day Funds in the Agreed Currency, to the Agent’s US Account or the Agent’s Canadian Account, as applicable, not later than 12:00 noon on the Business Day that is the requested Funding Date. After the Agent’s receipt of the proceeds of such Revolving Loans from the applicable Lenders, the Agent shall make the proceeds thereof available to the applicable Borrowers on the applicable Funding Date by transferring Same Day Funds in the Agreed Currency equal to such proceeds received by the Agent to the US Designated Account or the Canadian Designated Account, as applicable; provided, that subject to the provisions of Section 2.2(d)(ii), no Lender shall have an obligation to make any Revolving Loan, if (1) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (2) the requested Borrowing would exceed the US Availability (in the case of a US Borrowing) or the Canadian Availability (in the case of a Canadian Borrowing) on such Funding Date.
(2)Unless the Agent receives notice from a Lender prior to 11:30 a.m. on the Business Day that is the requested Funding Date relative to a requested Borrowing as to which the Agent has notified the Lenders of a requested Borrowing that such Lender will not make available as and when required hereunder to the Agent for the account of US Borrowers or Canadian Borrowers, as applicable, the amount of that Lender’s Pro Rata Share of the Borrowing, the Agent may assume that each Lender has made or will make such amount available to the Agent in Same Day Funds in the Agreed Currency on the Funding Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to US Borrowers or Canadian Borrowers, as applicable, a corresponding amount. If, on the requested Funding Date, any Lender shall not have remitted the full amount that it is required to make available to the Agent in Same Day Funds in the Agreed Currency and if the Agent has made available to US Borrowers or Canadian Borrowers, as applicable, such amount on the requested Funding Date, then such Lender shall make the amount of such Lender’s Pro Rata Share of the requested Borrowing available to the Agent in Same Day Funds in the Agreed Currency, to the Agent’s Applicable Account, no later than 12:00 noon on the Business Day that is the first Business Day after the requested Funding Date (in which case, the interest accrued on such Lender’s portion of such Borrowing for the

Funding Date shall be for the Agent’s separate account). If any Lender shall not remit the full amount that it is required to make available to the Agent in Same Day Funds in the Agreed Currency as and when required hereby and if the Agent has made available to US Borrowers or Canadian Borrowers, as applicable, such amount, then that Lender shall be obligated to immediately remit such amount to the Agent, together with interest at the applicable Defaulting Lender Rate for each day until the date on which such amount is so remitted. A notice submitted by the Agent to any Lender with respect to amounts owing under this Section 2.2(c)(ii) shall be conclusive, absent manifest error. If the amount that a Lender is required to remit is made available to the Agent, then such payment to the Agent shall constitute such Lender’s US Revolving Loans (in the case of Revolving Loans for the account of US Borrowers) or Canadian Revolving Loans (in the case of Revolving Loans for the account of Canadian Borrower) for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Funding Date, the Agent will notify the Administrative Borrower of such failure to fund and, upon demand by the Agent, US Borrowers (in the case of US Revolving Loans) and Canadian Borrowers (in the case of Canadian Revolving Loans) shall pay such amount in the Agreed Currency to the Agent, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the applicable Revolving Loans composing such Borrowing.
(iv)Protective Advances and Optional Overadvances.
(1)Any contrary provision of this Agreement or any other Loan Document notwithstanding, (but subject to Section 2.2(d)(iv)), at any time (A) after the occurrence and during the continuance of a Default or an Event of Default, or (B) that any of the other applicable conditions precedent set forth in Section 3 are not satisfied, the Agent hereby is authorized by Borrowers and the Lenders, from time to time, in the Agent’s sole discretion, to make US Revolving Loans to, or for the benefit of, US Borrowers, and/or Canadian Revolving Loans to, or for the benefit of, Canadian Borrowers, in each case, on behalf of the applicable Revolving Lenders, that the Agent, in its Permitted Discretion, deems necessary or desirable (1) to preserve or protect the Collateral, or any portion thereof, or (2) to enhance the likelihood of repayment of the Obligations (other than the Bank Product Obligations) (the US Revolving Loans described in this Section 2.2(d)(i) shall be referred to as “US Protective Advances” and the Canadian Revolving Loans described in this Section 2.2(d)(i) shall be referred to as “Canadian Protective Advances”). Agent’s authorization to make Protective Advances may be revoked at any time by the Required Lenders delivering written notice of such revocation to Agent. Any such revocation shall become effective prospectively upon Agent’s receipt thereof. The Protective Advances shall be made in Canadian Dollars or US Dollars, as determined by the Agent. Notwithstanding the foregoing, at the time any Protective Advance is made, the aggregate amount of all Protective Advances outstanding at such time, after giving effect to such Protective Advance, shall not exceed 10% of the Line Cap then in effect.
(2)Any contrary provision of this Agreement or any other Loan Document notwithstanding, but subject to Section 2.2(d)(iv), the Lenders hereby authorize the Agent or the applicable Swing Line Lender, as applicable, and either the Agent or the applicable Swing Line Lender, as applicable, may, but is not obligated to, knowingly and intentionally, continue to make US Revolving Loans (including US Swing Loans) to US Borrowers and Canadian Revolving Loans (including Canadian Swing Loans) to Canadian Borrowers notwithstanding that an Overadvance exists or would be created thereby, so long as (A) with respect to any such US Revolving Loans, (i) after giving effect to any such US Revolving Loans, the outstanding US Revolver Usage does not exceed the US Borrowing Base by more than 10% of the Maximum Revolver Amount (unless Supermajority Lenders otherwise agree to a higher amount), and (ii)

after giving effect to such US Revolving Loans, the US Revolver Usage (except for and excluding amounts charged to the US Loan Account for interest, fees, or Lender Group Expenses) does not exceed the Maximum Revolver Amount, and (B) with respect to any such Canadian Revolving Loans, after giving effect to such Canadian Revolving Loans, the Canadian Revolver Usage (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) does not exceed the Canadian Borrowing Base by more than $3,000,000 (unless Supermajority Lenders otherwise agree to a higher amount). In the event the Agent obtains actual knowledge that the applicable US Revolver Usage or Canadian Revolver Usage exceeds the amounts permitted by the immediately foregoing provisions, regardless of the amount of, or reason for, such excess, the Agent shall notify the Lenders as soon as practicable (and prior to making any (or any additional) intentional Overadvances (except for and excluding amounts charged to the applicable Loan Account for interest, fees, or Lender Group Expenses) unless the Agent determines that prior notice would result in imminent harm to the Collateral or its value, in which case the Agent may make such Overadvances and provide notice as promptly as practicable thereafter), and the Lenders with applicable Revolver Commitments thereupon shall, together with the Agent, jointly determine the terms of arrangements that shall be implemented with the applicable Borrowers intended to reduce, within a reasonable time, the outstanding principal amount of the applicable Revolving Loans to such Borrowers to an amount permitted by the preceding sentence. In such circumstances, if any Lender with a Revolver Commitment objects to the proposed terms of reduction or repayment of any Overadvance, the terms of reduction or repayment thereof shall be implemented according to the determination of the Supermajority Lenders. Agent’s and Swing Line Lender’s authorization to make intentional Overadvances may be revoked at any time by the Required Lenders delivering written notice of such revocation to Agent. Any such revocation shall become effective prospectively upon Agent’s receipt thereof.
(3)Each US Protective Advance and each US Overadvance (each, an “US Extraordinary Advance”) shall be deemed to be a US Revolving Loan hereunder and each Canadian Protective Advance and Canadian Overadvance (each, a “Canadian Extraordinary Advance”) shall be deemed a Canadian Revolving Loan hereunder. No Extraordinary Advance shall be eligible to be a Non-Base Rate Loan. Prior to Settlement of any Extraordinary Advances, all payments with respect thereto, including interest thereon, shall be payable to the Agent solely for its own account. The US Extraordinary Advances shall be repayable on demand, constitute US Obligations hereunder, and bear interest at the rate applicable from time to time to US Revolving Loans that are Base Rate Loans, and the Canadian Extraordinary Advances shall be repayable on demand, constitute Canadian Obligations hereunder, and bear interest at the rate applicable from time to time to Canadian Revolving Loans in the Agreed Currency that are Base Rate Loans. The provisions of this Section 2.2(d) are for the exclusive benefit of the Agent, Swing Line Lender, and the Lenders and are not intended to benefit Borrowers (or any other Loan Party) in any way.
(4)Notwithstanding anything contained in this Agreement or any other Loan Document to the contrary, no Extraordinary Advance may be made by Agent if such Extraordinary Advance would cause the aggregate Revolver Usage to exceed the Maximum Revolver Amount or any Lender’s Pro Rata Share of the Revolver Usage to exceed such Lender’s Revolver Commitments; provided that Agent may make Extraordinary Advances in excess of the foregoing limitations so long as such Extraordinary Advances that cause the aggregate Revolver Usage to exceed the Maximum Revolver Amount or a Lender’s Pro Rata Share of the Revolver Usage to exceed such Lender’s Revolver Commitments are for Agent’s sole and separate account and not for the account of any Lender. No Lender shall have an obligation to settle with Agent for such Extraordinary Advances that cause the aggregate Revolver Usage to exceed the Maximum Revolver Amount or a Lender’s Pro Rata Share of the

Revolver Usage to exceed such Lender’s Revolver Commitments as provided in Section 2.2(e).
(v)Settlement. It is agreed that each Lender’s funded portion of the (i) US Revolving Loans is intended by the Lenders to equal, at all times, such Lender’s Pro Rata Share of the outstanding US Revolving Loans and (ii) Canadian Revolving Loans is intended by the Lenders to equal, at all times, such Lender’s Pro Rata Share of the outstanding Canadian Revolving Loans. Such agreement notwithstanding, the Agent, Swing Line Lender, and the other Lenders agree (which agreement shall not be for the benefit of Borrowers) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among the Lenders as to the Revolving Loans (including Swing Loans and Extraordinary Advances) shall take place on a periodic basis in accordance with the following provisions:
(1)The Agent shall request settlement (“Settlement”) with the Lenders on a weekly basis, or on a more frequent basis if so determined by the Agent in its sole discretion (1) on behalf of US Swing Line Lender, with respect to the outstanding US Swing Loans, (2) on behalf of Canadian Swing Line Lender, with respect to the outstanding Canadian Swing Loans, (3) for itself, with respect to the outstanding Extraordinary Advances, and (4) with respect to any Loan Party’s or any of their Restricted Subsidiaries’ payments or other amounts received, as to each by notifying the Lenders by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 4:00 p.m. on the Business Day immediately prior to the date of such requested Settlement (the date of such requested Settlement being the “Settlement Date”). Such notice of a Settlement Date shall include a summary statement of the amount of outstanding US Revolving Loans (including US Swing Loans and US Extraordinary Advances) and Canadian Revolving Loans (including Canadian Swing Loans and Canadian Extraordinary Advances) for the period since the prior Settlement Date. Subject to the terms and conditions contained herein (including Section 2.2(g)): (y) if the amount of the applicable Revolving Loans (including applicable Swing Loans and applicable Extraordinary Advances) made by a Lender that is not a Defaulting Lender exceeds such Lender’s Pro Rata Share of the applicable Revolving Loans (including applicable Swing Loans and applicable Extraordinary Advances) as of a Settlement Date, then the Agent shall, by no later than 2:00 p.m. on the Settlement Date, transfer in Same Day Funds in the Agreed Currency to a Deposit Account of such Lender (as such Lender may designate), an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the US Revolving Loans (including US Swing Loans and US Extraordinary Advances) and the Canadian Revolving Loans (including Canadian Swing Loans and Canadian Extraordinary Advances), as applicable, and (z) if the amount of the applicable Revolving Loans (including applicable Swing Loans and applicable Extraordinary Advances) made by a Lender is less than such Lender’s Pro Rata Share of the applicable Revolving Loans (including applicable Swing Loans and applicable Extraordinary Advances) as of a Settlement Date, such Lender shall no later than 2:00 p.m. on the Settlement Date transfer in Same Day Funds in the Agreed Currency to the Agent’s Applicable Account, an amount such that each such Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Share of the US Revolving Loans (including US Swing Loans and US Extraordinary Advances) and Canadian Revolving Loans (including Canadian Swing Loans and Canadian Extraordinary Advances). Such amounts made available to Agent under clause (z) of the immediately preceding sentence shall be applied against the amounts of the applicable Swing Loans or Extraordinary Advances and, together with the portion of such Swing Loans or Extraordinary Advances representing Swing Line Lender’s Pro Rata Share thereof, shall constitute Revolving Loans of such Lenders. If any such amount is not made available to Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate.

(2)In determining whether a Lender’s balance of the applicable Revolving Loans (including Swing Loans and Extraordinary Advances) is less than, equal to, or greater than such Lender’s Pro Rata Share of the applicable Revolving Loans (including Swing Loans and Extraordinary Advances) as of a Settlement Date, the Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments applicable to such Obligations actually received in good funds by Agent with respect to principal, interest, fees payable by Borrowers and allocable to the Lenders hereunder, and proceeds of Collateral.
(3)Between Settlement Dates, the Agent, to the extent Extraordinary Advances or Swing Loans are outstanding, may pay over to the Agent or Swing Line Lender, as applicable, any payments or other amounts received by the Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the applicable Revolving Loans, for application to the applicable Extraordinary Advances or applicable Swing Loans. Between Settlement Dates, the Agent, to the extent no Extraordinary Advances or Swing Loans are outstanding, may pay over to the applicable Swing Line Lender any payments or other amounts received by the Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the applicable Revolving Loans, for application to the applicable Swing Line Lender’s Pro Rata Share of the applicable Revolving Loans. If, as of any Settlement Date, payments or other amounts of the Loan Parties or their Restricted Subsidiaries received since the then immediately preceding Settlement Date have been applied to a Swing Line Lender’s Pro Rata Share of the applicable Revolving Loans other than to its Swing Loans, as provided for in the previous sentence, such Swing Line Lender shall pay to the Agent for the accounts of the Lenders, and the Agent shall pay to the Lenders (other than a Defaulting Lender if the Agent has implemented the provisions of Section 2.2(g)), to be applied to the outstanding applicable Revolving Loans of such Lenders, an amount such that each such Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the applicable Revolving Loans. During the period between Settlement Dates, a Swing Line Lender with respect to its Swing Loans, the Agent with respect to Extraordinary Advances, and each Lender with respect to the Revolving Loans other than Swing Loans and Extraordinary Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the daily amount of funds employed by such Swing Line Lender, the Agent, or the Lenders, as applicable.
(4)Anything in this Section 2.2(e) to the contrary notwithstanding, in the event that a Lender is a Defaulting Lender, the Agent shall be entitled to refrain from remitting settlement amounts to the Defaulting Lender and, instead, shall be entitled to elect to implement the provisions set forth in Section 2.2(g).
(vi)Notation. Consistent with Section 13.1(h), the Agent, as a non-fiduciary agent for the Borrowers, shall maintain a register showing in the Agreed Currency the principal amount and stated interest of the Revolving Loans, owing to each Lender, including Swing Loans owing to the applicable Swing Line Lender, and Extraordinary Advances owing to Agent, and the interests therein of each Lender, from time to time and such register shall, absent manifest error, conclusively be presumed to be correct and accurate.
(vii)Defaulting Lenders.
(1)Notwithstanding the provisions of Section 2.3(b)(iii), the Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrowers to the Agent for the Defaulting Lender’s benefit or any proceeds of Collateral that would otherwise be remitted hereunder to the Defaulting Lender, and, in the absence of such transfer to the Defaulting Lender, the Agent shall transfer any such payments (A) pertaining to or securing US Obligations (i) first, to the Agent to the extent of any US Extraordinary Advances that were made by the Agent and that were required to be, but were not, paid by the Defaulting Lender, (ii) second, to US Swing Line Lender to the extent of any US Swing Loans that were made by US Swing Line Lender and that were required to be, but were not, paid by the Defaulting Lender, (iii) third, to US Issuing Bank, to the extent of the portion of a US Letter of Credit Disbursement that was required to be, but was not, paid by the Defaulting Lender, (iv) fourth, to each Non-Defaulting Lender ratably in accordance with their US Revolver Commitments (but, in each case, only to the extent that such Defaulting Lender’s portion of a US Revolving Loan (or other funding obligation) was funded by such other Non-Defaulting Lender), (v) fifth, in the Agent’s sole discretion, to a suspense account maintained by the Agent, the proceeds of which shall be retained by the Agent and may be made available to be re-advanced to or for the benefit of US Borrowers (upon the request of the Administrative Borrower and subject to the conditions set forth in Section 3.2) as if such Defaulting Lender had made its portion of US Revolving Loans (or other funding obligations) hereunder, and (vi) sixth, from and after the date on which all other US Obligations have been paid in full, to such Defaulting Lender in accordance with tier (A)(13) of Section 2.3(b)(iii), and (B) pertaining to or securing Canadian Obligations, (i) first, to the Agent to the extent of any Canadian Extraordinary Advances that were made by the Agent and that were required to be, but were not, paid by the Defaulting Lender, (ii) second, to the Canadian Swing Line Lender to the extent of any Canadian Swing Loans that were made by Canadian Swing Line Lender and that were required to be, but were not, paid by the Defaulting Lender, (iii) third, to Canadian Issuing Bank, to the extent of the portion of a Canadian Letter of Credit Disbursement that was required to be, but was not, paid by the Defaulting Lender, (iv) fourth, to each Non-Defaulting Lender ratably in accordance with their Canadian Commitments (but, in each case, only to the extent that such Defaulting Lender’s portion of a Canadian Revolving Loan (or other funding obligation) was funded by such other Non-Defaulting Lender), (v) fifth, in the Agent’s sole discretion, to a suspense account maintained by the Agent, the proceeds of which shall be retained by the Agent and may be made available to be re-advanced to or for the benefit of Canadian Borrowers (upon the request of the Administrative Borrower and subject to the conditions set forth in Section 3.2) as if such Defaulting Lender had made its portion of Canadian Revolving Loans (or other funding obligations) hereunder, and (vi) sixth, from and after the date on which all other Canadian Obligations have been paid in full, to such Defaulting Lender in accordance with tier (B)(12) of Section 2.3(b)(iii). Subject to the foregoing, the Agent may hold and, in its discretion, re-lend to the applicable Borrowers for the account of such Defaulting Lender the amount of all such payments received and retained by the Agent for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents (including the calculation of Pro Rata Share in connection therewith) and for the purpose of calculating the fee payable under Section 2.9(b), such Defaulting Lender shall be deemed not to be a “Lender” and such Lender’s Commitment shall be deemed to be zero; provided, that the foregoing shall not apply to any of the matters governed by Section 14.1(a)(i) through (iii). The provisions of this Section 2.2(g) shall remain effective with respect to such Defaulting Lender until the earlier of (y) the date on which all of the Non-Defaulting Lenders, the Agent, Issuing Bank, and Borrowers shall have waived, in writing, the application of this Section 2.2(g) to such Defaulting Lender, or (z) the date on which such Defaulting Lender makes payment of all amounts that it was obligated to fund hereunder, pays to the Agent all amounts owing by Defaulting Lender in respect of the amounts that it was obligated to fund hereunder, and, if requested by the Agent, provides adequate assurance of its ability to perform its future obligations hereunder (on which earlier date, so long as no Event of Default has occurred and is continuing, any remaining cash collateral held by the Agent pursuant to Section 2.2(g)(ii) shall be released to the applicable Borrowers). The operation of this Section 2.2(g) shall not be construed to increase or otherwise affect the Commitment of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by any Borrower of its duties and obligations hereunder to the Agent, Issuing Bank, or to the Lenders other than such Defaulting Lender. Any failure by a Defaulting Lender to fund amounts that it was obligated to fund hereunder shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle Borrowers, at their option, upon written notice to the Agent, to arrange for a substitute Lender to assume the Commitment of such Defaulting Lender, such substitute Lender to be reasonably acceptable to the Agent. In connection with the arrangement of such a substitute Lender, the Defaulting Lender shall have no right to refuse to be replaced hereunder, and agrees to execute and deliver a completed form of Assignment and Acceptance in favor of the substitute Lender (and agrees that it shall be deemed to have executed and delivered such document if it fails to do so) subject only to being paid its share of the outstanding Obligations (other than Bank Product Obligations, but including (1) all interest, fees, and other amounts that may be due and payable in respect thereof, and (2) an assumption of its Pro Rata Share of its participation in the Letters of Credit); provided, that any such assumption of the Commitment of such Defaulting Lender shall not be deemed to constitute a waiver of any of the Lender Groups’ or Borrowers’ rights or remedies against any such Defaulting Lender arising out of or in relation to such failure to fund. In the event of a direct conflict between the priority provisions of this Section 2.2(g) and any other provision contained in this Agreement or any other Loan Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.2(g) shall control and govern.
(2)If any applicable Swing Loan or Letter of Credit is outstanding at the time that a Lender becomes a Defaulting Lender then:
(1)Such Defaulting Lender’s Swing Loan Exposure and Letter of Credit Exposure shall be reallocated among the applicable Non-Defaulting Lenders in accordance with their respective Pro Rata Shares but only to the extent (x) the sum of all Non-Defaulting Lenders’ US Revolver Usage plus such Defaulting Lender’s US Swing Loan Exposure and US Letter of Credit Exposure does not exceed the total of all Non-Defaulting Lenders’ US Revolver Commitments, (y) the sum of the Dollar Equivalent of all Non-Defaulting Lenders’ Canadian Revolver Usage plus such Defaulting Lender’s Canadian Swing Line Exposure and Canadian Letter of Credit Exposure does not exceed the total of all Non-Defaulting Lender’s Canadian Revolver Commitments, and (z) the conditions set forth in Section 3.2 are satisfied at such time;
(2)If the reallocation described in clause (A) above cannot, or can only partially, be effected, the applicable Borrowers shall within one Business Day following notice by the Agent (x) first, prepay such Defaulting Lender’s applicable Swing Loan Exposure (after giving effect to any partial reallocation pursuant to clause (A) above), and (y) second, cash collateralize such Defaulting Lender’s applicable Letter of Credit Exposure (after giving effect to any partial reallocation pursuant to clause (A) above), pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Agent, for so long as such Letter of Credit Exposure is outstanding; provided, that such Borrowers shall not be obligated to cash collateralize any Defaulting Lender’s Letter of Credit Exposure if such Defaulting Lender is also the Issuing Bank;
(3)if the applicable Borrowers cash collateralize any portion of such Defaulting Lender’s Letter of Credit Exposure pursuant to this Section 2.2(g)(ii), such Borrowers shall not be required to pay any Letter of Credit Fees to Agent for the account of such Defaulting Lender pursuant to Section 2.5(b) with respect to such cash collateralized portion of such Defaulting Lender’s Letter of Credit Exposure during the period such Letter of Credit Exposure is cash collateralized;
(4)to the extent the Letter of Credit Exposure of the Non-Defaulting Lenders is reallocated pursuant to this Section 2.2(g)(ii), then the Letter of Credit Fees payable to the Non-Defaulting Lenders pursuant to Section 2.5(b) shall be adjusted in accordance with such Non-Defaulting Lenders’ Letter of Credit Exposure;
(5)to the extent any Defaulting Lender’s Letter of Credit Exposure is neither cash collateralized nor reallocated pursuant to this Section 2.2(g)(ii), then, without prejudice to any rights or remedies of any Issuing Bank or any Lender hereunder, all Letter of Credit Fees that would have otherwise been payable to such Defaulting Lender under Section 2.5(b) with respect to such portion of such Letter of Credit Exposure shall instead be payable to the applicable Issuing Bank until such portion of such Defaulting Lender’s Letter of Credit Exposure is cash collateralized or reallocated;
(6)so long as any Lender is a Defaulting Lender, no Swing Line Lender shall be required to make any Swing Loan and no Issuing Bank shall be required to issue, amend, or increase any Letter of Credit, in each case, to the extent (x) the Defaulting Lender’s Pro Rata Share of such Swing Loans or Letter of Credit cannot be reallocated pursuant to this Section 2.2(g)(ii), or (y) the applicable Swing Line Lender or Issuing Bank, as applicable, has not otherwise entered into arrangements reasonably satisfactory to the applicable Swing Line Lender or Issuing Bank, as applicable, and the applicable Borrowers to eliminate the Swing Line Lender’s or Issuing Bank’s risk with respect to the Defaulting Lender’s participation in such Swing Loans or Letters of Credit; and
(7)the Agent may release any cash collateral provided by the applicable Borrowers pursuant to this Section 2.2(g)(ii) to the applicable Issuing Bank and such Issuing Bank may apply any such cash collateral to the payment of such Defaulting Lender’s Pro Rata Share of any Letter of Credit Disbursement that is not reimbursed by the applicable Borrowers pursuant to Section 2.10A(d) or Section 2.10B(d). Subject to Section 17.16, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(3)If any Lender with a US Revolver commitment is a Defaulting Lender, then any Affiliate of such Lender with a Canadian Revolver Commitment shall be deemed to be a Defaulting Lender and if any Lender with a Canadian Revolver Commitment is a Defaulting Lender, then any Affiliate of such Lender with a US Revolver Commitment shall be deemed to be a Defaulting Lender.
(viii)Independent Obligations. All Revolving Loans (other than Swing Loans and Extraordinary Advances) shall be made by the applicable Lenders contemporaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Revolving Loan (or other extension of credit) hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligations hereunder, and (ii) no failure by any Lender to perform its obligations hereunder shall excuse any other Lender from its obligations hereunder.
1.3Payments; Reductions of Commitments; Prepayments.
(i)Payments by Borrowers.
(1)Except as otherwise expressly provided herein, all payments by Borrowers shall be made to the Agent’s Applicable Account for the account of the Lender Group and shall be made in Same Day Funds in the Agreed Currency, no later than 1:30 p.m. on the date specified herein. Any payment received by the Agent later than 1:30 p.m.

shall be deemed to have been received (unless the Agent, in its sole discretion, elects to credit it on the date received) on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.
(2)Unless the Agent receives notice from Borrowers prior to the date on which any payment is due to the Lenders that the applicable Borrowers will not make such payment in full as and when required, the Agent may assume that such Borrowers have made (or will make) such payment in full to the Agent on such date in Same Day Funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the applicable Borrowers do not make such payment in full to the Agent on the date when due, each Lender severally shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Defaulting Lender Rate for each day from the date such amount is distributed to such Lender until the date repaid.
(ii)Apportionment and Application.
(1)So long as no Application Event has occurred and is continuing and except as otherwise provided herein with respect to Defaulting Lenders, all principal and interest payments received by the Agent shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each Lender) and all payments of fees and expenses received by the Agent (other than fees or expenses that are for the Agent’s separate account or for the separate account of Issuing Bank) shall be apportioned ratably among the Lenders having a Pro Rata Share of the type of Commitment or Obligation to which a particular fee or expense relates.
(2)Subject to Section 2.3(b)(v) and Section 2.3(e), all payments to be made hereunder by US Borrowers shall be remitted to the Agent and all such payments, and all proceeds of Collateral securing US Obligations received by the Agent, shall be applied, so long as no Application Event has occurred and is continuing and except as otherwise provided herein with respect to Defaulting Lenders, to reduce the balance of the US Revolving Loans outstanding and, thereafter, to US Borrowers (to be wired to the US Designated Account) or such other Person entitled thereto under applicable law. Subject to Section 2.3(b)(v) and Section 2.3(e), all payments in respect of Canadian Obligations to be made hereunder by Canadian Borrowers shall be remitted to the Agent and all such payments, and all proceeds of Collateral securing Canadian Obligations (other than Collateral also securing US Obligations) received by the Agent, shall be applied, so long as no Application Event has occurred and is continuing and except as otherwise provided herein with respect to Defaulting Lenders, to reduce the balance of the Canadian Revolving Loans outstanding and, thereafter, to Canadian Borrowers (to be wired to the Canadian Designated Account) or such other Person entitled thereto under applicable law.
(3)At any time that an Application Event has occurred and is continuing and except as otherwise provided herein with respect to Defaulting Lenders, all payments remitted to the Agent and all proceeds of Collateral received by the Agent shall be applied as follows:
(1)All payments in respect of US Obligations and all proceeds of Collateral securing the US Obligations received by the Agent shall be applied as follows:
first, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to the Agent under the Loan Documents in respect of US Obligations, until paid in full,

second, to pay any fees or premiums then due to the Agent under the Loan Documents, in respect of US Obligations until paid in full, third, to pay interest due in respect of all US Protective Advances, until paid in full, fourth, to pay the principal of all US Protective Advances, until paid in full, fifth, ratably, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to any of the Lenders under the Loan Documents in respect of US Obligations, until paid in full, sixth, ratably, to pay any fees or premiums then due to any of the Lenders under the Loan Documents in respect of US Obligations, until paid in full, seventh, to pay interest accrued in respect of the US Swing Loans, until paid in full, eighth, to pay the principal of all US Swing Loans, until paid in full, ninth, ratably, to pay interest accrued in respect of the US Revolving Loans (other than US Protective Advances), until paid in full, tenth, ratably
(1)to pay the principal of all US Revolving Loans until paid in full,
(2)to the Agent, to be held by the Agent, for the benefit of US Issuing Banks (and for the ratable benefit of each of the Lenders that have an obligation to pay to the Agent, for the account of US Issuing Banks, a share of each US Letter of Credit Disbursement), as cash collateral in an amount up to the applicable Required Cash Collateral Percentages of the US Letter of Credit Usage (to the extent permitted by applicable law, such cash collateral shall be applied to the reimbursement of any US Letter of Credit Disbursement as and when such disbursement occurs and, if a US Letter of Credit expires undrawn, the cash collateral held by the Agent in respect of such Letter of Credit shall, to the extent permitted by applicable law, be reapplied pursuant to this Section 2.3(b)(iii), beginning with tier (A) hereof),
(3)ratably, up to the amount (after taking into account any amounts previously paid pursuant to this clause (iii) during the continuation of the applicable Application Event) of the most recently established US Bank Product Reserve, which amount was established prior to the occurrence of, and not in contemplation of, the subject Application Event, to (I) ratably to the Bank Product Providers of US Bank Products (based on the US Bank Product Reserve, if any, established for each US Bank Product of such Bank Product Provider) up to the amounts then certified the applicable Bank Product Provider to the Agent (in form and substance satisfactory to the Agent) to be due and payable to such Bank Product Provider on account of US Bank Product Obligations and (II) with any balance to be paid to the Agent, to be held by the Agent, for the ratable benefit (based on the US Bank Product Reserve established for each US Bank Product) of the Bank Product Providers for US Bank Products, as cash collateral (which cash collateral may be released by the Agent to the applicable Bank Product Provider and applied by such Bank Product Provider to the payment or reimbursement of any amounts due and payable with respect to US Bank Product Obligations owed to the applicable Bank Product Provider as and when such amounts first become due and payable and, if and at such time as all such US Bank Product Obligations are paid or otherwise satisfied in full, the cash collateral held by the Agent in respect of such US Bank Product Obligations shall be reapplied pursuant to this Section 2.3(b)(iii), beginning with tier (A) hereof, eleventh, to pay any US Obligations arising as a result of any guaranty by a US Loan Party of the Canadian Obligations (and if no amounts are due under any such guaranty, to cash collateralize the obligations under such guaranty unless the Canadian Revolver Commitments of Lenders to make Canadian Revolving Loans have terminated and the Canadian Obligations have been paid in full), twelfth, to pay any other US Obligations other than Obligations owed to Defaulting Lenders (including being paid, ratably, to the Bank Product Providers on account of all amounts then due and payable in respect of US Bank Product Obligations, with any balance to be paid to the Agent, to be held by the Agent, for the ratable benefit of the Bank Product Providers, as cash collateral (which cash collateral may be released by the Agent to the applicable Bank Product Provider and applied by such Bank Product Provider to the payment or reimbursement of any amounts due and payable with respect to US Bank Product Obligations owed to the applicable Bank Product Provider as and when such amounts first become due and payable and, if and at such time as all such US Bank Product Obligations are paid or otherwise satisfied in full, the cash collateral held by the Agent in respect of such Bank Product Obligations shall be reapplied pursuant to this Section 2.3(b)(iii), beginning with tier (A) hereof), thirteenth, ratably to pay any US Obligations owed to Defaulting Lenders; and
fourteenth, to US Borrowers (to be wired to the US Designated Account) or such other Person entitled thereto under applicable law.
(2)All payments in respect of Canadian Obligations and all proceeds of Collateral securing the Canadian Obligations received by the Agent shall be applied as follows:
first, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to the Agent under the Loan Documents in respect of Canadian Obligations, until paid in full, second, to pay any fees or premiums then due to the Agent under the Loan Documents, in respect of Canadian Obligations until paid in full, third, to pay interest due in respect of all Canadian Protective Advances, until paid in full, fourth, to pay the principal of all Canadian Protective Advances, until paid in full, fifth, ratably, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to any of the Lenders under the Loan Documents in respect of Canadian Obligations, until paid in full, sixth, ratably, to pay any fees or premiums then due to any of the Lenders under the Loan Documents in respect of Canadian Obligations, until paid in full, seventh, to pay interest accrued in respect of the Canadian Swing Loans, until paid in full, eighth, to pay the principal of all Canadian Swing Loans, until paid in full, ninth, ratably, to pay interest accrued in respect of the Canadian Revolving Loans , until paid in full, tenth, ratably

(1)to pay the principal of all Canadian Revolving Loans until paid in full,
(2)to the Agent, to be held by the Agent, for the benefit of Canadian Issuing Banks (and for the ratable benefit of each of the Lenders that have an obligation to pay to the Agent, for the account of Canadian Issuing Banks, a share of each Canadian Letter of Credit Disbursement), as cash collateral in an amount up to the applicable Required Cash Collateral Percentages of the US Letter of Credit Usage and the Canadian Letter of Credit Usage (to the extent permitted by applicable law, such cash collateral shall be applied to the reimbursement of any Canadian Letter of Credit Disbursement as and when such disbursement occurs and, if a Canadian Letter of Credit expires undrawn, the cash collateral held by the Agent in respect of such Letter of Credit shall, to the extent permitted by applicable law, be reapplied pursuant to this Section 2.3(b)(iii), beginning with tier (B) hereof),
(3)ratably, up to the amount (after taking into account any amounts previously paid pursuant to this clause (iii) during the continuation of the applicable Application Event) of the most recently established Canadian Bank Product Reserve, which amount was established prior to the occurrence of, and not in contemplation of, the subject Application Event, to (I) ratably to the Bank Product Providers of Canadian Bank Products (based on the Canadian Bank Product Reserve, if any, established for each Canadian Bank Product of such Bank Product Provider) up to the amounts then certified by the applicable Bank Product Provider to the Agent (in form and substance satisfactory to the Agent) to be due and payable to such Bank Product Provider on account of Canadian Bank Product Obligations and (II) with any balance to be paid to the Agent, to be held by the Agent, for the ratable benefit (based on the Canadian Bank Product Reserve established for each Canadian Bank Product) of the Bank Product Providers for Canadian Bank Products, as cash collateral (which cash collateral may be released by the Agent to the applicable Bank Product Provider and applied by such Bank Product Provider to the payment or reimbursement of any amounts due and payable with respect to Canadian Bank Product Obligations owed to the applicable Bank Product Provider as and when such amounts first become due and payable and, if and at such time as all such Canadian Bank Product Obligations are paid or otherwise satisfied in full, the cash collateral held by the Agent in respect of such Canadian Bank Product Obligations shall be reapplied pursuant to this Section 2.3(b)(iii), beginning with tier (B) hereof, eleventh, to pay any other Canadian Obligations other than Obligations owed to Defaulting Lenders (including being paid, ratably, to the Bank Product Providers on account of all amounts then due and payable in respect of Canadian Bank Product Obligations, with any balance to be paid to the Agent, to be held by the Agent, for the ratable benefit of the Bank Product Providers, as cash collateral (which cash collateral may be released by the Agent to the applicable Bank Product Provider and applied by such Bank Product Provider to the payment or reimbursement of any amounts due and payable with respect to Canadian Bank Product Obligations owed to the applicable Bank Product Provider as and when such amounts first become due and payable and, if and at such time as all such Canadian Bank Product Obligations are paid or otherwise satisfied in full, the cash collateral held by the Agent in respect of such Bank Product Obligations shall be reapplied pursuant to this Section 2.3(b)(iii), beginning with tier (B) hereof), twelfth, ratably to pay any Canadian Obligations owed to Defaulting Lenders; and
thirteenth, to Canadian Borrowers (to be wired to the Canadian Designated Account) or such other Person entitled thereto under applicable law.

For the avoidance of doubt, none of the payments in respect of any Obligations and none of the proceeds of Collateral shall be applied to Excluded Swap Obligations.
(4)The Agent promptly shall distribute to each Lender, pursuant to the applicable wire instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided in Section 2.2(e).
(5)In each instance, so long as no Application Event has occurred and is continuing, Section 2.3(b)(ii) shall not apply to any payment made by Borrowers to the Agent and specified by Borrowers to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement or any other Loan Document.
(6)For purposes of Section 2.3(b)(iii), “paid in full” of a type of Obligation means payment in cash or Same Day Funds of all amounts owing on account of such type of Obligation, including interest accrued after the commencement of any Insolvency Proceeding, default interest, interest on interest, and expense reimbursements, irrespective of whether any of the foregoing would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.
(7)In the event of a direct conflict between the priority provisions of this Section 2.3 and any other provision contained in this Agreement or any other Loan Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, if the conflict relates to the provisions of Section 2.2(g) and this Section 2.3, then the provisions of Section 2.2(g) shall control and govern, and if otherwise, then the terms and provisions of this Section 2.3 shall control and govern.
(8)Payments from US Loan Parties shall be deemed to be in respect of US Obligations, and if no US Obligations are outstanding, then in respect of Canadian Obligations. Payments from Canadian Loan Parties shall be deemed to be in respect of Canadian Obligations. If a payment is from proceeds of Collateral that secures both US Obligations and Canadian Obligations, or is a payment from a Person that is not organized under the laws of the United States or any state thereof but has guaranteed both the US Obligations and the Canadian Obligations, any such payment shall be, so long as no Application Event has occurred and is continuing, applied as specified by Administrative Borrower or, if not so specified or if an Application Event has occurred and is continuing, applied as determined by the Agent (and in the absence of such determination, shall be assumed to be a payment in respect of US Obligations until the US Obligations are paid in full).
(iii)Reduction of Commitments. The Revolver Commitments shall terminate on the Maturity Date or earlier termination thereof pursuant to the terms of this Agreement. The applicable Borrowers may reduce the US Revolver Commitments or the Canadian Revolver Commitments, as applicable, without premium or penalty, to an amount (which may be zero) not less than the sum of (A) the applicable Revolver Usage as of such date, plus (B) the principal amount of all applicable Revolving Loans not yet made as to which a request has been given by Borrowers under Section 2.2(a), plus (C) the amount of all applicable Letters of Credit not yet issued as to which a request has been given by Borrowers pursuant to Section 2.10A or Section 2.10B, as applicable. Each such reduction shall be in an amount which is not less than $5,000,000 (unless the applicable Revolver Commitments are being reduced to zero and the amount of the applicable Revolver Commitments in effect immediately prior to such reduction are less than $5,000,000), shall be made by providing not less than three Business Days prior written notice to the Agent, and shall be irrevocable. The applicable Revolver Commitments, once reduced, may not be increased. Each such reduction of the applicable Revolver Commitments shall reduce the applicable Revolver Commitments of each Lender proportionately in accordance with its ratable share thereof. In connection with any reduction in the Revolver Commitments prior to the Maturity Date, if any Loan Party or any of its Restricted Subsidiaries owns or carries any Margin Stock, Borrowers shall deliver to Agent an updated Form U-1 (with sufficient additional originals thereof for each Lender), duly executed and delivered by the Borrowers, together with such other documentation as Agent shall reasonably request, in order to enable Agent and the Lenders to comply with any of the requirements under Regulations T, U or X of the Board of Governors.
(iv)Optional Prepayments. The applicable Borrowers may prepay the principal of any US Revolving Loan or Canadian Revolving Loan, as applicable, at any time in whole or in part, without premium or penalty.
(v)Mandatory Prepayments.
(1)If, at any time, (A) the US Revolver Usage on such date exceeds (B) the lesser of (x) the US Borrowing Base reflected in the US Borrowing Base Certificate most recently delivered by US Borrowers to the Agent, or (y) the Maximum Revolver Amount, minus (C) the Canadian Revolver Usage, in all cases as adjusted for Reserves established by the Agent in accordance with Section 2.1(d), then Borrowers shall immediately prepay the Obligations in accordance with Section 2.3(f) in an aggregate amount equal to the amount of such excess.
(2)If, at any time, (A) the Canadian Revolver Usage on such date exceeds (B) the lesser of (x) the Canadian Borrowing Base reflected in the Canadian Borrowing Base Certificate most recently delivered by Canadian Borrowers to the Agent (including any excess arising as a result of fluctuations in exchange rates), or (y) $20,000,000, then the Canadian Borrowers shall immediately prepay the Obligations in accordance with Section 2.3(f) in an aggregate amount equal to the amount of such excess.
(3)If, at any time when there are any Loans outstanding on any Business Day that is on or after the thirtieth (30th) day after the Second Amendment Effective Date, (A) the aggregate Cash Balance in deposit accounts and securities accounts in the United States and Canada exceeds the Cash Balance Sweep Limit described in clause (a) thereof, then the Borrower shall, promptly (and, in any event, no later than the following Business Day) prepay the Loans in an aggregate principal amount equal to such excess, and (B) the aggregate Cash Balance in deposit accounts and securities accounts in all jurisdictions (other than the United States and Canada) exceeds the Cash Balance Sweep Limit described in clause (b) thereof, then the Borrower shall, promptly (and, in any event, no later than four (4) Business Days thereafter) prepay the Loans in an aggregate principal amount to equal to such excess and, if the Dominion Condition (as defined in Section 5.18) has been satisfied, deliver to the Agent a certificate, in form and substance satisfactory to the Agent, certifying the Cash Balance in all such deposit accounts and securities accounts before and after giving effect to the prepayment of the Loans in the amount of such excess.
(vi)Application of Payments. Each prepayment pursuant to the first sentence of Section 2.3(e)  shall, (1) so long as no Application Event shall have occurred and be continuing, be applied, first, to the outstanding principal amount of the US Revolving Loans until paid in full, and second, to cash collateralize the Letters of Credit in an amount equal to applicable Required Cash Collateral Percentages of the US Letter of Credit Usage and the Canadian Letter of Credit Usage, and (2) if an Application Event shall have occurred and be continuing, be applied in the manner set forth in Section 2.3(b)(iii). Each prepayment pursuant to the second sentence of Section 2.3(e) shall, (1) so long as no Application Event shall have occurred and be continuing, be applied, first, to the outstanding principal amount of the Canadian Revolving Loans until paid in full, and second, to cash collateralize the Canadian Letters of Credit in an amount equal to applicable Required Cash Collateral Percentages of the US Letter of Credit Usage and the Canadian Letter of Credit Usage, and (2) if an Application Event shall have occurred and be continuing, be applied in the manner set forth in Section 2.3(b)(iii).

1.4Promise to Pay; Promissory Notes.
(i)Each Borrower agrees to pay the Lender Group Expenses owing by such Borrower on the earlier of (i) the first day of the month following the date on which the applicable Lender Group Expenses were first incurred, or (ii) the date on which demand therefor is made by Agent (it being acknowledged and agreed that any charging of such costs, expenses or Lender Group Expenses to the applicable Loan Account pursuant to the provisions of Section 2.5(d) shall be deemed to constitute a demand for payment thereof for the purposes of this subclause (ii)). Each Borrower promises to pay all of the Obligations (including principal, interest, premiums, if any, fees, costs, and expenses (including Lender Group Expenses)) owing by such Borrower in full on the Maturity Date or, if earlier, on the date on which such Obligations (other than the Bank Product Obligations) become due and payable pursuant to the terms of this Agreement. Borrowers agree that their obligations contained in the first sentence of this Section 2.4(a) shall survive payment or satisfaction in full of all other Obligations.
(ii)Any Lender may request that any portion of its Commitments or the Loans made by it be evidenced by one or more promissory notes. In such event, the applicable Borrowers shall execute and deliver to such Lender the requested promissory notes payable to the order of such Lender in a form furnished by the Agent and reasonably satisfactory to the applicable Borrowers. Thereafter, the portion of the Commitments and Loans evidenced by such promissory notes and interest thereon shall at all times be represented by one or more promissory notes in such form payable to the order of the payee named therein.
1.5Interest Rates and Letter of Credit Fee: Rates, Payments, and Calculations.
(i)Interest Rates. Except as provided in Section 2.5(c), all Obligations (except for undrawn Letters of Credit) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest as follows:
(1)if the relevant Obligation is a Non-Base Rate Loan in Canadian Dollars, at a per annum rate equal to the CDOR Rate plus the Applicable Margin;
(2)if the relevant Obligation is a Non-Base Rate Loan in US Dollars, at a per annum rate equal to Adjusted Term SOFR plus the Applicable Margin,
(3)if the relevant Obligation is a Base Rate Loan in Canadian Dollars, at a per annum rate equal to the Canadian Base Rate plus the Applicable Margin,
(4)if the relevant Obligation is a Base Rate Loan in US Dollars, at a per annum rate equal to the US Base Rate plus the Applicable Margin,
(5)otherwise, at a per annum rate equal to the Canadian Base Rate (if such Obligation is denominated in Canadian Dollars) plus the Base Rate Margin or the US Base Rate (if such Obligation is denominated in US Dollars) plus the Base Rate Margin.
(ii)Letter of Credit Fee. US Borrowers shall pay to the Agent, for the ratable account of the US Revolving Lenders, a Letter of Credit fee (the “US Letter of Credit Fees”) (which fee shall be in addition to the fronting fees and commissions, other fees, charges and expenses set forth in Section 2.10A(k) and Section 2.10B(k), as applicable) that shall accrue at a per annum rate equal to the SOFR/CDOR Rate Margin times the average amount of the US Letter of Credit Usage during the immediately preceding month (or portion thereof). Canadian Borrower shall pay to Agent, for the ratable account of the Canadian Revolving Lenders, a Letter of Credit fee (the “Canadian Letter of Credit Fees”) (which fee shall be in addition to the fronting fees and commissions, other fees, charges and expenses set forth in Section 2.10A(k) and Section 2.10B(k), as applicable) that shall accrue at a per annum rate equal to the SOFR/CDOR Rate Margin times the average amount of the Canadian Letter of Credit Usage during the immediately preceding month (or portion thereof).

(iii)Default Rate. (i) Automatically upon the occurrence and during the continuation of an Event of Default under Section 8.4 or 8.5 and (ii) upon the occurrence and during the continuation of any other Specified Event of Default (other than an Event of Default under Section 8.4 or 8.5), at the direction of Agent or the Supermajority Lenders, and upon written notice by Agent to Borrowers of such direction (provided, that such notice shall not be required for any Event of Default under Section 8.1), (A) all Loans and all Obligations (except for undrawn Letters of Credit) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest at a per annum rate equal to two percentage points above the per annum rate otherwise applicable hereunder, and (B) the Letter of Credit Fee shall be increased to two percentage points above the per annum rate otherwise applicable hereunder.
(iv)Payment.
(1)Except to the extent provided to the contrary in Section 2.9, Section 2.10A(k), Section 2.10B(k) or Section 2.11(a), (A) all interest and all other fees payable hereunder or under any of the other Loan Documents (other than Letter of Credit Fees) shall be due and payable, in arrears, on the first Business Day of each month, (B) all Letter of Credit Fees payable hereunder, and all fronting fees and all commissions, other fees, charges and expenses provided for in Section 2.10A(k) and Section 2.10B(k) shall be due and payable, in arrears, on the first Business Day of each month, and (C) all costs and expenses payable hereunder or under any of the other Loan Documents, and all other Lender Group Expenses shall be due and payable on the earlier of (x) the first day of the month following the date on which the applicable costs, expenses, or Lender Group Expenses were first incurred, or (y) the date on which demand therefor is made by the Agent (it being acknowledged and agreed that any charging of such costs, expenses or Lender Group Expenses to the Loan Account pursuant to the provisions of the following clauses of this Section 2.5(d) shall be deemed to constitute a demand for payment thereof for the purposes of this subclause (y)).
(2)Each Canadian Borrower hereby authorizes the Agent, from time to time without prior notice to Borrowers, to charge to the Loan Account for the Canadian Borrowers (A) on the first Business Day of each month, all interest accrued during the prior month on the Canadian Revolving Loans that are Base Rate Loans hereunder, (B) as and when due and payable under Section 2.11(a), all interest accrued on the Canadian Revolving Loans that are Non-Base Rate Loans hereunder, (C) on the first Business Day of each month, all Canadian Letter of Credit Fees accrued or chargeable hereunder during the prior month, (D) as and when incurred or accrued, all fees and costs provided for in Section 2.9(a) or (c) and owing by the Canadian Borrowers, (E) on the first Business Day of each month, the Unused Line Fees accrued during the prior month pursuant to Section 2.9(b), (F) as and when due and payable, all other fees payable hereunder or under any of the other Loan Documents by the Canadian Borrowers, (G) as and when incurred or accrued, all other Lender Group Expenses owing by the Canadian Borrowers, and (H) as and when due and payable all other payment obligations payable under any Loan Document or any Canadian Bank Product Agreement (including any amounts due and payable to the Bank Product Providers in respect of Canadian Bank Products) owing by the Canadian Borrowers.
(3)Each US Borrower hereby authorizes the Agent, from time to time without prior notice to Borrowers, to charge to the Loan Account for the US Borrowers (A) on the first Business Day of each month, all interest accrued during the prior month on the US Revolving Loans that are Base Rate Loans, (B) as and when due and payable under Section 2.11(a), all interest accrued on the US Revolving Loans that are Non-Base Rate Loans hereunder, (C) on the first Business Day of each month, all US Letter of Credit Fees accrued or chargeable hereunder during the prior month, (D) as and when incurred or accrued, all fees and costs provided for in Section 2.9(a) or (c) and owing by the US Borrowers, (E) on the first Business Day of each month, the Unused Line Fees accrued during the prior month pursuant to Section 2.9(b), (F) as and when due and payable, all other fees payable hereunder or under any of the other

Loan Documents by the US Borrowers, (G) as and when incurred or accrued, all other Lender Group Expenses owing by the US Borrowers, and (H) as and when due and payable all other payment obligations payable under any Loan Document or any US Bank Product Agreement (including any amounts due and payable to the Bank Product Providers in respect of US Bank Products) owing by the US Borrowers.
(4)All amounts (including interest, fees, costs, expenses, Lender Group Expenses, or other amounts payable hereunder or under any other Loan Document or under any Bank Product Agreement) charged to the applicable Loan Account shall thereupon constitute Revolving Loans hereunder for the account of the applicable Borrowers, shall constitute Obligations hereunder of such Borrowers, and shall initially accrue interest at the rate then applicable to Base Rate Revolving Loans in the Agreed Currency (unless and until converted into Non-Base Rate Loans in accordance with the terms of this Agreement).
(v)Computation. All interest and fees chargeable under the Loan Documents (other than amounts accruing at the Base Rate or CDOR Rate) shall be computed on the basis of a 360 day year, in each case, for the actual number of days elapsed in the period during which the interest or fees accrue. All interest and fees chargeable under the Loan Documents accruing at the Base Rate or the CDOR Rate shall be computed on the basis of a 365 or 366 day year for the actual number of days elapsed in the period during which the interest or fees accrue. In the event the Base Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Base Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate.
(vi)Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Subject to Section 2.17 in the case of Canadian Borrower and the Canadian Obligations, Borrowers and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, that anything contained herein to the contrary notwithstanding, if such rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement, Borrowers are and shall be liable only for the payment of such maximum amount as is allowed by law, and payment received from Borrowers in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.
(vii)Retroactive Adjustments of Applicable Margin. In the event that any financial statement or Compliance Certificate delivered pursuant to Section 5.1 is shown to be inaccurate other than as a result of a change in GAAP or pro forma adjustments made as permitted or required by this Agreement (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin then in effect for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then the Agent shall give notice to the Parent of such inaccuracy and (i) the Parent shall promptly deliver to the Agent a corrected Compliance Certificate for such Applicable Period, (ii) the Applicable Margin shall be determined as if the higher Applicable Margin then in effect that would have applied were applicable for such Applicable Period, and (iii) the Borrowers shall promptly, without further action by the Agent or any Lender, pay to the Agent for the account of the applicable Lenders, the accrued additional interest owing as a result of such increased Applicable Margin for such Applicable Period. This Section 2.5(g) shall not limit the rights of the Agent and the Lenders with respect to the Default Rate of interest as set forth in Section 2.5(c) or Article 8. The Borrowers’ obligations under this Section 2.5(g) shall survive the termination of the Commitments and the repayment of all other Obligations hereunder.

(viii)Initial Benchmark Conforming Changes. In connection with the use or administration of any initial Benchmark, Agent will have the right, in consultation with the Administrative Borrower, to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. Agent will promptly notify Administrative Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of any initial Benchmark.
1.6Crediting Payments. The receipt of any payment item by the Agent shall not be required to be considered a payment on account unless such payment item is a wire transfer of Same Day Funds in the Agreed Currency made to the Agent’s Applicable Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then the applicable Borrowers shall be deemed not to have made such payment. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by the Agent only if it is received into the Agent’s Applicable Account on a Business Day on or before 3:30 p.m. If any payment item is received into the Agent’s Applicable Account on a non-Business Day or after 3:30 p.m. on a Business Day (unless the Agent, in its sole discretion, elects to credit it on the date received), it shall be deemed to have been received by the Agent as of the opening of business on the immediately following Business Day.
1.7Designated Account. The Agent is authorized to make the Revolving Loans, and each Issuing Bank is authorized to issue the Letters of Credit, under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person or, without instructions, if pursuant to Section 2.5(d). US Borrowers agree to establish and maintain the US Designated Account with the US Designated Account Bank and the Canadian Borrowers agree to establish and maintain the Canadian Designated Account with the Canadian Designated Bank, in each case, for the purpose of receiving the proceeds of the applicable Revolving Loans requested by such Borrowers and made by the Agent or the applicable Lenders hereunder. Unless otherwise agreed by the Agent and Borrowers, any Revolving Loan or Swing Loan requested by Borrowers and made by the Agent or the Lenders hereunder shall be made to the applicable Designated Account.
1.8Maintenance of Loan Account; Statements of Obligations. The Agent shall maintain an account on its books in the name of US Borrowers (the “US Loan Account”) on which US Borrowers will be charged with all US Revolving Loans (including US Extraordinary Advances and US Swing Loans) made by the Agent, US Swing Line Lender, or the Lenders to US Borrowers or for the US Borrowers’ account, the US Letters of Credit issued or arranged by a US Issuing Bank for a US Borrowers’ account, and with all other payment of US Obligations hereunder or under the other Loan Documents, including, accrued interest, fees and expenses, and Lender Group Expenses of US Borrowers with respect thereto. The Agent shall maintain an account on its books in the name of Canadian Borrowers (the “Canadian Loan Account”) on which Canadian Borrowers will be charged with all Canadian Revolving Loans (including Canadian Extraordinary Advances and Canadian Swing Loans) made by the Agent, Canadian Swing Line Lender, or the Lenders to Canadian Borrowers or for the Canadian Borrowers’ account, the Canadian Letters of Credit issued or arranged by a Canadian Issuing Bank for a Canadian Borrowers’ account, and with all other payment of Canadian Obligations hereunder or under the other Loan Documents, including, accrued interest, fees and expenses, and Lender Group Expenses of Canadian Borrowers with respect thereto. In accordance with Section 2.6, the applicable Loan Account will be credited with all payments received by the Agent from the applicable Borrowers or for the applicable Borrowers’ account. The Agent shall make available to the Administrative Borrower monthly statements regarding the Loan Accounts, including the principal amount of the Revolving Loans, interest accrued hereunder, fees accrued or charged hereunder or under the other Loan Documents, and a summary itemization of all charges and expenses constituting Lender Group Expenses accrued hereunder or under the other Loan Documents, and each such statement, absent manifest error, shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrowers and the Lender Group unless, within 30 days after Agent first makes such a statement available to the Administrative Borrower. Administrative Borrower shall deliver to the Agent written objection thereto describing the error or errors contained in such statement.
1.9Fees.
(i)Agent Fees. Borrowers shall pay to the Agent, for the account of the Agent, as and when due and payable under the terms of the Fee Letter, the fees set forth in the Fee Letter.
(ii)Unused Line Fees.
(1)Borrowers shall pay to Agent, for each US Revolving Lender, an unused line fee (the “Unused US Line Fee”) in an amount equal to the Applicable Unused Line Fee Percentage per annum times the result of (A) such US Revolving Lender’s US Revolver Commitment, less (B) such US Revolving Lender’s (or such US Revolving Lender’s Affiliate’s) Canadian Revolver Commitment, if any, less (C) such US Revolving Lender’s Pro Rata Share of the Average US Revolver Usage during the immediately preceding month (or portion thereof), which Unused US Line Fee shall be due and payable, in arrears, on the first day of each month from and after the Closing Date up to the first day of the month prior to the date on which the Obligations are paid in full and on the date on which the Obligations are paid in full.
(2)Borrowers shall pay to Agent, for each Canadian Revolving Lenders, an unused line fee (the “Unused Canadian Line Fee”) in an amount equal to the Applicable Unused Line Fee Percentage per annum times the result of (A) such Canadian Revolving Lender’s Canadian Revolver Commitment, less (B) such Canadian Revolving Lender’s Pro Rata Share of the Average Canadian Revolver Usage during the immediately preceding month (or portion thereof), which Unused Canadian Line Fee shall be due and payable, in arrears, on the first day of each month from and after the Closing Date up to the first day of the month prior to the date on which the Obligations are paid in full and on the date on which the Obligations are paid in full.
(iii)Field Examination and Other Fees. Subject to Section 5.7, the Borrowers shall pay to the Agent, field examination, appraisal, and valuation fees and charges, as and when incurred or chargeable, as follows (i) a fee of $1,000 per day, per examiner, plus reasonable and documented out-of-pocket expenses (including travel, meals, and lodging) for each field examination of any Loan Party or its Restricted Subsidiaries performed by or on behalf of the Agent, and (ii) the reasonable and documented fees, charges or expenses paid or incurred by the Agent if it elects to employ the services of one or more third Persons to perform field examinations, appraise the Collateral, or any portion thereof, or to assess any Loan Party’s or its Restricted Subsidiaries’ business valuation.
1.10Letters of Credit.
1.US Letters of Credit.
(i)Subject to the terms and conditions of this Agreement, upon the request of the Borrowers made in accordance herewith, and prior to the Maturity Date, US Issuing Banks may, but shall not be obligated to, agree to issue a requested standby US Letter of Credit or a sight commercial US Letter of Credit for the account of US Borrowers on their behalf or on behalf of any Restricted Subsidiary. By submitting a request to a US Issuing Bank for the issuance of a US Letter of Credit, US Borrowers shall be deemed to have requested that such US Issuing Bank issue the requested US Letter of Credit. Each request for the issuance of a US Letter of Credit, or the amendment, renewal, or extension of any outstanding US Letter of Credit, shall be (i) irrevocable and made in writing by an Authorized Person, (ii) delivered to the Agent and US Issuing Bank via telefacsimile or other electronic method of transmission reasonably acceptable to the Agent and US Issuing Bank and reasonably in advance of the requested date of issuance, amendment, renewal, or extension, and (iii) subject to such US

Issuing Bank’s authentication procedures with results satisfactory to such US Issuing Bank. Each such request shall be in form and substance reasonably satisfactory to the Agent and US Issuing Bank and (i) shall specify (A) the amount of such US Letter of Credit, (B) the date of issuance, amendment, renewal, or extension of such US Letter of Credit, (C) the proposed expiration date of such US Letter of Credit, (D) the name and address of the beneficiary of the US Letter of Credit, and (E) such other information (including, the conditions to drawing, and, in the case of an amendment, renewal, or extension, identification of the US Letter of Credit to be so amended, renewed, or extended) as shall be necessary to prepare, amend, renew, or extend such US Letter of Credit, and (ii) shall be accompanied by such Issuer Documents as the Agent or US Issuing Bank may request or require, to the extent that such requests or requirements are consistent with the Issuer Documents that such US Issuing Bank generally requests for US Letters of Credit in similar circumstances. Such US Issuing Bank’s records of the content of any such request will be conclusive.
(ii)An US Issuing Bank shall have no obligation to issue an US Letter of Credit if any of the following would result after giving effect to the requested issuance:
(1)the US Letter of Credit Usage would exceed the US Letter of Credit Sublimit, or
(2)the US Letter of Credit Usage would exceed the Maximum Revolver Amount less the sum of (x) the outstanding amount of US Revolving Loans (including Swing Loans) and (y) the Canadian Revolver Usage, or
(3)the US Letter of Credit Usage would exceed the US Borrowing Base at such time less the outstanding principal balance of the US Revolving Loans (inclusive of Swing Loans) at such time.
(iii)In the event there is a Defaulting Lender as of the date of any request for the issuance of a US Letter of Credit, a US Issuing Bank shall not be required to issue or arrange for such US Letter of Credit to the extent (i) the Defaulting Lender’s US Letter of Credit Exposure with respect to such US Letter of Credit may not be reallocated pursuant to Section 2.2(g)(ii), or (ii) the US Issuing Bank has not otherwise entered into arrangements reasonably satisfactory to it and US Borrowers to eliminate the US Issuing Bank’s risk with respect to the participation in such US Letter of Credit of the Defaulting Lender, which arrangements may include US Borrowers cash collateralizing such Defaulting Lender’s US Letter of Credit Exposure in accordance with Section 2.2(g)(ii). Additionally, a US Issuing Bank shall have no obligation to issue or extend a US Letter of Credit if (A) any order, judgment, or decree of any Governmental Authority or arbitrator shall, by its terms, purport to enjoin or restrain such US Issuing Bank from issuing such US Letter of Credit, or any law applicable to such US Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such US Issuing Bank shall prohibit or request that such US Issuing Bank refrain from the issuance of letters of credit generally or such US Letter of Credit in particular, (B) the issuance of such US Letter of Credit would violate one or more policies of such US Issuing Bank applicable to letters of credit generally, or (C) if amounts demanded to be paid under any US Letter of Credit will not or may not be in the Agreed Currency that such Letter of Credit was issued.
(iv)Any US Issuing Bank (other than Wells Fargo or any of its Affiliates) shall notify the Agent in writing no later than the Business Day prior to the Business Day on which such US Issuing Bank issues any US Letter of Credit. In addition, each US Issuing Bank (other than Wells Fargo or any of its Affiliates) shall (i) no later than the fifth Business Day following the last day of each calendar month, submit to the Agent a report setting forth in form and detail reasonably satisfactory to the Agent information (including, without limitation, any reimbursement, amendment, extension, or termination in respect of each US Letter of Credit issued by such US Issuing Bank) with respect to each US Letter of Credit issued by such US Issuing Bank hereunder, and (ii) use commercially reasonable efforts, on the first Business Day of each week (or as commercially practicable thereafter), to submit to the Agent a report detailing the daily undrawn amount of each US Letter of Credit issued by such US Issuing

Bank as of the last Business Day of the prior calendar week. The US Borrowers and the Lender Group hereby acknowledge and agree that all Existing US Letters of Credit shall constitute US Letters of Credit under this Agreement on and after the Effective Date with the same effect as if such Existing Letters of Credit were issued by a US Issuing Bank at the request of US Borrowers on the Closing Date. Each US Letter of Credit shall be in form and substance reasonably acceptable to US Issuing Bank, including the requirement that the amounts payable thereunder must be payable in US Dollars or Canadian Dollars. If US Issuing Bank makes a payment under a US Letter of Credit, US Borrowers shall pay to the Agent an amount equal to the applicable US Letter of Credit Disbursement on the Business Day such US Letter of Credit Disbursement is made and, in the absence of such payment, the amount of the US Letter of Credit Disbursement immediately and automatically shall be deemed to be a US Revolving Loan hereunder (notwithstanding any failure to satisfy any condition precedent set forth in Section 3) and, initially, shall bear interest at the rate then applicable to US Revolving Loans that are Base Rate Loans. If a US Letter of Credit Disbursement is deemed to be a US Revolving Loan hereunder, US Borrowers’ obligation to pay the amount of such US Letter of Credit Disbursement to a US Issuing Bank shall be automatically converted into an obligation to pay the resulting US Revolving Loan. Promptly following receipt by the Agent of any payment from US Borrowers pursuant to this paragraph, the Agent shall distribute such payment to such US Issuing Bank or, to the extent that any Revolving Lenders have made payments pursuant to Section 2.10A(e) to reimburse such US Issuing Bank, then to such Revolving Lenders and US Issuing Bank as their interests may appear.
(v)Promptly following receipt of a notice of a US Letter of Credit Disbursement pursuant to Section 2.10A(d), each Revolving Lender agrees to fund its Pro Rata Share of any US Revolving Loan deemed made pursuant to Section 2.10A(d) on the same terms and conditions as if Administrative Borrower had requested the amount thereof as a US Revolving Loan and the Agent shall promptly pay to the US Issuing Bank the amounts so received by it from the Revolving Lenders. By the issuance of a US Letter of Credit (or an amendment, renewal, or extension of a US Letter of Credit) and without any further action on the part of US Issuing Bank or the Revolving Lenders, an US Issuing Bank shall be deemed to have granted to each Revolving Lender with a US Revolver Commitment, and each Revolving Lender with a US Revolver Commitment shall be deemed to have purchased, a participation in each US Letter of Credit issued by US Issuing Bank, in an amount equal to its Pro Rata Share of such US Letter of Credit, and each such Revolving Lender agrees to pay to the Agent, for the account of US Issuing Bank, such Revolving Lender’s Pro Rata Share of any US Letter of Credit Disbursement made by US Issuing Bank under the applicable US Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender with a US Revolver Commitment hereby absolutely and unconditionally agrees to pay to the Agent, for the account of US Issuing Bank, such Revolving Lender’s Pro Rata Share of each US Letter of Credit Disbursement made by an US Issuing Bank and not reimbursed by US Borrowers on the date due as provided in Section 2.10A(d), or of any reimbursement payment that is required to be refunded (or that the Agent or US Issuing Bank elects, based upon the advice of counsel, to refund) to US Borrowers for any reason. Each Revolving Lender acknowledges and agrees that its obligation to deliver to the Agent, for the account of an US Issuing Bank, an amount equal to its respective Pro Rata Share of each US Letter of Credit Disbursement pursuant to this Section 2.10A(e) shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in Section 3. If any such Revolving Lender fails to make available to the Agent the amount of such Revolving Lender’s Pro Rata Share of a US Letter of Credit Disbursement as provided in this Section, such Revolving Lender shall be deemed to be a Defaulting Lender and the Agent (for the account of the US Issuing Bank) shall be entitled to recover such amount on demand from such Revolving Lender together with interest thereon at the Defaulting Lender Rate until paid in full.

(vi)US Borrowers jointly and severally agree to indemnify, defend and hold harmless each Letter of Credit Related Person (to the fullest extent permitted by law) from and against any Letter of Credit Indemnified Costs, and which arise out of or in connection with, or as a result of:
(1)any US Letter of Credit or any pre-advice of its issuance;
(2)any transfer, sale, delivery, surrender or endorsement (or lack thereof) of any Drawing Document at any time(s) held by any such Letter of Credit Related Person in connection with any US Letter of Credit;
(3)any action or proceeding arising out of, or in connection with, any US Letter of Credit (whether administrative, judicial or in connection with arbitration), including any action or proceeding to compel or restrain any presentation or payment under any US Letter of Credit, or for the wrongful dishonor of, or honoring a presentation under, any US Letter of Credit;
(4)any independent undertakings issued by the beneficiary of any US Letter of Credit;
(5)any unauthorized instruction or request made to US Issuing Bank in connection with any US Letter of Credit or requested US Letter of Credit, or any error, omission, interruption or delay in such instruction or request, whether transmitted by mail, courier, electronic transmission, SWIFT, or any other telecommunication including communications through a correspondent;
(6)an adviser, confirmer or other nominated person seeking to be reimbursed, indemnified or compensated in connection with any US Letter of Credit;
(7)any third party seeking to enforce the rights of an applicant, beneficiary, nominated person, transferee, assignee of US Letter of Credit proceeds or holder of an instrument or document;
(8)the fraud, forgery or illegal action of parties in connection with US Letter of Credit other than the Letter of Credit Related Person;
(9)any prohibition on payment or delay in payment of any amount payable by US Issuing Bank to a beneficiary or transferee beneficiary of a US Letter of Credit arising out of Anti-Corruption Laws, Anti-Money Laundering Laws, or Sanctions;
(10)US Issuing Bank’s performance of the obligations of a confirming institution or entity that wrongfully dishonors a confirmation;
(11)any foreign language translation provided to US Issuing Bank in connection with any US Letter of Credit;
(12)any foreign law or usage as it relates to US Issuing Bank’s issuance of a US Letter of Credit in support of a foreign guaranty including without limitation the expiration of such guaranty after the related US Letter of Credit expiration date and any resulting drawing paid by US Issuing Bank in connection therewith; or
(13)the acts or omissions, whether rightful or wrongful, of any present or future de jure or de facto governmental or regulatory authority or cause or event beyond the control of the Letter of Credit Related Person related to a US Letter of Credit;
provided, that such indemnity shall not be available to any Letter of Credit Related Person claiming indemnification under clauses (i) through (x) above to the extent that such Letter of Credit Indemnified Costs may be finally determined in a final, non-appealable judgment of a court of competent jurisdiction to have resulted directly from the gross negligence or willful misconduct of the Letter of Credit Related

Person claiming indemnity. US Borrowers hereby agree to pay the Letter of Credit Related Person claiming indemnity on demand from time to time all amounts owing under this Section 2.10A(f). If and to the extent that the obligations of US Borrowers under this Section 2.10A(f) are unenforceable for any reason, US Borrowers agree to make the maximum contribution to the Letter of Credit Indemnified Costs permissible under applicable law. This indemnification provision shall survive termination of this Agreement and all US Letters of Credit.
(vii)The liability of US Issuing Bank (or any other Letter of Credit Related Person) under, in connection with or arising out of any US Letter of Credit (or pre-advice), regardless of the form or legal grounds of the action or proceeding, shall be limited to direct damages suffered by US Borrowers that are caused directly by US Issuing Bank’s gross negligence or willful misconduct in (i) honoring a presentation under a US Letter of Credit that on its face does not at least substantially comply with the terms and conditions of such US Letter of Credit, (ii) failing to honor a presentation under a US Letter of Credit that strictly complies with the terms and conditions of such US Letter of Credit, or (iii) retaining Drawing Documents presented under a US Letter of Credit. US Borrowers’ aggregate remedies against US Issuing Bank and any Letter of Credit Related Person for wrongfully honoring a presentation under any US Letter of Credit or wrongfully retaining honored Drawing Documents shall in no event exceed the aggregate amount paid by US Borrowers to US Issuing Bank in respect of the honored presentation in connection with such US Letter of Credit under Section 2.10A(d), plus interest at the rate then applicable to US Revolving Loans in the Agreed Currency that are Base Rate Loans hereunder. US Borrowers shall take action to avoid and mitigate the amount of any damages claimed against any US Issuing Bank or any other Letter of Credit Related Person, including by enforcing its rights against the beneficiaries of the US Letters of Credit. Any claim by US Borrowers under or in connection with any US Letter of Credit shall be reduced by an amount equal to the sum of (x) the amount (if any) saved by US Borrowers as a result of the breach or alleged wrongful conduct complained of, and (y) the amount (if any) of the loss that would have been avoided had US Borrowers taken all reasonable steps to mitigate any loss, and in case of a claim of wrongful dishonor, by specifically and timely authorizing such US Issuing Bank to effect a cure.
(viii)Administrative Borrower is responsible for the final text of the US Letter of Credit as issued by any US Issuing Bank, irrespective of any assistance US Issuing Bank may provide such as drafting or recommending text or by US Issuing Bank’s use or refusal to use text submitted by Administrative Borrower. US Borrowers understand that the final form of any US Letter of Credit may be subject to such revisions and changes as are deemed necessary or appropriate by US Issuing Bank, and US Borrowers hereby consent to such revisions and changes not materially different from the application executed in connection therewith. US Borrowers are solely responsible for the suitability of the US Letter of Credit for US Borrowers’ purposes. If US Borrowers request a US Issuing Bank to issue a Letter of Credit for the account of a Restricted Subsidiary that is not a US Borrower (i) such Restricted Subsidiary shall have no rights against any US Issuing Bank; (ii) US Borrowers shall be responsible for the application and obligations under this Agreement; and (iii) communications (including notices) related to the respective Letter of Credit shall be among the US Issuing Banks and US Borrowers. US Borrowers will examine the copy of the US Letter of Credit and any other documents sent by US Issuing Bank in connection therewith and shall promptly notify the applicable US Issuing Bank (not later than three (3) Business Days following US Borrowers’ receipt of documents from the applicable US Issuing Bank) of any non-compliance with the US Borrowers’ instructions and of any discrepancy in any document under any presentment or other irregularity. US Borrowers understand and agree that no Issuing Bank is required to extend the expiration date of any US Letter of Credit for any reason. With respect to any US Letter of Credit containing an “automatic amendment” to extend the expiration date of such US Letter of Credit, a US Issuing Bank, in its sole and absolute discretion, may give notice of nonrenewal of such US Letter of Credit and, if US Borrowers do not at any time want the then current expiration date of such Letter of Credit to be extended, US Borrowers will so notify the Agent and US Issuing Bank at least 30 calendar days before such US Issuing Bank is required to notify the beneficiary of such US Letter of

Credit or any advising bank of such non-extension pursuant to the terms of such US Letter of Credit.
(ix)US Borrowers’ reimbursement and payment obligations under this Section 2.10A are absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever, including:
(1)any lack of validity, enforceability or legal effect of any US Letter of Credit, any Issuer Document, this Agreement, or any Loan Document, or any term or provision therein or herein;
(2)payment against presentation of any draft, demand or claim for payment under any Drawing Document that does not comply in whole or in part with the terms of the applicable US Letter of Credit or which proves to be fraudulent, forged or invalid in any respect or any statement therein being untrue or inaccurate in any respect, or which is signed, issued or presented by a Person or a transferee of such Person purporting to be a successor or transferee of the beneficiary of such US Letter of Credit;
(3)US Issuing Bank or any of its branches or Affiliates being the beneficiary of any US Letter of Credit;
(4)US Issuing Bank or any correspondent honoring a drawing against a Drawing Document up to the amount available under any US Letter of Credit even if such Drawing Document claims an amount in excess of the amount available under the US Letter of Credit;
(5)the existence of any claim, set-off, defense or other right that any Credit Party or any of its Restricted Subsidiaries may have at any time against any beneficiary or transferee beneficiary, any assignee of proceeds, US Issuing Bank or any other Person;
(6)US Issuing Bank or any correspondent honoring a drawing upon receipt of an electronic presentation under a US Letter of Credit requiring the same, regardless of whether the original Drawing Documents arrive at US Issuing Bank’s counters or are different from the electronic presentation;
(7)any other event, circumstance or conduct whatsoever, whether or not similar to any of the foregoing that might, but for this Section 2.10A(i), constitute a legal or equitable defense to or discharge of, or provide a right of set-off against, any US Borrower’s or any of its Restricted Subsidiaries’ reimbursement and other payment obligations and liabilities, arising under, or in connection with, any US Letter of Credit, whether against US Issuing Bank, the beneficiary or any other Person; or
(8)the fact that any Default or Event of Default shall have occurred and be continuing;
provided, that subject to Section 2.10A(g) above, the foregoing shall not release an US Issuing Bank from such liability to US Borrowers as may be finally determined in a final, non-appealable judgment of a court of competent jurisdiction against such US Issuing Bank following reimbursement or payment of the obligations and liabilities, including reimbursement and other payment obligations, of US Borrowers to US Issuing Bank arising under, or in connection with, this Section 2.10A or any US Letter of Credit.
(x)Without limiting any other provision of this Agreement, US Issuing Bank and each other Letter of Credit Related Person (if applicable) shall not be responsible to US Borrowers for, and US Issuing Bank’s rights and remedies against US Borrowers and the obligation of US Borrowers to reimburse US Issuing Bank for each drawing under each US Letter of Credit shall not be impaired by:

(1)honor of a presentation under any US Letter of Credit that on its face substantially complies with the terms and conditions of such US Letter of Credit, even if the US Letter of Credit requires strict compliance by the beneficiary;
(2)honor of a presentation of any Drawing Document that appears on its face to have been signed, presented or issued (A) by any purported successor or transferee of any beneficiary or other Person required to sign, present or issue such Drawing Document or (B) under a new name of the beneficiary;
(3)acceptance as a draft of any written or electronic demand or request for payment under a US Letter of Credit, even if nonnegotiable or not in the form of a draft or notwithstanding any requirement that such draft, demand or request bear any or adequate reference to the US Letter of Credit;
(4)the identity or authority of any presenter or signer of any Drawing Document or the form, accuracy, genuineness or legal effect of any Drawing Document (other than US Issuing Bank’s determination that such Drawing Document appears on its face substantially to comply with the terms and conditions of the US Letter of Credit);
(5)acting upon any instruction or request relative to a US Letter of Credit or requested US Letter of Credit that US Issuing Bank in good faith believes to have been given by a Person authorized to give such instruction or request;
(6)any errors, omissions, interruptions or delays in transmission or delivery of any message, advice or document (regardless of how sent or transmitted) or for errors in interpretation of technical terms or in translation or any delay in giving or failing to give notice to any US Borrower;
(7)any acts, omissions or fraud by, or the insolvency of, any beneficiary, any nominated person or entity or any other Person or any breach of contract between any beneficiary and any US Borrower or any of the parties to the underlying transaction to which the US Letter of Credit relates;
(8)assertion or waiver of any provision of the ISP or UCP that primarily benefits an issuer of a letter of credit, including any requirement that any Drawing Document be presented to it at a particular hour or place;
(9)payment to any presenting bank (designated or permitted by the terms of the applicable US Letter of Credit) claiming that it rightfully honored or is entitled to reimbursement or indemnity under Standard Letter of Credit Practice applicable to it;
(10)acting or failing to act as required or permitted under Standard Letter of Credit Practice applicable to where US Issuing Bank has issued, confirmed, advised or negotiated such US Letter of Credit, as the case may be;
(11)honor of a presentation after the expiration date of any US Letter of Credit notwithstanding that a presentation was made prior to such expiration date and dishonored by US Issuing Bank if subsequently US Issuing Bank or any court or other finder of fact determines such presentation should have been honored;
(12)dishonor of any presentation that does not strictly comply or that is fraudulent, forged or otherwise not entitled to honor; or
(13)honor of a presentation that is subsequently determined by US Issuing Bank to have been made in violation of international, federal, state or local restrictions on the transaction of business with certain prohibited Persons.

(xi)US Borrowers shall pay immediately upon demand to the Agent for the account of US Issuing Bank as non-refundable fees, commissions, and charges (it being acknowledged and agreed that any charging of such fees, commissions, and charges to the US Loan Account pursuant to the provisions of Section 2.5(d) shall be deemed to constitute a demand for payment thereof for the purposes of this Section 2.10A(k)): (i) a fronting fee which shall be imposed by US Issuing Bank equal to .125% per annum times the average amount of the US Letter of Credit Usage during the immediately preceding month, plus (ii) any and all other customary commissions, fees and charges then in effect imposed by, and any and all expenses incurred by, US Issuing Bank, or by any adviser, confirming institution or entity or other nominated person, relating to US Letters of Credit, at the time of issuance of any US Letter of Credit and upon the occurrence of any other activity with respect to any US Letter of Credit (including transfers, assignments of proceeds, amendments, drawings, renewals or cancellations).
(xii)If by reason of (x) any Change in Law, or (y) compliance by US Issuing Bank or any other member of the Lender Group with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Board of Governors as from time to time in effect (and any successor thereto):
(1)any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any US Letter of Credit issued or caused to be issued hereunder or hereby, or any Loans or obligations to make Loans hereunder or hereby, or
(2)there shall be imposed on US Issuing Bank or any other member of the Lender Group any other condition regarding any US Letter of Credit, and the result of the foregoing is to increase, directly or indirectly, the cost to US Issuing Bank or any other member of the Lender Group of issuing, making, participating in, or maintaining any US Letter of Credit or to reduce the amount receivable in respect thereof, then, and in any such case, the Agent may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify US Borrowers, and US Borrowers shall pay within 30 days after demand therefor, such amounts as the Agent may specify to be necessary to compensate US Issuing Bank or any other member of the Lender Group for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to US Revolving Loans in the Agreed Currency that are Base Rate Loans hereunder; provided, that (A) US Borrowers shall not be required to provide any compensation pursuant to this Section 2.10A(l) for any such amounts incurred more than 180 days prior to the date on which the demand for payment of such amounts is first made to US Borrowers, and (B) if an event or circumstance giving rise to such amounts is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof. The determination by the Agent of any amount due pursuant to this Section 2.10A(l), as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.
(xiii)Each US Letter of Credit shall expire not later than the date that is 36 months after the date of the issuance of such US Letter of Credit; provided, that any US Letter of Credit may provide for the automatic extension thereof for any number of additional periods each of up to 36 months in duration; provided further, that with respect to any US Letter of Credit which extends beyond the Maturity Date, Letter of Credit Collateralization shall be provided therefor (or such other arrangements satisfactory to each US Issuing Bank shall have been made with respect to all US Letters of Credit issued by such US Issuing Bank) on or before the date that is five Business Days prior to the Maturity Date.
(xiv)If (i) any Event of Default shall occur and be continuing, or (ii) Excess Availability shall at any time be less than zero, then on the Business Day following the date when the Administrative Borrower receives notice from the Agent or the Supermajority Lenders (or, if the maturity of the Obligations has been accelerated, Revolving Lenders with US Letter of Credit Exposure representing greater than 66.67% of the total Letter Credit Exposure)

demanding Letter of Credit Collateralization pursuant to this Section 2.10A(n) upon such demand, US Borrowers shall provide Letter of Credit Collateralization with respect to the then existing US Letter of Credit Usage. If US Borrowers are required to provide Letter of Credit Collateralization hereunder as a result of the occurrence of an Event of Default, any cash collateral held by Agent as a result of such Event of Default shall be returned by Agent to US Borrowers promptly, but in no event later than seven Business Days, after such Event of Default has been waived in accordance with this Agreement.
(xv)Unless otherwise expressly agreed by the applicable US Issuing Bank and US Borrowers when a US Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby US Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial US Letter of Credit.
(xvi)US Issuing Bank shall be deemed to have acted with due diligence and reasonable care if US Issuing Bank’s conduct is in accordance with Standard Letter of Credit Practice or in accordance with this Agreement.
(xvii)In the event of a direct conflict between the provisions of this Section 2.10A and any provision contained in any Issuer Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.10A shall control and govern.
(xviii)The provisions of this Section 2.10A shall survive the termination of this Agreement and the repayment in full of the Obligations with respect to any Letters of Credit that remain outstanding.
(xix)At US Borrowers’ costs and expense, US Borrowers shall execute and deliver to US Issuing Bank such additional certificates, instruments and/or documents and take such additional action as may be reasonably requested by US Issuing Bank to enable US Issuing Bank to issue any US Letter of Credit pursuant to this Agreement and related Issuer Document, to protect, exercise and/or enforce such US Issuing Banks’ rights and interests under this Agreement or to give effect to the terms and provisions of this Agreement or any Issuer Document. Each US Borrower irrevocably appoints each US Issuing Bank as its attorney-in-fact and authorizes each US Issuing Bank, without notice to US Borrowers, to execute and deliver ancillary documents and letters customary in the letter of credit business that may include but are not limited to advisements, indemnities, checks, bills of exchange and issuance documents. The power of attorney granted by the US Borrowers is limited solely to such actions related to the issuance, confirmation or amendment of any US Letter of Credit and to ancillary documents or letters customary in the letter of credit business. This appointment is coupled with an interest.
(xx)Notwithstanding that a US Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Guarantor or any Restricted Subsidiary, the US Borrowers shall be obligated to reimburse each US Issuing Bank hereunder for any and all drawings under such Letter of Credit issued hereunder by such US Issuing Bank. Each US Borrower hereby acknowledge that the issuance of US Letters of Credit for the account of any Guarantor, any Borrower or any other Restricted Subsidiary inures to the benefit of such US Borrower, and that such US Borrower’s business (indirectly or directly) derives substantial benefits from the businesses of such other Persons.
2.Canadian Letters of Credit.
(i)Subject to the terms and conditions of this Agreement, upon the request of Administrative Borrower made in accordance herewith, and prior to the Maturity Date, Canadian Issuing Banks may, but shall not be obligated to, agree to issue, or if Canadian Issuing Bank is WF Canada, to cause a Canadian Underlying Issuer (including as Canadian Issuing Bank’s agent) to issue, a requested standby Canadian Letter of Credit or a sight commercial Canadian Letter of Credit for the account of Canadian Borrowers on their behalf or on behalf of any other Restricted Subsidiary. If Canadian Issuing Bank is WF Canada, it may, at its option, elect to cause a Canadian Underlying Issuer to issue a requested Canadian Letter of Credit. If WF Canada makes such election, it agrees that it will enter into arrangements relative to the reimbursement of such Canadian Underlying Issuer (which may include, among other means, by becoming an applicant with respect to such Canadian Letter of Credit or entering into undertakings or other arrangements that provide for reimbursement of such Canadian Underlying Issuer with respect to such drawings under Canadian Letter of Credit; each such obligation or undertaking, irrespective of whether in writing, a “Canadian Reimbursement Undertaking”) with respect to Canadian Letters of Credit issued by such Canadian Underlying Issuer for the account of Canadian Borrower. By submitting a request to a Canadian Issuing Bank for the issuance of a Canadian Letter of Credit, Canadian Borrowers shall be deemed to have requested that (x) Canadian Issuing Bank issue the requested Canadian Letter of Credit or (y) in the case in which WF Canada is the Canadian Issuing Bank a Canadian Underlying Issuer issue the requested Canadian Letter of Credit (and, in such case, to have requested WF Canada to issue a Canadian Reimbursement Undertaking with respect to such requested Canadian Letter of Credit). Each request for the issuance of a Canadian Letter of Credit, or the amendment, renewal, or extension of any outstanding Canadian Letter of Credit, shall be (i) irrevocable and made in writing by an Authorized Person, (ii) delivered to the Agent and Canadian Issuing Bank via telefacsimile or other electronic method of transmission reasonably acceptable to the Agent and Canadian Issuing Bank and reasonably in advance of the requested date of issuance, amendment, renewal, or extension, and (iii) subject to such Canadian Issuing Bank’s authentication procedures with results satisfactory to such Canadian Issuing Bank. Each such request shall be in form and substance reasonably satisfactory to the Agent and Canadian Issuing Bank and (i) shall specify (A) the amount of such Canadian Letter of Credit and whether such Canadian Letter of Credit is to be issued in US Dollars or Canadian Dollars, (B) the date of issuance, amendment, renewal, or extension of such Canadian Letter of Credit, (C) the proposed expiration date of such Canadian Letter of Credit, (D) the name and address of the beneficiary of the Canadian Letter of Credit, and (E) such other information (including, the conditions to drawing, and, in the case of an amendment, renewal, or extension, identification of the Canadian Letter of Credit to be so amended, renewed, or extended) as shall be necessary to prepare, amend, renew, or extend such Canadian Letter of Credit, and (ii) shall be accompanied by such Issuer Documents as the Agent or Canadian Issuing Bank may request or require, to the extent that such requests or requirements are consistent with the Issuer Documents that such Canadian Issuing Bank generally requests for Canadian Letters of Credit in similar circumstances. Such Canadian Issuing Bank’s records of the content of any such request will be conclusive.
(ii)A Canadian Issuing Bank shall have no obligation to issue a Canadian Letter of Credit or a Canadian Reimbursement Undertaking in respect of a Canadian Letter of Credit, in either case, if any of the following would result after giving effect to the requested issuance:
(1)the Canadian Letter of Credit Usage would exceed $3,000,000, or
(2)the Canadian Letter of Credit Usage would exceed an amount equal to (A) the lesser of (x) $30,000,000 and (y) Canadian Borrowing Base minus (B) the US Dollar Equivalent of the outstanding amount of Canadian Revolving Loans, or
(3)the Canadian Letter of Credit Usage would exceed the Canadian Borrowing Base at such time less the outstanding principal balance of the US Dollar Equivalent of the Canadian Revolving Loans (inclusive of Swing Loans) at such time.
(iii)In the event there is a Defaulting Lender as of the date of any request for the issuance of a Canadian Letter of Credit, a Canadian Issuing Bank shall not be required to issue or arrange for such Canadian Letter of Credit or any applicable Canadian Reimbursement Undertaking to the extent (i) the Defaulting Lender’s Canadian Letter of Credit Exposure with respect to such Canadian Letter of Credit or any applicable Canadian Reimbursement Undertaking may not be reallocated pursuant to Section 2.2(g)(ii), or (ii) the Canadian Issuing Bank has not otherwise entered into arrangements reasonably satisfactory to it and Canadian Borrowers to eliminate the Canadian Issuing Bank’s risk with respect to the participation in such Canadian Letter of Credit or any applicable Canadian Reimbursement Undertaking of the Defaulting Lender, which arrangements may include Canadian Borrowers cash collateralizing such Defaulting Lender’s Canadian Letter of Credit Exposure in accordance with Section 2.2(g)(ii). Additionally, a Canadian Issuing Bank shall have no obligation to issue or extend a Canadian Letter of Credit or a Canadian Reimbursement Undertaking in respect of a Canadian Letter of Credit if (A) any order, judgment, or decree of any Governmental Authority or arbitrator shall, by its terms, purport to enjoin or restrain such Canadian Issuing Bank from issuing such Canadian Letter of Credit or a Canadian Reimbursement Undertaking or Canadian Underlying Issuer form issuing such Canadian Letter of Credit, or any law applicable to a Canadian Issuing Bank or Canadian Underlying Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Canadian Issuing Bank or Canadian Underlying Issuer shall prohibit or request that such Canadian Issuing Bank or Canadian Underlying Issuer refrain from the issuance of letters of credit generally or such Canadian Letter of Credit or Canadian Reimbursement Undertaking, as applicable, in particular, (B) the issuance of such Canadian Letter of Credit would violate one or more policies of such Canadian Issuing Bank or Canadian Underlying Issuer applicable to letters of credit generally, or (C) if amounts demanded to be paid under any Canadian Letter of Credit will not or may not be in US Dollars or Canadian Dollars.
(iv)Any Canadian Issuing Bank (other than WF Canada or any of its Affiliates) shall notify the Agent in writing no later than the Business Day prior to the Business Day on which such Canadian Issuing Bank issues any Canadian Letter of Credit or Canadian Reimbursement Undertaking. In addition, each Canadian Issuing Bank (other than WF Canada or any of its Affiliates) shall (i) no later than the fifth Business Day following the last day of each calendar month, submit to the Agent a report setting forth in form and detail reasonably satisfactory to the Agent information (including, without limitation, any reimbursement, amendment, extension, or termination in respect of each Canadian Letter of Credit issued by such Canadian Issuing Bank) with respect to each Canadian Letter of Credit issued by such Canadian Issuing Bank hereunder, and (ii) use commercially reasonable efforts, on the first Business Day of each week (or as commercially practicable thereafter), to submit to the Agent a report detailing the daily undrawn amount of each Canadian Letter of Credit issued by such Canadian Issuing Bank as of the last Business Day of the prior calendar week. Each Canadian Letter of Credit shall be in form and substance reasonably acceptable to Canadian Issuing Bank and Canadian Underlying Issuer, including the requirement that the amounts payable thereunder must be payable in US Dollars or Canadian Dollars. If Canadian Issuing Bank makes a payment under a Canadian Letter of Credit or a Canadian Reimbursement Undertaking, Canadian Borrowers shall pay to the Agent an amount equal to the applicable Canadian Letter of Credit Disbursement on the Business Day such Canadian Letter of Credit Disbursement is made and, in the absence of such payment, the amount of the Canadian Letter of Credit Disbursement immediately and automatically shall be deemed to be a Canadian Revolving Loan in the Agreed Currency hereunder (notwithstanding any failure to satisfy any condition precedent set forth in Section 3) and, initially, shall bear interest at the rate then applicable to Canadian Revolving Loans in the Agreed Currency that are Base Rate Loans. If a Canadian Letter of Credit Disbursement is deemed to be a Canadian Revolving Loan hereunder, Canadian Borrowers’ obligation to pay the amount of such Canadian Letter of Credit Disbursement to a Canadian Issuing Bank shall be automatically converted into an obligation to pay the resulting Canadian Revolving Loan. Promptly following receipt by the Agent of any payment from Canadian Borrowers pursuant to this paragraph, the Agent shall distribute such payment to such Canadian Issuing Bank or, to the extent that any Revolving Lenders have made payments pursuant to Section 2.10B(e) to reimburse such Canadian Issuing Bank, then to such Revolving Lenders and Canadian Issuing Bank as their interests may appear.

(v)Promptly following receipt of a notice of a Canadian Letter of Credit Disbursement pursuant to Section 2.10B(d), each Revolving Lender agrees to fund its Pro Rata Share of any Canadian Revolving Loan deemed made pursuant to Section 2.10B(d) on the same terms and conditions as if Administrative Borrower had requested the amount thereof as a Canadian Revolving Loan and the Agent shall promptly pay to Canadian Issuing Bank the amounts so received by it from the Revolving Lenders. By the issuance of a Canadian Letter of Credit or Canadian Reimbursement Undertaking (or an amendment, renewal, or extension of a Canadian Letter of Credit or Canadian Reimbursement Undertaking) and without any further action on the part of Canadian Issuing Bank or the Revolving Lenders, Canadian Issuing Bank shall be deemed to have granted to each Revolving Lender with a Canadian Revolver Commitment, and each Revolving Lender with a Canadian Revolver Commitment shall be deemed to have purchased, a participation in each Canadian Letter of Credit issued by Canadian Issuing Bank and each Canadian Reimbursement Undertaking, in an amount equal to its Pro Rata Share of such Canadian Letter of Credit or Canadian Reimbursement Undertaking, and each such Revolving Lender agrees to pay to the Agent, for the account of Canadian Issuing Bank, such Revolving Lender’s Pro Rata Share of any Canadian Letter of Credit Disbursement made by Canadian Issuing Bank under the applicable Canadian Letter of Credit or Canadian Reimbursement Undertaking. In consideration and in furtherance of the foregoing, each Revolving Lender with a Canadian Revolver Commitment hereby absolutely and unconditionally agrees to pay to the Agent, for the account of Canadian Issuing Bank, such Revolving Lender’s Pro Rata Share of each Canadian Letter of Credit Disbursement made by a Canadian Issuing Bank and not reimbursed by Canadian Borrowers on the date due as provided in Section 2.10B(d), or of any reimbursement payment that is required to be refunded (or that the Agent or Canadian Issuing Bank elects, based upon the advice of counsel, to refund) to Canadian Borrowers for any reason. Each Revolving Lender with a Canadian Revolver Commitment acknowledges and agrees that its obligation to deliver to the Agent, for the account of a Canadian Issuing Bank, an amount equal to its respective Pro Rata Share of each Canadian Letter of Credit Disbursement pursuant to this Section 2.10B(e) shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in Section 3. If any such Revolving Lender fails to make available to the Agent the amount of such Revolving Lender’s Pro Rata Share of a Canadian Letter of Credit Disbursement as provided in this Section, such Revolving Lender shall be deemed to be a Defaulting Lender and the Agent (for the account of Canadian Issuing Bank) shall be entitled to recover such amount on demand from such Revolving Lender together with interest thereon at the Defaulting Lender Rate until paid in full.
(vi)Canadian Borrowers jointly and severally agree to indemnify, defend and hold harmless each Letter of Credit Related Person (to the fullest extent permitted by law) from and against any Letter of Credit Indemnified Costs, and which arise out of or in connection with, or as a result of:
(1)any Canadian Letter of Credit or any pre-advice of its issuance or Canadian Reimbursement Undertaking;
(2)any transfer, sale, delivery, surrender or endorsement (or lack thereof) of any Drawing Document at any time(s) held by any such Letter of Credit Related Person in connection with any Canadian Letter of Credit or Canadian Reimbursement Undertaking;
(3)any action or proceeding arising out of, or in connection with, any Canadian Letter of Credit or Canadian Reimbursement Undertaking (whether administrative, judicial or in connection with arbitration), including any action or proceeding to compel or restrain any presentation or payment under any Canadian Letter of Credit or Canadian Reimbursement Undertaking, or for the wrongful dishonor of, or honoring a presentation under, any Canadian Letter of Credit;

(4)any independent undertakings issued by the beneficiary of any Canadian Letter of Credit;
(5)any unauthorized instruction or request made to Canadian Issuing Bank or Canadian Underlying Issuer in connection with any Canadian Letter of Credit or Canadian Reimbursement Undertaking or requested Canadian Letter of Credit or Canadian Reimbursement Undertaking, or any error, omission, interruption or delay in such instruction or request, whether transmitted by mail, courier, electronic transmission, SWIFT, or any other telecommunication including communications through a correspondent;
(6)an adviser, confirmer or other nominated person seeking to be reimbursed, indemnified or compensated in connection with any Canadian Letter of Credit or Canadian Reimbursement Undertaking;
(7)any third party seeking to enforce the rights of an applicant, beneficiary, nominated person, transferee, assignee of Canadian Letter of Credit proceeds or holder of an instrument or document;
(8)the fraud, forgery or illegal action of parties in connection with a Canadian Letter of Credit or Canadian Reimbursement Undertaking other than the Letter of Credit Related Person;
(9)any prohibition on payment or delay in payment of any amount payable by Canadian Issuing Bank to a beneficiary or transferee beneficiary of a Canadian Letter of Credit arising out of Anti-Corruption Laws, Anti-Money Laundering Laws, or Sanctions;
(10)Canadian Issuing Bank’s or Canadian Underlying Issuer’s performance of the obligations of a confirming institution or entity that wrongfully dishonors a confirmation;
(11)any foreign language translation provided to Canadian Issuing Bank in connection with any Canadian Letter of Credit;
(12)any foreign law or usage as it relates to Canadian Issuing Bank’s issuance of a Canadian Letter of Credit in support of a foreign guaranty including without limitation the expiration of such guaranty after the related Canadian Letter of Credit expiration date and any resulting drawing paid by Canadian Issuing Bank in connection therewith; or
(13)the acts or omissions, whether rightful or wrongful, of any present or future de jure or de facto governmental or regulatory authority or cause or event beyond the control of the Letter of Credit Related Person related to a Canadian Letter of Credit or Canadian Reimbursement Undertaking;
provided, that such indemnity shall not be available to any Letter of Credit Related Person claiming indemnification under clauses (i) through (x) above to the extent that such Letter of Credit Indemnified Costs may be finally determined in a final, non-appealable judgment of a court of competent jurisdiction to have resulted directly from the gross negligence or willful misconduct of the Letter of Credit Related Person claiming indemnity. Canadian Borrowers hereby agree to pay the Letter of Credit Related Person claiming indemnity on demand from time to time all amounts owing under this Section 2.10B(f). If and to the extent that the obligations of Canadian Borrowers under this Section 2.10B(f) are unenforceable for any reason, Canadian Borrowers agree to make the maximum contribution to the Letter of Credit Indemnified Costs permissible under applicable law. This indemnification provision shall survive termination of this Agreement and all Canadian Letters of Credit and Canadian Reimbursement Undertaking.

(vii)The liability of Canadian Issuing Bank (or any other Letter of Credit Related Person) under, in connection with or arising out of any Canadian Letter of Credit (or pre-advice) or Canadian Reimbursement Undertaking, regardless of the form or legal grounds of the action or proceeding, shall be limited to direct damages suffered by Canadian Borrowers that are caused directly by Canadian Issuing Bank’s gross negligence or willful misconduct in (i) honoring a presentation under a Canadian Letter of Credit that on its face does not at least substantially comply with the terms and conditions of such Canadian Letter of Credit, (ii) failing to honor a presentation under a Canadian Letter of Credit that strictly complies with the terms and conditions of such Canadian Letter of Credit, or (iii) retaining Drawing Documents presented under a Canadian Letter of Credit. Canadian Borrowers’ aggregate remedies against Canadian Issuing Bank and any Letter of Credit Related Person for wrongfully honoring a presentation under any Canadian Letter of Credit or wrongfully retaining honored Drawing Documents shall in no event exceed the aggregate amount paid by Canadian Borrowers to Canadian Issuing Bank in respect of the honored presentation in connection with such Canadian Letter of Credit under Section 2.10B(d), plus interest at the rate then applicable to Canadian Revolving Loans in the Agreed Currency that are Base Rate Loans hereunder. Canadian Borrowers shall take action to avoid and mitigate the amount of any damages claimed against any Canadian Issuing Bank or any other Letter of Credit Related Person, including by enforcing its rights against the beneficiaries of the Canadian Letters of Credit. Any claim by Canadian Borrowers under or in connection with any Canadian Letter of Credit shall be reduced by an amount equal to the sum of (x) the amount (if any) saved by Canadian Borrowers as a result of the breach or alleged wrongful conduct complained of, and (y) the amount (if any) of the loss that would have been avoided had Canadian Borrowers taken all reasonable steps to mitigate any loss, and in case of a claim of wrongful dishonor, by specifically and timely authorizing such Canadian Issuing Bank or Canadian Underlying Issuer to effect a cure.
(viii)Administrative Borrower is responsible for the final text of the Canadian Letter of Credit as issued by any Canadian Issuing Bank or Canadian Underlying Issuer, irrespective of any assistance Canadian Issuing Bank or Canadian Underlying Issuer may provide such as drafting or recommending text or by Canadian Issuing Bank’s or Canadian Underlying Issuer’s use or refusal to use text submitted by Administrative Borrower. Canadian Borrowers understand that the final form of any Canadian Letter of Credit may be subject to such revisions and changes as are deemed necessary or appropriate by Canadian Issuing Bank or Canadian Underlying Issuer, and Canadian Borrowers hereby consent to such revisions and changes not materially different from the application executed in connection therewith. Canadian Borrowers are solely responsible for the suitability of the Canadian Letter of Credit for Canadian Borrowers’ purposes. If Canadian Borrowers request a Canadian Issuing Bank to issue a Letter of Credit for a Restricted Subsidiary that is not a Canadian Loan Party (i) such Restricted Subsidiary shall have no rights against any Canadian Issuing Bank; (ii) Canadian Borrowers shall be responsible for the application and obligations under this Agreement; and (iii) communications (including notices) related to the respective Letter of Credit shall be among the Canadian Issuing Banks and Canadian Borrowers. Canadian Borrowers will examine the copy of the Canadian Letter of Credit and any other documents sent by Canadian Issuing Bank in connection therewith and shall promptly notify the applicable Canadian Issuing Bank (not later than three (3) Business Days following Canadian Borrowers’ receipt of documents from the applicable Canadian Issuing Bank) of any non-compliance with the Canadian Borrowers’ instructions and of any discrepancy in any document under any presentment or other irregularity. Canadian Borrowers understand and agree that no Canadian Issuing Bank is required to extend the expiration date of any Canadian Letter of Credit for any reason. With respect to any Canadian Letter of Credit containing an “automatic amendment” to extend the expiration date of such Canadian Letter of Credit, each of Canadian Issuing Bank and Canadian Underlying Issuer, in its sole and absolute discretion, may give notice of nonrenewal of such Canadian Letter of Credit and, if Canadian Borrowers do not at any time want the then current expiration date of such Letter of Credit to be extended, Canadian Borrowers will so notify the Agent and Canadian Issuing Bank at least 30 calendar days before such Canadian Issuing Bank or Canadian Underlying Issuer is required to notify the beneficiary of such Canadian Letter of Credit or any advising bank of such non-extension pursuant to the terms of such Canadian Letter of Credit.
(ix)Canadian Borrowers’ reimbursement and payment obligations under this Section 2.10B are absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever, including:
(1)any lack of validity, enforceability or legal effect of any Canadian Letter of Credit, any Canadian Reimbursement Undertaking, any Issuer Document, this Agreement, or any Loan Document, or any term or provision therein or herein;
(2)payment against presentation of any draft, demand or claim for payment under any Drawing Document that does not comply in whole or in part with the terms of the applicable Canadian Letter of Credit or which proves to be fraudulent, forged or invalid in any respect or any statement therein being untrue or inaccurate in any respect, or which is signed, issued or presented by a Person or a transferee of such Person purporting to be a successor or transferee of the beneficiary of such Canadian Letter of Credit;
(3)Canadian Issuing Bank or any of its branches or Affiliates or Canadian Underlying Issuer being the beneficiary of any Canadian Letter of Credit;
(4)Canadian Issuing Bank or Canadian Underlying Issuer or any correspondent honoring a drawing against a Drawing Document up to the amount available under any Canadian Letter of Credit even if such Drawing Document claims an amount in excess of the amount available under the Canadian Letter of Credit;
(5)the existence of any claim, set-off, defense or other right that any Credit Party or any of its Restricted Subsidiaries may have at any time against any beneficiary or transferee beneficiary, any assignee of proceeds, Canadian Issuing Bank, Canadian Underlying Issuer or any other Person;
(6)Canadian Issuing Bank or any correspondent honoring a drawing upon receipt of an electronic presentation under a Canadian Letter of Credit requiring the same, regardless of whether the original Drawing Documents arrive at Canadian Issuing Bank’s counters or are different from the electronic presentation;
(7)any other event, circumstance or conduct whatsoever, whether or not similar to any of the foregoing that might, but for this Section 2.10B(i), constitute a legal or equitable defense to or discharge of, or provide a right of set-off against, any Canadian Borrower’s or any of its Restricted Subsidiaries’ reimbursement and other payment obligations and liabilities, arising under, or in connection with, any Canadian Letter of Credit, whether against Canadian Issuing Bank, Canadian Underlying Issuer, the beneficiary or any other Person; or
(8)the fact that any Default or Event of Default shall have occurred and be continuing;
provided, that subject to Section 2.10B(g) above, the foregoing shall not release a Canadian Issuing Bank or Canadian Underlying Issuer from such liability to Canadian Borrowers as may be finally determined in a final, non-appealable judgment of a court of competent jurisdiction against such Canadian Issuing Bank or Canadian Underlying Issuer following reimbursement or payment of the obligations and liabilities, including reimbursement and other payment obligations, of Canadian Borrowers to Canadian Issuing Bank arising under, or in connection with, this Section 2.10B or any Canadian Letter of Credit or Canadian Reimbursement Undertaking or its correspondent.
(x)Without limiting any other provision of this Agreement, Canadian Issuing Bank and each other Letter of Credit Related Person (if applicable) shall not be responsible to Canadian Borrowers for, and Canadian Issuing Bank’s rights and remedies against Canadian Borrowers and the obligation of Canadian Borrowers to reimburse Canadian Issuing Bank for each drawing under each Canadian Letter of Credit and each Canadian Reimbursement Undertaking shall not be impaired by:
(1)honor of a presentation under any Canadian Letter of Credit that on its face substantially complies with the terms and conditions of such Canadian Letter of Credit, even if the Canadian Letter of Credit requires strict compliance by the beneficiary;
(2)honor of a presentation of any Drawing Document that appears on its face to have been signed, presented or issued (A) by any purported successor or transferee of any beneficiary or other Person required to sign, present or issue such Drawing Document or (B) under a new name of the beneficiary;
(3)acceptance as a draft of any written or electronic demand or request for payment under a Canadian Letter of Credit, even if nonnegotiable or not in the form of a draft or notwithstanding any requirement that such draft, demand or request bear any or adequate reference to the Canadian Letter of Credit;
(4)the identity or authority of any presenter or signer of any Drawing Document or the form, accuracy, genuineness or legal effect of any Drawing Document (other than Canadian Issuing Bank’s or Canadian Underlying Issuer’s determination that such Drawing Document appears on its face substantially to comply with the terms and conditions of the Canadian Letter of Credit);
(5)acting upon any instruction or request relative to a Canadian Letter of Credit or requested Canadian Letter of Credit that each of Canadian Issuing Bank and Canadian Underlying Issuer in good faith believes to have been given by a Person authorized to give such instruction or request;
(6)any errors, omissions, interruptions or delays in transmission or delivery of any message, advice or document (regardless of how sent or transmitted) or for errors in interpretation of technical terms or in translation or any delay in giving or failing to give notice to any Canadian Borrower;
(7)any acts, omissions or fraud by, or the insolvency of, any beneficiary, any nominated person or entity or any other Person or any breach of contract between any beneficiary and any Canadian Borrower or any of the parties to the underlying transaction to which the Canadian Letter of Credit relates;
(8)assertion or waiver of any provision of the ISP or UCP that primarily benefits an issuer of a letter of credit, including any requirement that any Drawing Document be presented to it at a particular hour or place;
(9)payment to any presenting bank (designated or permitted by the terms of the applicable Canadian Letter of Credit) claiming that it rightfully honored or is entitled to reimbursement or indemnity under Standard Letter of Credit Practice applicable to it;
(10)acting or failing to act as required or permitted under Standard Letter of Credit Practice applicable to where Canadian Issuing Bank or Canadian Underlying Issuer has issued, confirmed, advised or negotiated such Canadian Letter of Credit, as the case may be;
(11)honor of a presentation after the expiration date of any Canadian Letter of Credit notwithstanding that a presentation was made prior to such expiration date and dishonored by Canadian Issuing Bank or Canadian Underlying Issuer, as applicable, if subsequently Canadian Issuing Bank or Canadian Underlying Issuer, as applicable, or any court or other finder of fact determines such presentation should have been honored;
(12)dishonor of any presentation that does not strictly comply or that is fraudulent, forged or otherwise not entitled to honor; or
(13)honor of a presentation that is subsequently determined by Canadian Issuing Bank or Canadian Underlying Issuer, as applicable, to have been made in violation of international, federal, state or local restrictions on the transaction of business with certain prohibited Persons.
(xi)Canadian Borrowers shall pay immediately upon demand to the Agent for the account of Canadian Issuing Bank as non-refundable fees, commissions, and charges (it being acknowledged and agreed that any charging of such fees, commissions, and charges to the Canadian Loan Account pursuant to the provisions of Section 2.5(d) shall be deemed to constitute a demand for payment thereof for the purposes of this Section 2.10B(k)): (i) a fronting fee which shall be imposed by Canadian Issuing Bank upon the issuance of each Canadian Letter of Credit equal to .125% per annum times the average amount of the Canadian Letter of Credit Usage during the immediately preceding month, plus (ii) any and all other customary commissions, fees and charges then in effect imposed by, and any and all expenses incurred by, Canadian Issuing Bank or Canadian Underlying Issuer, or by any adviser, confirming institution or entity or other nominated person, relating to US Letters of Credit, at the time of issuance of any Canadian Letter of Credit and upon the occurrence of any other activity with respect to any Canadian Letter of Credit (including transfers, assignments of proceeds, amendments, drawings, renewals or cancellations).
(xii)If by reason of (x) any Change in Law, or (y) compliance by Canadian Issuing Bank or any other member of the Lender Group or Canadian Underlying Issuer with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Board of Governors as from time to time in effect (and any successor thereto):
(1)any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Canadian Letter of Credit or Canadian Reimbursement Undertaking issued or caused to be issued hereunder or hereby, or any Loans or obligations to make Loans hereunder or hereby, or
(2)there shall be imposed on Canadian Issuing Bank or any other member of the Lender Group or Canadian Underlying Issuer any other condition regarding any Canadian Letter of Credit or any Canadian Reimbursement Undertaking,
and the result of the foregoing is to increase, directly or indirectly, the cost to Canadian Issuing Bank or any other member of the Lender Group or Canadian Underlying Issuer of issuing, making, participating in, or maintaining any Canadian Letter of Credit or to reduce the amount receivable in respect thereof, then, and in any such case, the Agent may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Canadian Borrowers, and Canadian Borrowers shall pay within 30 days after demand therefor, such amounts as the Agent may specify to be necessary to compensate Canadian Issuing Bank or any other member of the Lender Group or Canadian Underlying Issuer for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Canadian Revolving Loans in the Agreed Currency that are Base Rate Loans hereunder; provided, that (A) Canadian Borrowers shall not be required to provide any compensation pursuant to this Section 2.10B(l) for any such amounts incurred more than 180 days prior to the date on which the demand for payment of such amounts is first made to Canadian Borrowers, and (B) if an event or circumstance giving rise to such amounts is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof. The determination by the Agent of any amount due pursuant to this Section 2.10B(l), as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

(xiii)Each standby Canadian Letter of Credit shall expire not later than the date that is 36 months after the date of the issuance of such Canadian Letter of Credit; provided, that any standby Canadian Letter of Credit may provide for the automatic extension thereof for any number of additional periods each of up to 36 months in duration; provided further, that with respect to any Canadian Letter of Credit which extends beyond the Maturity Date, Letter of Credit Collateralization shall be provided therefor (or such other arrangements satisfactory to each Canadian Issuing Bank shall have been made with respect to all Canadian Letters of Credit issued by such Canadian Issuing Bank) on or before the date that is five Business Days prior to the Maturity Date.
(xiv)If (i) any Event of Default shall occur and be continuing, or (ii) Excess Availability shall at any time be less than zero, then on the Business Day following the date when the Administrative Borrower receives notice from the Agent or the Supermajority Lenders (or, if the maturity of the Obligations has been accelerated, Revolving Lenders with Canadian Letter of Credit Exposure representing greater than 66.67% of the total Letter Credit Exposure) demanding Letter of Credit Collateralization pursuant to this Section 2.10B(n) upon such demand, Canadian Borrowers shall provide Letter of Credit Collateralization with respect to the then existing Canadian Letter of Credit Usage. If Canadian Borrowers are required to provide Letter of Credit Collateralization hereunder as a result of the occurrence of such Event of Default, any cash collateral held by Agent as a result of such Letter of Credit Collateralization shall be returned by Agent to Canadian Borrowers promptly, but in no event later than seven Business Days, after such Event of Default has been waived in accordance with this Agreement.
(xv)Unless otherwise expressly agreed by Canadian Issuing Banks and Canadian Borrowers when a Canadian Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Canadian Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial Canadian Letter of Credit.
(xvi)Canadian Issuing Bank shall be deemed to have acted with due diligence and reasonable care if Canadian Issuing Bank’s conduct is in accordance with Standard Letter of Credit Practice or in accordance with this Agreement.
(xvii)In the event of a direct conflict between the provisions of this Section 2.10B and any provision contained in any Issuer Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.10B shall control and govern.
(xviii)The provisions of this Section 2.10B shall survive the termination of this Agreement and the repayment in full of the Obligations with respect to any Letters of Credit that remain outstanding.
(xix)At Canadian Borrowers’ costs and expense, Canadian Borrowers shall execute and deliver to Canadian Issuing Bank such additional certificates, instruments and/or documents and take such additional action as may be reasonably requested by Canadian Issuing Bank to enable Canadian Issuing Bank to issue any Canadian Letter of Credit pursuant to this Agreement and related Issuer Document, to protect, exercise and/or enforce such Canadian Issuing Banks’ rights and interests under this Agreement or to give effect to the terms and provisions of this Agreement or any Issuer Document. Each Canadian Borrower irrevocably appoints each Canadian Issuing Bank as its attorney-in-fact and authorizes each Canadian Issuing Bank, without notice to Canadian Borrowers, to execute and deliver ancillary documents and letters customary in the letter of credit business that may include but are not limited to advisements, indemnities, checks, bills of exchange and issuance documents. The power of attorney granted by the Canadian Borrowers is limited solely to such actions related to the issuance, confirmation or amendment of any Canadian Letter of Credit and to ancillary documents or letters customary in the letter of credit business. This appointment is coupled with an interest.

(xx)Notwithstanding that a Canadian Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Guarantor or any Restricted Subsidiary, the Canadian Borrowers shall be obligated to reimburse each Canadian Issuing Bank hereunder for any and all drawings under such Letter of Credit issued hereunder by such Canadian Issuing Bank. Each Canadian Borrower hereby acknowledge that the issuance of Canadian Letters of Credit for the account of any Foreign Guarantor, any Canadian Borrower or any other Restricted Subsidiary inures to the benefit of such Canadian Borrower, and that such Canadian Borrower’s business (indirectly or directly) derives substantial benefits from the businesses of such other Persons.
1.11Non-Base Rate Option.
(i)Interest and Interest Payment Dates. In lieu of having interest charged at the rate based upon the Base Rate, Borrowers shall have the option, subject to Section 2.11(b) below (the “Non-Base Rate Option”) to have interest on all or a portion of the Revolving Loans be charged (whether at the time when made (unless otherwise provided herein), upon conversion from a Base Rate Loan to a Non-Base Rate Loan, or upon continuation of a Non-Base Rate Loan as a Non-Base Rate Loan) at a rate of interest based upon the Non-Base Rate. Interest on Non-Base Rate Loans shall be payable on the earliest of (i) the last day of the Interest Period applicable thereto; provided, that subject to the following clauses (ii) and (iii), in the case of any Interest Period greater than three months in duration, interest shall be payable at three month intervals after the commencement of the applicable Interest Period and on the last day of such Interest Period, (ii) the date on which all or any portion of the Obligations are accelerated pursuant to the terms hereof, or (iii) the date on which this Agreement is terminated pursuant to the terms hereof. On the last day of each applicable Interest Period, unless Borrowers have properly exercised the Non-Base Rate Option with respect thereto, the interest rate applicable to such Non-Base Rate Loan automatically shall convert to the rate of interest then applicable to Base Rate Loans of the same type hereunder. At any time that an Event of Default has occurred and is continuing, at the written election of the Agent or the Supermajority Lenders, Borrowers no longer shall have the option to request that Revolving Loans bear interest at a rate based upon the Non-Base Rate.
(ii)Non-Base Rate Election.
(1)Borrowers may, at any time and from time to time, so long as no Event of Default has occurred and is continuing, elect to exercise the Non-Base Rate Option by notifying Agent prior to 1:00 p.m. at least (A) three U.S. Government Securities Business Days for a Non-Base Rate Loan in US Dollars or (B) three Business Days for a Non-Base Rate Loan in Canadian Dollars, in each case, prior to the commencement of the proposed Interest Period (the “Non-Base Rate Deadline”). Notice of Borrowers’ election of the Non-Base Rate Option for a permitted portion of the Revolving Loans and an Interest Period pursuant to this Section shall be made by delivery to Agent of a Non-Base Rate Notice received by Agent before the Non-Base Rate Deadline. Promptly upon its receipt of each such Non-Base Rate Notice, Agent shall provide a copy thereof to each of the affected Lenders.
(2)Each Non-Base Rate Notice shall be irrevocable and binding on Borrowers. In connection with each Non-Base Rate Loan, US Borrowers, if such Non-Base Rate Loan is a US Revolving Loan, or Canadian Borrowers if such Non-Base Rate Loan is a Canadian Revolving Loan, shall jointly and severally indemnify, defend, and hold the Agent and the Lenders harmless against any loss, cost, or expense incurred by the Agent or any Lender (but excluding any loss of Applicable Margin) as a result of (A) the payment or required assignment of any principal of any Non-Base Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (B) the conversion of any Non-Base Rate Loan other than on the last day of the Interest Period applicable thereto, or (C) the failure to borrow, convert, continue or prepay any Non-Base Rate Loan on the date specified in any Non-Base Rate Notice delivered pursuant hereto (such losses, costs, or expenses, “Funding

Losses”). A certificate of the Agent or a Lender delivered to applicable Borrowers setting forth in reasonable detail any amount or amounts that the Agent or such Lender is entitled to receive pursuant to this Section 2.11 shall be conclusive absent manifest error. US Borrowers, if such Non-Base Rate Loan is a US Revolving Loan or Canadian Borrowers, if such Non-Base Rate Loan is a Canadian Revolving Loan, shall jointly and severally pay such amount to the Agent or the Lender, as applicable, within 30 days of the date of its receipt of such certificate. If a payment of a Non-Base Rate Loan on a day other than the last day of the applicable Interest Period would result in a Funding Loss, the Agent may, in its sole discretion at the request of Borrowers, hold the amount of such payment as cash collateral in support of the Obligations until the last day of such Interest Period and apply such amounts to the payment of the applicable Non-Base Rate Loan on such last day of such Interest Period, it being agreed that the Agent has no obligation to so defer the application of payments to any Non-Base Rate Loan and that, in the event that the Agent does not defer such application, Borrowers shall be obligated to pay any resulting Funding Losses. The Borrowers’ obligations to indemnify, defend and hold harmless under this clause (ii) shall survive the termination of this Agreement and the repayment in full of the Obligations.
(3)Unless the Agent, in its sole discretion, agrees otherwise, Borrowers shall have not more than five Non-Base Rate Loans in effect at any given time. Borrowers may only exercise the Non-Base Rate Option for proposed Non-Base Rate Loans of at least $1,000,000.
(iii)Conversion; Prepayment. Borrowers may convert Non-Base Rate Loans to Base Rate Loans in the Agreed Currency or prepay Non-Base Rate Loans at any time; provided, that in the event that Non-Base Rate Loans are converted or prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any prepayment through the required application by Agent of any payments or proceeds of Collateral in accordance with Section 2.3(b) or for any other reason, including early termination of the term of this Agreement or acceleration of all or any portion of the Obligations pursuant to the terms hereof, each Borrower shall indemnify, defend, and hold the Agent and the Lenders and their Participants harmless against any and all Funding Losses in accordance with Section 2.11(b)(ii).
(iv)Special Provisions Applicable to Non-Base Rate.
(1)The Non-Base Rate may be adjusted by Agent with respect to any Lender on a prospective basis to take into account any additional or increased costs to such Lender of maintaining or obtaining any US Dollar or Canadian Dollar deposits or increased costs (other than Taxes which shall be governed by Section 16), in each case, due to any changes in applicable law occurring subsequent to the commencement of the applicable Interest Period, including any Change in Law (including any changes in tax laws (except with respect to Taxes excluded from the definition of “Indemnified Taxes)) and changes in the reserve requirements imposed by the Board of Governors, which additional or increased costs would increase the cost of funding or maintaining loans bearing interest at the Non-Base Rate. In any such event, the affected Lender shall give Administrative Borrower and Agent notice of such a determination and adjustment and the Agent promptly shall transmit the notice to each other Lender and, upon its receipt of the notice from the affected Lender, Administrative Borrower may, by notice to such affected Lender (A) require such Lender to furnish to Administrative Borrower a statement setting forth in reasonable detail the basis for adjusting such Non-Base Rate and the method for determining the amount of such adjustment, or (B) repay the Non-Base Rate Loans or Base Rate Loans determined with reference to Term SOFR or CDOR Rate, as applicable, in each case, of such Lender with respect to which such adjustment is made (together with any amounts due under Section 2.11(b)(ii)).

(2)Subject to the provisions set forth in Section 2.11(d)(iii) below, in the event that any change in market conditions or any Change in Law shall at any time after the date hereof, in the reasonable opinion of any Lender, make it unlawful or impractical for such Lender to fund or maintain Non-Base Rate Loans (or Base Rate Loans determined with reference to Term SOFR or CDOR Rate, as applicable) or to continue such funding or maintaining, or to determine or charge interest rates at the Non-Base Rate, Term SOFR Reference Rate, Adjusted Term SOFR, SOFR or CDOR Rate, such Lender shall give notice of such changed circumstances to the Agent and Administrative Borrower and the Agent promptly shall transmit the notice to each other Lender and (y)(i) in the case of any Non-Base Rate Loans of such Lender that are outstanding, such Non-Base Rate Loans of such Lender will be deemed to have been converted to Base Rate Loans on the last day of the Interest Period of such Non-Base Rate Loans, if such Lender may lawfully continue to maintain such Non-Base Rate Loans, or immediately, if such Lender may not lawfully continue to maintain such Non-Base Rate Loans, and thereafter interest upon the Non-Base Rate Loans of such Lender shall accrue interest at the rate then applicable to Base Rate Loans (and if applicable, without reference to the Term SOFR or CDOR Rate component thereof), and (ii) in the case of any such Base Rate Loans of such Lender that are outstanding and that are determined with reference to Term SOFR or CDOR Rate, as applicable, interest upon the Base Rate Loans of such Lender after the date specified in such Lender’s notice shall accrue interest at the rate then applicable to Base Rate Loans without reference to the Term SOFR or CDOR Rate, as applicable, component thereof, and (z) Borrowers shall not be entitled to elect the Non-Base Rate Option and Base Rate Loans shall not be determined with reference to the Term SOFR or CDOR Rate, as applicable, component thereof, in each case, until such Lender determines that it would no longer be unlawful or impractical to do so.
(3)Benchmark Replacement Setting.
(1)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, with respect to any Benchmark, Agent and Administrative Borrower may amend this Agreement to replace such Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after Agent has posted such proposed amendment to all affected Lenders and Administrative Borrower so long as Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.11(d)(iii) will occur prior to the applicable Benchmark Transition Start Date.
(2)Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, Agent will have the right, in consultation with the Administrative Borrower, to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(3)Notices; Standards for Decisions and Determinations. Agent will promptly notify Administrative Borrower and the Lenders of (1) the implementation of any Benchmark Replacement and (2) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. Agent will promptly notify Administrative Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.11(d)(iii)(D) and (y) the commencement of any

Benchmark Unavailability Period. Any determination, decision or election that may be made by Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.11(d)(iii), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.11(d)(iii).
(4)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (1) if any then-current Benchmark is a term rate (including the Term SOFR Reference Rate or CDOR Rate) and either (I) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by Agent in its reasonable discretion or (II) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (2) if a tenor that was removed pursuant to clause (1) above either (I) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (II) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(5)Benchmark Unavailability Period. Upon Administrative Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a given Benchmark, (1) Administrative Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans or CDOR Rate Loans, as applicable, in each case, to be made, converted or continued during any Benchmark Unavailability Period denominated in US Dollars or Canadian Dollars, as applicable, and, failing that, Administrative Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans and (2) any outstanding affected SOFR Loans or CDOR Rate Loans, as applicable, will be deemed to have been converted to Base Rate Loans at the end of the applicable Interest Period. During any Benchmark Unavailability Period with respect to any Benchmark or at any time that a tenor for any then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark that is the subject of such Benchmark Unavailability Period or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.
(v)No Requirement of Matched Funding. Anything to the contrary contained herein notwithstanding, neither the Agent, nor any Lender, nor any of their Participants, is required actually to acquire deposits in the US Dollars or Canadian Dollars, as applicable, to fund or otherwise match fund any Obligation as to which interest accrues at the Non-Base Rate.
1.12Capital Requirements.
(i)If, after the date hereof, any Issuing Bank or any Lender reasonably determines that (i) any Change in Law regarding capital, liquidity or reserve requirements for banks or bank holding companies, or (ii) compliance by such Issuing Bank or such Lender, or their respective parent bank holding companies, with any guideline, request or directive of any Governmental Authority regarding capital adequacy or liquidity requirements (whether or not having the force of law), has the effect of reducing the return on such Issuing Bank’s, such Lender’s, or such holding companies’ capital as a consequence of such Issuing Bank’s or such Lender’s commitments, Loans, participations or other obligations hereunder to a level below that which such Issuing Bank, such Lender, or such holding companies could have achieved but for such Change in Law or compliance (taking into consideration such Issuing Bank’s, such Lender’s, or such holding companies’ then existing policies with respect to capital adequacy or liquidity requirements and assuming the full utilization of such entity’s capital) by any amount deemed by such Issuing Bank or such Lender to be material, then such Issuing Bank or such Lender may notify Administrative Borrower and Agent thereof. Following receipt of such notice, Borrowers jointly and severally agree to pay such Issuing Bank or such Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within 30 days after presentation by such Issuing Bank or such Lender of a statement in the amount and setting forth in reasonable detail such Issuing Bank’s or such Lender’s calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error). In determining such amount, such Issuing Bank or such Lender may use any reasonable averaging and attribution methods. Failure or delay on the part of such Issuing Bank or any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Issuing Bank’s or such Lender’s right to demand such compensation; provided that Borrowers shall not be required to compensate any Issuing Bank or a Lender pursuant to this Section for any reductions in return incurred more than 180 days prior to the date that such Issuing Bank or such Lender notifies Administrative Borrower of such Change in Law giving rise to such reductions and of such Lender’s intention to claim compensation therefor; provided further that if such claim arises by reason of the Change in Law that is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
(ii)If any Issuing Bank or any Lender requests additional or increased costs referred to in Section 2.10A(l), Section 2.10B(1), or Section 2.11(d)(i) or amounts under Section 2.12(a) or sends a notice under Section 2.11(d)(ii) relative to changed circumstances (such Issuing Bank or Lender, an “Affected Lender”), then such Affected Lender shall use reasonable efforts to promptly designate a different one of its lending offices or to assign its rights and obligations hereunder to another of its offices or branches, if (i) in the reasonable judgment of such Affected Lender, such designation or assignment would eliminate or reduce amounts payable pursuant to Section 2.10A(l), Section 2.10B(1), Section 2.11(d)(i) or Section 2.12(a), as applicable, or would eliminate the illegality or impracticality of funding or maintaining Non-Base Rate Loans (or Base Rate Loans determined with reference to Term SOFR or CDOR Rate) and (ii) in the reasonable judgment of such Affected Lender, such designation or assignment would not subject it to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to it. Borrowers jointly and severally agree to pay all reasonable out-of-pocket costs and expenses incurred by such Affected Lender in connection with any such designation or assignment. If, after such reasonable efforts, such Affected Lender does not so designate a different one of its lending offices or assign its rights to another of its offices or branches so as to eliminate Borrowers’ obligation to pay any future amounts to such Affected Lender pursuant to Section 2.10A(l), Section 2.10B(1), Section 2.11(d)(i) or Section 2.12(a), as applicable, or to enable Borrowers to obtain Non-Base Rate Loans (or Base Rate Loans determined with reference to Term SOFR or CDOR Rate), then Administrative Borrower (without prejudice to any amounts then due to such Affected Lender under Section 2.10A(l), Section 2.10B(1), Section 2.11(d)(i) or Section 2.12(a), as applicable) may, unless prior to the effective date of any such assignment the Affected Lender withdraws its request for such additional amounts under Section 2.10A(l), Section 2.10B(1), Section 2.11(d)(i) or Section 2.12(a), as applicable, or indicates that it is no longer unlawful or impractical to fund or maintain Non-Base Rate Loans (or Base Rate Loans determined with reference to Term SOFR or CDOR Rate), may designate a different Issuing Bank or substitute a Lender, in each case, reasonably acceptable to Agent to purchase the Obligations owed to such Affected Lender (and its Affiliates) and such Affected Lender’s (and its Affiliates’) commitments hereunder (a “Replacement Lender”), and if such

Replacement Lender agrees to such purchase, such Affected Lender (and its Affiliates) shall assign to the Replacement Lender its Obligations and commitments, and upon such purchase by the Replacement Lender, which such Replacement Lender shall be deemed to be “Issuing Bank” or a “Lender” (as the case may be) for purposes of this Agreement and such Affected Lender shall cease to be an “Issuing Bank” or a “Lender” (as the case may be) for purposes of this Agreement.
(iii)Notwithstanding anything herein to the contrary, the protection of Sections 2.10A(l), 2.10B(1), 2.11(d), and 2.12 shall be available to each Issuing Bank and each Lender (as applicable) regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, judicial ruling, judgment, guideline, treaty or other change or condition which shall have occurred or been imposed, so long as it shall be customary for Issuing Banks or lenders affected thereby to comply therewith. Notwithstanding any other provision herein, neither any Issuing Bank nor any Lender shall demand compensation pursuant to this Section 2.12 if it shall not at the time be the general policy or practice of such Issuing Bank or such Lender (as the case may be) to demand such compensation in similar circumstances under comparable provisions of other credit agreements, if any.
(iv)The Borrowers’ obligations under this Section 2.12 shall survive the termination of this Agreement and the repayment in full of the Obligations.
1.13Incremental Facilities.
(i)At any time during the period from and after the Closing Date, at the option of US Borrowers (but subject to the conditions set forth in clause (b) below), the US Revolver Commitments and the Maximum Revolver Amount may be increased by an amount in the aggregate for all such increases of the US Revolver Commitments and the Maximum Revolver Amount not to exceed the Available Revolver Increase Amount (each such increase, an “Increase”). The Agent shall invite each Lender to increase its US Revolver Commitments (it being understood that no Lender shall be obligated to increase its US Revolver Commitments) in connection with a proposed Increase at the interest margin proposed by US Borrowers, and if sufficient Lenders do not agree to increase their US Revolver Commitments (as the case may be) in connection with such proposed Increase, then the Agent or US Borrowers may invite any prospective lender who is reasonably satisfactory to the Agent and US Borrowers to become a Lender in connection with a proposed Increase. Any Increase shall be in an amount of at least $20,000,000 and integral multiples of $5,000,000 in excess thereof. In no event may the US Revolver Commitments and the Maximum Revolver Amount be increased pursuant to this Section 2.13 on more than 3 occasions in the aggregate for all such Increases. Additionally, for the avoidance of doubt, it is understood and agreed that in no event shall the aggregate amount of the Increases to the US Revolver Commitments exceed $100,000,000.
(ii)Each of the following shall be conditions precedent to any Increase of the US Revolver Commitments and the Maximum Revolver Amount in connection therewith:
(1)the Agent or Borrowers have obtained the commitment of one or more Lenders (or other prospective lenders) reasonably satisfactory to the Agent and Borrowers to provide the applicable Increase and any such Lenders (or prospective lenders), Borrowers, and the Agent have signed a joinder agreement to this Agreement (an “Increase Joinder”), in form and substance reasonably satisfactory to the Agent, to which such Lenders (or prospective lenders), Borrowers, and the Agent are party,
(2)each of the conditions precedent set forth in Section 3.2 are satisfied,
(3)in connection with any Increase, if any Credit Party or any of its Restricted Subsidiaries owns any Margin Stock, Borrowers shall deliver to the Agent an updated Form U-1 (with sufficient additional originals thereof for each Lender), duly executed and delivered by the Borrowers, together with such other documentation as the Agent shall reasonably request, in order to enable Agent and the Lenders to comply with any of the requirements under Regulations T, U or X of the Board of Governors,
(4)Borrowers have delivered to the Agent reasonably detailed calculations (after giving effect to the applicable Increase) for the Loan Parties and their Restricted Subsidiaries evidencing that on a pro forma basis after giving effect to the applicable Increase, the Fixed Charge Coverage Ratio of the Loan Parties and their Restricted Subsidiaries as of the end of the quarter most recently ended as to which financial statements were required to be delivered pursuant to this Agreement was at least equal to the minimum Fixed Charge Coverage Ratio permitted pursuant to Section 7 for such fiscal quarter (calculated as if a Covenant Testing Period was in effect), and
(iii)Unless otherwise specifically provided herein, all references in this Agreement and any other Loan Document to Revolving Loans shall be deemed, unless the context otherwise requires, to include Revolving Loans made pursuant to the increased US Revolver Commitments and Maximum Revolver Amount pursuant to this Section 2.13.
(iv)Each of the Lenders having a US Revolver Commitment prior to the Increase Date (the “Pre-Increase Revolver Lenders”) shall assign to any Lender which is acquiring a new or additional US Revolver Commitment on the Increase Date (the “Post-Increase Revolver Lenders”), and such Post-Increase Revolver Lenders shall purchase from each Pre-Increase Revolver Lender, at the principal amount thereof, such interests in the Revolving Loans and participation interests in the applicable Letters of Credit on such Increase Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans and participation interests in the applicable Letters of Credit will be held by Pre-Increase Revolver Lenders and Post-Increase Revolver Lenders ratably in accordance with their Pro Rata Share after giving effect to such increased US Revolver Commitments.
(v)The Revolving Loans, US Revolver Commitments, and the Maximum Revolver Amount established pursuant to this Section 2.13 shall constitute US Revolving Loans, US Revolver Commitments, and the Maximum Revolver Amount under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from any guarantees and the security interests created by the Loan Documents. Borrowers shall take any actions reasonably required by the Agent to ensure and demonstrate that the Liens and security interests granted by the Loan Documents continue to be perfected under the Code or otherwise after giving effect to the establishment of any such new US Revolver Commitments and the Maximum Revolver Amount.
1.14Joint and Several Liability of US Borrowers.
(i)Each US Borrower is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Lender Group under this Agreement, for the mutual benefit, directly and indirectly, of each US Borrower and in consideration of the undertakings of the other US Borrowers to accept joint and several liability for the US Obligations.
(ii)Each US Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other US Borrowers, with respect to the payment and performance of all of the US Obligations (including any US Obligations arising under this Section 2.14), it being the intention of the parties hereto that all the US Obligations shall be the joint and several obligations of each US Borrower without preferences or distinction among them. Accordingly, each US Borrower hereby waives any and all suretyship defenses that would otherwise be available to such Borrower under applicable law.
(iii)If and to the extent that any US Borrower shall fail to make any payment with respect to any of the US Obligations as and when due, whether upon maturity, acceleration, or otherwise or to perform any of the US Obligations in accordance with the terms thereof, then in each such event the other US Borrowers will make such payment with respect to, or perform, such US Obligation until such time as all of the US Obligations are paid in full, and without the need for demand, protest, or any other notice or formality.
(iv)The Obligations of each US Borrower under the provisions of this Section 2.14 constitute the absolute and unconditional, full recourse Obligations of each US Borrower enforceable against each US Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of the provisions of this Agreement (other than this Section 2.14(d)) or any other circumstances whatsoever.
(v)Without limiting the generality of the foregoing and except as otherwise expressly provided in this Agreement, each US Borrower hereby waives presentment, demands for performance, protests and notices, including notice of acceptance of its joint and several liability, notice of any Revolving Loans or any Letters of Credit issued under or pursuant to this Agreement, notice of the occurrence of any Default, Event of Default, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Agreement, notices of the existence, creation or incurring of new or additional obligation or other financial accommodations or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by the Agent or Lenders under or in respect of any of the Obligations (other than as required by any applicable law), any right to proceed against any other US Borrower or any other Person, to proceed against or exhaust any security held from any other US Borrower or any other Person, to protect, secure, perfect, or insure any security interest or Lien on any property subject thereto or exhaust any right to take any action against any other US Borrower, any other Person, or any collateral, to pursue any other remedy in any member of the Lender Group’s or any Bank Product Provider’s power whatsoever, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement), any right to assert against any member of the Lender Group or any Bank Product Provider, any defense (legal or equitable), set-off, counterclaim, or claim which each US Borrower may now or at any time hereafter have against any other US Borrower or any other party liable to any member of the Lender Group or any Bank Product Provider, any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Obligations or any security therefor, and any right or defense arising by reason of any claim or defense based upon an election of remedies by any member of the Lender Group or any Bank Product Provider including any defense based upon an impairment or elimination of such US Borrower’s rights of subrogation, reimbursement, contribution, or indemnity of such US Borrower against any other US Borrower. Without limiting the generality of the foregoing, each US Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Agent or Lenders at any time or times in respect of any default by any US Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by the Agent or Lenders in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any US Borrower. Without limiting the generality of the foregoing, each US Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Agent or Lenders at any time or times in respect of any default by any US Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by the Agent or Lenders in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any US Borrower. Without limiting the generality of the foregoing, each US Borrower assents to any other action or delay in acting or failure to act on the part of any Agent or Lender with respect to the failure by any US Borrower to comply with any of its respective Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 2.14 afford grounds for terminating, discharging or relieving any US Borrower, in whole or in part, from any of its Obligations under this Section 2.14, it being the intention of each US Borrower that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of each US Borrower under this Section 2.14 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each US Borrower under this Section 2.14 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any other US Borrower or any Agent or Lender. Each of the US Borrowers waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement hereof. Any payment by any US Borrower or other circumstance which operates to toll any statute of limitations as to any US Borrower shall operate to toll the statute of limitations as to each of the US Borrowers. Each of the US Borrowers waives any defense based on or arising out of any defense of any US Borrower or any other Person, other than payment of the Obligations to the extent of such payment, based on or arising out of the disability of any US Borrower or any other Person, or the validity, legality, or unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any US Borrower other than payment of the Obligations to the extent of such payment. Upon the occurrence and during the continuance of an Event of Default, the Agent may, at the election of the Supermajority Lenders, foreclose upon any Collateral held by the Agent by one or more judicial or nonjudicial sales or other dispositions, whether or not every aspect of any such sale is commercially reasonable or otherwise fails to comply with applicable law or may exercise any other right or remedy the Agent, any other member of the Lender Group, or any US Bank Product Provider may have against any US Borrower or any other Person, or any security, in each case, without affecting or impairing in any way the liability of any of the US Borrowers hereunder except to the extent the Obligations have been paid.
(vi)Each US Borrower represents and warrants to the Agent and Lenders that such US Borrower is currently informed of the financial condition of US Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Each US Borrower further represents and warrants to the Agent and Lenders that such US Borrower has read and understands the terms and conditions of the Loan Documents. Each US Borrower hereby covenants that such US Borrower will continue to keep informed of US Borrowers’ financial condition and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.
(vii)The provisions of this Section 2.14 are made for the benefit of the Agent, each member of the Lender Group, each Bank Product Provider, and their respective successors and assigns, and may be enforced by it or them from time to time against any or all US Borrowers as often as occasion therefor may arise and without requirement on the part of the Agent, any member of the Lender Group, any Bank Product Provider, or any of their successors or assigns first to marshal any of its or their claims or to exercise any of its or their rights against any US Borrower or to exhaust any remedies available to it or them against any US Borrower or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 2.14 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by the Agent or any Lender upon the insolvency, bankruptcy or reorganization of any US Borrower, or otherwise, the provisions of this Section 2.14 will forthwith be reinstated in effect, as though such payment had not been made.

(viii)Each US Borrower hereby agrees that it will not enforce any of its rights that arise from the existence, payment, performance or enforcement of the provisions of this Section 2.14, including rights of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Agent, any other member of the Lender Group, or any Bank Product Provider against any US Borrower, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including the right to take or receive from any US Borrower, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until such time as all of the Obligations have been paid in full in cash. Any claim which any US Borrower may have against any other US Borrower with respect to any payments to any Agent or any member of the Lender Group hereunder or under any of the Bank Product Agreements are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any US Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other US Borrower therefor. If any amount shall be paid to any US Borrower in violation of the immediately preceding sentence, such amount shall be held in trust for the benefit of the Agent, for the benefit of the Lender Group and the Bank Product Providers, and shall forthwith be paid to the Agent to be credited and applied to the Obligations and all other amounts payable under this Agreement, whether matured or unmatured, in accordance with the terms of this Agreement, or to be held as Collateral for any Obligations or other amounts payable under this Agreement thereafter arising.  Notwithstanding anything to the contrary contained in this Agreement, no US Borrower may exercise any rights of subrogation, contribution, indemnity, reimbursement or other similar rights against, and may not proceed or seek recourse against or with respect to any property or asset of, any other US Borrower (the “Foreclosed US Borrower”), including after payment in full of the Obligations, if all or any portion of the Obligations have been satisfied in connection with an exercise of remedies in respect of the Equity Interests of such Foreclosed US Borrower whether pursuant to this Agreement or otherwise.
1.15Joint and Several Liability of Canadian Borrowers.
(i)Each Canadian Borrower is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Lender Group under this Agreement, for the mutual benefit, directly and indirectly, of each Canadian Borrower and in consideration of the undertakings of the other Canadian Borrowers to accept joint and several liability for the Canadian Obligations.
(ii)Each Canadian Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Canadian Borrowers, with respect to the payment and performance of all of the Canadian Obligations (including any Obligations arising under this Section 2.15), it being the intention of the parties hereto that all the Canadian Obligations shall be the joint and several obligations of each Canadian Borrower without preferences or distinction among them. Accordingly, each Canadian Borrower hereby waives any and all suretyship defenses that would otherwise be available to such Borrower under applicable law.
(iii)If and to the extent that any Canadian Borrower shall fail to make any payment with respect to any of the Canadian Obligations as and when due, whether upon maturity, acceleration, or otherwise or to perform any of the Canadian Obligations in accordance with the terms thereof, then in each such event the other Canadian Borrowers will make such payment with respect to, or perform, such Obligation until such time as all of the Canadian Obligations are paid in full, and without the need for demand, protest, or any other notice or formality.

(iv)The Obligations of each Canadian Borrower under the provisions of this Section 2.15 constitute the absolute and unconditional, full recourse Obligations of each Canadian Borrower enforceable against each Canadian Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of the provisions of this Agreement (other than this Section 2.15(d)) or any other circumstances whatsoever.
(v)Without limiting the generality of the foregoing and except as otherwise expressly provided in this Agreement, each Canadian Borrower hereby waives presentment, demands for performance, protests and notices, including notice of acceptance of its joint and several liability, notice of any Revolving Loans or any Letters of Credit issued under or pursuant to this Agreement, notice of the occurrence of any Default, Event of Default, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Agreement, notices of the existence, creation or incurring of new or additional obligation or other financial accommodations or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by the Agent or Lenders under or in respect of any of the Obligations (other than as required by any applicable law), any right to proceed against any other Canadian Borrower or any other Person, to proceed against or exhaust any security held from any other Canadian Borrower or any other Person, to protect, secure, perfect, or insure any security interest or Lien on any property subject thereto or exhaust any right to take any action against any other Canadian Borrower, any other Person, or any collateral, to pursue any other remedy in any member of the Lender Group’s or any Bank Product Provider’s power whatsoever, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement), any right to assert against any member of the Lender Group or any Bank Product Provider, any defense (legal or equitable), set-off, counterclaim, or claim which each Canadian Borrower may now or at any time hereafter have against any other Canadian Borrower or any other party liable to any member of the Lender Group or any Bank Product Provider, any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Obligations or any security therefor, and any right or defense arising by reason of any claim or defense based upon an election of remedies by any member of the Lender Group or any Bank Product Provider including any defense based upon an impairment or elimination of such Canadian Borrower’s rights of subrogation, reimbursement, contribution, or indemnity of such Canadian Borrower against any other Canadian Borrower. Without limiting the generality of the foregoing, each Canadian Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Agent or Lenders at any time or times in respect of any default by any Canadian Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by the Agent or Lenders in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Canadian Borrower. Without limiting the generality of the foregoing, each Canadian Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Agent or Lenders at any time or times in respect of any default by any Canadian Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by the Agent or Lenders in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Canadian Borrower. Without limiting the generality of the foregoing, each Canadian Borrower assents to any other action or delay in acting or failure to act on the part of any Agent or Lender with respect to the failure by any Canadian Borrower to comply with any of its respective Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 2.15 afford grounds for terminating, discharging or relieving any Canadian Borrower, in whole or in part, from any of its Obligations under this Section 2.15, it being the intention of each Canadian Borrower that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of each Canadian Borrower under this Section 2.15 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each Canadian Borrower under this Section 2.15 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any other Canadian Borrower or any Agent or Lender. Each of the Canadian Borrowers waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement hereof. Any payment by any Canadian Borrower or other circumstance which operates to toll any statute of limitations as to any Canadian Borrower shall operate to toll the statute of limitations as to each of the Canadian Borrowers. Each of the Canadian Borrowers waives any defense based on or arising out of any defense of any Canadian Borrower or any other Person, other than payment of the Obligations to the extent of such payment, based on or arising out of the disability of any Canadian Borrower or any other Person, or the validity, legality, or unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Canadian Borrower other than payment of the Obligations to the extent of such payment. Upon the occurrence and during the continuation of any Event of Default, the Agent may, at the election of the Supermajority Lenders, foreclose upon any Collateral held by the Agent by one or more judicial or nonjudicial sales or other dispositions, whether or not every aspect of any such sale is commercially reasonable or otherwise fails to comply with applicable law or may exercise any other right or remedy the Agent, any other member of the Lender Group, or any US Bank Product Provider may have against any Canadian Borrower or any other Person, or any security, in each case, without affecting or impairing in any way the liability of any of the Canadian Borrowers hereunder except to the extent the Obligations have been paid.
(vi)Each Canadian Borrower represents and warrants to the Agent and Lenders that such Canadian Borrower is currently informed of the financial condition of Canadian Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Each Canadian Borrower further represents and warrants to the Agent and Lenders that such Canadian Borrower has read and understands the terms and conditions of the Loan Documents. Each Canadian Borrower hereby covenants that such Canadian Borrower will continue to keep informed of Canadian Borrowers’ financial condition and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.
(vii)The provisions of this Section 2.15 are made for the benefit of the Agent, each member of the Lender Group, each Bank Product Provider, and their respective successors and assigns, and may be enforced by it or them from time to time against any or all Canadian Borrowers as often as occasion therefor may arise and without requirement on the part of the Agent, any member of the Lender Group, any Bank Product Provider, or any of their successors or assigns first to marshal any of its or their claims or to exercise any of its or their rights against any Canadian Borrower or to exhaust any remedies available to it or them against any Canadian Borrower or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 2.15 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by the Agent or any Lender upon the insolvency, bankruptcy or reorganization of any Canadian Borrower, or otherwise, the provisions of this Section 2.15 will forthwith be reinstated in effect, as though such payment had not been made.
(viii)Each Canadian Borrower hereby agrees that it will not enforce any of its rights that arise from the existence, payment, performance or enforcement of the provisions of this Section

2.15, including rights of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Agent, any other member of the Lender Group, or any Bank Product Provider against any Canadian Borrower, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including the right to take or receive from any Canadian Borrower, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until such time as all of the Obligations have been paid in full in cash. Any claim which any Canadian Borrower may have against any other Canadian Borrower with respect to any payments to any Agent or any member of the Lender Group hereunder or under any of the Bank Product Agreements are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Canadian Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Canadian Borrower therefor. If any amount shall be paid to any Canadian Borrower in violation of the immediately preceding sentence, such amount shall be held in trust for the benefit of the Agent, for the benefit of the Lender Group and the Bank Product Providers, and shall forthwith be paid to the Agent to be credited and applied to the Obligations and all other amounts payable under this Agreement, whether matured or unmatured, in accordance with the terms of this Agreement, or to be held as Collateral for any Obligations or other amounts payable under this Agreement thereafter arising.  Notwithstanding anything to the contrary contained in this Agreement, no Canadian Borrower may exercise any rights of subrogation, contribution, indemnity, reimbursement or other similar rights against, and may not proceed or seek recourse against or with respect to any property or asset of, any other Canadian Borrower (the “Foreclosed Canadian Borrower”), including after payment in full of the Obligations, if all or any portion of the Obligations have been satisfied in connection with an exercise of remedies in respect of the Equity Interests of such Foreclosed Canadian Borrower whether pursuant to this Agreement or otherwise.
(ix)Notwithstanding anything to the contrary in this Section 2.15, or otherwise in this Agreement or in the other Loan Documents, the parties hereto agree that (A) the obligations of the Canadian Loan Parties as to the Canadian Obligations, on the one hand, and the obligations of the US Loan Parties as to the US Obligations, on the other hand, are several and not joint, and (B) the Canadian Loan Parties shall be liable only with respect to the Canadian Obligations.
1.16Currencies.
(i)The US Revolving Loans and other US Obligations (unless such other US Obligations expressly provide otherwise) shall be made and repaid in US Dollars. The Canadian Revolving Loans shall be denominated in Canadian Dollars or US Dollars (as selected by Administrative Borrower in accordance with Section 2.2 at the time such Canadian Revolving Loan is requested) except (a) Canadian Protective Advances made by the Agent shall be denominated in Canadian Dollars or US Dollars (as selected by the Agent), and (b) Canadian Revolving Loans charged to the Canadian Loan Account pursuant to Section 2.5 to pay fees, interest, expenses and other amounts shall be denominated in the Agreed Currency of such fees, interest, expenses and other amounts. All Canadian Obligations denominated in Canadian Dollars shall be repaid in Canadian Dollars and all Canadian Obligations denominated in US Dollars shall be repaid in US Dollars. Payments made in a currency other than the currency in which the applicable Obligations are denominated may be accepted by the Agent in its sole discretion and, if so accepted, the Borrowers agree that the Agent may convert the payment made to the currency of the applicable Obligations at the applicable Spot Rate in accordance with its normal practices.
(ii)Within 5 Business Days of demand made by any Lender or Issuing Bank to the Administrative Borrower (with a copy to the Agent) from time to time, Administrative

Borrower shall compensate such Lender or Issuing Bank for and hold such Lender or Issuing Bank harmless from any loss, cost or expense incurred by it as a result of any payment by any Borrower of reimbursement drawings under any Foreign Currency L/C in a currency other than such Foreign Currency, including any foreign exchange losses or any loss or expense from the performance of any foreign exchange contract. The Borrowers shall also pay any customary administrative fees charged by such Lender or Issuing Bank in connection with the foregoing.
1.17Interest Act (Canada); Criminal Rate of Interest; Nominal Rate of Interest. Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, solely to the extent that: (i) a court of competent jurisdiction finally determines that the calculation or determination of interest payable by Canadian Borrowers in respect of the Canadian Obligations pursuant to this Agreement and the other Loan Documents shall be governed by the laws of any province of Canada and the federal laws of Canada; or (ii) the Interest Act (Canada) otherwise applies:
(i)whenever interest payable by Canadian Borrowers is calculated on the basis of a period which is less than the actual number of days in a calendar year, each rate of interest determined pursuant to such calculation is, for the purposes of the Interest Act (Canada), equivalent to such rate multiplied by the actual number of days in the calendar year in which such rate is to be ascertained and divided by the number of days used as the basis of such calculation,
(ii)in no event shall the aggregate “interest” (as defined in Section 347 of the Criminal Code (Canada), as the same shall be amended, replaced or re-enacted from time to time (the “Criminal Code Section”)) payable (whether by way of payment, collection or demand) by Canadian Borrower to the Agent or any Lender under this Agreement or any other Loan Document exceed the effective annual rate of interest on the “credit advanced” (as defined in that section) under this Agreement or such other Loan Document lawfully permitted under that section and, if any payment, collection or demand pursuant to this Agreement or any other Loan Document in respect of “interest” (as defined in that section) is determined to be contrary to the provisions of that section and the amount of such payment or collection shall be refunded by the Agent and Lenders to Canadian Borrowers with such “interest” deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by the Criminal Code Section to result in a receipt by the Agent or such Lender of interest at a rate not in contravention of the Criminal Code Section, such adjustment to be effected, to the extent necessary, as follows: firstly, by reducing the amounts or rates of interest required to be paid to the Agent or that Lender; and then, by reducing any fees, charges, expenses and other amounts required to be paid to the affected Agent or Lender which would constitute “interest”. Notwithstanding the foregoing, and after giving effect to all such adjustments, if the Agent or any Lender shall have received an amount in excess of the maximum permitted by the Criminal Code Section, then Canadian Borrowers shall be entitled, by notice in writing to the Agent or affected Lender, to obtain reimbursement from the Agent or that Lender in an amount equal to such excess. For the purposes of this Agreement and each other Loan Document to which Canadian Borrowers are a party, the effective annual rate of interest payable by Canadian Borrowers shall be determined in accordance with generally accepted actuarial practices and principles over the term of the loans on the basis of annual compounding for the lawfully permitted rate of interest and, in the event of dispute, a certificate of a Fellow of the Institute of Actuaries appointed by the Agent for the account of Canadian Borrowers will be conclusive for the purpose of such determination in the absence of evidence to the contrary,
(iii)all calculations of interest payable by Canadian Borrowers under this Agreement or any other Loan Document are to be made on the basis of the nominal interest rate described herein and therein and not on the basis of effective yearly rates or on any other basis which gives effect to the principle of deemed reinvestment of interest. The parties acknowledge that there is a material difference between the stated nominal interest rates and the effective yearly rates of interest and that they are capable of making the calculations required to determine such effective yearly rates of interest,
(iv)any provision of this Agreement that would oblige Canadian Borrowers to pay any fine, penalty or rate of interest on any arrears of principal or interest secured by a mortgage on real property or hypothec on immovables that has the effect of increasing the charge on arrears beyond the rate of interest payable on principal money not in arrears shall not apply to Canadian Borrowers, which shall be required to pay interest on money in arrears at the same rate of interest payable on principal money not in arrears, and
(v)if there is a conflict, inconsistency, ambiguity or difference between any provision of this Section 2.17 and any other Section of this Agreement or any other Loan Document with respect to Canadian Borrowers then the provisions of this Section 2.17 shall prevail and be paramount.
3.CONDITIONS; TERM OF AGREEMENT.
1.1Conditions Precedent to the Initial Extension of Credit. The obligation of each Lender to make the initial extensions of credit provided for hereunder is subject to the fulfillment, to the satisfaction of Agent and each Lender, of each of the conditions precedent set forth on Schedule 3.1 to this Agreement (the making of such initial extensions of credit by a Lender being conclusively deemed to be its satisfaction or waiver of the conditions precedent).
1.2Conditions Precedent to all Extensions of Credit. The obligation of the Lender Group (or any member thereof) to make any Revolving Loan hereunder (or to extend any other credit hereunder) at any time shall be subject to the following conditions precedent:
(i)the representations and warranties of each Loan Party or its Restricted Subsidiaries contained in this Agreement or in the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date);
(ii)no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof; and
(iii)As certified in the applicable notice of Borrowing, (i) upon the date of such Borrowing, and (ii) immediately after giving pro forma effect to the making of such Borrowing, the Cash Balance will not exceed each Cash Balance Sweep Limit described in clauses (a) and (b) of the definition thereof.
1.3Maturity. The Commitments shall continue in full force and effect for a term ending on the Maturity Date (unless terminated earlier in accordance with the terms hereof).
1.4Effect of Maturity. On the Maturity Date, all commitments of the Lender Group to provide additional credit hereunder shall automatically be terminated and all of the Obligations (other than Hedge Obligations) immediately shall become due and payable without notice or demand and Borrowers shall be required to repay all of the Obligations (other than Hedge Obligations) in full. No termination of the obligations of the Lender Group (other than payment in full of the Obligations and termination of the Commitments) shall relieve or discharge any Loan Party of its duties, obligations, or covenants hereunder or under any other Loan Document and Agent’s Liens in the Collateral shall continue to secure the Obligations and shall remain in effect until all Obligations have been paid in full. When all of the Obligations have been paid in full, Agent will, at Borrowers’ sole expense, execute and deliver any termination statements, lien releases, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, Agent’s Liens and all notices of security interests and liens previously filed by Agent.
1.5Early Termination by Borrowers. Borrowers have the option, at any time upon three Business Days prior written notice to Agent (or such lesser time as Agent may agree), to repay all of the Obligations in full and terminate the Commitments. The foregoing notwithstanding, (a) Borrowers may rescind termination notices relative to proposed payments in full of the Obligations with the proceeds of third party Indebtedness if the closing for such issuance or incurrence does not happen on or before the date of the proposed termination (in which case, a new notice shall be required to be sent in connection with any subsequent termination), and (b) Borrowers may extend the date of termination at any time with the consent of Agent (which consent shall not be unreasonably withheld or delayed).
1.6Conditions Subsequent.  The obligation of the Lender Group (or any member thereof) to continue to make Revolving Loans (or otherwise extend credit hereunder) is subject to the fulfillment, on or before the date applicable thereto, of the conditions subsequent set forth on Schedule 3.6 to this Agreement (the failure by Borrowers to so perform or cause to be performed such conditions subsequent as and when required by the terms thereof (unless such date is extended, in writing, by Agent, which Agent may do without obtaining the consent of the other members of the Lender Group), shall constitute an Event of Default).
4.REPRESENTATIONS AND WARRANTIES.
In order to induce the Lender Group to enter into this Agreement, each of Parent and each Borrower makes the following representations and warranties to the Lender Group which shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the Closing Date or the Amendment No. 3 Effective Date, as applicable, and shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the date of the making of each Revolving Loan (or other extension of credit) made thereafter, as though made on and as of the date of such Revolving Loan (or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date), and such representations and warranties shall survive the execution and delivery of this Agreement:
1.1Due Organization and Qualification; Subsidiaries.
(i)Each Loan Party and each of its Restricted Subsidiaries (i) is duly organized and existing and in good standing under the laws of the jurisdiction of its organization, (ii) is qualified to do business in any state where the failure to be so qualified could reasonably be expected to result in a Material Adverse Effect, and (iii) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby.
(ii)[Reserved].
(iii)As of the Amendment No. 3 Effective Date, set forth on Schedule 4.1(c) to this Agreement is a complete and accurate list of the Loan Parties’ direct and indirect Restricted Subsidiaries, showing: (i) the number of shares of each class of common and preferred Equity Interests authorized for each of such Restricted Subsidiaries, and (ii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by each Loan Party. All of the outstanding Equity Interests of each such Restricted Subsidiary has been validly issued and is fully paid and non-assessable. As of the Amendment No. 3 Effective Date, there are no Unrestricted Subsidiaries.
(iv)Except as set forth on Schedule 4.1(d) to this Agreement, as of the Amendment No. 3 Effective Date, there are no subscriptions, options, warrants, or calls relating to any shares of any Loan Party’s or any of its Restricted Subsidiaries’ Equity Interests, including any right of conversion or exchange under any outstanding security or other instrument. As of the Closing Date, no Loan Party is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its Equity Interests or any security convertible into or exchangeable for any of its Equity Interests.
1.2Due Authorization; No Conflict.
(i)As to each Loan Party, the execution, delivery, and performance by such Loan Party of the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Loan Party.
(ii)As to each Loan Party, the execution, delivery, and performance by such Loan Party of the Loan Documents to which it is a party do not and will not (i) violate any material provision of federal, state, or local law or regulation applicable to any Loan Party or its Restricted Subsidiaries, the Governing Documents of any Loan Party or its Restricted Subsidiaries, or any order, judgment, or decree of any court or other Governmental Authority binding on any Loan Party or its Restricted Subsidiaries, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material agreement of any Loan Party or its Restricted Subsidiaries where any such conflict, breach or default could individually or in the aggregate reasonably be expected to have a Material Adverse Effect, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of any Loan Party, other than Permitted Liens, or (iv) require any approval of any holder of Equity Interests of a Loan Party or any approval or consent of any Person under any material agreement of any Loan Party, other than consents or approvals that have been obtained and that are still in force and effect and except, in the case of material agreements, for consents or approvals, the failure to obtain could not individually or in the aggregate reasonably be expected to cause a Material Adverse Effect.
1.3Governmental Consents. The execution, delivery, and performance by each Loan Party of the Loan Documents to which such Loan Party is a party and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than registrations, consents, approvals, notices, or other actions that have been obtained and that are still in force and effect and immaterial registrations, consents, approvals, notices or other actions the failure to obtain which could not reasonably be expected to be adverse to the interests of any member of the Lender Group, and except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to Agent for filing or recordation, as of the Closing Date.
1.4Binding Obligations; Perfected Liens.
(i)Each Loan Document has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.
(ii)Agent’s Liens are validly created, perfected (other than (i) in respect of motor vehicles that are subject to a certificate of title, (ii) money, (iii) letter-of-credit rights (other than supporting obligations), (iv) commercial tort claims (other than those that, by the terms of the Guaranty and Security Agreement, are required to be perfected), and (v) any Deposit Accounts and Securities Accounts not subject to a Control Agreement as permitted by Section 6.17(d) and subject only to the filing of financing statements, in each case, in the appropriate filing offices), and first priority Liens, subject only to Permitted Liens.
1.5Title to Assets; No Encumbrances. Each of the Loan Parties and its Restricted Subsidiaries has (a) good, sufficient and legal title to (in the case of fee interests in Real Property), (b) valid leasehold interests in (in the case of leasehold interests in real or personal property), and (c) good and marketable title to (in the case of all other personal property), all of their respective assets reflected in their most recent financial statements delivered pursuant to Section 5.1, in each case except for (i) assets disposed of since the date of such financial statements to the extent permitted hereby and (ii) such defects in title or interests as could not individually or in the aggregate reasonably be expected to cause a Material Adverse Effect. All of such assets are free and clear of Liens except for Permitted Liens.
1.6Litigation.
(i)There are no actions, suits, or proceedings pending or, to the knowledge of any Borrower, after due inquiry, threatened in writing against a Loan Party or any of its Restricted Subsidiaries that either individually or in the aggregate could reasonably be expected to result in a Material Adverse Effect.
(ii)Additionally, except as disclosed in writing to the Agent and the Lenders, there is no pending or, to the knowledge of any Loan Party or any of its Restricted Subsidiaries, threatened (in writing) action or proceeding instituted against any Loan Party or any Restricted Subsidiary which seeks to adjudicate any Loan Party or any Restricted Subsidiary as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property.
1.7Compliance with Laws. No Loan Party nor any of its Restricted Subsidiaries (a) is in violation of any applicable laws, rules, regulations, executive orders, or codes (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.
1.8No Material Adverse Effect. All historical financial statements relating to the Loan Parties and their Restricted Subsidiaries that have been delivered by Borrowers to Agent have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects, the Loan Parties’ and their Restricted Subsidiaries’ consolidated financial condition as of the date thereof and results of operations for the period then ended. Since December 31, 2016, no event, circumstance, or change has occurred that has resulted or could reasonably be expected to result in a Material Adverse Effect.
1.9Solvency.
(i)The Loan Parties, when taken as a whole, are Solvent.
(ii)No transfer of property is being made by any Loan Party and no obligation is being incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of such Loan Party.
1.10Employee Benefits.

(i)Except as set forth on Schedule 4.10 (as such Schedule may be updated from time to time, without the consent of any Lender or Agent, to include retirement and severance plans that are required by a Governmental Authority outside of the United States so long as such updated Schedule is delivered together with written notice thereof to Agent), no Loan Party, none of their Restricted Subsidiaries, nor any of their ERISA Affiliates maintains or contributes to any Benefit Plan.
(ii)Each Employee Benefit Plan is, and has been, maintained in substantial compliance with ERISA, the IRC, all applicable laws and the terms of each such Employee Benefit Plan.
(iii)Each Employee Benefit Plan that is intended to qualify under Section 401(a) of the IRC has received a favorable determination letter from the Internal Revenue Service or is entitled to rely on an opinion letter provided under a volume submitted program. To the knowledge of each Loan Party and the ERISA Affiliates, nothing has occurred which would prevent, or cause the loss of, such qualification.
(iv)There has been no failure to satisfy the “minimum funding standard” under Sections 412 or 430 of the IRC or Sections 302 or 303 of ERISA with respect to any Pension Plan, or excise tax imposed under Section 4971 of the IRC.
(v)The present value of all benefits vested under each Pension Plan (based on the assumptions used to fund such Pension Plan) did not, as of the last annual valuation date applicable thereto, exceed the value of the assets of such Pension Plan allocable to such vested benefits in an amount that could reasonably be expected to result in a Material Adverse Effect.
(vi)No liability to the PBGC (other than for the payment of current premiums which are not past due) by any Loan Party or ERISA Affiliate has been incurred or is expected by any Loan Party or ERISA Affiliate to be incurred with respect to any Pension Plan.
(vii)No Termination Event exists or has occurred that would result in an Event of Default under Section 8.12.
(viii)No Loan Party or ERISA Affiliate has had a partial or complete withdrawal from a Multiemployer Plan for which there is any unsatisfied withdrawal liability that could reasonably be expected to result in a Material Adverse Effect or an Event of Default under Section 8.12.
(ix)No Loan Party or ERISA Affiliate has incurred any liability as a result of a Multiemployer Plan being insolvent that could reasonably be expected to result in a Material Adverse Effect.
(x)No Loan Party, nor any of its Subsidiaries, maintains or contributes to any Canadian Defined Benefit Plan nor has any liabilities or obligations in respect of a Canadian Defined Benefit Plan that has been terminated or wound up other than a Canadian Multi-Employer Plan. Except as set forth on Schedule 4.10, as of the Closing Date, no Loan Party, nor any of their Subsidiaries, maintains or contributes to any Canadian Pension Plan. Each Canadian Pension Plan is, and has been maintained in compliance to the Income Tax Act (Canada), all applicable pension benefit and other laws and the terms of each such Canadian Pension Plan, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect.
1.11Environmental Condition. Except as set forth on Schedule 4.11 to this Agreement, (a) to each Borrower’s knowledge, no Loan Party’s nor any of its Restricted Subsidiaries’ properties or assets has ever been used by a Loan Party, its Restricted Subsidiaries, or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such disposal, production, storage, handling, treatment, release or transport was in violation, in any material respect, of any applicable Environmental Law, (b) to each Borrower’s knowledge no Loan Party’s nor any of its Restricted Subsidiaries’ properties or assets has ever been designated or identified in any manner pursuant to any Environmental Law as a Hazardous Materials disposal site, (c) no Loan Party nor any of its Restricted Subsidiaries has received notice that a Lien arising under any Environmental Law has attached to any revenues or to any Real Property owned or operated by a Loan Party or its Restricted Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, and (d) no Loan Party nor any of its Restricted Subsidiaries nor any of their respective facilities or operations is subject to any outstanding written order, consent decree, or settlement agreement with any Person relating to any Environmental Law or Environmental Liability that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.
1.12Complete Disclosure. All factual information taken as a whole (other than forward-looking information and projections and information of a general economic nature and general information about the industry of any Loan Party or its Restricted Subsidiaries) furnished by or on behalf of a Loan Party or its Restricted Subsidiaries in writing to Agent or any Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement or the other Loan Documents, and all other such factual information taken as a whole (other than forward-looking information and projections and information of a general economic nature and general information about the industry of any Loan Party or its Restricted Subsidiaries) hereafter furnished by or on behalf of a Loan Party or its Restricted Subsidiaries in writing to Agent or any Lender are, true and accurate, in all material respects, on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. The Projections delivered to Agent on October 8, 2017 represent, and as of the date on which any other Projections are delivered to Agent, such additional Projections represent, Borrowers’ good faith estimate, on the date such Projections are delivered, of the Loan Parties’ and their Restricted Subsidiaries’ future performance for the periods covered thereby based upon assumptions believed by Borrowers to be reasonable at the time of the delivery thereof to Agent (it being understood that such Projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Loan Parties and their Restricted Subsidiaries, and no assurances can be given that such Projections will be realized, and although reflecting Borrowers’ good faith estimate, projections or forecasts based on methods and assumptions which Borrowers believed to be reasonable at the time such Projections were prepared, are not to be viewed as facts, and that actual results during the period or periods covered by the Projections may differ materially from projected or estimated results). The information included in the most recent Beneficial Ownership Certification delivered to the Lenders hereunder is true and correct.
1.13Patriot Act; Canadian AML and Anti-Terrorism Laws. To the extent applicable, each Loan Party and each of its Subsidiaries is in compliance in all material respects with the (a) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001) (the “Patriot Act”) and all applicable Canadian Anti-Money Laundering & Anti-Terrorism Legislation.
1.14Indebtedness. Set forth on Schedule 4.14 to this Agreement is a true and complete list of all Indebtedness of each Loan Party and each of its Restricted Subsidiaries outstanding immediately prior to the Amendment No. 3 Effective Date (other than Permitted Indebtedness described in clauses (a) and (c) through (z) of such definition) that is to remain outstanding immediately after the Amendment No. 3 Effective Date. No such Indebtedness described on Schedule 4.14 is for borrowed money.
1.15Payment of Taxes. All federal income and other material Tax returns and reports of each Loan Party and its Restricted Subsidiaries required to be filed by any of them have been timely filed, and all Taxes shown on such Tax returns to be due and payable and all other material Taxes upon a Loan Party and its Restricted Subsidiaries and upon their respective assets, income, businesses and franchises that are due and payable have been paid when due and payable unless subject to Permitted Protest. Each Loan Party and each of its Restricted Subsidiaries have made adequate provision in accordance with GAAP for all Taxes not yet due and payable. No Borrower knows of any proposed Tax assessment against a Loan Party or any of its Restricted Subsidiaries that is not subject to Permitted Protest.
1.16Margin Stock. Neither any Loan Party nor any of its Restricted Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock or, as of the Closing Date, owns or carries any Margin Stock. No part of the proceeds of the loans made to Borrowers will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock or for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors.
1.17Governmental Regulation. No Loan Party nor any of its Restricted Subsidiaries is subject to regulation under the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. No Loan Party nor any of its Restricted Subsidiaries is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.
1.18OFAC; Sanctions; Procedures. No Loan Party or any of its Subsidiaries is in violation of any Sanctions. No Loan Party nor any of its Subsidiaries nor, to the knowledge of such Loan Party, any director, officer, employee, agent or Affiliate of such Loan Party or such Subsidiary (a) is a Sanctioned Person or a Sanctioned Entity, (b) has any assets located in Sanctioned Entities, or (c) derives revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Entities. Each of the Loan Parties and its Subsidiaries has implemented and maintains in effect policies and procedures designed to ensure compliance with all Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws. Each of the Loan Parties and its Subsidiaries, and to the knowledge of each such Loan Party, each director, officer, employee, agent and Affiliate of each such Loan Party and each such Subsidiary, is in compliance with all Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws. No proceeds of any Loan made or Letter of Credit issued hereunder will be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity, or otherwise used in any manner that would result in a violation of any Sanction, Anti-Corruption Law or Anti-Money Laundering Law by any Person (including any Lender, Bank Product Provider, or other individual or entity participating in any transaction).
1.19Employee and Labor Matters. There is (i) no unfair labor practice complaint pending or, to the knowledge of any Borrower, threatened in writing against any Loan Party or its Restricted Subsidiaries before any Governmental Authority and no grievance or arbitration proceeding pending or, to the knowledge of any Borrower, threatened in writing against any Loan Party or its Restricted Subsidiaries which arises out of or under any collective bargaining agreement and that could reasonably be expected to result in a Material Adverse Effect and (ii) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or threatened in writing against any Loan Party or its Restricted Subsidiaries that could reasonably be expected to result in a Material Adverse Effect. None of any Loan Party or its Restricted Subsidiaries has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act or similar state, foreign, or provincial law, which remains unpaid or unsatisfied, except to the extent a failure to pay or satisfy such liability or obligation could not reasonably be expected to result in a Material Adverse Effect. The hours worked and payments made to employees of each Loan Party and its Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable legal requirements, except to the extent such violations could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All material payments due from any Loan Party or its Restricted Subsidiaries on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of Parent, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
1.20[Reserved].
1.21Leases. Each Loan Party and its Restricted Subsidiaries enjoy peaceful and undisturbed possession under all leases material to their business and to which they are parties or under which they are operating, and, subject to Permitted Protests, all of such material leases are valid and subsisting and no material default by the applicable Loan Party or its Restricted Subsidiaries exists under any of them.
1.22Eligible Accounts. As to each Account that is identified by Borrowers as an Eligible Account in a Borrowing Base Certificate submitted to Agent, such Account is (a) a bona fide existing payment obligation of the applicable Account Debtor created by the sale and delivery of Inventory or the rendition of services to such Account Debtor in the ordinary course of a Borrower’s business, (b) owed to a Borrower without any known defenses, disputes, offsets, counterclaims, or rights of return or cancellation, and (c) not excluded as ineligible by virtue of one or more of the excluding criteria (other than any Agent-discretionary criteria) set forth in the definition of Eligible Accounts.
1.23Eligible Inventory. As to each item of Inventory that is identified by Borrowers as US Eligible Finished Goods Inventory, US Eligible In-Transit Inventory, US Eligible Raw Materials Inventory, US Eligible Work-In-Process Inventory, Canadian Eligible Finished Goods Inventory, Canadian Eligible In-Transit Inventory, Canadian Eligible Raw Materials Inventory, or Canadian Eligible Work-In-Process Inventory in a Borrowing Base Certificate submitted to Agent, such Inventory is (a) of good and merchantable quality, free from known defects, (b) not excluded as ineligible by virtue of one or more of the excluding criteria (other than any Agent-discretionary criteria) set forth in the definition of US Eligible Inventory (in the case of US Eligible In-Transit Inventory, after giving effect to any exclusions therefrom specified in the definition of US Eligible In-Transit Inventory) and (c) not excluded as ineligible by virtue of one or more of the excluding criteria (other than any Agent-discretionary criteria) set forth in the definition of Canadian Eligible Inventory (in the case of Canadian Eligible In-Transit Inventory, after giving effect to any exclusions therefrom specified in the definition of Canadian Eligible In-Transit Inventory).
1.24[Reserved].
1.25Location of Inventory. The Inventory of Loan Parties and their Restricted Subsidiaries is not stored with a bailee, warehouseman, or similar party and is located only at, or in-transit between, or in-transit to, the locations identified on Schedule 4.25 to this Agreement (as such Schedule may be updated pursuant to Section 5.14).
1.26Inventory Records. Each Loan Party keeps correct and accurate records itemizing and describing the type, quality, and quantity of its and its Restricted Subsidiaries’ Inventory and the book value thereof.
5.AFFIRMATIVE COVENANTS.
Each of Parent and each Borrower covenants and agrees that, until the termination of all of the Commitments and payment in full of the Obligations:
1.1Financial Statements, Reports, Certificates. Borrowers (a) will deliver to Agent, with copies to each Lender, each of the financial statements, reports, and other items set forth on Schedule 5.1 to this Agreement no later than the times specified therein, (b) agree that no Restricted Subsidiary of a Loan Party will have a fiscal year different from that of Parent, (c) agree to maintain a system of accounting that enables Borrowers to produce financial statements in accordance with GAAP, and (d) agree that they will, and will cause each other Loan Party to, (i) keep a reporting system that shows all additions, sales, claims, returns, and allowances with respect to their and their Restricted Subsidiaries’ sales, and (ii) maintain their billing systems and practices substantially as in effect as of the Amendment No. 3 Effective Date and shall only make material modifications thereto with notice to, and with the consent of, Agent.
1.2Reporting. Borrowers (a) will deliver to Agent (and if so requested by Agent, with copies for each Lender) each of the reports set forth on Schedule 5.2 to this Agreement at the times specified therein, and (b) agree to use commercially reasonable efforts in cooperation with Agent to facilitate and implement a system of electronic collateral reporting acceptable to the Agent in its sole discretion in order to provide electronic reporting of each of the items set forth on such Schedule and to complete such implementation within 180 days after the Closing Date.
1.3Existence. Except as otherwise permitted under Section 6.3 or Section 6.4, each Loan Party will, and will cause each of its Restricted Subsidiaries to, at all times preserve and keep in full force and effect such Person’s valid existence and good standing in its jurisdiction of organization and, except as could not reasonably be expected to result in a Material Adverse Effect, good standing with respect to all other jurisdictions in which it is qualified to do business and any rights, franchises, permits, licenses, accreditations, authorizations, or other approvals material to their businesses.
1.4Maintenance of Properties. Each Loan Party will, and will cause each of its Restricted Subsidiaries to, maintain and preserve all of its assets that are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear, tear, casualty, and condemnation and Permitted Dispositions excepted (and except where the failure to so maintain and preserve assets could not reasonably be expected to result in a Material Adverse Effect).
1.5Taxes. Each Loan Party will, and will cause each of its Restricted Subsidiaries to, pay in full before delinquency or before the expiration of any extension period all material Taxes imposed, levied, or assessed against it, or any of its assets or in respect of any of its income, businesses, or franchises, other than to the extent that the validity of such Tax is the subject of a Permitted Protest.
1.6Insurance. Each Loan Party will, and will cause each of its Restricted Subsidiaries to, at Borrowers’ expense, maintain insurance respecting each of each Loan Party’s and its Restricted Subsidiaries’ assets wherever located, covering liabilities, losses or damages as are customarily are insured against by other Persons engaged in same or similar businesses and similarly situated and located. All such policies of insurance shall be with financially sound and reputable insurance companies reasonably acceptable to Agent (it being agreed that, as of the Amendment No. 3 Effective Date, AIG, Lloyd’s of London, Travelers Insurance and Zurich are acceptable to Agent) and in such amounts as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and located and, in any event, in amount, adequacy, and scope reasonably satisfactory to Agent (it being agreed that the amount, adequacy, and scope of the policies of insurance of Borrowers in effect as of the Closing Date are acceptable to Agent). All property insurance policies in respect of the Collateral are to be made payable to Agent for the benefit of Agent and the Lenders, as their interests may appear, in case of loss, pursuant to a standard lender’s loss payable endorsement with a standard non-contributory “lender” or “secured party” clause and are to contain such other provisions as Agent may reasonably require to fully protect the Lenders’ interest in the Collateral and to any payments to be made under such policies. All certificates of property and general liability insurance are to be delivered to Agent, with the lender’s loss payable and additional insured endorsements in favor of Agent and shall provide for not less than thirty days (ten days in the case of non-payment) prior written notice to Agent of the exercise of any right of cancellation. If any Loan Party or its Restricted Subsidiaries fails to maintain such insurance, Agent may arrange for such insurance, but at Borrowers’ expense and without any responsibility on Agent’s part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Borrowers shall give Agent prompt notice of any loss exceeding $5,000,000 covered by the casualty or business interruption insurance of any Loan Party or its Restricted Subsidiaries. Upon the occurrence and during the continuance of any Event of Default, Agent shall have the sole right to file claims under any property and general liability insurance policies in respect of the Collateral, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.
1.7Inspection.
(i)Each Loan Party will, and will cause each of its Restricted Subsidiaries to, permit Agent, any Lender, and each of their respective duly authorized representatives or agents to visit any of its properties and inspect any of its assets or books and records, to examine and make copies of its books and records, and to discuss its affairs, finances, and accounts with, and to be advised as to the same by, its officers and employees (provided, that an authorized representative of a Borrower shall be allowed to be present) at such reasonable times and intervals as Agent or any Lender, as applicable, may designate and, so long as no Default or Event of Default has occurred and is continuing, with reasonable prior notice to Borrowers and during regular business hours, at Borrowers’ expense in accordance with the provisions of the Fee Letter, subject to the limitations set forth below in Section 5.7(c).
(ii)Each Loan Party will, and will cause each of its Restricted Subsidiaries to, permit Agent and each of its duly authorized representatives or agents to conduct field examinations, appraisals or valuations at such reasonable times and intervals as Agent may designate (including an audit of the then effective US Borrowing Base and the Canadian Borrowing Base within 90 days of the Closing Date), at Borrowers’ expense in accordance with the provisions of the Fee Letter, subject to the limitations set forth below in Section 5.7(c).
(iii)So long as no Event of Default shall have occurred and be continuing during a calendar year, Borrowers shall not be obligated to reimburse Agent for more than 1 field examinations in such calendar year (increasing to 2 field examinations if an Increased Reporting Event has occurred during such calendar year), and 1 inventory appraisals in such calendar year (increasing to 2 inventory appraisals if an Increased Reporting Event has occurred during such calendar year), in each case, except for (i) field examinations and appraisals conducted in connection with a proposed Permitted Acquisition, Permitted Investments or joinders (whether or not consummated) and (ii) an audit of the then effective US Borrowing Base and the Canadian Borrowing Base within 90 days of the Closing Date. For the avoidance of doubt, a series of field examinations with respect to the US Borrowing Base and the Canadian Borrowing Base conducted at or about the same time shall constitute a single field examination for purposes of the above provisions and a series of appraisals under US Borrowing Base and the Canadian Borrowing Base conducted at or about the same time shall constitute a single appraisal for purposes of the above provisions.
1.8Compliance with Laws. Each Loan Party will, and will cause each of its Restricted Subsidiaries to, comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
1.9Environmental. Each Loan Party will, and will cause each of its Restricted Subsidiaries to,
(i)Keep any property either owned or operated by any Loan Party or its Restricted Subsidiaries free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens, other than, in each case, to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect,
(ii)Comply with Environmental Laws, other than Environmental Laws the non-compliance with which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect,

(iii)(i) Promptly notify Agent of any release of which any Loan Party has knowledge of a Hazardous Material in any reportable quantity from or onto property owned or operated by any Loan Party or its Restricted Subsidiaries and (ii) take any Remedial Actions required to abate said release or otherwise to come into compliance with applicable Environmental Law, other than, in each case, to the extent that the failure to do so could not reasonably be expected to result in the imposition of liability in excess of $10,000,000 or require Remedial Action in excess of $10,000,000, and
(iv)Promptly, but in any event within five Business Days of its receipt thereof, provide Agent with written notice of any of the following: (i) notice that an Environmental Lien has been filed against any of the real or personal property of a Loan Party or its Restricted Subsidiaries, (ii) commencement of any material Environmental Action or written notice that a material Environmental Action will be filed against a Loan Party or its Restricted Subsidiaries, and (iii) written notice of a material violation, citation, or other administrative order from a Governmental Authority.
1.10Disclosure Updates. Each Loan Party will, promptly and in no event later than five Business Days after obtaining knowledge thereof, notify Agent if any written information, exhibit, or report furnished to Agent or the Lenders contained, at the time it was furnished, any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made. The foregoing to the contrary notwithstanding, any notification pursuant to the foregoing provision will not cure or remedy the effect of the prior untrue statement of a material fact or omission of any material fact nor shall any such notification have the effect of amending or modifying this Agreement or any of the Schedules hereto. Each Loan Party will (i) notify the Agent and each Lender that previously received a Beneficial Ownership Certification (or a certification that each Borrower qualifies for an express exclusion to the “legal entity customer” definition under the Beneficial Ownership Regulation) of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein (or, if applicable, the Borrowers ceasing to fall within an express exclusion to the definition of “legal entity customer” under the Beneficial Ownership Regulation), and (ii) promptly upon the reasonable request of the Agent or any Lender, provide the Agent or directly to such Lender, as the case may be, any information or documentation requested by it for purposes of complying with the Beneficial Ownership Regulation.
1.11Formation of Subsidiaries; Designation.
(i)Each US Loan Party will, at the time that any US Loan Party forms any direct or indirect Restricted Subsidiary, acquires any direct or indirect Restricted Subsidiary after the Closing Date, or at any time when any direct or indirect Restricted Subsidiary of a Loan Party that previously was an Immaterial Subsidiary becomes a Material Subsidiary, within fourteen days (with respect to a Domestic Subsidiary) or thirty days (with respect to a Foreign Subsidiary) of such event (or such later date as permitted by Agent in its sole discretion) (i) unless such Subsidiary is an Excluded Subsidiary (US), cause such new Restricted Subsidiary (A) if such Subsidiary is a Domestic Subsidiary and Administrative Borrower requests, subject to the consent of Agent, that such Domestic Subsidiary be joined as a US Borrower hereunder, to provide to Agent a Joinder to this Agreement, and (B) to provide to Agent a joinder to the Guaranty and Security Agreement, in each case, together with such other security agreements (other than as to Real Property), as well as appropriate financing statements, all in form and substance reasonably satisfactory to Agent (including being sufficient to grant Agent a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary); provided, that for the avoidance of doubt, a FSHCO can be a guarantor subject to the other limitations in this Section 5.11 with respect to the pledging of 65% of the voting Equity Interests it owns in any CFC or other FSCHO provided, further, that for the avoidance of doubt, no such limitation applies to the other interests in any CFC or other FSCHO, (ii) provide, or cause the applicable Loan Party to provide, to Agent a pledge agreement (or an addendum to the applicable Guaranty and Security Agreement) and appropriate certificates and powers or financing statements, pledging all of the direct or beneficial ownership interest in such new Subsidiary in form and substance reasonably satisfactory to Agent; provided, that only 65% of the total outstanding voting Equity Interests of any first tier Subsidiary of a Loan Party that is a CFC or a FSHCO (and none of the Equity Interests of any Subsidiary of such CFC or FSHCO) shall be required to be pledged, and (iii) provide to Agent all other documentation, including the Governing Documents of such Subsidiary and one or more opinions of counsel reasonably satisfactory to Agent, which, in its opinion, is appropriate with respect to the execution and delivery of the applicable documentation referred to above. Any document, agreement, or instrument executed or issued by a Loan Party pursuant to this Section 5.11(a) shall constitute a Loan Document.
(ii)Each Canadian Loan Party will, at the time that any Canadian Loan Party forms any direct or indirect Restricted Subsidiary, acquires any direct or indirect Restricted Subsidiary after the Closing Date, or at any time when any direct or indirect Restricted Subsidiary of a Loan Party that previously was an Immaterial Subsidiary becomes a Material Subsidiary, within fourteen days (with respect to a Subsidiary organized under the laws of Canada or any province or territory thereof) or thirty days (with respect to a Foreign Subsidiary organized under the laws of any jurisdiction other than Canada) of such event (or such later date as permitted by Agent in its sole discretion) (i) unless such Subsidiary is an Excluded Subsidiary (Canadian), cause such new Restricted Subsidiary (A) if such Subsidiary is a Subsidiary domiciled in Canada or any province or territory thereof, and Administrative Borrower requests, subject to the consent of Agent, that such Subsidiary be joined as a Canadian Borrower hereunder, to provide to Agent a Joinder to this Agreement, and (B) to provide to Agent a joinder to the applicable Guaranty and Security Agreement, in each case, together with such other security agreements (other than as to Real Property) as well as appropriate financing statements, all in form and substance reasonably satisfactory to Agent (including being sufficient to grant Agent a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary); (ii) provide, or cause the applicable Loan Party to provide, to Agent a pledge agreement (or an addendum to the applicable Guaranty and Security Agreement) and appropriate certificates and powers or financing statements, pledging all of the direct or beneficial ownership interest in such new Subsidiary in form and substance reasonably satisfactory to Agent; and (iii) provide to Agent all other documentation, including the Governing Documents of such Subsidiary and one or more opinions of counsel reasonably satisfactory to Agent, which, in its opinion, is appropriate with respect to the execution and delivery of the applicable documentation referred to above. Any document, agreement, or instrument executed or issued by a Loan Party pursuant to this Section 5.11(b) shall constitute a Loan Document.
(iii)Any newly acquired or formed Subsidiary shall be deemed a Restricted Subsidiary unless designated by the Borrowers as an Unrestricted Subsidiary in accordance with the terms of this Section 5.11. The Borrowers may designate or redesignate any Unrestricted Subsidiary as a Restricted Subsidiary or designate or redesignate any Restricted Subsidiary or a newly created or acquired Subsidiary as an Unrestricted Subsidiary, if each of the following conditions are satisfied: (i) immediately before and after giving effect to such designation or redesignation, no Default or Event of Default shall exist and be continuing; and (ii) if such designation or redesignation is to make an Unrestricted Subsidiary a Restricted Subsidiary, the Borrower shall deliver to the Administrative Agent each of the applicable items required in Section 5.11(a) and (b) above, within the time requirements set forth in therein. If such designation or redesignation is to make a Restricted Subsidiary an Unrestricted Subsidiary or to designate any newly acquired or formed Subsidiary as an Unrestricted Subsidiary (other than as permitted under Section 5.11(d) below), the Borrower can demonstrate compliance with Sections 6.1 – 6.4, 6.6, 6.7, 6.9 and 7.0 as of the date of such designation or redesignation, assuming such designation or redesignation had not been made, in such detail as is reasonably acceptable to the Administrative Agent; provided that (A) only two such designations may be made as to any particular Subsidiary, and (B) such designation shall be made effective as of a fiscal quarter end.

(iv)Notwithstanding the foregoing, the Parent may designate any newly acquired or formed Subsidiary as an Unrestricted Subsidiary if (i) such Subsidiary was acquired pursuant to, or formed in connection with, a Permitted Acquisition and has not been otherwise designated as a Restricted Subsidiary, (ii) such designation is made immediately following or concurrently with the acquisition or formation of such Subsidiary, and (iii) within 30 days after such acquisition or formation, such Subsidiary becomes a Joint Venture as a result of the sale, transfer, conveyance, redemption, repurchase, conversion or other disposition of Equity Interests in such Subsidiary in compliance with the terms of this Agreement. For the avoidance of doubt, the conditions set forth in Section 5.11(a) and Section 5.11(b) shall not be required to be satisfied in connection with any designation pursuant to this clause (c).
(v)The Borrowers shall deliver to the Administrative Agent, within 20 Business Days after any such designation, a certificate of the Parent stating the effective date of such designation and stating that the applicable foregoing conditions have been satisfied.
(vi)Notwithstanding anything herein to the contrary: (i) no Subsidiary may be designated as an Unrestricted Subsidiary if it will be or is treated as a “restricted subsidiary” for purposes of any other credit agreement, indenture or similar agreement (other than the Loan Documents), and such Subsidiary shall be, for all purposes under the Loan Documents, a Restricted Subsidiary; (ii) the designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness and Liens of such Subsidiary existing at such time, and (iii) no Subsidiary may be designated as an Unrestricted Subsidiary unless the Payment Conditions are met.
1.12Further Assurances.
(i)Each US Loan Party will, and will cause each of the other US Loan Parties to, at any time upon the reasonable request of Agent, execute or deliver to Agent any and all financing statements, fixture filings, security agreements, pledges, assignments, opinions of counsel, and all other documents (the “Additional Documents”) that Agent may reasonably request in form and substance reasonably satisfactory to Agent, to create, perfect, and continue perfection or to better perfect Agent’s Liens in all of the assets of each of the US Loan Parties (whether now owned or hereafter arising or acquired, tangible or intangible, real or personal) (other than any assets expressly excluded from the Collateral pursuant to Section 3 of the applicable Guaranty and Security Agreement but subject to clause (c) below), and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents; provided, that the foregoing shall not apply to any Subsidiary of a Loan Party that is a CFC (unless such Subsidiary has guaranteed or is otherwise liable for any Other Debt); provided, further, that the foregoing shall not require any FSHCO to pledge more than 65% of the voting Equity Interests it owns in any CFC or other FSCHO (unless such FSHCO has pledged more than 65% of the voting Equity Interests it owns in any CFC or other FSCHO to secure any Other Debt); provided, however, for the avoidance of doubt, a FSHCO may pledge 100% of the other interests in any CFC or other FSCHO (and, for the avoidance of doubt, shall pledge whatever other interests it has pledged to secure such Other Debt to secure the Obligations subject to the Intercreditor Agreement). To the maximum extent permitted by applicable law, if any Borrower or any other Loan Party refuses or fails to execute or deliver any reasonably requested Additional Documents within a reasonable period of time not to exceed 5 Business Days following the request to do so, each US Borrower and each other US Loan Party hereby authorizes Agent to execute any such Additional Documents in the applicable Loan Party’s name and authorizes Agent to file such executed Additional Documents in any appropriate filing office. In furtherance of, and not in limitation of, the foregoing, each US Loan Party shall take such actions as Agent may reasonably request from time to time to ensure that the Obligations are guaranteed by the US Guarantors (and any other Person that has guaranteed Other Debt pursuant to the Secured Notes Documents or otherwise) and are secured by substantially all of the assets of the US Loan Parties (and of each other Person that has guaranteed, or is otherwise liable for, Other Debt), including all of the outstanding capital Equity Interests of each US Borrower (other than the Parent) and its Restricted Subsidiaries (and any other Subsidiaries in the case of such

Person that has guaranteed, or is otherwise liable for Other Debt pursuant to the Secured Notes Documents or otherwise) (in each case, other than with respect to any assets expressly excluded from the Collateral (as defined in the applicable Guaranty and Security Agreement) pursuant to Section 3 of the Guaranty and Security Agreement subject to clause (c) below).
(ii)Each Canadian Loan Party will, and will cause each of the other Canadian Loan Parties to, at any time upon the reasonable request of Agent, execute or deliver to Agent any and all Additional Documents that Agent may reasonably request in form and substance reasonably satisfactory to Agent, to create, perfect, and continue perfected or to better perfect Agent’s Liens in all of the assets of each of the Canadian Loan Parties (whether now owned or hereafter arising or acquired, tangible or intangible, real or personal) (other than any assets expressly excluded from the Collateral pursuant to Section 3 of the applicable Guaranty and Security Agreement but subject to clause (c) below), and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents. To the maximum extent permitted by applicable law, if any Canadian Borrower or any other Canadian Loan Party refuses or fails to execute or deliver any reasonably requested Additional Documents within a reasonable period of time not to exceed 5 Business Days following the request to do so, each Canadian Borrower and each other Loan Party hereby authorizes Agent to execute any such Additional Documents in the applicable Canadian Loan Party’s name and authorizes Agent to file such executed Additional Documents in any appropriate filing office. In furtherance of, and not in limitation of, the foregoing, each Canadian Loan Party shall take such actions as Agent may reasonably request from time to time to ensure that the Canadian Obligations are guaranteed by the Foreign Subsidiary Guarantors (and any other Foreign Subsidiary that has guaranteed Other Debt pursuant to the Secured Notes Documents or otherwise) and are secured by substantially all of the assets of the Canadian Loan Parties (and of each other Foreign Subsidiary that has guaranteed, or is otherwise liable for, Other Debt), including all of the outstanding capital Equity Interests of each Canadian Borrower (other than the Parent) and its Restricted Subsidiaries (and any other Foreign Subsidiaries in the case of such Foreign Subsidiary that has guaranteed or is otherwise liable for, Other Debt) (in each case, other than with respect to any assets expressly excluded from the Collateral (as defined in the applicable Guaranty and Security Agreement) pursuant to Section 3 of the applicable Guaranty and Security Agreement subject to clause (c) below).
(iii)Notwithstanding anything in this Agreement or in any other Loan Document to the contrary (including Section 3 of any applicable Guaranty and Security Agreement), the Loan Parties shall at all times cause the Obligations to be guaranteed and secured by each Person (and by such Person’s assets (other than Real Property unless agreed by all the Lenders in accordance with this Agreement and the Intercreditor Agreement)) to the same extent any Other Debt is guaranteed or secured by such Person (and by such Person’s assets), in each case, subject to the terms and conditions of the Intercreditor Agreement.
1.13Lender Meetings. Parent will, within 90 days after the close of each fiscal year of Parent, at the request of Agent or of the Supermajority Lenders and upon reasonable prior notice, hold a meeting (at a mutually agreeable location and time or, at the option of Agent, by conference call) with all Lenders who choose to attend such meeting at which meeting shall be reviewed the financial results of the previous fiscal year and the financial condition of the Loan Parties and their Restricted Subsidiaries and the projections presented for the current fiscal year of Parent.
1.14Location of Inventory; Chief Executive Office. Each Loan Party will, and will cause each of its Restricted Subsidiaries to, keep (a) their Inventory only at the locations identified on Schedule 4.25 to this Agreement or in-transit to such locations (provided that Borrowers may amend Schedule 4.25 to this Agreement so long as such amendment occurs by written notice to Agent not less than ten days prior to the date on which such Inventory is moved to such new location and so long as such new location is within the continental United States or, in the case of Inventory of Canadian Loan Parties, within Canada), and (b) their respective chief executive offices (and registered offices in the case of Canadian Loan Parties) only at the locations identified on Schedule 7 to the Guaranty and Security Agreement (as updated with no less than ten days’ prior written notice to Agent). Each Loan Party will, and will cause each of its

Restricted Subsidiaries to, use their commercially reasonable efforts to obtain Collateral Access Agreements for each of the locations identified on Schedule 7 to the Guaranty and Security Agreement and Schedule 4.25 to this Agreement.
1.15OFAC; Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws. Each Loan Party will, and will cause each of its Subsidiaries to comply with all applicable Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws. Each of the Loan Parties and its Subsidiaries shall implement and maintain in effect policies and procedures designed to ensure compliance by the Loan Parties and their Subsidiaries and their respective directors, officers, employees, agents and Affiliates with all Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws.
1.16Canadian Compliance. In addition to and without limiting the generality of Section 5.8, each of Parent and each Borrower will, and will cause each of its Restricted Subsidiaries to, (a) comply with applicable provisions and funding requirements of the Income Tax Act (Canada) and applicable federal or provincial pension benefits legislation with respect to all Canadian Pension Plans except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect and (b) furnish to Agent upon Agent’s written request such additional information about any Canadian Pension Plan for which Parent or its Restricted Subsidiaries would reasonably expect to incur any material liability. All employer or employee payments, contributions or premiums required to be remitted, paid to or in respect of Canadian statutory benefit plans that Parent or any of its Restricted Subsidiaries is required to participate in or comply with, including the Canada Pension Plan or Quebec Pension Plan as maintained by the Government of Canada or Province of Quebec, respectively, and plans administered pursuant to applicable workplace safety insurance and employment insurance legislation will be paid or remitted by each such Person in accordance with the terms thereof, any agreements relating thereto and all applicable laws except to the extent that any amount so payable is subject to a Permitted Protest and a Canadian Priority Payables Reserve for such amount has been established.
1.17Compliance with ERISA and the IRC.
(i)Except for matters that could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, in addition to and without limiting the generality of Section 5.8, each Loan Party will, and will cause each of its Subsidiaries to (a) comply with applicable provisions of ERISA and the IRC with respect to all Employee Benefit Plans, (b) without the prior written consent of Agent and the Supermajority Lenders, not take any action or fail to take action the result of which could reasonably be expected to result in a Loan Party or ERISA Affiliate incurring a liability to the PBGC or to a Multiemployer Plan (other than to pay contributions or premiums payable in the ordinary course), (c) not participate in any prohibited transaction that could result in civil penalty excise tax, fiduciary liability or correction obligation under ERISA or the IRC, and (d) operate each Employee Benefit Plan in such a manner that will not incur any tax liability under the IRC (including Section 4980B of the IRC). Each Loan Party will, and will cause each of its Subsidiaries to furnish to Agent upon Agent’s written request such additional information about any Employee Benefit Plan for which any Loan Party or ERISA Affiliate could reasonably expect to incur any material liability. With respect to each Pension Plan except as could not reasonably be expected to result in material liability to the Loan Parties, the Loan Parties and the ERISA Affiliates shall (i) satisfy in full and in a timely manner, without incurring any late payment or underpayment charge or penalty and without giving rise to any Lien, all of the contribution and funding requirements of the IRC and of ERISA, and (ii) pay, or cause to be paid, to the PBGC in a timely manner, without incurring any late payment or underpayment charge or penalty, all material premiums required pursuant to ERISA.
(ii)As soon as possible and in any event (i) within 30 days after a Loan Party or any ERISA Affiliate knows that any Termination Event described in clause (a) of the definition of Termination Event has occurred, and (ii) within 10 days after the Loan Party or any ERISA Affiliate knows that any other Termination Event has occurred, the Loan Party shall provide to Agent a statement of an authorized officer of the Loan Party describing such Termination Event and the action, if any, which the Loan Party or any ERISA Affiliate proposes to take with respect thereto.
(iii)Promptly and in any event within five Business Days after receipt thereof by a Loan Party or any ERISA Affiliate from the PBGC, the Loan Party shall provide to Agent copies of each notice received by the Loan Party or any such ERISA Affiliate of the PBGC’s intention to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan.
(iv)Promptly and in any event within five Business Days after receipt thereof by a Loan Party or any ERISA Affiliate from a Multiemployer Plan sponsor, the Loan Party shall provide to Agent a copy of each notice received by the Loan Party or any ERISA Affiliate concerning the imposition or amount of Withdrawal Liability imposed on the Loan Party or any ERISA Affiliate pursuant to Section 4202 of ERISA.
1.18Cash Balance Report. The Administrative Borrower shall, on each Business Day occurring on and after the thirtieth (30th) day following the Second Amendment Effective Date when any Loans are outstanding as of such date of determination, provide the Agent a report setting forth the calculation of the Loan Parties’ aggregate Cash Balance as of the end of the previous Business Day certified by a Financial Officer of the Administrative Borrower (each a “Cash Balance Report”); provided that if at any time the Loan Parties irrevocably agree with the Agent to allow for the Agent’s dominion over the Loan Parties’ Controlled Accounts located in the United States (the “Dominion Condition”), then the Administrative Borrower shall only be required to deliver a Cash Balance Report (a) if Loans are outstanding as of such date, on the third (3rd) Business Day of each week demonstrating the Cash Balance of the Loan Parties in Canadian deposit accounts and securities accounts as of the previous Business Day, and (b) to the extent Loans were outstanding at any time during the previous month, on the third (3rd) Business Day of each month, demonstrating the Cash Balance with respect to the Loan Parties’ deposit accounts and securities accounts in all jurisdictions outside the United States and Canada as of the end of the last Business Day of each week during the previous month.
6.NEGATIVE COVENANTS.
Each of Parent and each Borrower covenants and agrees that, until the termination of all of the Commitments and the payment in full of the Obligations:
1.1Indebtedness. Each Loan Party will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume, suffer to exist, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except for Permitted Indebtedness.
1.2Liens. Each Loan Party will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume, or suffer to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens.
1.3Restrictions on Fundamental Changes. Each Loan Party will not, and will not permit any of its Restricted Subsidiaries to,
(i)Other than in order to consummate a Permitted Acquisition, enter into any merger, amalgamation, arrangement, consolidation, reorganization, or recapitalization, or reclassify its Equity Interests, except for (i) any merger or amalgamation solely between or among US Loan Parties; provided, that a Borrower must be the surviving entity of any such merger to which it is a party, (ii) any merger or amalgamation solely between or among Canadian Loan Parties; provided, that a Borrower must be the surviving entity of any such merger to which it is a party, (iii) any merger or amalgamation between a Loan Party and a Restricted Subsidiary of such Loan Party that is not a Loan Party so long as such Loan Party is the surviving entity of any such merger, and (iv) any merger or amalgamation between Restricted Subsidiaries of any Loan Party that are not Loan Parties,

(ii)liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), except for (i) the liquidation or dissolution of non-operating Restricted Subsidiaries of any Loan Party with nominal assets and nominal liabilities, (ii) the liquidation or dissolution of a Loan Party (other than any Borrower) or any of its wholly-owned Restricted Subsidiaries so long as all of the assets (including any interest in any Equity Interests) of such liquidating or dissolving Loan Party or Restricted Subsidiary are transferred to a Loan Party that is not liquidating or dissolving, or (iii) the liquidation or dissolution of a Restricted Subsidiary of any Loan Party that is not a Loan Party (other than any such Restricted Subsidiary the Equity Interests of which (or any portion thereof) is subject to a Lien in favor of Agent) so long as all of the assets of such liquidating or dissolving Restricted Subsidiary are transferred to a Restricted Subsidiary of a Loan Party that is not liquidating or dissolving,
(iii)suspend or cease operating a substantial portion of its or their business, except as permitted pursuant to clauses (a) or (b) above or in connection with a transaction otherwise expressly permitted under this Agreement, or
(iv)change its classification/status for United States federal income tax purposes if such change reasonably could be expected to adversely affect the Lenders.
1.4Disposal of Assets. Other than Permitted Dispositions or transactions expressly permitted by Sections 6.3 or 6.9, each Loan Party will not, and will not permit any of its Restricted Subsidiaries to, convey, sell, lease, license, assign, transfer, or otherwise dispose of any of its or their assets (it being understood and agreed that a designation of a Subsidiary as an Unrestricted Subsidiary is deemed to be a disposition by its equity holder of assets).
1.5Nature of Business. Each Loan Party will not, and will not permit any of its Restricted Subsidiaries to, make any change in the nature of its or their business as described in Schedule 6.5 to this Agreement or acquire any properties or assets that are not reasonably related to the conduct of such business activities; provided, that the foregoing shall not prevent any Loan Party and its Restricted Subsidiaries from engaging in any business that is reasonably related or ancillary to its or their business.
1.6Prepayments and Amendments. Each Loan Party will not, and will not permit any of its Restricted Subsidiaries to,
(i)Except in connection with any Refinancing Indebtedness, any Refinancing Senior Notes, and any Refinancing Secured Notes, in each case, as permitted by Section 6.1,
(1)optionally prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness of any Loan Party or its Restricted Subsidiaries, other than (A) the Obligations in accordance with this Agreement, (B) Hedge Obligations, (C) Permitted Intercompany Advances, (D) other Indebtedness so long as the Payment Conditions are satisfied, or (E) the Secured Notes (or Refinancing Secured Notes in respect thereof) pursuant to an optional conversion thereof into common Equity Interests of the Parent in accordance with the terms of the Secured Notes Documents as in effect on the Second Amendment Effective Date,
(2)make any payment on account of Indebtedness that has been contractually subordinated in right of payment to the Obligations if such payment is not permitted at such time under the subordination terms and conditions, or
(ii)Directly or indirectly, amend, modify, or change any of the terms or provisions of:
(1)(x) any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under clauses (f), (g), (u) or (v) of the definition of Permitted Indebtedness if (A) the effect thereof, either individually or in the aggregate, could reasonably be expected to be materially adverse to the interests of the Lenders or (B) such amendment, modification or change is prohibited by the intercreditor or subordination terms applicable to such Indebtedness, or (y) any agreement, instrument, document, indenture or other writing (including the Secured Notes Documents) evidencing the Secured Notes (or Refinancing Secured Notes in respect thereof) and permitted by clause (s) of the definition of “Permitted Indebtedness” if such amendment, modification or change is prohibited by this Agreement (including the definition of Refinancing Secured Notes) or the Intercreditor Agreement, or if such amendment modification or change to the Secured Notes or Refinancing Secured Notes (and the Secured Notes Documents) would further expand the scope of the Real Property required to be subject to a Lien to secure the Secured Notes unless consented to by the Agent and the Supermajority Lenders,
(2)the Governing Documents of any Loan Party or any of its Restricted Subsidiaries if the effect thereof, either individually or in the aggregate, could reasonably be expected to be materially adverse to the interests of the Lenders, or
(3)any agreement, instrument, document, or other writing evidencing or concerning Liens permitted under clause (v) of the definition of Permitted Liens if (x) the effect thereof, either individually or in the aggregate, could reasonably be expected to be materially adverse to the interests of the Lenders, or (y) such amendment, modification or change is prohibited by the Intercreditor Agreement.
1.7Restricted Payments. Each Loan Party will not, and will not permit any of its Restricted Subsidiaries to, make any Restricted Payment; provided, that so long as it is permitted by law,
(i)so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, Parent may make distributions to former employees, officers, or directors of Parent (or any spouses, ex-spouses, or estates of any of the foregoing) on account of redemptions of Equity Interests of Parent held by such Persons; provided, that the aggregate amount of such redemptions made by Parent from and after the Amendment No. 3 Effective Date does not exceed $10,000,000 in the aggregate,
(ii)so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, Parent may make distributions to former employees, officers, or directors of Parent (or any spouses, ex-spouses, or estates of any of the foregoing), solely in the form of forgiveness of Indebtedness of such Persons owing to Parent on account of repurchases of the Equity Interests of Parent held by such Persons; provided, that such Indebtedness was incurred by such Persons solely to acquire Equity Interests of Parent,
(iii)[Reserved],
(iv)(i) any US Loan Party may make Restricted Payments to any other US Loan Party, (ii) any Canadian Loan Party may make Restricted Payments to any other Canadian Loan Party, (iii) the US Loan Parties may make Restricted Payments to Restricted Subsidiaries that are not US Loan Parties so long as the funds or other property so distributed are immediately applied to make further Restricted Payments to US Loan Parties, (iv) the Canadian Loan Parties may make Restricted Payments to Restricted Subsidiaries that are not Canadian Loan Parties so long as the funds or other property so distributed are immediately applied to make further Restricted Payments to Canadian Loan Parties, and (v) the Restricted Subsidiaries that are not Loan Parties may make Restricted Payments to other Restricted Subsidiaries that are not Loan Parties, and
(v)other Restricted Payments by the Parent so long as the Payment Conditions are satisfied.
1.8Accounting Methods. Each Loan Party will not, and will not permit any of its Restricted Subsidiaries to, modify or change its fiscal year or its method of accounting (other than as may be required to conform to GAAP).

1.9Investments. Each Loan Party will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make or acquire any Investment or incur any liabilities (including contingent obligations) for or in connection with any Investment except for Permitted Investments.
1.10Transactions with Affiliates. Each Loan Party will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction with any Affiliate of any Loan Party or any of its Restricted Subsidiaries except for:
(i)transactions between such Loan Party or its Restricted Subsidiaries, on the one hand, and any Affiliate of such Loan Party or its Restricted Subsidiaries, on the other hand, so long as such transactions are no less favorable, taken as a whole, to such Loan Party or its Restricted Subsidiaries, as applicable, than would be obtained in an arm’s length transaction with a non-Affiliate,
(ii)any indemnity provided for the benefit of directors (or comparable managers) of a Loan Party or one of its Restricted Subsidiaries so long as it has been approved by such Loan Party’s or such Restricted Subsidiary’s board of directors (or comparable governing body) in accordance with applicable law,
(iii)the payment of reasonable compensation, severance, or employee benefit arrangements to employees, officers, and outside directors of a Loan Party or one of its Restricted Subsidiaries in the ordinary course of business and consistent with industry practice so long as it has been approved by such Loan Party’s or such Restricted Subsidiary’s board of directors (or comparable governing body) in accordance with applicable law,
(iv)(i) transactions solely among US Loan Parties, (ii) transactions solely among Canadian Loan Parties, and (iii) transactions solely among Restricted Subsidiaries of Loan Parties that are not Loan Parties,
(v)transactions permitted by Section 6.3, Section 6.7, or Section 6.9,
(vi)agreements for the non-exclusive licensing of intellectual property, or distribution of products, in each case, among the Loan Parties and their Restricted Subsidiaries for the purpose of the counterparty thereof operating its business, and agreements for the assignment of intellectual property from any Loan Party or any of its Restricted Subsidiaries to any Loan Party.
1.11Use of Proceeds. Each Loan Party will not, and will not permit any of its Restricted Subsidiaries to, use the proceeds of any Loan made hereunder for any purpose other than (a) on the Closing Date, (i) to repay, in full, the outstanding principal, accrued interest, and accrued fees and expenses owing under or in connection with the Existing Credit Facility, and (ii) to pay the fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, in each case, as set forth in the Flow of Funds Agreement, and (b) thereafter, consistent with the terms and conditions hereof, for their lawful and permitted purposes; provided that (x) no part of the proceeds of the Loans will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any other purpose that violates the provisions of Regulation T, U or X of the Board of Governors, (y) no part of the proceeds of any Loan or Letter of Credit will be used, directly or to Borrowers’ knowledge, indirectly, to make any payments to a Sanctioned Entity or a Sanctioned Person, to fund any investments, loans or contributions in, or otherwise make such proceeds available to, a Sanctioned Entity or a Sanctioned Person, to fund any operations, activities or business of a Sanctioned Entity or a Sanctioned Person, or in any other manner that would result in a violation of Sanctions by any Person, and (z) no part of the proceeds of any Loan or Letter of Credit will be used, directly or to Borrowers’ knowledge, indirectly, in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Sanctions, Anti-Corruption Laws or Anti-Money Laundering Laws.

1.12Limitation on Issuance of Equity Interests. Except for the issuance or sale of Qualified Equity Interests by Parent, each Loan Party will not, and will not permit any of its Restricted Subsidiaries to, issue or sell any of its Equity Interests other than issuances and sales to a Loan Party or a Restricted Subsidiary thereof or issuances expressly permitted by Section 6.7 or Section 6.9; provided that, for the avoidance of doubt, this Section 6.12 shall not prohibit a Permitted Disposition of a Restricted Subsidiary.
1.13Inventory with Bailees. Each Borrower will not, and will not permit any of its Restricted Subsidiaries to, store its Inventory at any time with a bailee, warehouseman, or similar party except as set forth on Schedule 4.25 (as such Schedule may be amended in accordance with Section 5.14) or in transit to a location set forth on Schedule 4.25.
1.14Immaterial Subsidiaries. Each Loan Party will not permit any Immaterial Subsidiary to guarantee or otherwise become liable for any Other Debt of the Parent or any other Loan Party unless such Immaterial Subsidiary is also a Guarantor.
1.15Employee Benefits. Except for matters which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, each Borrower will not, and will not permit any of its Restricted Subsidiaries to:
(i)Terminate, or permit any ERISA Affiliate who is a Subsidiary of a Loan Party to terminate, any Pension Plan in a manner, or take any other action with respect to any Plan, which could reasonably be expected to result in any liability of any Loan Party or ERISA Affiliate to the PBGC;
(ii)Fail to make, or permit any ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any Pension Plan, agreement relating thereto or applicable Law, any Loan Party or ERISA Affiliate is required to pay;
(iii)Permit to exist, or allow any ERISA Affiliate to permit to exist, any failure to satisfy the “minimum funding standard” under Sections 412 or 430 of the IRC or Sections 302 or 303 of ERISA with respect to any Pension Plan;
(iv)Acquire, or permit any ERISA Affiliate to acquire, an interest in any Person that causes such Person to become an ERISA Affiliate if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, (1) any multiemployer plan within the meaning of Section 3(37) or 4001(a)(3) of ERISA, or (2) any employee benefit plan, other than a multiemployer plan, which is subject to the provisions of Title IV or Section 302 of ERISA or Sections 412 or 430 of the IRC;
(v)Contribute to or assume an obligation to contribute to, or permit any ERISA Affiliate to contribute to or assume an obligation to contribute to, any multiemployer plan;
(vi)Amend, or permit any ERISA Affiliate to amend, a Pension Plan resulting in a material increase in current liability such that a Loan Party or ERISA Affiliate is required to provide security to such Pension Plan under the IRC;
(vii)Engage, or permit any ERISA Affiliate to engage, in any transaction in connection with which the Loan Party or ERISA Affiliate could be subjected to either a civil penalty assessed pursuant to Section 502(c), (i) or (l) of ERISA or a tax imposed by Chapter 43 of Subtitle D of the IRC; or
(viii)Incur, or permit any ERISA Affiliate to incur, a liability to or on account of a Pension Plan under Sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA.

1.16Canadian Employee Benefits. Neither Parent nor any Borrower will, or will permit any of its Restricted Subsidiaries to:
(i)establish, maintain, sponsor, administer, contribute to, participate in or assume or incur any liability in respect of any Canadian Defined Benefit Plan or amalgamate with any Person if such Person, sponsors, administers, contributes to, participates in or has any liability in respect of, any Canadian Defined Benefit Plan other than a Canadian Multi-Employer Plan,
(ii)terminate any Canadian Pension Plan in a manner, or take any other action with respect to any Canadian Pension Plan, which would reasonably be expected to result in a Material Adverse Effect, or
(iii)fail to make full payment when due of any amounts, under the provisions of any Canadian Pension Plan, any agreement relating thereto or applicable law if such failure would reasonably be expected to result in a Material Adverse Effect.
1.17Controlled Accounts; Controlled Investments.
(i)Subject to any applicable time periods provided under Schedule 3.6 to this Agreement, each Loan Party shall, and shall cause each of its Subsidiaries that are Loan Parties to (i) establish and maintain United States and Canadian cash management services at one or more of the Lenders and their respective Affiliates (each a “Controlled Account Bank”), (ii) take reasonable steps to ensure that all of its Account Debtors forward payment of the amounts owed by them directly to a Collection Account (as defined in the Guaranty and Security Agreement) at such Controlled Account Bank that is not an Excluded Account (each, a “Controlled Account”) (by wire transfer to the applicable Controlled Account Bank or to a lockbox maintained by the applicable Controlled Account Bank for deposit into such Collection Account (as defined in the Guaranty and Security Agreement)), and (iii) deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all of their Collections (including those sent directly by their Account Debtors to a Loan Party) and proceeds of Collateral into a Controlled Account; provided that, notwithstanding anything herein to the contrary, from and after the Amendment No. 3 Effective Date until the earlier of (A) June 30, 2022 (or such later date as the Agent shall agree in its reasonable discretion) and (B) the date upon which all cash management services are transferred from HSBC Bank USA, N.A. to another Controlled Account Bank, HSBC Bank USA, N.A. shall be deemed to be a Controlled Account Bank for purposes of this Section 6.17.
(ii)Subject to any applicable time periods provided under Schedule 3.6 to this Agreement, each Loan Party shall, and shall cause each of its Subsidiaries that are Loan Parties to, establish and maintain Control Agreements with Agent and the applicable Controlled Account Bank, in form and substance reasonably acceptable to Agent. Each such Control Agreement shall provide, among other things, that (i) the Controlled Account Bank will comply with any instructions originated by Agent directing the disposition of the funds in each applicable Controlled Account without further consent by the applicable Loan Party, (ii) the Controlled Account Bank waives, subordinates, or agrees not to exercise any rights of setoff or recoupment or any other claim against each applicable Controlled Account other than for payment of its service fees and other charges directly related to the administration of such Controlled Account and for returned checks or other items of payment, and (iii) upon the instruction of Agent (an “Activation Instruction”), the Controlled Account Bank will forward by daily sweep all amounts in each applicable Controlled Account to the Agent’s Account. Agent agrees not to issue an Activation Instruction with respect to the Controlled Accounts unless a Cash Dominion Event has occurred at the time such Activation Instruction is issued. Agent agrees to use commercially reasonable efforts to rescind an Activation Instruction (the “Rescission”) after any Cash Dominion Period has ended;
(iii)Each Loan Party shall, each Loan Party shall, and shall cause each of its Subsidiaries that are Loan Parties to, close any of its Controlled Accounts (and establish replacement Controlled

Account accounts in accordance with the foregoing sentence) as promptly as practicable and in any event within 45 days after notice from Agent that the operating performance, funds transfer, or availability procedures or performance of the Controlled Account Bank with respect to Controlled Account Accounts or Agent’s liability under any Control Agreement with such Controlled Account Bank is no longer acceptable in Agent’s reasonable judgment; and
(iv)Subject to any applicable time periods provided under Schedule 3.6 to this Agreement, other than (i) with respect to Excluded Accounts, (ii) an aggregate amount of not more than $250,000 (calculated at current exchange rates) at any one time, in the case of US Loan Parties, (iii) an aggregate amount of not more than $250,000 (calculated at current exchange rates) at any one time, in the case of Canadian Loan Parties, and (iv) so long as neither any Loan Party nor any Subsidiary thereof that is a Loan Party directs any Account Debtor to remit the proceeds of any US Eligible Accounts or Canadian Eligible Accounts to any such Deposit Account or Securities Account, with respect to any Deposit Accounts or Securities Accounts established and maintained in a foreign jurisdiction (other than Canada), including, without limitation, any such Deposit Account or Securities Account established and maintained at Bank of China, The Saudi British Bank and Banco Bradesco S.A., no Loan Party will, and no Loan Party will permit its Subsidiaries that are Loan Parties to, make, acquire, or permit to exist (x) Permitted Investments consisting of cash, Cash Equivalents, or (y) amounts credited to Deposit Accounts or Securities Accounts, unless Loan Party or such Restricted Subsidiary, as applicable, and the applicable bank or securities intermediary have entered into Control Agreements or other arrangement or agreements under applicable foreign law, governing such Permitted Investments, Deposit Accounts or Securities Accounts, as applicable, in order to perfect (or further establish) Agent’s Liens in such Permitted Investments, Deposit Accounts or Securities Accounts, as applicable.
7.FINANCIAL COVENANTS.
Each of Parent and each Borrower covenants and agrees that, until the termination of all of the Commitments and the payment in full of the Obligations, Parent and Borrowers will maintain a Fixed Charge Coverage Ratio, calculated for each 12 month period ending on the first day of any Covenant Testing Period and the last day of each fiscal quarter occurring until the end of any Covenant Testing Period (including the last day thereof), in each case of at least 1.00 to 1.00.
8.EVENTS OF DEFAULT.
Any one or more of the following events shall constitute an event of default (each, an “Event of Default”) under this Agreement:
1.1Payments. If Borrowers fail to pay when due and payable, or when declared due and payable, (a) all or any portion of the Obligations consisting of interest, fees, or charges due the Lender Group, reimbursement of Lender Group Expenses, or other amounts (other than any portion thereof constituting principal) constituting Obligations (including any portion thereof that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), and such failure continues for a period of three Business Days, (b) all or any portion of the principal of the Loans, or (c) any amount payable to Issuing Bank in reimbursement of any drawing under a Letter of Credit;
1.2Covenants. If any Loan Party or any of its Restricted Subsidiaries:
(i)fails to perform or observe any covenant or other agreement contained in any of (i) Sections 5.1, 5.2(a), 5.3 (solely if any Borrower is not in good standing in its jurisdiction of organization), 5.6, or 5.7 (solely if any Borrower refuses to allow Agent or its representatives or agents to visit any Borrower’s properties, inspect its assets or books or records, examine and make copies of its books and records, or discuss Borrowers’ affairs, finances, and accounts with officers and employees of any Borrower), 5.10 or 5.11 of this Agreement, (ii)

Section 6 of this Agreement, (iii) Section 7 of this Agreement, or (iv) Section 8 of the Guaranty and Security Agreement;
(ii)fails to perform or observe any covenant or other agreement contained in any of Sections 5.3 (other than if any Borrower is not in good standing in its jurisdiction of organization), 5.5, 5.8, 5.12, 5.13 or 5.14 of this Agreement and such failure continues for a period of ten days after the earlier of (i) the date on which such failure shall first become known to any officer of any Borrower, or (ii) the date on which written notice thereof is given to Borrowers by Agent; or
(iii)fails to perform or observe any covenant or other agreement contained in this Agreement, or in any of the other Loan Documents, in each case, other than any such covenant or agreement that is the subject of another provision of this Section 8 (in which event such other provision of this Section 8 shall govern), and such failure continues for a period of thirty days after the earlier of (i) the date on which such failure shall first become known to any officer of any Borrower, or (ii) the date on which written notice thereof is given to Borrowers by Agent;
1.3Judgments. If one or more judgments, orders, orders to pay issued by a Canadian Governmental Authority, or awards for the payment of money involving an aggregate amount of $25,000,000 or more (except to the extent fully covered (other than to the extent of customary deductibles) by insurance pursuant to which the insurer has not denied coverage) is entered or filed against a Loan Party or any of its Restricted Subsidiaries, or with respect to any of their respective assets, and either (a) there is a period of thirty consecutive days at any time after the entry of any such judgment, order, or award during which (i) the same is not discharged, satisfied, vacated, or bonded pending appeal, or (ii) a stay of enforcement thereof is not in effect, or (b) enforcement proceedings are commenced upon such judgment, order, or award;
1.4Voluntary Bankruptcy, etc. If an Insolvency Proceeding is commenced by a Loan Party or any of its Restricted Subsidiaries;
1.5Involuntary Bankruptcy, etc. If an Insolvency Proceeding is commenced against a Loan Party or any of its Restricted Subsidiaries and any of the following events occur: (a) such Loan Party or such Restricted Subsidiary consents to the institution of such Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within sixty calendar days of the date of the filing thereof, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, such Loan Party or its Restricted Subsidiary, or (e) an order for relief shall have been issued or entered therein;
1.6Default Under Other Agreements.
(i)If there is a default in or under (i) the Senior Notes (or Refinancing Senior Notes in respect thereof), or (ii) one or more other agreements to which a Loan Party or any of its Restricted Subsidiaries is a party with one or more third Persons relative to a Loan Party’s or any of its Restricted Subsidiaries’ Indebtedness involving an aggregate amount of $25,000,000 or more, and such default (i) occurs at the final maturity of the obligations thereunder, or (ii) is beyond any applicable grace periods therefor and results in a right by such third Person, irrespective of whether exercised, to accelerate the maturity of such Loan Party’s or its Restricted Subsidiary’s obligations thereunder; or
(ii)If an “Event of Default” (or analogous concept) has occurred and is continuing under the Secured Notes Documents.
1.7Representations, etc. If any warranty, representation, certificate, statement, or Record made herein or in any other Loan Document or delivered in writing to Agent or any Lender in connection with this Agreement or any other Loan Document proves to be untrue in any material respect (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of the date of issuance or making or deemed making thereof;
1.8Guaranty. If the obligation of any Guarantor under the guaranty contained in the Guaranty and Security Agreement is materially limited or terminated by operation of law or by such Guarantor (other than in accordance with the terms of this Agreement) or if any Guarantor repudiates or revokes or purports to repudiate or revoke any such guaranty;
1.9Security Documents. If the Guaranty and Security Agreement or any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and, (except to the extent of Permitted Liens which are non-consensual Permitted Liens or possessory in nature, permitted purchase money Liens or the interests of lessors under Capital Leases) first priority Lien on the Collateral covered thereby, except (a) as a result of a sale or other disposition of the applicable Collateral in a transaction permitted under this Agreement, (b) with respect to ABL Collateral the aggregate value of which, for all such ABL Collateral, does not exceed at any time, $2,200,000, (c) with respect to Collateral other than ABL Collateral and other Collateral in which the Secured Notes have a first priority Lien, the aggregate value of which, for all such other Collateral, does not exceed at any time, $25,000,000, (d) as the result of an action or failure to act on the part of Agent, and (e) to the extent such Lien is intended be subordinated to the Permitted Liens under clause (v) of the definition thereof securing the Secured Notes pursuant to, and in accordance with, the Intercreditor Agreement;
1.10Loan Documents. The validity or enforceability of any Loan Document or any material provision therein shall at any time for any reason (other than solely as the result of an action or failure to act on the part of Agent) be declared to be null and void, or a proceeding shall be commenced by a Loan Party or its Restricted Subsidiaries, or by any Governmental Authority having jurisdiction over a Loan Party or its Restricted Subsidiaries, seeking to establish the invalidity or unenforceability thereof, or a Loan Party or its Restricted Subsidiaries shall deny that such Loan Party or its Subsidiaries has any liability or obligation purported to be created under any Loan Document; or
1.11Change of Control. A Change of Control shall occur; or
1.12ERISA. The occurrence of any of the following events: (a) any Termination Event shall have occurred, and, 30 days after the occurrence of such Termination Event, such Termination Event shall not have been corrected and shall have created and caused to be continuing a material risk of Pension Plan termination or liability for withdrawal from the Pension Plan as a “substantial employer” (as defined in Section 4001(a)(2) of ERISA), which termination could reasonably be expected to result in a liability of, or liability for withdrawal could reasonably be expected to be, greater than $25,000,000 or (b) any Loan Party or ERISA Affiliate completely or partially withdraws from one or more Multiemployer Plans and incurs Withdrawal Liability in an annual amount in excess of $25,000,000 in the aggregate.
1.13Intercreditor Agreement. The Intercreditor Agreement shall, for any reason, except to the extent permitted in accordance with the terms hereof or thereof, (i) cease to be in full force and effect, (ii) cease to be valid, binding and enforceable in accordance with its terms against any Borrower, any other Loan Party, or any other party thereto, (iii) shall be repudiated by any party thereto, or (iv) shall cease to establish the relative lien priorities required or purported thereby.
9.RIGHTS AND REMEDIES.
1.1Rights and Remedies. Upon the occurrence and during the continuation of an Event of Default, Agent may, and, at the instruction of the Supermajority Lenders, shall, in addition to any other rights or remedies provided for hereunder or under any other Loan Document or by applicable law, do any one or more of the following:
(i)by written notice to Borrowers, (i) declare the principal of, and any and all accrued and unpaid interest and fees in respect of, the Loans and all other Obligations (other than the

Bank Product Obligations), whether evidenced by this Agreement or by any of the other Loan Documents to be immediately due and payable, whereupon the same shall become and be immediately due and payable and Borrowers shall be obligated to repay all of such Obligations in full, without presentment, demand, protest, or further notice or other requirements of any kind, all of which are hereby expressly waived by each Borrower, and (ii) direct Borrowers to provide (and Borrowers agree that upon receipt of such notice Borrowers will provide) Letter of Credit Collateralization to Agent to be held as security for Borrowers’ reimbursement obligations for drawings that may subsequently occur under issued and outstanding Letters of Credit;
(ii)by written notice to Borrowers, declare the Commitments terminated, whereupon the Commitments shall immediately be terminated together with (i) any obligation of any Revolving Lender to make Revolving Loans, (ii) the obligation of the Swing Line Lenders to make Swing Loans, and (iii) the obligation of Issuing Bank to issue Letters of Credit; and
(iii)exercise all other rights and remedies available to Agent or the Lenders under the Loan Documents, under applicable law, or in equity.
The foregoing to the contrary notwithstanding, upon the occurrence of any Event of Default described in Section 8.4 or Section 8.5, in addition to the remedies set forth above, without any notice to Borrowers or any other Person or any act by the Lender Group, the Commitments shall automatically terminate and the Obligations (other than the Bank Product Obligations), inclusive of the principal of, and any and all accrued and unpaid interest and fees in respect of, the Loans and all other Obligations (other than the Bank Product Obligations), whether evidenced by this Agreement or by any of the other Loan Documents, shall automatically become and be immediately due and payable and Borrowers shall automatically be obligated to repay all of such Obligations in full (including Borrowers being obligated to provide (and Borrowers agree that they will provide) (1) Letter of Credit Collateralization to Agent to be held as security for Borrowers’ reimbursement obligations in respect of drawings that may subsequently occur under issued and outstanding Letters of Credit and (2) Bank Product Collateralization to be held as security for Borrowers’ or their Restricted Subsidiaries’ obligations in respect of outstanding Bank Products), without presentment, demand, protest, or notice or other requirements of any kind, all of which are expressly waived by the Borrowers.
1.2Remedies Cumulative. The rights and remedies of the Lender Group under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Default or Event of Default shall be deemed a continuing waiver. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.
10.WAIVERS; INDEMNIFICATION.
1.1Demand; Protest; etc. Each Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by the Lender Group on which any Borrower may in any way be liable.
1.2The Lender Group’s Liability for Collateral. Each Borrower hereby agrees that: (a) so long as Agent complies with its obligations, if any, under the Code or the PPSA, as applicable, the Lender Group shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by the Loan Parties.

1.3Indemnification. Each Borrower shall pay, indemnify, defend, and hold the Agent-Related Persons, the Lender-Related Persons and the Issuing Banks (each, an “Indemnified Person”) harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, liabilities, fines, costs, penalties, and damages, and all reasonable and documented out-of-pocket fees and disbursements of attorneys, experts, or consultants and all other costs and expenses incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution and delivery (provided, that Borrowers shall not be liable for costs and expenses (including attorneys’ fees) of any Lender (other than Wells Fargo or any of its Affiliates) incurred in advising, structuring, drafting, reviewing, administering or syndicating the Loan Documents), enforcement, performance, or administration (including any restructuring or workout with respect hereto) of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby or the monitoring of Loan Parties’ and their Subsidiaries’ compliance with the terms of the Loan Documents (provided, that the indemnification in this clause (a) shall not extend to (i) disputes solely between or among the Lenders that do not involve any acts or omissions of any Loan Party or any Affiliate thereof, or (ii) disputes solely between or among the Lenders and their respective Affiliates that do not involve any acts or omissions of any Loan Party or any Affiliate thereof; it being understood and agreed that the indemnification in this clause (a) shall extend to Wells Fargo and its Affiliates, in their respective capacity as Agent, Issuing Bank, Swing Line Lender, arranger, bookrunner or any other similar capacity (but not the Lenders unless the dispute involves an act or omission of a Loan Party or any Affiliate thereof) relative to disputes between or among Wells Fargo (or one or more of its Affiliates) on the one hand, and one or more Lenders, or one or more of their Affiliates, on the other hand, or (iii) any claims for Taxes, which shall be governed by Section 16, other than Taxes which relate to primarily non-Tax claims), (b) with respect to any actual or prospective investigation, litigation, or proceeding related to this Agreement, any other Loan Document, the making of any Loans or issuance of any Letters of Credit hereunder, or the use of the proceeds of the Loans or the Letters of Credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto and irrespective of whether such investigation, litigation, or proceeding is brought by any Loan Party, any of its Affiliates, any Indemnified Party or any other Person), or any act, omission, event, or circumstance in any manner related thereto, and (c) in connection with or arising out of any presence or release of Hazardous Materials at, on, under, to or from any assets or properties owned, leased or operated by any Loan Party or any of its Subsidiaries or any Environmental Actions, Environmental Liabilities or Remedial Actions related in any way to any such assets or properties of any Loan Party or any of its Subsidiaries (each and all of the foregoing, the “Indemnified Liabilities”). The foregoing to the contrary notwithstanding, no Borrower shall have any obligation to any Indemnified Person under this Section 10.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnified Person or its officers, directors, employees, attorneys, or agents. This provision shall survive the termination of this Agreement and the repayment in full of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Borrowers were required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Borrowers with respect thereto. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON AND REGARDLESS OF WHETHER SUCH NEGLIGENCE IS SOLE OR CONTRIBUTORY, ACTIVE OR PASSIVE, IMPUTED, JOINT OR SEVERAL. No Indemnified Person shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence, bad faith or willful misconduct of such Indemnitee as determined by a final and non-appealable judgment of a court of competent jurisdiction.

11.NOTICES.
Unless otherwise provided in this Agreement, all notices or demands relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as a party may designate in accordance herewith), or telefacsimile. In the case of notices or demands to any Loan Party or Agent, as the case may be, they shall be sent to the respective address set forth below:

If to any Loan Party:	c/o Forum Energy Technologies, Inc. 920 Memorial City Way, Suite 1000
Houston, Texas
77024
Attn: General Counsel
Fax No. (713) 583-9346

with copies to:	Baker Botts L.L.P.
30 Rockefeller Plaza
New York, New York 10112-4498
Attn: Martin Toulouse, Esq.
Fax No.: (212) 259-2559

If to Agent:	WELLS FARGO BANK, NATIONAL ASSOCIATION
14241 Dallas Parkway Suite 900
Dallas TX 75254
Attn: Paul Truax, Relationship Manager, VP
Fax No.: 866-718-6291
Email: paul.truax@wellsfargo.com
with copies to:	Bracewell LLP
711 Louisiana St., Suite 2300
Houston, Texas 77401
Attn: Stephanie K. Song
Email: stephanie.song@bracewell.com

Any party hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this Section 11, shall be deemed received on the earlier of the date of actual receipt or three Business Days after the deposit thereof in the mail; provided, that (a) notices sent by overnight courier service shall be deemed to have been given when received, (b) notices by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient) and (c) notices by electronic mail shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgment).

12.CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; JUDICIAL REFERENCE PROVISION.
(i)THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO, AND ANY CLAIMS, CONTROVERSIES OR DISPUTES ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
(ii)THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK; PROVIDED, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH OF PARENT AND EACH BORROWER AND EACH MEMBER OF THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 12(b).
(iii)TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH OF PARENT AND EACH BORROWER AND EACH MEMBER OF THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS, IF ANY, TO A JURY TRIAL OF ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS (EACH A “CLAIM”). EACH OF PARENT AND EACH BORROWER AND EACH MEMBER OF THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
(iv)EACH OF PARENT AND EACH BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK AND THE STATE OF NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS

AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(v)(i)    NO CLAIM MAY BE MADE BY ANY LOAN PARTY AGAINST THE AGENT, ANY SWING LINE LENDER, ANY OTHER LENDER, ISSUING BANK, OR ANY AFFILIATE, DIRECTOR, OFFICER, EMPLOYEE, COUNSEL, REPRESENTATIVE, AGENT, OR ATTORNEY-IN-FACT OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES OR LOSSES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION THEREWITH, AND EACH LOAN PARTY HEREBY WAIVES, RELEASES, AND AGREES NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.
(1)NO CLAIM MAY BE MADE BY ANY AGENT, ANY SWING LINE LENDER, ANY LENDER, OR ANY ISSUING BANK, AGAINST ANY LOAN PARTY OR ANY AFFILIATE, DIRECTOR, OFFICER, EMPLOYEE, COUNSEL, REPRESENTATIVE, AGENT, OR ATTORNEY-IN-FACT OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES OR LOSSES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION THEREWITH, AND EACH AGENT, SWING LINE LENDER, LENDER, AND ISSUING BANK HEREBY WAIVES, RELEASES, AND AGREES NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR; PROVIDED THAT, for the avoidance of doubt, nothing contained in this clause (ii) shall limit any Loan Party’s indemnification, hold harmless or reimbursement obligations to extent set forth in Section 10.3 to the extent such special, indirect, consequential, punitive or exemplary damages or losses are included in any third party claim in which such Indemnified Person is otherwise entitled to indemnification, hold harmless or reimbursement hereunder.
13.ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.
1.1Assignments and Participations.
(i)(i) Subject to the conditions set forth in clause (a)(ii) below, any Lender may assign and delegate all or any portion of its rights and duties under the Loan Documents (including the Obligations owed to it and its Commitments) to one or more assignees (each, an “Assignee”), with the prior written consent (such consent not be unreasonably withheld or delayed) of:
(1)Borrowers; provided, that no consent of Borrowers shall be required (1) if an Event of Default has occurred and is continuing, or (2) in connection with an assignment to a Person that is a Lender or an Affiliate (other than natural persons) of a Lender or a Related Fund; provided further, that Borrowers shall be deemed to have consented to a proposed assignment unless they object thereto by written notice to Agent within five Business Days after having received notice thereof; and
(2)Agent, Swing Line Lender, and Issuing Bank.

(1)Assignments shall be subject to the following additional conditions:
(1)no assignment may be made to a natural person,
(2)no assignment may be made to a Loan Party, any Affiliate of a Loan Party or any Subsidiary of a Loan Party or to any Defaulting Lender,
(3)the amount of the Commitments and the other rights and obligations of the assigning Lender hereunder and under the other Loan Documents subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to Agent) shall be in a minimum amount (unless waived by Agent) of $5,000,000 (except such minimum amount shall not apply to (I) an assignment or delegation by any Lender to any other Lender, an Affiliate of any Lender, or a Related Fund of such Lender, or (II) a group of new Lenders, each of which is an Affiliate of each other or a Related Fund of such new Lender to the extent that the aggregate amount to be assigned to all such new Lenders is at least $5,000,000),
(4)each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement,
(5)the parties to each assignment shall execute and deliver to Agent an Assignment and Acceptance; provided, that Borrowers and Agent may continue to deal solely and directly with the assigning Lender in connection with the interest so assigned to an Assignee until written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Borrowers and Agent by such Lender and the Assignee,
(6)unless waived by Agent, the assigning Lender or Assignee has paid to Agent, for Agent’s separate account, a processing fee in the amount of $3,500, and
(7)the assignee, if it is not a Lender, shall deliver to Agent an Administrative Questionnaire in a form approved by Agent (the “Administrative Questionnaire”).
(ii)From and after the date that Agent receives the executed Assignment and Acceptance and, if applicable, payment of the required processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall be a “Lender” and shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assigning Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to Section 10.3) and be released from any future obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto); provided, that nothing contained herein shall release any assigning Lender from obligations that survive the termination of this Agreement, including such assigning Lender’s obligations under Section 15 and Section 17.9(a).
(iii)By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto, (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto, (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (iv) such Assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (v) such Assignee appoints and authorizes Agent to take such actions and to exercise such powers under this Agreement and the other Loan Documents as are delegated to Agent, by the terms hereof and thereof, together with such powers as are reasonably incidental thereto, and (vi) such Assignee agrees that it will perform all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.
(iv)Immediately upon Agent’s receipt of the required processing fee, if applicable, and delivery of notice to the assigning Lender pursuant to Section 13.1(b), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.
(v)Any Lender may, without the consent of any other party to this Agreement, at any time sell to one or more commercial banks, financial institutions, or other Persons (a “Participant”) participating interests in all or any portion of its Obligations, its Commitment, and the other rights and interests of that Lender (the “Originating Lender”) hereunder and under the other Loan Documents; provided, that (i) the Originating Lender shall remain a “Lender” for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations, the Commitments, and the other rights and interests of the Originating Lender hereunder shall not constitute a “Lender” hereunder or under the other Loan Documents and the Originating Lender’s obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrowers, Agent, and the Lenders shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender’s rights and obligations under this Agreement and the other Loan Documents, (iv) no Lender shall transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or substantially all of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender (other than a waiver of default interest), or (E) decreases the amount or postpones the due dates of scheduled principal repayments or prepayments or premiums payable to such Participant through such Lender, (v) no participation shall be sold to a natural person, (vi) no participation shall be sold to a Loan Party, an Affiliate of a Loan Party, or any Sponsor Affiliated Entity, and (vii) all amounts payable by Borrowers hereunder shall be determined as if such Lender had not sold such participation, except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant only shall be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to the other Lenders, Agent, Borrowers, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves.
(vi)In connection with any such assignment or participation or proposed assignment or participation or any grant of a security interest in, or pledge of, its rights under and interest in this Agreement, a Lender may, subject to the provisions of Section 17.9, disclose all documents and information which it now or hereafter may have relating to any Loan Party and its Subsidiaries and their respective businesses.
(vii)Any other provision in this Agreement notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement to secure obligations of such Lender, including any pledge in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR §203.24, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law; provided, that no such pledge shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(viii)Agent (as a non-fiduciary agent on behalf of Borrowers) shall maintain, or cause to be maintained, a register (the “Register”) on which it enters the name and address of each Lender as the registered owner of the Commitments (and the principal amount thereof and stated interest thereon) held by such Lender (each, a “Registered Loan”). Other than in connection with an assignment by a Lender of all or any portion of its portion of the Commitments to an Affiliate of such Lender or a Related Fund of such Lender (i) a Registered Loan (and the registered note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each registered note shall expressly so provide) and (ii) any assignment or sale of all or part of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register, together with the surrender of the registered note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such registered note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new registered notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of assignment or sale of any Registered Loan (and the registered note, if any evidencing the same), Borrowers shall treat the Person in whose name such Registered Loan (and the registered note, if any, evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary. In the case of any assignment by a Lender of all or any portion of its Commitments to an Affiliate of such Lender or a Related Fund of such Lender, and which assignment is not recorded in the Register, the assigning Lender, on behalf of Borrowers, shall maintain a register comparable to the Register.
(ix)In the event that a Lender sells participations in the Registered Loan, such Lender, as a non-fiduciary agent on behalf of Borrowers, shall maintain (or cause to be maintained) a register on which it enters the name of all participants in the Registered Loans held by it (and the principal amount (and stated interest thereon) of the portion of such Registered Loans that is subject to such participations) (the “Participant Register”). A Registered Loan (and the registered Note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each registered note shall expressly so provide). Any participation of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register. No Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.
(x)Agent shall make a copy of the Register (and each Lender shall make a copy of its Participant Register to the extent it has one) available for review by Borrowers from time to time as Borrowers may reasonably request.
1.2Successors. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, that no Borrower may assign this Agreement or any rights or duties hereunder without the Lenders’ prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by the Lenders shall release any Borrower from its Obligations. A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 13.1 and, except as expressly required pursuant to Section 13.1, no consent or approval by any Borrower is required in connection with any such assignment.
1.3Intercreditor Matters. The Agent is hereby authorized to enter into any other usual and customary intercreditor agreements to the extent contemplated by the terms hereof, and the parties hereto acknowledge that each such intercreditor agreement is binding upon them. Each member of the Lender Group (a) hereby agrees that it will be bound by and will take no actions contrary to the provisions of the intercreditor agreements and (b) hereby authorizes and instructs the Agent to enter into usual and customary intercreditor agreements and to subject the Liens on the Collateral securing the Obligations to the provisions thereof. In addition, but in conformance with the terms hereof, each member of the Lender Group hereby authorizes the Agent to enter into (i) any amendments to any intercreditor agreements, and (ii) any other intercreditor arrangements, in the case of clauses (i), and (ii) to the extent required to give effect to the establishment of intercreditor rights and privileges as contemplated and required by Section 6.2 of this Agreement. Each member of the Lender Group waives any conflict of interest, now contemplated or arising hereafter, in connection therewith and agrees not to assert against any Agent or any of its affiliates any claims, causes of action, damages or liabilities of whatever kind or nature relating thereto.
1.4Collection Allocation Mechanism.
(i)On the first date after the Amendment No. 3 Effective Date on which there shall occur an Event of Default under Section 8.4 or Section 8.5 or the acceleration of Obligations pursuant to Section 9 (the “CAM Exchange Date”), (A) each Lender shall immediately be deemed to have acquired (and shall promptly make payment therefor to the Agent in accordance with Section 2.2(e)) participations in the Loans, in an amount equal to such Lender’s Pro Rata Share of each Loan outstanding on such date, (B) each Lender shall immediately be deemed to have acquired (and shall promptly make payment therefor to the Agent in accordance with Section 2.10) participations in the Obligations with respect to each Letter of Credit in an amount equal to such Lender’s Pro Rata Share of the aggregate amount available to be drawn under such Letter of Credit, and (C) the Lenders shall automatically and without further act be deemed to have exchanged interests in the Loans and participations in all Swing Loans and Letters of Credit, such that in lieu of the interest of each Lender in each Loan and the Obligations with respect to each Swing Loan and Letter of Credit in which it shall participate as of such date (including such Lender’s interest in the Obligations, Guaranties and Collateral of each Loan Party in respect thereof), such Lender shall hold an interest in every one of the Loans and a participation in all of the Obligations in respect of Swing Loans and Letters of Credit (including the Obligations, Guaranties and Collateral of each Loan Party in respect thereof), whether or not such Lender shall previously have participated therein, equal to such Lender’s CAM Percentage thereof (the foregoing exchange being referred to as the “CAM Exchange”). Each Lender and each Loan Party hereby consents and agrees to the CAM

Exchange, and each Lender agrees that the CAM Exchange shall be binding upon its successors and assigns and any person that acquires a participation in its interests in any Loan or any participation in any Swing Loan or Letter of Credit. Each Loan Party agrees from time to time to execute and deliver to the Agent all such promissory notes and other instruments and documents as the Agent shall reasonably request to evidence and confirm the respective interests of the Lenders after giving effect to the CAM Exchange, and each Lender agrees to surrender any promissory notes originally received by it in connection with its Loans hereunder to the Agent against delivery of any promissory notes evidencing its interests in the Loans so executed and delivered; provided, however, that the failure of any Loan Party to execute or deliver or of any Lender to accept any such promissory note, instrument or document shall not affect the validity or effectiveness of the CAM Exchange.
(ii)As a result of the CAM Exchange, upon and after the CAM Exchange Date, each payment received by Agent pursuant to any Loan Document in respect of any of the Obligations related to the Loans, the Letters of Credit and the Swing Loans, and all fees, costs and expenses arising out of or related to any of the foregoing, in each case as provided in the Loan Documents, and each distribution made by the Agent in respect of such Obligations, shall be distributed to the Lenders pro rata in accordance with their respective CAM Percentages. Any direct payment received by a Lender upon or after the CAM Exchange Date, including by way of setoff, in respect of an Obligation shall be paid over to the Agent for distribution to the Lenders in accordance herewith.
(iii)The provisions of this Section 13.4 are solely an agreement among the Lenders and Agent for the purpose of allocating risk and the Loan Parties have no additional obligations with respect thereto. The provisions of this Section 13.4 shall apply notwithstanding anything to the contrary set forth in this Agreement.
(iv)For purposes of this Section 13.4, “CAM Percentage” means, as to each Lender, a fraction, expressed as a decimal, of which (A) the numerator shall be the aggregate amount of all Obligations owed to such Lender, and (B) the denominator shall be the aggregate amount of all Obligations owed to the Lenders.
14.AMENDMENTS; WAIVERS.
1.1Amendments and Waivers.
(i)No amendment, waiver or other modification of any provision of this Agreement or any other Loan Document (other than the Fee Letter), and no consent with respect to any departure by any Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Supermajority Lenders (or by Agent at the written request of the Supermajority Lenders) and the Loan Parties that are party thereto and then any such waiver or consent shall be effective, but only in the specific instance and for the specific purpose for which given; provided, that no such waiver, amendment, or consent shall, unless in writing and signed by all of the Lenders directly and adversely affected thereby and all of the Loan Parties that are party thereto, do any of the following:
(1)increase the amount of or extend the expiration date of any Commitment of any Lender or amend, modify, or eliminate the penultimate sentence of Section 2.3(c),
(2)postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due hereunder or under any other Loan Document,
(3)reduce the principal of, or the rate of interest on, any loan or other extension of credit hereunder, or reduce any fees or other amounts payable hereunder or under any other Loan Document (except (y) in connection with the waiver of applicability of Section 2.5(c) (which waiver shall be effective with the written consent of the Supermajority Lenders), and (z) that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or a reduction of fees for purposes of this clause (iii)),
(4)amend, modify, or eliminate this Section 14.1 or any provision of this Agreement providing for consent or other action by all Lenders,
(5)amend, modify, or eliminate Section 3.1,
(6)amend, modify, or eliminate Section 15.11,
(7)other than as permitted by Section 15.11 or in connection with Permitted Indebtedness incurred pursuant to clause (s) of the definition thereof, release or contractually subordinate Agent’s Lien in and to any of the Collateral,
(8)amend, modify, or eliminate the definitions of “Supermajority Lenders”, “Required Lenders” or “Pro Rata Share”,
(9)other than in connection with a merger, amalgamation, arrangement, liquidation, dissolution or sale of such Person expressly permitted by the terms hereof or the other Loan Documents, release any Borrower or any Guarantor from any obligation for the payment of money or consent to the assignment or transfer by any Borrower or any Guarantor of any of its rights or duties under this Agreement or the other Loan Documents,
(10)amend, modify, or eliminate any of the provisions of Section 2.3(b)(i), (ii) or (iii) or Section 2.3(d) or (e), or
(11)amend, modify, or eliminate any of the provisions of Section 13.1 with respect to assignments to, or participations with, Persons who are Loan Parties, Affiliates of a Loan Party, or Sponsor Affiliated Entities;
(ii)No amendment, waiver, modification, or consent shall amend, modify, waive, or eliminate,
(1)the definition of, or any of the terms or provisions of, the Fee Letter, without the written consent of Agent and Borrowers (and shall not require the written consent of any of the Lenders),
(2)any provision of Section 15 pertaining to Agent, or any other rights or duties of Agent under this Agreement or the other Loan Documents, without the written consent of Agent, Borrowers, and the Supermajority Lenders, or
(3)require Real Property to be Collateral without the written consent of Agent, Borrowers and each Lender (which consent shall not be unreasonably withheld, conditioned or delayed).
(iii)No amendment, waiver, modification, elimination, or consent shall amend, without written consent of Agent, Borrowers and the Supermajority Lenders, modify, or eliminate the definition of Borrowing Base or any of the defined terms (including the definitions of US Eligible Accounts, US Eligible Finished Goods Inventory, US Eligible Raw Materials Inventory, US Eligible Work-in-Process Inventory, US Eligible Inventory, US Eligible In-Transit Inventory, Canadian Eligible In-Transit Inventory, Canadian Eligible Accounts, Canadian Eligible Finished Goods Inventory, Canadian Eligible Raw Materials Inventory, Canadian Eligible Work-in-Process Inventory and Canadian Eligible Inventory) that are used in such definition to the extent that any such change results in more credit being made available to Borrowers based upon the Borrowing Base, but not otherwise, or the definition of Maximum Revolver Amount, or change Section 2.1(d);

(iv)No amendment, waiver, modification, elimination, or consent shall amend, modify, or waive any provision of this Agreement or the other Loan Documents pertaining to Issuing Bank, or any other rights or duties of Issuing Bank under this Agreement or the other Loan Documents, without the written consent of Issuing Bank, Agent, Borrowers, and the Supermajority Lenders;
(v)No amendment, waiver, modification, elimination, or consent shall amend, modify, or waive any provision of this Agreement or the other Loan Documents pertaining to Swing Line Lender, or any other rights or duties of Swing Line Lender under this Agreement or the other Loan Documents, without the written consent of Swing Line Lender, Agent, Borrowers, and the Supermajority Lenders; and
(vi)Anything in this Section 14.1 to the contrary notwithstanding, (i) any amendment, modification, elimination, waiver, consent, termination, or release of, or with respect to, any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of any Loan Party, shall not require consent by or the agreement of any Loan Party, (ii) any amendment, waiver, modification, elimination, or consent of or with respect to any provision of this Agreement or any other Loan Document may be entered into without the consent of, or over the objection of, any Defaulting Lender other than any of the matters governed by Section 14.1(a)(i) through (iii) that affect such Lender, (iii) any amendment contemplated by Section 2.11(d)(iii) of this Agreement in connection with a Benchmark Transition Event shall be effective as contemplated by such Section 2.11(d)(iii) hereof and (iv) any amendment contemplated by Section 2.5(h) of this Agreement in connection with the use or administration of any initial Benchmark shall be effective as contemplated by such Section 2.5(h).
1.2Replacement of Certain Lenders.
(i)If (i) any action to be taken by the Lender Group or Agent hereunder requires the consent, authorization, or agreement of all Lenders or all Lenders affected thereby and if such action has received the consent, authorization, or agreement of the Supermajority Lenders but not of all Lenders or all Lenders affected thereby, or (ii) any Lender makes a claim for compensation under Section 16, then Borrowers or Agent, upon at least five Business Days prior irrevocable notice, may permanently replace any Lender that failed to give its consent, authorization, or agreement (a “Non-Consenting Lender”) or any Lender that made a claim for compensation (a “Tax Lender”) with one or more Replacement Lenders, and the Non-Consenting Lender or Tax Lender, as applicable, shall have no right to refuse to be replaced hereunder. Such notice to replace the Non-Consenting Lender or Tax Lender, as applicable, shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given.
(ii)Prior to the effective date of such replacement, the Non-Consenting Lender or Tax Lender, as applicable, and each Replacement Lender shall execute and deliver an Assignment and Acceptance, subject only to the Non-Consenting Lender or Tax Lender, as applicable, being repaid in full its share of the outstanding Obligations (without any premium or penalty of any kind whatsoever, but including (i) all interest, fees and other amounts that may be due in payable in respect thereof, (ii) an assumption of its Pro Rata Share of participations in the Letters of Credit, and (iii) Funding Losses). If the Non-Consenting Lender or Tax Lender, as applicable, shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, Agent may, but shall not be required to, execute and deliver such Assignment and Acceptance in the name or and on behalf of the Non-Consenting Lender or Tax Lender, as applicable, and irrespective of whether Agent executes and delivers such Assignment and Acceptance, the Non-Consenting Lender or Tax Lender, as applicable, shall be deemed to have executed and delivered such Assignment and Acceptance. The replacement of any Non-Consenting Lender or Tax Lender, as applicable, shall be made in accordance with the terms of Section 13.1. Until such time as one or more Replacement Lenders shall have acquired all of the Obligations, the Commitments, and the other rights and obligations of the Non-Consenting Lender or Tax Lender, as applicable, hereunder and under the other Loan Documents, the Non-Consenting Lender or Tax Lender, as applicable, shall remain obligated to make the Non-Consenting Lender’s or Tax Lender’s, as applicable, Pro Rata Share of Revolving Loans and to purchase a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of participations in such Letters of Credit.
1.3No Waivers; Cumulative Remedies. No failure by Agent or any Lender to exercise any right, remedy, or option under this Agreement or any other Loan Document, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent or any Lender on any occasion shall affect or diminish Agent’s and each Lender’s rights thereafter to require strict performance by the Borrowers of any provision of this Agreement. Agent’s and each Lender’s rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Agent or any Lender may have.
15.AGENT; THE LENDER GROUP.
1.1Appointment and Authorization of Agent. Each Lender hereby designates and appoints Wells Fargo as its agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to designate, appoint, and authorize) Agent to execute and deliver each of the other Loan Documents on its behalf and to take such other action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as agent for and on behalf of the Lenders (and the Bank Product Providers) on the conditions contained in this Section 15. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Loan Documents, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender (or Bank Product Provider), and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent. Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement or the other Loan Documents with reference to Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only a representative relationship between independent contracting parties. Each Lender hereby further authorizes (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to authorize) Agent to act as the secured party under each of the Loan Documents that create a Lien on any item of Collateral. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that Agent expressly is entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Collateral, payments and proceeds of Collateral, and related matters, (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents, or to take any other action with respect to any Collateral or Loan Documents which may be necessary to perfect, and maintain perfected, the security interests and Liens upon Collateral pursuant to the Loan Documents, (c) make Revolving Loans, for itself or on behalf of Lenders, as provided in the Loan Documents, (d) exclusively receive, apply, and distribute payments and proceeds of the Collateral as provided in the Loan Documents, (e) open and maintain such bank accounts and cash management arrangements as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes, (f) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to any Loan Party or its Subsidiaries, the Obligations, the Collateral, or otherwise related to any of same as provided in the Loan Documents, and (g) incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.
1.2Delegation of Duties. Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects as long as such selection was made without gross negligence or willful misconduct.
1.3Liability of Agent. None of the Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Lenders (or Bank Product Providers) for any recital, statement, representation or warranty made by any Loan Party or any of its Subsidiaries or Affiliates, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or its Subsidiaries or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lenders (or Bank Product Providers) to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the books and records or properties of any Loan Party or its Subsidiaries. No Agent-Related Person shall have any liability to any Lender, and Loan Party or any of their respective Affiliates if any request for a Loan, Letter of Credit or other extension of credit was not authorized by the applicable Borrower. Agent shall not be required to take any action that, in its opinion or in the opinion of its counsel, may expose it to liability or that is contrary to any Loan Document or applicable law or regulation.
1.4Reliance by Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, telefacsimile or other electronic method of transmission, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrowers or counsel to any Lender), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless Agent shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by the Lenders (and, if it so elects, the Bank Product Providers) against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Supermajority Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders (and Bank Product Providers).
1.5Notice of Default or Event of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of the Lenders and, except with respect to Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or Borrowers referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a “notice of default.” Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to Section 15.4, Agent shall take such action with respect to such Default or Event of Default as may be requested by the Supermajority Lenders in accordance with Section 9; provided, that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.
1.6Credit Decision. Each Lender (and Bank Product Provider) acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of any Loan Party and its Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender (or Bank Product Provider). Each Lender represents (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to represent) to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such due diligence, documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of each Borrower or any other Person party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrowers. Each Lender also represents (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to represent) that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of each Borrower or any other Person party to a Loan Document. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender (or Bank Product Provider) with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Borrower or any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons. Each Lender acknowledges (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that Agent does not have any duty or responsibility, either initially or on a continuing basis (except to the extent, if any, that is expressly specified herein) to provide such Lender (or Bank Product Provider) with any credit or other information with respect to any Borrower, its Affiliates or any of their respective business, legal, financial or other affairs, and irrespective of whether such information came into Agent’s or its Affiliates’ or representatives’ possession before or after the date on which such Lender became a party to this Agreement (or such Bank Product Provider entered into a Bank Product Agreement).
1.7Costs and Expenses; Indemnification. Agent may incur and pay Lender Group Expenses to the extent Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including court costs, attorneys’ fees and expenses, fees and expenses of financial accountants, advisors, consultants, and appraisers, costs of collection by outside collection agencies, auctioneer fees and expenses, and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrowers are obligated to reimburse Agent or Lenders for such expenses pursuant to this Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from payments or proceeds of the Collateral received by Agent to reimburse Agent for such Lender Group Expenses prior to the distribution of any amounts to Lenders (or Bank Product Providers). In the event Agent is not reimbursed for such Lender Group Expenses by the Loan Parties and their Subsidiaries, each Lender hereby agrees that it is and shall be obligated to pay to Agent such Lender’s ratable thereof. Whether or not the transactions contemplated hereby are consummated, each of the Lenders, on a ratable basis, shall indemnify and defend the Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrowers and without limiting the obligation of Borrowers to do so) from and against any and all Indemnified Liabilities; provided, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting solely from such Person’s gross negligence or willful misconduct nor shall any Lender be liable for the obligations of any Defaulting Lender in failing to make a Revolving Loan or other extension of credit hereunder. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for such Lender’s ratable share of any costs or out of pocket expenses (including attorneys, accountants, advisors, and consultants fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any other Loan Document to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrowers. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.
1.8Agent in Individual Capacity. Wells Fargo and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, provide Bank Products to, acquire Equity Interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with any Loan Party and its Subsidiaries and Affiliates and any other Person party to any Loan Document as though Wells Fargo were not Agent hereunder, and, in each case, without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that, pursuant to such activities, Wells Fargo or its Affiliates may receive information regarding a Loan Party or its Affiliates or any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of such Loan Party or such other Person and that prohibit the disclosure of such information to the Lenders (or Bank Product Providers), and the Lenders acknowledge (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall not be under any obligation to provide such information to them. The terms “Lender” and “Lenders” include Wells Fargo in its individual capacity.
1.9Successor Agent. Agent may resign as Agent upon 30 days (ten days if an Event of Default has occurred and is continuing) prior written notice to the Lenders (unless such notice is waived by the Supermajority Lenders) and Borrowers (unless such notice is waived by Borrowers or a Default or Event of Default has occurred and is continuing) and without any notice to the Bank Product Providers. If Agent resigns under this Agreement, the Supermajority Lenders shall be entitled, with (so long as no Event of Default has occurred and is continuing) the consent of Borrowers (such consent not to be unreasonably withheld, delayed, or conditioned), appoint a successor Agent for the Lenders (and the Bank Product Providers). If, at the time that Agent’s resignation is effective, it is acting as Issuing Bank or Swing Line Lender, such resignation shall also operate to effectuate its resignation as Issuing Bank or Swing Line Lender, as applicable, and it shall automatically be relieved of any further obligation to issue Letters of Credit, or to make Swing Loans. If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Lenders and Borrowers, a successor Agent. If Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Supermajority Lenders may agree in writing to remove and replace Agent with a successor Agent from among the Lenders with (so long as no Event of Default has occurred and is continuing) the consent of Borrowers (such consent not to be unreasonably withheld, delayed, or conditioned). In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers, and duties of the retiring Agent and the term “Agent” shall mean such successor Agent and the retiring Agent’s appointment, powers, and duties as Agent shall be terminated. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Section 15 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Lenders appoint a successor Agent as provided for above.
1.10Lender in Individual Capacity. Any Lender and its respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, provide Bank Products to, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with any Loan Party and its Subsidiaries and Affiliates and any other Person party to any Loan Documents as though such Lender were not a Lender hereunder without notice to or consent of the other members of the Lender Group (or the Bank Product Providers). The other members of the Lender Group acknowledge (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that, pursuant to such activities, such Lender and its respective Affiliates may receive information regarding a Loan Party or its Affiliates or any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of such Loan Party or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such Lender will use its reasonable best efforts to obtain), such Lender shall not be under any obligation to provide such information to them.
1.11Collateral Matters.
(i)The Lenders hereby irrevocably authorize (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to authorize) Agent to release any Lien on any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by the Loan Parties and their Restricted Subsidiaries of all of the Obligations, (ii) constituting property being sold or disposed of in accordance with the Loan Documents if a release is required or desirable in connection therewith and, at the request of the Agent, if Borrowers certify to Agent that the sale or disposition is permitted under Section 6.4 (and Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property in which no Loan Party or any of its Restricted Subsidiaries owned any interest at the time Agent’s Lien was granted nor at any time thereafter, (iv) constituting property leased or licensed to a Loan Party or its Restricted Subsidiaries under a lease or license that has expired or is terminated in a transaction permitted under this Agreement, or (v) in connection with a credit bid or purchase authorized under this Section 15.11. The Loan Parties and the Lenders hereby irrevocably authorize (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to authorize) Agent, based upon the instruction of the Supermajority Lenders, to (a) consent to the sale of, credit bid, or purchase (either directly or indirectly through one or more entities) all or any portion of the Collateral at any sale thereof conducted under the provisions of the Bankruptcy Code, or similar Insolvency Laws in any other relevant jurisdiction, including Section 363 of the Bankruptcy Code, (b) credit bid or purchase (either directly or indirectly through one or more entities) all or any portion of the Collateral at any sale or other disposition thereof conducted under the provisions of the Code, the PPSA, including pursuant to Sections 9-610 or 9-620 of the Code, the PPSA or similar Insolvency Laws in any other relevant jurisdiction or any similar provision of the PPSA, or (c) credit bid or purchase (either directly or indirectly through one or more entities) all or any portion of the Collateral at any other sale or foreclosure conducted or consented to by Agent in accordance with applicable law in any judicial action or proceeding or by the exercise of any legal or equitable remedy. In connection with any such credit bid or purchase, (i) the Obligations owed to the Lenders and the Bank Product Providers shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims being estimated for such purpose if the fixing or liquidation thereof would not impair or unduly delay the ability of Agent to credit bid or purchase at such sale or other disposition of the Collateral and, if such contingent or unliquidated claims cannot be estimated without impairing or unduly delaying the ability of Agent to credit bid at such sale or other disposition, then such claims shall be disregarded, not credit bid, and not entitled to any interest in the Collateral that is the subject of such credit bid or purchase) and the Lenders and the Bank Product Providers whose Obligations are credit bid shall be entitled to receive interests (ratably based upon the proportion of their Obligations credit bid in relation to the aggregate amount of Obligations so credit bid) in the Collateral that is the subject of such credit bid or purchase (or in the Equity Interests of the any entities that are used to consummate such credit bid or purchase), and (ii) Agent, based upon the instruction of the Supermajority Lenders, may accept non-cash consideration, including debt and equity securities issued by any entities used to consummate such credit bid or purchase and in connection therewith Agent may reduce the Obligations owed to the Lenders and the Bank Product Providers (ratably based upon the proportion of their Obligations credit bid in relation to the aggregate amount of Obligations so credit bid) based upon the value of such non-cash consideration; provided, that Bank Product Obligations not entitled to the application set forth in Section 2.3(b)(iii)A(tenth) shall not be entitled to be, and shall not be, credit bid, or used in the calculation of the ratable interest of the Lenders and Bank Product Providers in the Obligations which are credit bid. Except as provided above, Agent will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of (y) if the release is of all or substantially all of the Collateral, all of the Lenders (without requiring the authorization of the Bank Product Providers), or (z) otherwise, the Supermajority Lenders (without requiring the authorization of the Bank Product Providers). Upon request by Agent or Borrowers at any time, the Lenders will (and if so requested, the Bank Product Providers will) confirm in writing Agent’s authority to release any such Liens on particular types or items of Collateral pursuant to this Section 15.11; provided, that (1) anything to the contrary contained in any of the Loan Documents notwithstanding, Agent shall not be required to execute any document or take any action necessary to evidence such release on terms that, in Agent’s opinion, could expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly released) upon (or obligations of Borrowers in respect of) any and all interests retained by any Borrower, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral. Each Lender further hereby irrevocably authorize (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to irrevocably authorize) Agent, at its option and in its sole discretion, to subordinate (by contract or otherwise) any Lien granted to or held by Agent on any property under any Loan Document (a) to the holder of any Permitted Lien on such property if such Permitted Lien secures purchase money Indebtedness (including Capitalized Lease Obligations) which constitute Permitted Indebtedness and (b) to the extent Agent has the authority under this Section 15.11 to release its Lien on such property.
(ii)Agent shall have no obligation whatsoever to any of the Lenders (or the Bank Product Providers) (i) to verify or assure that the Collateral exists or is owned by a Loan Party or any of its Restricted Subsidiaries or is cared for, protected, or insured or has been encumbered, (ii) to verify or assure that Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, (iii) to verify or assure that any particular items of Collateral meet the eligibility criteria applicable in respect thereof, (iv) to impose, maintain, increase, reduce, implement, or eliminate any particular reserve hereunder or to determine whether the amount of any reserve is appropriate or not, or (v) to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent’s own interest in the Collateral in its capacity as one of the Lenders and that Agent shall have no other duty or liability whatsoever to any Lender (or Bank Product Provider) as to any of the foregoing, except as otherwise expressly provided herein.
1.12Restrictions on Actions by Lenders; Sharing of Payments.

(i)Each of the Lenders agrees that it shall not, without the express written consent of Agent, set off against the Obligations, any amounts owing by such Lender to any Loan Party or its Restricted Subsidiaries or any deposit accounts of any Loan Party or its Restricted Subsidiaries now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so in writing by Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings to enforce any Loan Document against any Borrower or any Guarantor or to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.
(ii)If, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or (ii) payments from Agent in excess of such Lender’s Pro Rata Share of all such distributions by Agent, such Lender promptly shall (A) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in Same Day Funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (B) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, that to the extent that such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.
1.13Agency for Perfection. Agent hereby appoints each other Lender (and each Bank Product Provider) as its agent (and each Lender hereby accepts (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to accept) such appointment) for the purpose of perfecting Agent’s Liens in assets which, in accordance with Article 8 or Article 9, as applicable, of the Code or the applicable provisions of the PPSA can be perfected by possession or control. Should any Lender obtain possession or control of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent’s request therefor shall deliver possession or control of such Collateral to Agent or in accordance with Agent’s instructions.
1.14Payments by Agent to the Lenders. All payments to be made by Agent to the Lenders (or Bank Product Providers) shall be made by bank wire transfer of Same Day Funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium, fees, or interest of the Obligations.
1.15Concerning the Collateral and Related Loan Documents. Each member of the Lender Group authorizes and directs Agent to enter into this Agreement and the other Loan Documents. Each member of the Lender Group agrees (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to agree) that any action taken by Agent in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders (and such Bank Product Provider).
1.16Field Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and Information. By becoming a party to this Agreement, each Lender:
(i)is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field examination report respecting any Loan Party or its Restricted Subsidiaries (each, a “Report”) prepared by or at the request of Agent, and Agent shall so furnish each Lender with such Reports,

(ii)expressly agrees and acknowledges that Agent does not (i) make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report,
(iii)expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any field examination will inspect only specific information regarding the Loan Parties and their Restricted Subsidiaries and will rely significantly upon Borrowers’ and their Restricted Subsidiaries’ books and records, as well as on representations of Borrowers’ personnel,
(iv)agrees to keep all Reports and other material, non-public information regarding the Loan Parties and their Restricted Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner in accordance with Section 17.9, and
(v)without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any other Lender preparing a Report harmless from any action the indemnifying Lender may take or fail to take or any conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrowers, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a loan or loans of Borrowers, and (ii) to pay and protect, and indemnify, defend and hold Agent, and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys’ fees and costs) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.
In addition to the foregoing, (x) any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by any Loan Party or its Restricted Subsidiaries to Agent that has not been contemporaneously provided by such Loan Party or such Restricted Subsidiary to such Lender, and, upon receipt of such request, Agent promptly shall provide a copy of same to such Lender, (y) to the extent that Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from any Loan Party or its Restricted Subsidiaries, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such Lender’s notice to Agent, whereupon Agent promptly shall request of Borrowers the additional reports or information reasonably specified by such Lender, and, upon receipt thereof from such Loan Party or such Restricted Subsidiary, Agent promptly shall provide a copy of same to such Lender, and (z) any time that Agent renders to Borrowers a statement regarding the Loan Account, Agent shall send a copy of such statement to each Lender.
1.17Several Obligations; No Liability. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 15.7, no member of the Lender Group shall have any liability for the acts of any other member of the Lender Group. No Lender shall be responsible to any Borrower or any other Person for any failure by any other Lender (or Bank Product Provider) to fulfill its obligations to make credit available hereunder, nor to advance for such Lender (or Bank Product Provider) or on its behalf, nor to take any other action on behalf of such Lender (or Bank Product Provider) hereunder or in connection with the financing contemplated herein.

1.18Joint Lead Arrangers, Joint Book Runners, Co-Syndication Agents, and Documentation Agent. Each of the Joint Lead Arrangers, Joint Book Runners, Co-Syndication Agents, and Documentation Agent, in such capacities, shall not have any right, power, obligation, liability, responsibility, or duty under this Agreement other than those applicable to it in its capacity as a Lender, as Agent, as Swing Line Lender, or as Issuing Bank. Without limiting the foregoing, each of the Joint Lead Arrangers, Joint Book Runners, Co-Syndication Agents, and Documentation Agent, in such capacities, shall not have or be deemed to have any fiduciary relationship with any Lender or any Loan Party. Each Lender, Agent, Swing Line Lender, Issuing Bank, and each Loan Party acknowledges that it has not relied, and will not rely, on the Joint Lead Arrangers, Joint Book Runners, Co-Syndication Agents, and Documentation Agent in deciding to enter into this Agreement or in taking or not taking action hereunder. Each of the Joint Lead Arrangers, Joint Book Runners, Co-Syndication Agents, and Documentation Agent, in such capacities, shall be entitled to resign at any time by giving notice to Agent and Borrowers.
1.19Quebec Security. In its capacity as Agent, for the purposes of holding any hypothec granted to Agent, Wells Fargo is hereby appointed and shall serve as the hypothecary representative for all present and future Lenders and Bank Product Providers as contemplated by Article 2692 of the Civil Code of Québec. Any person who becomes a Lender or a Bank Product Provider shall, by its execution of an Assignment and Acceptance (in the case of a Lender), or by entering into a Bank Product Agreement (in the case of a Bank Product Provider) be deemed to have consented to and confirmed Agent as the person acting as hypothecary representative holding the aforesaid hypothecs as aforesaid and to have ratified, as of the date it becomes a Lender or Bank Product Provider, as the case may be, all actions taken by Agent in such capacity. The substitution of Agent pursuant to the provisions of this Section 15 also constitute the substitution of the hypothecary representative.
16.WITHHOLDING TAXES.
1.1Payments. All payments made by any Loan Party under any Loan Document will be made free and clear of, and without deduction or withholding for, any Taxes, except as otherwise required by applicable law, and in the event any deduction or withholding of Taxes is required, the applicable Loan Party or Agent, as the case may be, shall make the requisite withholding, and promptly pay over to the applicable Governmental Authority the withheld tax. Upon request by Agent, after the payment of Taxes by any Loan Party to a Governmental Authority as provided in this Section 16.1, such Loan Party shall furnish to Agent certified copies of tax receipts evidencing such payment by the Loan Parties or other evidence of payment by the Loan Parties reasonably acceptable to Agent. Furthermore, if any such Tax is an Indemnified Tax or an Indemnified Tax is so levied or imposed, the Loan Parties agree to pay the full amount of such Indemnified Taxes and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement, any note, or any other Loan Document, including any amount paid pursuant to this Section 16.1 after withholding or deduction for or on account of any Indemnified Taxes, will not be less than the amount provided for herein. The Loan Parties will promptly pay any Other Taxes or reimburse Agent for such Other Taxes upon Agent’s demand. The Loan Parties shall jointly and severally indemnify each Indemnified Person (as defined in Section 10.3) (collectively a “Tax Indemnitee”) for the full amount of Indemnified Taxes arising in connection with this Agreement, any note, or any other Loan Document or breach thereof by any Loan Party (including, without limitation, any Indemnified Taxes imposed or asserted on, or attributable to, amounts payable under this Section 16.1) imposed on, or paid by, such Tax Indemnitee and all reasonable costs and expenses related thereto (including reasonable fees and disbursements of attorneys and other tax professionals), as and when they are incurred and irrespective of whether suit is brought, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority (other than Indemnified Taxes and additional amounts that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Tax Indemnitee). The obligations of the Loan Parties under this Section 16 shall survive the termination of this Agreement, the resignation and replacement of the Agent, and the repayment of the Obligations.

1.2Exemptions.
(i)If a Lender is entitled to claim an exemption or reduction from United States federal withholding Tax (including backup withholding Tax), such Lender agrees to deliver to Agent and the Administrative Borrower on behalf of all Borrowers one of the following before receiving its first payment under this Agreement:
(1)if such Lender is entitled to claim an exemption from United States federal withholding Tax pursuant to the portfolio interest exception, (A) a statement of the Lender, signed under penalty of perjury, that it is not a (I) a “bank” as described in Section 881(c)(3)(A) of the IRC, (II) a 10% shareholder of Administrative Borrower (within the meaning of Section 871(h)(3)(B) of the IRC), or (III) a controlled foreign corporation related to Administrative Borrower within the meaning of Section 864(d)(4) of the IRC, and (B) a properly completed and executed IRS Form W-8BEN, Form W-8BEN-E or Form W-8IMY (or any successor forms) (with proper attachments as applicable);
(2)if such Lender is entitled to claim an exemption from, or a reduction of, withholding Tax under a United States income tax treaty, a properly completed and executed copy of IRS Form W-8BEN or Form W-8BEN-E (or any successor forms), as applicable;
(3)if such Lender is entitled to claim that interest paid under this Agreement is exempt from United States federal withholding Tax because it is effectively connected with a United States trade or business of such Lender, a properly completed and executed copy of IRS Form W-8ECI (or any successor forms);
(4)if such Lender is entitled to claim that interest paid under this Agreement is exempt from United States federal withholding Tax because such Lender serves as an intermediary, a properly completed and executed copy of IRS Form W-8IMY (or any successor forms) (including a withholding statement and copies of the tax certification documentation for its beneficial owner(s) of the income paid to the intermediary, if required based on its status provided on the Form W-8IMY); or
(5)a properly completed and executed copy of any other form or forms, including IRS Form W-9 (or any successor forms), as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States federal withholding or backup withholding Tax.
(ii)Each Lender shall provide new forms (or successor forms) upon the expiration or obsolescence of any previously delivered forms and to promptly notify Agent and Administrative Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction.
(iii)If a Lender claims an exemption from withholding Tax in a jurisdiction other than the United States, such Lender agrees with and in favor of Agent and Borrowers, to deliver to Agent and Administrative Borrower any such form or forms, as may be required under the laws of such jurisdiction as a condition to exemption from, or reduction of, foreign withholding or backup withholding Tax, but only if such Lender is legally able to deliver such forms, or the providing of or delivery of such forms in the Lender’s reasonable judgment would not subject such Lender to any material unreimbursed cost or expense or materially prejudice the legal or commercial position of such Lender (or its Affiliates); provided, further, that nothing in this Section 16.2(c) shall require a Lender to disclose any information that it deems to be confidential (including without limitation, its tax returns). Each Lender shall provide new forms (or successor forms) upon the expiration or obsolescence of any previously delivered forms and to promptly notify Agent and Administrative Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(iv)If a payment made to a Lender under any Loan Document would be subject to United States federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable due diligence and reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the IRC, as applicable), such Lender shall deliver to Agent at the time or times prescribed by law and at such time or times reasonably requested by Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the IRC) and such additional documentation reasonably requested by Agent as may be necessary for Agent or Borrowers to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (d), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
1.3Reductions. On or prior to the date of this Agreement, the Agent shall (and any successor or replacement Agent shall, on or before the date on which it becomes the Agent hereunder), deliver to the Borrower two duly executed originals of either (i) IRS Form W-9 or (ii) IRS Form W-8ECI or IRS Form W-8BEN-E (with respect to any payments to be received on its own behalf) and IRS Form W-8IMY (for all other payments), in each case, establishing that Borrower can make payments to the Agent without deduction or withholding of any United States federal withholding Tax, including Taxes imposed under FATCA. The Agent agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower in writing of its legal inability to do so.
1.4Refunds. If Agent or a Lender determines, in its sole discretion, that it has received a refund of any Indemnified Taxes to which the Loan Parties have paid additional amounts pursuant to this Section 16, so long as no Default or Event of Default has occurred and is continuing, it shall pay over such refund to the Administrative Borrower on behalf of the Loan Parties (but only to the extent of payments made, or additional amounts paid, by the Loan Parties under this Section 16 with respect to Indemnified Taxes giving rise to such a refund), net of all reasonable out-of-pocket expenses of Agent or such Lender and without interest (other than any interest paid by the applicable Governmental Authority with respect to such a refund); provided, that the Loan Parties, upon the request of Agent or such Lender, agrees to repay the amount paid over to the Loan Parties (plus any penalties, interest or other charges, imposed by the applicable Governmental Authority, other than such penalties, interest or other charges imposed as a result of the willful misconduct or gross negligence of Agent or Lender hereunder as finally determined by a court of competent jurisdiction) to Agent or such Lender in the event Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything in this Agreement to the contrary, this Section 16 shall not be construed to require Agent or any Lender to make available its tax returns (or any other information which it deems confidential) to Loan Parties or any other Person or require Agent or any Lender to pay any amount to an indemnifying party pursuant to Section 16.4, the payment of which would place Agent or such Lender (or their Affiliates) in a less favorable net after-Tax position than such Person would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.
17.GENERAL PROVISIONS.
1.1Effectiveness. This Agreement shall be binding and deemed effective when executed by each Borrower, Agent, and each Lender whose signature is provided for on the signature pages hereof.
1.2Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.
1.3Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against the Lender Group or any Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.
1.4Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.
1.5Bank Product Providers. Each Bank Product Provider in its capacity as such shall be deemed a third party beneficiary hereof and of the provisions of the other Loan Documents for purposes of any reference in a Loan Document to the parties for whom Agent is acting. Agent hereby agrees to act as agent for such Bank Product Providers and, by virtue of entering into a Bank Product Agreement, the applicable Bank Product Provider shall be automatically deemed to have appointed Agent as its agent and to have accepted the benefits of the Loan Documents. It is understood and agreed that the rights and benefits of each Bank Product Provider under the Loan Documents consist exclusively of such Bank Product Provider’s being a beneficiary of the Liens and security interests (and, if applicable, guarantees) granted to Agent and the right to share in payments and collections out of the Collateral as more fully set forth herein. In addition, each Bank Product Provider, by virtue of entering into a Bank Product Agreement, shall be automatically deemed to have agreed that Agent shall have the right, but shall have no obligation, to establish, maintain, relax, or release reserves in respect of the Bank Product Obligations and that if reserves are established there is no obligation on the part of Agent to determine or insure whether the amount of any such reserve is appropriate or not. In connection with any such distribution of payments or proceeds of Collateral, Agent shall be entitled to assume no amounts are due or owing to any Bank Product Provider unless such Bank Product Provider has provided a written certification (setting forth a reasonably detailed calculation) to Agent as to the amounts that are due and owing to it and such written certification is received by Agent a reasonable period of time prior to the making of such distribution. Agent shall have no obligation to calculate the amount due and payable with respect to any Bank Products, but may rely upon the written certification of the amount due and payable from the applicable Bank Product Provider. In the absence of an updated certification, Agent shall be entitled to assume that the amount due and payable to the applicable Bank Product Provider is the amount last certified to Agent by such Bank Product Provider as being due and payable (less any distributions made to such Bank Product Provider on account thereof). Borrowers may obtain Bank Products from any Bank Product Provider, although Borrowers are not required to do so. Each Borrower acknowledges and agrees that no Bank Product Provider has committed to provide any Bank Products and that the providing of Bank Products by any Bank Product Provider is in the sole and absolute discretion of such Bank Product Provider. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, no provider or holder of any Bank Product shall have any voting or approval rights hereunder (or be deemed a Lender) solely by virtue of its status as the provider or holder of such agreements or products or the Obligations owing thereunder, nor shall the consent of any such provider or holder be required (other than in their capacities as Lenders, to the extent applicable) for any matter hereunder or under any of the other Loan Documents, including as to any matter relating to the Collateral or the release of Collateral or Guarantors.
1.6Debtor-Creditor Relationship. The relationship between the Lenders and Agent, on the one hand, and the Loan Parties, on the other hand, is solely that of creditor and debtor. No member of the Lender Group has (or shall be deemed to have) any fiduciary relationship or duty to any Loan Party arising out of or in connection with the Loan Documents or the transactions contemplated thereby, and there is no agency or joint venture relationship between the members of the Lender Group, on the one hand, and the Loan Parties, on the other hand, by virtue of any Loan Document or any transaction contemplated therein.
1.7Counterparts; Electronic Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Execution of any such counterpart may be by means of (a) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, as in effect from time to time, state enactments of the Uniform Electronic Transactions Act, as in effect from time to time, or any other relevant and applicable electronic signatures law; (b) an original manual signature; or (c) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Agent reserves the right, in its discretion, to accept, deny, or condition acceptance of any electronic signature on this Agreement. Any party delivering an executed counterpart of this Agreement by faxed, scanned or photocopied manual signature shall also deliver an original manually executed counterpart, but the failure to deliver an original manually executed counterpart shall not affect the validity, enforceability and binding effect of this Agreement. The foregoing shall apply to each other Loan Document, and any notice delivered hereunder or thereunder, mutatis mutandis.
1.8Revival and Reinstatement of Obligations; Certain Waivers. If any member of the Lender Group or any Bank Product Provider repays, refunds, restores, or returns in whole or in part, any payment or property (including any proceeds of Collateral) previously paid or transferred to such member of the Lender Group or such Bank Product Provider in full or partial satisfaction of any Obligation or on account of any other obligation of any Loan Party under any Loan Document or any Bank Product Agreement, because the payment, transfer, or the incurrence of the obligation so satisfied is asserted or declared to be void, voidable, or otherwise recoverable under any law relating to creditors’ rights, including provisions of the Bankruptcy Code or other Insolvency Laws relating to fraudulent transfers, preferences, or other voidable or recoverable obligations or transfers (each, a “Voidable Transfer”), or because such member of the Lender Group or Bank Product Provider elects to do so on the reasonable advice of its counsel in connection with a claim that the payment, transfer, or incurrence is or may be a Voidable Transfer, then, as to any such Voidable Transfer, or the amount thereof that such member of the Lender Group or Bank Product Provider elects to repay, restore, or return (including pursuant to a settlement of any claim in respect thereof), and as to all reasonable costs, expenses, and attorneys’ fees of such member of the Lender Group or Bank Product Provider related thereto, (i) the liability of the Loan Parties with respect to the amount or property paid, refunded, restored, or returned will automatically and immediately be revived, reinstated, and restored and will exist, and (ii) Agent’s Liens securing such liability shall be effective, revived, and remain in full force and effect, in each case, as fully as if such Voidable Transfer had never been made.  If, prior to any of the foregoing, (A) Agent’s Liens shall have been released or terminated, or (B) any provision of this Agreement shall have been terminated or cancelled, Agent’s Liens, or such provision of this Agreement, shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligation of any Loan Party in respect of such liability or any Collateral securing such liability. This provision shall survive the termination of this Agreement and the repayment in full of the Obligations.
1.9Confidentiality.
(i)Agent and Lenders each individually (and not jointly or jointly and severally) agree that material, non-public information regarding the Loan Parties and their Restricted Subsidiaries, their operations, assets, and existing and contemplated business plans (“Confidential Information”) shall be treated by Agent and the Lenders in a confidential manner, and shall not be disclosed by Agent and the Lenders to Persons who are not parties to this Agreement, except: (i) to attorneys for and other advisors, accountants, auditors, and consultants to any member of the Lender Group and to employees, directors and officers of any member of the Lender Group (the Persons in this clause (i), “Lender Group Representatives”) on a “need to know” basis in connection with this Agreement and the transactions contemplated hereby and on a confidential basis, (ii) to Subsidiaries and Affiliates of any member of the Lender Group (including the Bank Product Providers); provided, that any such Subsidiary or Affiliate shall have agreed to receive such information hereunder subject to the terms of this Section 17.9, (iii) as may be required by regulatory authorities so long as such authorities are informed of the confidential nature of such information, (iv) as may be required by statute, decision, or judicial or administrative order, rule, or regulation; provided, that (x) prior to any disclosure under this clause (iv), the disclosing party agrees to provide Borrowers with prior notice thereof, to the extent that it is practicable to do so and to the extent that the disclosing party is permitted to provide such prior notice to Borrowers pursuant to the terms of the applicable statute, decision, or judicial or administrative order, rule, or regulation and (y) any disclosure under this clause (iv) shall be limited to the portion of the Confidential Information as may be required by such statute, decision, or judicial or administrative order, rule, or regulation, (v) as may be agreed to in advance in writing by Borrowers, (vi) as requested or required by any Governmental Authority pursuant to any subpoena or other legal process; provided, that (x) prior to any disclosure under this clause (vi) the disclosing party agrees to provide Borrowers with prior written notice thereof, to the extent that it is practicable to do so and to the extent that the disclosing party is permitted to provide such prior written notice to Borrowers pursuant to the terms of the subpoena or other legal process and (y) any disclosure under this clause (vi) shall be limited to the portion of the Confidential Information as may be required by such Governmental Authority pursuant to such subpoena or other legal process, (vii) as to any such information that is or becomes generally available to the public (other than as a result of prohibited disclosure by Agent or the Lenders or the Lender Group Representatives), (viii) in connection with any assignment, participation or pledge of any Lender’s interest under this Agreement; provided, that prior to receipt of Confidential Information any such assignee, participant, or pledgee shall have agreed in writing to receive such Confidential Information either subject to the terms of this Section 17.9 or pursuant to confidentiality requirements substantially similar to those contained in this Section 17.9 (and such Person may disclose such Confidential Information to Persons employed or engaged by them as described in clause (i) above), (ix) in connection with any litigation or other adversary proceeding involving parties hereto which such litigation or adversary proceeding involves claims related to the rights or duties of such parties under this Agreement or the other Loan Documents; provided, that prior to any disclosure to any Person (other than any Loan Party, Agent, any Lender, any of their respective Affiliates, or their respective counsel) under this clause (ix) with respect to litigation involving any Person (other than any Borrower, Agent, any Lender, any of their respective Affiliates, or their respective counsel), the disclosing party agrees to provide Borrowers with prior written notice thereof, and (x) in connection with, and to the extent reasonably necessary for, the exercise of any secured creditor remedy under this Agreement or under any other Loan Document.
(ii)Anything in this Agreement to the contrary notwithstanding, Agent may disclose information concerning the terms and conditions of this Agreement and the other Loan Documents to loan syndication and pricing reporting services or in its marketing or promotional materials, with such information to consist of deal terms and other information customarily found in such publications or marketing or promotional materials and may otherwise use the name, logos, and other insignia of any Borrower or the other Loan Parties and the Commitments provided hereunder in any “tombstone” or other advertisements, on its website or in other marketing materials of the Agent.
(iii)Each Loan Party agrees that Agent may make Borrower Materials available to the Lenders by posting the Communications on IntraLinks, SyndTrak or a substantially similar secure electronic transmission system (the “Platform”). The Platform is provided “as is” and “as available.” Agent does not warrant the accuracy or completeness of the Borrower Materials, or the adequacy of the Platform and expressly disclaim liability for errors or omissions in the communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by Agent in connection with the Borrower Materials or the Platform. In no event shall Agent or any of the Agent-Related Persons have any liability to the Loan Parties, any Lender or any other person for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party’s or Agent’s transmission of communications through the Internet, except to the extent the liability of such person is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such person’s gross negligence or willful misconduct. Each Loan Party further agrees that certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Loan Parties or their securities) (each, a “Public Lender”). The Loan Parties shall be deemed to have authorized Agent and its Affiliates and the Lenders to treat Borrower Materials marked “PUBLIC” or otherwise at any time filed with the SEC as not containing any material non-public information with respect to the Loan Parties or their securities for purposes of United States federal and state securities laws. All Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor” (or another similar term). Agent and its Affiliates and the Lenders shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” or that are not at any time filed with the SEC as being suitable only for posting on a portion of the Platform not marked as “Public Investor” (or such other similar term).
1.10Survival. All representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that Agent, Issuing Bank, or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of, or any accrued interest on, any Loan or any fee or any other amount payable under this Agreement is outstanding or unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or been terminated.
1.11Patriot Act; Due Diligence. Each Lender that is subject to the requirements of the Patriot Act hereby notifies the Loan Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender to identify each Loan Party in accordance with the Patriot Act. In addition, Agent and each Lender shall have the right to periodically conduct due diligence on all Loan Parties, their senior management and key principals and legal and beneficial owners. Each Loan Party agrees to cooperate in respect of the conduct of such due diligence and further agrees that the reasonable costs and charges for any such due diligence by Agent shall constitute Lender Group Expenses hereunder and be for the account of Borrowers.
1.12Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof. The foregoing to the contrary notwithstanding, all Bank Product Agreements, if any, are independent agreements governed by the written provisions of such Bank Product Agreements, which will remain in full force and effect, unaffected by any repayment, prepayments, acceleration, reduction, increase, or change in the terms of any credit extended hereunder, except as otherwise expressly provided in such Bank Product Agreement.
1.13Parent as Agent for Borrowers. Each Borrower hereby irrevocably appoints the Parent as the borrowing agent and attorney-in-fact for all Borrowers (the “Administrative Borrower”) which appointment shall remain in full force and effect unless and until Agent shall have received prior written notice signed by each Borrower that such appointment has been revoked and that another Borrower has been appointed Administrative Borrower. Each Borrower hereby irrevocably appoints and authorizes the Administrative Borrower (a) to provide Agent with all notices with respect to Revolving Loans and Letters of Credit obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and the other Loan Documents (and any notice or instruction provided by Administrative Borrower shall be deemed to be given by Borrowers hereunder and shall bind each Borrower), (b) to receive notices and instructions from members of the Lender Group (and any notice or instruction provided by any member of the Lender Group to the Administrative Borrower in accordance with the terms hereof shall be deemed to have been given to each Borrower), and (c) to enter into Bank Product Provider

Agreements on behalf of Borrowers and their Restricted Subsidiaries, and (d) to take such action as the Administrative Borrower deems appropriate on its behalf to obtain Revolving Loans and Letters of Credit and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement. It is understood that the handling of the Loan Account and Collateral in a combined fashion, as more fully set forth herein, is done solely as an accommodation to Borrowers in order to utilize the collective borrowing powers of Borrowers in the most efficient and economical manner and at their request, and that Lender Group shall not incur liability to any Borrower as a result hereof. Each Borrower expects to derive benefit, directly or indirectly, from the handling of the Loan Account and the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group. To induce the Lender Group to do so, and in consideration thereof, each Borrower hereby jointly and severally agrees to indemnify each member of the Lender Group and hold each member of the Lender Group harmless against any and all liability, expense, loss or claim of damage or injury, made against the Lender Group by any Borrower or by any third party whosoever, arising from or incurred by reason of (i) the handling of the Loan Account and Collateral of Borrowers as herein provided, or (ii) the Lender Group’s relying on any instructions of the Administrative Borrower, except that Borrowers will have no liability to the relevant Agent-Related Person or Lender-Related Person under this Section 17.13 with respect to any liability that has been finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence, bad faith or willful misconduct of such Agent-Related Person or Lender-Related Person, as the case may be.
1.14Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from a Loan Party hereunder in the currency expressed to be payable herein (the “Specified Currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with usual and customary banking procedures the Agent could purchase the Specified Currency with such other currency at any of the Agent’s offices in the United States of America on the Business Day preceding that on which final judgment is given. The obligations of the Loan Parties in respect of any sum due to any member of the Lender Group hereunder shall, notwithstanding any judgment in a currency other than the Specified Currency, be discharged only to the extent that on the Business Day following receipt by such Lender, such Issuing Bank, such Swing Line Lender or the Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender, such Issuing Bank, such Swing Line Lender or the Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the Specified Currency with such other currency. If the amount of the Specified Currency so purchased is less than the sum originally due to such Lender, such Issuing Bank, such Swing Line Lender or the Agent, as the case may be, in the Specified Currency, each Loan Party agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender, such Issuing Bank, such Swing Line Lender, and the Agent, as the case may be, against such loss, and if the amount of the Specified Currency so purchased exceeds (a) the sum originally due to any Lender, such Issuing Bank, such Swing Line Lender or the Agent, as the case may be, in the Specified Currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 15.12, each Lender, each Issuing Bank, each Swing Line Lender or Agent, as the case may be, agrees to promptly remit such excess to the applicable Borrower.
1.15Amendment and Restatement. The parties hereto have agreed that this Agreement is an amendment and restatement of the Existing Credit Facility in its entirety, and this Agreement is not a novation of the Existing Credit Facility. The outstanding commitments under the Existing Credit Facility have been assigned, renewed, extended, modified, and rearranged as Revolver Commitments under and pursuant to the terms of this Agreement. Certain of the Lenders (as Lenders under the Existing Credit Facility) have agreed among themselves, in consultation with the Borrowers, to adjust their respective Commitments and to terminate the commitments of certain lenders under the Existing Credit Facility who will not become a Lender hereunder (each an “Exiting Lender”). The Agent, the Lenders, the Parent and each other Borrower, and each Exiting Lender (by receipt of the payment in full of the Advances as defined in, and owing to it under, the Existing Credit Facility and, at such Exiting Lender’s request, under a separate exiting agreement executed by such Exiting Lender) consented to such reallocation and each Exiting Lender’s adjustment of, and each Exiting Lender’s assignment of, an interest in the commitments and the Exiting Lenders’ assignments of their respective commitments. On the Closing Date, and after giving effect to such reallocations, adjustments, assignments and decreases, the Commitments of each Lender shall be as set forth on Schedule C-1. The Lenders shall make all appropriate adjustments and payments between and among themselves to account for the revised pro rata shares resulting from the initial allocation of the Lenders’ commitments under the Existing Credit Facility to under this Agreement. The Parent and each Lender party hereto that was a “Lender” under the Existing Credit Facility hereby agrees and this Section 17.15 and any exiting agreement executed by an Exiting Lender that is acceptable to the Agent and the Parent shall be deemed approved assignment forms as required under the Existing Credit Facility.
1.16Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(i)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(ii)the effects of any Bail-in Action on any such liability, including, if applicable:
(1)a reduction in full or in part or cancellation of any such liability;
(2)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(3)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
1.17Certain ERISA Matters.
(i)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent, each Joint Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:
(1)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit or the Commitments;
(2)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds)

or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement;
(3)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or
(4)such other representation, warranty and covenant as may be agreed in writing between the Agent, in its sole discretion, and such Lender.
(ii)In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent, each Joint Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Agent, any Joint Lead Arranger and their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
1.18Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and, each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the FDIC under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(i)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S.

Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(ii)As used in this Section 17.18, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following:
(1)a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(2)a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(3)a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
1.19Erroneous Payments.
(i)Each Lender, each Issuing Bank, each other Bank Product Provider and any other party hereto hereby severally agrees that if (i) the Agent notifies (which such notice shall be conclusive absent manifest error) such Lender or Issuing Bank or any Bank Product Provider (or the Lender which is an Affiliate of a Lender, Issuing Bank or Bank Product Provider) or any other Person that has received funds from the Agent or any of its Affiliates, either for its own account or on behalf of a Lender, Issuing Bank or Bank Product Provider (each such recipient, a “Payment Recipient”) that the Agent has determined in its sole discretion that any funds received by such Payment Recipient were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) or (ii) any Payment Recipient receives any payment from the Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, or (z) that such Payment Recipient otherwise becomes aware was transmitted or received in error or by mistake (in whole or in part) then, in each case, an error in payment shall be presumed to have been made (any such amounts specified in clauses (i) or (ii) of this Section 17.19(a), whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an “Erroneous Payment”), then, in each case, such Payment Recipient is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment; provided that nothing in this Section shall require the Agent to provide any of the notices specified in clauses (i) or (ii) above. Each Payment Recipient agrees that it shall not assert any right or claim to any Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent for the return of any Erroneous Payments, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(ii)Without limiting the immediately preceding clause (a), each Payment Recipient agrees that, in the case of clause (a)(ii) above, it shall promptly notify the Agent in writing of such occurrence.
(iii)In the case of either clause (a)(i) or (a)(ii) above, such Erroneous Payment shall at all times remain the property of the Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Agent, and upon demand from the Agent such Payment Recipient shall (or, shall cause any Person who received any portion of an Erroneous Payment on its behalf to), promptly, but in all events no later than one Business Day thereafter, return to the Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds and in the currency so received, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Agent at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect.
(iv)In the event that an Erroneous Payment (or portion thereof) is not recovered by the Agent for any reason, after demand therefor by the Agent in accordance with immediately preceding clause (c), from any Lender that is a Payment Recipient or an Affiliate of a Payment Recipient (such unrecovered amount as to such Lender, an “Erroneous Payment Return Deficiency”), then at the sole discretion of the Agent and upon the Agent’s written notice to such Lender (i) such Lender shall be deemed to have made a cashless assignment of the full face amount of the portion of its Loans (but not its Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Loans”) to the Agent or, at the option of the Agent, the Agent’s applicable lending affiliate (such assignee, the “Agent Assignee”) in an amount that is equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Loans, the “Erroneous Payment Deficiency Assignment”) plus any accrued and unpaid interest on such assigned amount, without further consent or approval of any party hereto and without any payment by the Agent Assignee as the assignee of such Erroneous Payment Deficiency Assignment. Without limitation of its rights hereunder, following the effectiveness of the Erroneous Payment Deficiency Assignment, the Agent may make a cashless reassignment to the applicable assigning Lender of any Erroneous Payment Deficiency Assignment at any time by written notice to the applicable assigning Lender and upon such reassignment all of the Loans assigned pursuant to such Erroneous Payment Deficiency Assignment shall be reassigned to such Lender without any requirement for payment or other consideration. The parties hereto acknowledge and agree that (1) any assignment contemplated in this clause (d) shall be made without any requirement for any payment or other consideration paid by the applicable assignee or received by the assignor, (2) the provisions of this clause (d) shall govern in the event of any conflict with the terms and conditions of Section 13 and (3) the Agent may reflect such assignments in the Register without further consent or action by any other Person.
(v)Each party hereto hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Agent (1) shall be subrogated to all the rights of such Payment Recipient and (2) is authorized to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Loan Document, or otherwise payable or distributable by the Agent to such Payment Recipient from any source, against any amount due to the Agent under this Section 17.19 or under the indemnification provisions of this Agreement, (y) the receipt of an Erroneous Payment by a Payment Recipient shall not for the purpose of this Agreement be treated as a payment, prepayment, repayment, discharge or other satisfaction of any Obligations owed by the Borrowers or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Agent from the Borrowers or any other Loan Party for the purpose of making a payment on the Obligations and (z) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Obligations, the Obligations or any part thereof that were so credited, and all rights of the Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received.
(vi)Each party’s obligations under this Section 17.19 shall survive the resignation or replacement of the Agent or any transfer of right or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.
(vii)The provisions of this Section 17.19 to the contrary notwithstanding, (i) nothing in this Section 17.19 will constitute a waiver or release of any claim of any party hereunder arising from any Payment Recipient’s receipt of an Erroneous Payment and (ii) there will only be deemed to be a recovery of the Erroneous Payment to the extent that Agent has received payment from the Payment Recipient in immediately available funds of the Erroneous Payment Return Deficiency, whether directly from the Payment Recipient, as a result of the exercise by Agent of its rights of subrogation or set off as set forth above in clause (e) or as a result of the receipt by Agent Assignee of a payment of the outstanding principal balance of the Loans assigned to Agent Assignee pursuant to an Erroneous Payment Deficiency Assignment, but excluding any other amounts in respect thereof (it being agreed that any payments of interest, fees, expenses or other amounts (other than principal) received by Agent Assignee in respect of the Loans assigned to Agent Assignee pursuant to an Erroneous Payment Deficiency Assignment shall be the sole property of the Agent Assignee and shall not constitute a recovery of the Erroneous Payment).

[Signature pages to follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

PARENT/US BORROWER:	FORUM ENERGY TECHNOLOGIES, INC., a Delaware corporation

	By:	____________________________
	Name:	____________________________
	Title:	____________________________

CANADIAN BORROWER:	FORUM CANADA ULC, an Alberta unlimited liability corporation

	By:	____________________________
	Name:	____________________________
	Title:	____________________________

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT]

WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Agent, as Joint Lead Arranger, as Joint Book Runner, as Co-Syndication Agent, as Documentation Agent, and as a Lender

By:	____________________________
Name:	____________________________
Its Authorized Signatory

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT]

_________________________, as Joint Lead Arranger and as a Lender

By:	____________________________
Name:	____________________________
Title:	____________________________

_________________________, as Joint Book Runner and as a Lender

By:	____________________________
Name:	____________________________
Title:	____________________________

_________________________, as Co-Syndication Agent and as a Lender

By:	____________________________
Name:	____________________________
Title:	____________________________

_________________________, as Co-Documentation Agent and as a Lender

By:	____________________________
Name:	____________________________
Title:	____________________________

_________________________, as a Lender

By:	____________________________
Name:	____________________________
Title:	____________________________

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT]

EXHIBIT N-1

FORM OF NON-BASE RATE NOTICE

Wells Fargo Bank, National Association, as Agent
under the below referenced Credit Agreement
14241 Dallas Parkway, Suite 900
Dallas, Texas 75254

Ladies and Gentlemen:

Reference is hereby made to that certain Third Amended and Restated Credit Agreement, dated as of October 30, 2017 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), by and among Forum Energy Technologies, Inc., a Delaware corporation (“Parent”), each Domestic Restricted Subsidiary of Parent identified on the signature pages to the Credit Agreement as “US Borrower”, and those additional entities that become parties to the Credit Agreement as US Borrowers in accordance with the terms thereof (together with Parent, each, a “US Borrower” and individually and collectively, jointly and severally, the “US Borrowers”), Forum Canada ULC, an Alberta unlimited liability corporation (“Forum Canada”), the Restricted Subsidiaries of Parent listed on the signature pages to the Credit Agreement as a “Canadian Borrower”, and those additional entities that become parties to the Credit Agreement as Canadian Borrowers in accordance with the terms thereof (each a “Canadian Borrower” and individually and collectively, jointly and severally, the “Canadian Borrowers”, and together with the US Borrowers, each a “Borrower” and individually and collectively, jointly and severally, the “Borrowers”), the lenders party thereto as “Lenders” (each of such lenders, together with its successors and assigns, is referred to hereinafter as a “Lender”), Wells Fargo Bank, National Association, as administrative agent (the “Agent”), Wells Fargo Bank, National Association, JPMorgan Chase Bank, N.A., and Bank of America, N.A., as joint lead arrangers, and Wells Fargo Bank, National Association, JPMorgan Chase Bank, N.A., and Bank of America, N.A., as joint book runners. Capitalized terms used herein, but not specifically defined herein, shall have the meanings ascribed to them in the Credit Agreement.

This Non-Base Rate Notice represents the Administrative Borrower’s request to elect the Non-Base Rate Option for [CDOR Rate Loans][SOFR Loans] with respect to outstanding [US][Canadian] Revolving Loans in the amount of $________ (the [“SOFR Advance”][“CDOR Rate Advance”))[, and is a written confirmation of the telephonic notice of such election given to Agent].

The [Term SOFR Advance][CDOR Rate Advance] will have an Interest Period of [1, 3 or 6][1] month(s) commencing on .

[1] CDOR Rate Advances may only elect interest periods of 1 or 3 months.

Wells Fargo Bank, National Association, as Agent

This Non-Base Rate Notice further confirms the [US][Canadian] Borrowers’ acceptance, for purposes of determining the rate of interest based on [Adjusted Term SOFR][the CDOR Rate] as determined pursuant to the Credit Agreement.

Administrative Borrower represents and warrants that (i) [as of the date hereof, the representations and warranties of each Loan Party and its Restricted Subsidiaries contained in the Credit Agreement and in the other Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date))][Reserved][2], (ii) no Default or Event of Default has occurred and is continuing on the date hereof, nor will any thereof occur after giving effect to the request above and (iii) upon the date of such [SOFR Advance][CDOR Advance] and immediately after giving pro forma effect to the making of the [SOFR Advance][CDOR Advance], the Cash Balance will not exceed each Cash Balance Sweep Limit described in clauses (a) and (b) of the definition thereof.

[signature page follows]

[2] Bringdown of representations and warranties to be included in a new Borrowing only.

Dated:

Forum Energy Technologies, Inc., a Delaware
corporation, as Administrative Borrower

By
Name:
Title:

Acknowledged by:

WELLS FARGO BANK, NATIONAL
ASSOCIATION, a national banking
association, as Agent

By:
Name:
Title: